Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-210404

May 12, 2016

Dear Shareholder:

Accompanying this letter you will find the material related to Coast Bancorp’s Special Shareholders’ Meeting to be held:

Monday, June 20, 2016
5:30pm
Located at
Coast National Bank
500 Marsh Street
San Luis Obispo, CA

Within this packet you will find the Proxy/Prospectus and Proxy Card to be used for voting. The primary item of business is the proposed merger with Sierra Bancorp.

The subject of the meeting is of critical nature and your vote is important. Please plan to attend in person, or if you cannot attend in person, be sure to complete your Proxy Card and vote and mail ASAP. You may also vote your Proxy by internet at www.proxyvote.com; or by telephone at 1-800-690-6903.

On behalf of the Board of Directors, Management and Staff of Coast Bancorp and Coast National Bank, I would like to thank you for many years of your support and loyalty. Your investment in and relationship with Coast over the years has been appreciated and of great value. We Thank You!

Sincerely,

Anita M. Robinson
President and Chief Executive Officer

500 Marsh Street, San Luis Obispo, CA 93401-3845

Tel: (805) 541-0400 ● Fax: (805) 541-5758

www.coastnationalbank.com

PROXY STATEMENT/PROSPECTUS
MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

The board of directors of Coast Bancorp, which we sometimes refer to as Coast, has agreed to a merger of Coast Bancorp with and into Sierra Bancorp, which we sometimes refer to as Sierra. The details of the merger are set forth in the Agreement and Plan of Reorganization and Merger, dated as of January 4, 2016, between Sierra Bancorp and Coast Bancorp, which we refer to as the merger agreement. Immediately after the merger, Coast Bancorp’s bank subsidiary, Coast National Bank, will be merged with and into Sierra Bancorp’s bank subsidiary, Bank of the Sierra. We refer to the second merger as the bank merger.

If the merger is completed, each shareholder of Coast Bancorp will receive, subject to their stock and cash election and proration, their proportional share of the total merger consideration, which consists of (1) 581,753 shares of Sierra common stock; and (2) $3,176,371 in cash (subject to downward adjustment as described in the next paragraph). The total number of shares issued and cash paid may be increased if outstanding stock options are exercised prior to the effective time of the merger. This will not result in any change to the per share merger consideration payable to current shareholders.

The precise amount of the aggregate merger consideration and the resulting per share merger consideration will not be known until shortly before the closing of the merger. A total of 581,753 Sierra Bancorp shares will be issued in the merger, plus up to 46,565 additional shares if all outstanding Coast Bancorp stock options are exercised prior to the effective time of the merger. The aggregate amount of cash to be paid will equal $3,176,171, subject to reduction if and to the extent that Coast Bancorp's total adjusted shareholders equity is less than $5.2 million as of the end of the month preceding the closing or certain transaction expenses of Coast Bancorp exceed $2.4 million. See “PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER – Adjustments to the Merger Consideration.” The aggregate amount of cash may be increased by up to an additional $254,250 if all outstanding Coast Bancorp stock options are exercised prior to the effective time of the merger.

By way of example only, assuming no reduction in the aggregate cash consideration as described above, if the per share merger consideration were calculated based on the closing price for shares of Sierra Bancorp common stock on the Nasdaq Global Select Market on May 2, 2016 of $17.13 per share, each share of Coast Bancorp common stock for which all cash was elected and received would have received $2.32 in cash, and each share converted into all stock would have been converted into 0.13543 shares of Sierra Bancorp common stock with a market value of $2.32. The actual merger consideration will be calculated five business days before the closing of the merger based on a formula in the merger agreement, and the resulting per share merger consideration may be more or less than in the above example. In addition, because the merger consideration is set by a predetermined formula and it is impossible to predict what elections different shareholders will make, there is no assurance that any given shareholder will receive the form of consideration he or she elects.

Holders of in-the-money Coast Bancorp stock options who do not exercise their options prior to the merger effective time will receive $2.25 minus the exercise price per share with respect to the corresponding Coast stock option. Outstanding warrants to purchase approximately 123,181 shares of Coast common stock at $5.50 per share shall be cancelled and become null and void unless exercised prior to the effective time of the merger.

Shares of Sierra Bancorp common stock are traded on the Nasdaq Global Select Market under the symbol “BSRR.” On January 4, 2016, immediately prior to the first public announcement of the merger, the price per share of Sierra Bancorp common stock was $17.51, and on May 2, 2016, the latest practicable trading date before the printing of this proxy statement/prospectus, the closing share price of Sierra Bancorp common stock was $17.13.

Shares of Coast Bancorp common stock are traded on the OTC-PINK under the symbol “CTBP.” On January 4, 2016, immediately prior to the first public announcement of the merger, the closing share price of Coast Bancorp common stock was $1.75, and on May 2, 2016, the latest practicable trading date before the printing of this proxy statement/prospectus, the closing share price of Coast Bancorp common stock was $2.17.

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Shareholders of Coast Bancorp will be asked to vote to approve the merger agreement and the merger at the special meeting of shareholders. We cannot complete the merger unless we obtain the required approval of the shareholders of Coast Bancorp. The merger agreement must be approved by the affirmative vote of at least a majority of the shares of Coast Bancorp common stock outstanding as of the record date for the special meeting.

We urge you to read this proxy statement/prospectus and all appendices carefully, including the “RISK FACTORS” discussion beginning on page 20 of this proxy statement/prospectus.

Neither the Securities and Exchange Commission nor any bank regulatory agency, nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities offered through this proxy statement/prospectus are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any government agency.

This proxy statement/prospectus is dated May 6, 2016 and is first being mailed to the shareholders of Coast Bancorp on or about May 12, 2016.

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500 Marsh Street

San Luis Obispo, California 93401

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held June 20, 2016 – 5:30 p.m

To: The Shareholders of Coast Bancorp (“Coast Bancorp”),

A special meeting of shareholders of Coast Bancorp will be held at the office of Coast Bancorp located at 500 Marsh Street, San Luis Obispo, California 93401, on Monday, June 20, 2016, at 5:30 p.m (local time), for the purpose of considering and voting upon the following matters:

1.	Approval of the Merger Agreement and Merger. To approve the Agreement and Plan of Reorganization and Merger, dated January 4, 2016, by which Coast Bancorp will be merged with and into Sierra Bancorp and Coast Bancorp’s bank subsidiary, Coast National Bank will be merged with and into Sierra Bancorp’s bank subsidiary, Bank of the Sierra, as more fully described in the accompanying proxy statement/prospectus.

2.	Adjournment. To approve any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

Only shareholders of record at the close of business on May 2, 2016, are entitled to notice of, and to vote at, the special meeting.

Shareholders are entitled to assert dissenters’ rights with respect to the proposal to approve the merger agreement and the merger. Your dissenters’ rights are conditioned on your strict compliance with the requirements of Chapter 13 of the California General Corporation Law, which we refer to as the CGCL. A copy of the applicable sections of Chapter 13 of the CGCL is attached as Appendix B to this proxy statement/prospectus.

The board of directors of Coast Bancorp has determined that the merger is advisable and in the best interests of Coast Bancorp shareholders based upon its analysis, investigation and deliberation and recommends that shareholders of Coast Bancorp vote “FOR” approval of the merger agreement and the merger.

The board of directors of Coast Bancorp also recommends that shareholders vote “FOR” adjournment of the special meeting to a later date or dates if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

Whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy card in the postage-paid envelope provided, so that as many shares as possible may be represented. The vote of every shareholder is important and we will appreciate your cooperation in returning your executed proxy promptly. Each proxy is revocable and will not affect your right to vote in person if you attend the special meeting. If you hold your shares in certificate form and attend the special meeting, you may simply revoke your previously submitted proxy and vote your shares at that time. If your shares are held by a broker or otherwise not registered in your name, you will need additional documentation from your record holder to vote your shares personally at the special meeting. If you hold your shares in certificate form, please indicate on the proxy card whether or not you expect to attend.

We appreciate your continuing support and look forward to seeing you at the special meeting.

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DATED: May 12, 2016	By Order of the Board of Directors
Anita M. Robinson	Robb Evans
President and Chief Executive Officer	Chairman of the Board

Please do not send in your stock certificates at this time. If the merger is approved, you will be sent instructions regarding your election as to the type of consideration you would prefer to receive in the merger. If the merger is completed, you will be sent instructions regarding the surrender of your stock certificates.

Important notice regarding the availability of proxy materials for the special meeting to be held on June 20, 2016: This proxy statement/prospectus is available at http://www.proxyvote.com.

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ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Sierra Bancorp from other documents filed with the U.S. Securities and Exchange Commission, or SEC, that are not included in or delivered with this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 91 of this proxy statement/prospectus. You can obtain any of these documents at no cost from the SEC’s website at http://www.sec.gov or Sierra Bancorp’s website at www.sierrabancorp.com by clicking on “Investor Relations” and then “SEC Filings”. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting Sierra Bancorp at the following address:

Sierra Bancorp

86 Main Street

Porterville, CA 93257

559-782-4900

Attention: Diane L. Renois

You will not be charged for any of these documents that you request. If you would like to request documents, please do so by June 13, 2016, in order to receive them before the special meeting.

In addition, if you have questions about the merger or the special meeting, need additional copies of this proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, you may also contact Anita M. Robinson, President, Coast Bancorp, 500 Marsh Street, San Luis Obispo, California 93401; (805) 541-0400 or (805) 547-6135 - Direct Line.

Coast Bancorp does not have a class of securities registered under Section 12 of the Exchange Act, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and, accordingly, does not file documents or reports with the SEC.

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TABLE OF CONTENTS

ADDITIONAL INFORMATION	v
TABLE OF CONTENTS	vi
APPENDICES	viii
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	1
Questions and Answers about the Special Meeting	1
Questions and Answers About the Merger Agreement and the Merger	3
SUMMARY	7
Parties to the Merger Agreement (See pages 63 to 84)	7
Special Meeting of Shareholders (See pages 25 to 29)	7
The Merger Agreement (See pages 48 to 59)	7
The Merger (See pages 30 to 48)	8
Consideration to be Paid to the Holders of Coast Bancorp Common Stock (See pages 30 to 31)	8
United States Federal Income Tax Consequences (See pages 59 to 62)	8
Regulatory Approvals Must Be Obtained Before the Merger Will Be Completed (See pages 46 to 47)	9
Approval of a Majority of All Shares of Coast Bancorp Stock Entitled to Vote at the Special Meeting is Required for the Merger to be Consummated (See page 44)	9
Recommendation of Coast Bancorp’s Board of Directors (See pages 36 to 37)	9
Directors and Executive Officers of Coast Bancorp Have Entered into Voting Agreements (See page 26).	9
Opinion of Coast Bancorp’s Financial Advisor (See pages 37 to 41)	10
Coast Bancorp Directors and Executive Officers may have interests in the merger that differ from interests of Coast Bancorp Shareholders (See pages 43 to 44)	10
Conditions that Must Be Satisfied Prior to Closing the Merger (See pages 54 to 56 for Sierra Bancorp and page 56 for Coast Bancorp)	11
Closing the Merger (See page 59)	11
Termination of the Merger Agreement (See pages 56 to 57)	11
Accounting Treatment (See page 44)	12
Sierra Bancorp’s and Bank of the Sierra’s Management and Operations After the Merger (See page 41)	12
Differences in Your Rights as a Shareholder of Coast Bancorp (See pages 86 to 89)	12
Coast Bancorp Dissenters’ Rights (See page 28)	12
SIERRA BANCORP SELECTED CONSOLIDATED FINANCIAL DATA	13
COAST BANCORP SELECTED FINANCIAL DATA	15
COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION	17
Markets; Holders	17
Comparative Per Share Market Value Prices	17
Dividends	18
RISK FACTORS	20
Risks Relating to the Merger	20
Risks Relating to Bank of the Sierra, to the Business of Banking in General, and to Sierra Bancorp’s Common Stock	23
A WARNING ABOUT FORWARD-LOOKING STATEMENTS	24
THE SPECIAL MEETING	25
General	25
Date, Time and Place of the Special Meeting	25
Record Date for the Special Meeting; Stock Entitled to Vote	25
Quorum	25
Purposes of the Special Meeting	25
Recommendation of the Coast Bancorp Board of Directors	25
Number of Votes	26
Votes Required; Voting Agreements	26
Voting of Proxies	26
Abstentions and Broker Non-Votes	27
Dissenters’ Rights	28
Other Matters	28
Solicitation of Proxies	28
Security Ownership of Certain Beneficial Owners and Management	29
PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER	30
Structure of the Merger	30
Merger Consideration	30

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vii

APPENDICES

Appendix A	Agreement and Plan of Reorganization and Merger, dated January 4, 2016 by and among Sierra Bancorp and Coast Bancorp, with the form of Director Voting, Non-Competition and Non-Solicitation Agreement applicable to Coast Bancorp directors attached as Exhibit A, the form of Executive Voting and Nonsolicitation Agreement applicable to Coast Bancorp executive officers attached as Exhibit B, the form of Merger Agreement attached as Exhibit C-1, the form of Bank Merger Agreement attached as Exhibit C-2 and the form of Option Holder Agreement attached as Exhibit D.

Appendix B	Selected sections of Chapter 13 of the California Corporations Code (Dissenters’ Rights)

Appendix C	Fairness Opinion of Vining Sparks IBG, L.P.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

This question and answer summary highlights selected information contained in other sections of this proxy statement/prospectus and is intended to answer questions that you, as a shareholder of Coast Bancorp, may have regarding the special meeting and the merger. Sierra Bancorp and Coast Bancorp urge you to carefully read this entire proxy statement/prospectus, including all appendices and all other information incorporated by reference in this proxy statement/prospectus.

Questions and Answers about the Special Meeting

Q:           Why have you sent me this document?

A:           This document is being delivered to you because it is serving as both a proxy statement for Coast Bancorp and a prospectus of Sierra Bancorp. It is a proxy statement because it is being used by the Coast Bancorp board of directors to solicit the proxies of its shareholders in connection with the special meeting of shareholders. It is a prospectus because Sierra Bancorp is offering shares of its common stock in exchange for shares of Coast Bancorp in the merger as described below.

This proxy statement/prospectus contains important information regarding the proposed merger, as well as information about Sierra Bancorp and Coast Bancorp. It also contains important information about what Coast’s board of directors and management considered when evaluating this proposed merger. We urge you to read this proxy statement/prospectus carefully, including the merger agreement which is attached to this proxy statement/prospectus as Appendix A and is incorporated herein by reference, and the other appendices.

Q:           When and where will the special meeting be held?

A:           The special meeting will be held at the office of Coast Bancorp located at 500 Marsh Street, San Luis Obispo, California 93401, on June 20, 2016, at 5:30 p.m (local time).

Q:           Who is entitled to vote at the special meeting?

A:           Shareholders of record as of the close of business on May 2, 2016 will be entitled to vote at the special meeting.

Q:           What am I being asked to vote on at the special meeting?

A:           Coast Bancorp is holding the special meeting to ask its shareholders to consider and vote to:

•	approve the merger agreement (and the plan of merger contemplated therein); and
•	approve any adjournment or postponement of the special meeting if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

Q:           How does the Coast Bancorp board of directors recommend that I vote on each proposal?

A:           The Coast Bancorp board of directors recommends that you vote “FOR” the approval of the following:

•	the merger agreement and the merger; and
•	the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

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Q:           How many votes do I have and how do I vote at the special meeting?

A:           You are entitled to one vote for each share that you owned as of the record date for the special meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to any of the proposals presented at the special meeting. Whether or not you plan to attend the special meeting, we urge you to vote by proxy to ensure your vote is counted. If you hold your shares in certificate form, you may still attend the special meeting and vote in person even if you have already voted by proxy.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the special meeting, your shares will be voted as you direct.
•	You may also vote utilizing the Internet or telephone as set forth on the enclosed proxy card.
•	If you hold your shares in certificate form and wish to vote in person, simply attend the special meeting and you will be given a ballot when you arrive. If you hold your shares in street name, you will need to obtain a legal proxy from your broker to enable you to vote in person at the meeting.

Q:           What if my shares are held in street name by my broker or other nominee?

A:           If you hold your shares in “street name” through a broker or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Coast Bancorp. Your broker or nominee cannot vote your shares unless you provide instructions on how to vote them. To vote your shares, follow the voting instructions your broker or nominee provides when forwarding these proxy materials to you and complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or nominee. To vote in person at the special meeting, you must obtain a valid proxy from your broker or nominee. If you do not provide voting instructions to your broker, bank or agent, this will have the same effect as a vote “AGAINST” the merger agreement. Your abstention or non-vote will have no effect on the outcome of the proposal to adjourn and reconvene the special meeting. See “THE SPECIAL MEETING – Abstentions and Broker Non-Votes” beginning on page 27.

Q:           May I revoke or change my vote after I have provided proxy instructions?

A:           Yes. If you hold shares in certificate form, you may revoke or change your proxy at any time before the time your proxy is voted at the special meeting by: (i) filing with Coast Bancorp’s Corporate Secretary an instrument revoking it or a duly executed proxy bearing a later date; (ii) appearing and voting in person at the special meeting or (iii) if you have voted your shares by Internet or telephone, recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last Internet or telephone vote. Your attendance alone at the special meeting will not revoke your proxy. If you have instructed a broker or other nominee to vote your shares, you must follow directions received from your broker or other nominee in order to change those instructions.

Q:           What happens if I don’t vote?

A:           If you do not vote by either returning your proxy card, voting by phone or Internet, or attending the special meeting and voting in person, it will have the same effect as voting your shares “AGAINST” the merger agreement and the merger.

Q:           What happens if I sign and return my proxy card without indicating how I wish to vote?

A:           If you sign and return your proxy card without indicating how to vote on any particular proposal, your proxy will be voted “FOR” the merger and the adjournment proposal, as recommended by Coast’s board of directors.

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Questions and Answers About the Merger Agreement and the Merger

Q:           What will Coast Bancorp shareholders receive in the merger?

A:           If the merger is completed, each shareholder of Coast Bancorp will receive, subject to their stock and cash election and proration, their proportional share of the total merger consideration, which consists of (1) 581,753 shares of Sierra common stock (plus up to 46,565 additional shares if all outstanding Coast Bancorp options are exercised); and (2) $3,176,371 (subject to downward adjustment in certain circumstances as specified in the merger agreement). The aggregate amount of cash may be increased by up to an additional $254,250 if all outstanding Coast Bancorp stock options are exercised prior to the effective time of the merger.

Q:           What will each Coast Bancorp shareholder receive in the merger?

A:           A Coast Bancorp shareholder may elect to receive (i) all cash, (ii) all Sierra common stock, or (iii) a mix of cash and Sierra common stock. All elections are subject to the election, proration and allocation procedures described in this proxy statement/prospectus. If too many shareholders elect one form of consideration over the other, any given shareholder may not receive the form of merger consideration he or she elected. For a detailed description of these allocation procedures, please see “PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER — Allocation Calculation.”

Q:           What is the amount of cash and/or the number of shares of Sierra common stock that each Coast Bancorp shareholder will receive for his or her shares of Coast Bancorp common stock?

A:           Subject to adjustment as described in the merger agreement, shares of Coast common stock converted into the right to receive cash will receive the sum of (i) $0.56 per share, and (ii) an amount equal to 0.10302 multiplied by the volume-weighted trading price for shares of Sierra common stock for the twenty trading days ending immediately prior to the fifth day preceding the effective time of the merger. Shares converted into Sierra common stock shall be determined by dividing the per share amount paid to Coast Bancorp shares converted into cash by the same volume-weighted average trading price. By way of example only, assuming no reduction in the aggregate cash consideration as provided in the merger agreement, if the per share merger consideration were calculated based on the closing price for shares of Sierra common stock on the Nasdaq Global Select Market on May 2, 2016 of $17.13 per share, each share of Coast Bancorp common stock for which all cash was elected and received would have received $2.32 in cash, and each share converted into all stock would have been converted into 0.13543 shares of Sierra Bancorp common stock with a market value of $2.32. The actual merger consideration will be calculated five business days before the closing of the merger based on the volume-weighted trading price as described in the first sentence of this paragraph, and the resulting per share merger consideration may be more or less than in the above example.

Q:           Is the value of the per share consideration that a Coast Bancorp shareholder receives expected to be substantially equivalent regardless of which election he or she makes?

A:          The formula that was used to calculate the per share consideration was designed to substantially equalize the value of the consideration to be received for each share of Coast Bancorp common stock that is exchanged in the merger, as measured during the 20 trading day period prior to the closing of the merger, regardless of whether a shareholder elects to receive cash, stock or a mix of cash and stock. Thus, the sample calculation contained in the answer to the preceding question, which shows the relative values of stock versus cash consideration based on a price for Sierra common stock of $17.13 per share, reflected per share merger consideration of $2.32 for both stock and cash. However, as the price per share of Sierra common stock used to calculate the per share merger consideration is based on a 20 day trading period average, such price will likely be different from the closing price of Sierra’s common stock on the date of the close of the merger, or on the date the merger consideration is received by a Coast shareholder. Therefore, the value of the per share stock consideration Coast shareholders receive may be more or less than the value of the per share cash consideration.

Q:           Will the value of the merger consideration change between the special meeting and the time the merger is completed?

A:           Yes, in all likelihood the value of the merger consideration will fluctuate between the special meeting and the completion of the merger based upon the market value of Sierra common stock. Any fluctuation in the market price of Sierra common stock after the special meeting will change the value of the per share merger consideration that you will receive.

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Q:           Will the shares of Sierra common stock received by Coast Bancorp shareholders in the merger be listed on Nasdaq upon the completion of the merger?

A:           Yes. The shares of Sierra common stock to be issued in connection with the merger have been registered under the Securities Act, and will be listed on The Nasdaq Global Select Market under the symbol “BSRR.”

Q:           How do I elect the form of consideration I prefer to receive?

A:           Each Coast Bancorp shareholder will be sent an election form and transmittal materials containing instructions for use in effecting the surrender of shares of Coast Bancorp common stock in exchange for the merger consideration, which will be mailed to Coast Bancorp shareholders no less than thirty-five (35) days prior to the anticipated effective time of the merger or on such other date as the Coast Bancorp and Sierra mutually agree, which we refer to as the “mailing date.” The election form will allow a Coast Bancorp shareholder to indicate whether the shareholder elects to receive (i) Sierra common stock for all of such shareholder’s shares, (ii) cash for all of such shareholder’s shares, or (iii) a prescribed mixture of Sierra common stock and cash for such shareholder’s shares, all subject to the proration provisions of the merger agreement. To make a valid election, a Coast Bancorp shareholder must submit a properly completed and signed election form and transmittal materials so that it is actually received by Computershare, Sierra Bancorp’s exchange agent, on or prior to the election deadline in accordance with the instructions on the election form. See “PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER — Election Procedure.”

Q:           May I submit an election form if I vote against the merger?

A:           Yes. You may submit an election form even if you vote against the merger. However, if you are a dissenting shareholder, your election will have no effect and you will instead receive the fair market value for your shares.

Q:           May I change my election once it has been submitted?

A:           Yes. You may revoke your election with respect to all or a portion of your shares of Coast Bancorp common stock by delivering written notice of your revocation to the exchange agent by the election deadline. If an election is properly revoked with respect to shares of Coast Bancorp common stock, the holder will be deemed to have made no election with respect to such shares unless and until a new election form is submitted, which must be received by the exchange agent by the election deadline. You will not be entitled to revoke or change your election after the election deadline.

Q:           What happens if I do not make an election prior to the deadline?

A:           If you fail to submit a valid election form to the exchange agent prior to the election deadline, then you will be deemed to have made no election and will receive either shares of Sierra Bancorp common stock, cash or a combination of shares of Sierra Bancorp common stock and cash for your shares, depending on the elections made by other shareholders.

Q:           Will I receive the form of merger consideration that I elect?

A:           Not necessarily. This will depend primarily on elections made by other shareholders. There is no way to predict what elections different shareholders will make, and the aggregate amounts of cash and stock to be issued in the merger are set by a predetermined formula in the merger agreement. As a result, there is no assurance that any given shareholder will receive the form of consideration he or she elects. If Coast Bancorp shareholders elect to receive more of one form of consideration than is available, we will allocate the available amount among the Coast Bancorp shareholders electing to receive that form of consideration, and those Coast Bancorp shareholders will receive the other form of consideration for the balance of their Coast Bancorp shares. For a detailed description of these allocation procedures, please see “PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER — Allocation Calculation.”

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Q:           What will holders of outstanding stock options and warrants receive in the merger?

A:           Holders of outstanding stock options under the Coast Bancorp 2014 Equity Compensation Plan shall be entitled to exercise such options in connection with the merger. Any option holder electing to exercise outstanding stock options will receive the same merger consideration as any other Coast Bancorp shareholder. As of May 2, 2016, Coast Bancorp had options outstanding to purchase 452,000 shares of its common stock, and the exercise price of all outstanding options is $1.43 per share. The total number of shares issued and cash paid may be increased if outstanding stock options are exercised prior to the effective time of the merger. Any unexercised stock options shall be automatically converted into the right to receive the difference between $2.25 per share minus the exercise price, or $0.82 per share under the merger agreement.

Coast Bancorp has outstanding warrants to purchase 123,181 shares of Cost Bancorp common stock at an exercise price of $5.50 per share. Given the high exercise price in relation to the per share merger consideration, it appears unlikely that any of the warrants will be exercised. The warrants will expire if not exercised prior to completion of the merger.

Q:           Will I receive any fractional shares of Sierra Bancorp common stock as part of the merger consideration?

A:           No. Sierra Bancorp will not issue fractional shares in the merger. As a result, the total number of shares of Sierra Bancorp common stock that you will receive in the merger will be rounded down to the nearest whole number. You will receive a cash payment for the value of any remaining fraction of a share of Sierra Bancorp common stock that you would otherwise have been entitled to receive.

Q:           Do Coast Bancorp shareholders have dissenters’ rights with respect to approval of the merger agreement?

A:           Yes. Holders of Coast Bancorp common stock have dissenters’ rights in accordance with the provisions of Chapter 13 of the CGCL. In order to exercise dissenters’ rights, a shareholder does not need to affirmatively vote against the merger agreement, but instead need only not vote in favor of the merger agreement. However, a shareholder choosing to exercise his or her dissenters’ rights must also comply with the provisions of Chapter 13 of the CGCL. A copy of the applicable sections of Chapter 13 of the CGCL is included with this proxy statement/prospectus as Appendix B. Please also read the section entitled “PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER – Dissenters’ Rights of Coast Bancorp Shareholders” beginning on page 45.

Q:           Why has the Coast Bancorp board of directors approved the merger?

A:           The board of directors of Coast Bancorp has considered a number of available strategic options and in the board’s opinion, none of these options, including remaining independent, is likely to create value for Coast Bancorp shareholders greater than that created by the proposed transaction with Sierra Bancorp. Please read the section entitled “PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER – Coast Bancorp’s Reasons for the Merger; Recommendation of Coast’s Board of Directors” beginning on page 36.

Q:           When do you expect the merger to be completed?

A:           Sierra Bancorp and Coast Bancorp are working to complete the merger in July 2016. However, the merger is subject to various federal and state regulatory approvals and other conditions, including approval by the shareholders of Coast Bancorp. Due to possible factors outside our control, it is possible that the merger will be completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger.

Q:           What happens if I sell my shares after the record date for the special meeting, but before the special meeting?

A:           If you transfer your shares after the record date for the special meeting but before the date of the special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive any shares of Sierra Bancorp common stock in exchange for your former shares of Coast Bancorp common stock if and when the merger is completed. In order to receive shares of Sierra Bancorp common stock in exchange for your shares of Coast Bancorp common stock, you must hold your Coast Bancorp common stock through the completion of the merger.

5

Q:           Should I send in my certificates now?

A:           No. Please do not send in your stock certificates at this time. If the merger is approved by the shareholders, you will be sent instructions regarding the surrender of your stock certificates and your election as to the type of consideration you would prefer to receive in the merger.

Q:           What should I do now?

A:           After reading this proxy statement/prospectus, you should vote on the proposals. Simply indicate on your proxy card how you want to vote, then sign and mail your proxy card in the enclosed return envelope in time to be represented at the special meeting. You may also vote by telephone or the Internet by following the instructions on your proxy card.

As soon as reasonably practicable after special meeting, the exchange agent for the merger will mail to each holder of record of a Coast Bancorp stock certificate a letter of transmittal and instructions for use in making an election. If you are a Coast Bancorp shareholder and do not own your shares through a brokerage firm which holds your shares in street name, you should immediately locate and make sure you have possession of the certificates evidencing your Coast Bancorp common stock as you will need to surrender them in order to receive the merger consideration. If your certificate(s) for Coast Bancorp common stock is/are lost, stolen, or destroyed, you are urged to immediately notify Broadridge Shareholder Services at 877-830-4933, so that a “stop transfer” instruction can be placed on your shares of Coast Bancorp stock underlying your lost certificate(s) to prevent transfer of ownership to another person. Broadridge will send you the forms to permit the issuance of a replacement certificate(s).

Q:           When can I sell the shares of Sierra Bancorp common stock that I receive in the merger?

A:           You may sell the shares of Sierra Bancorp common stock you receive in the merger without restriction unless you are considered an “affiliate” of Sierra Bancorp. See “PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER – Resale of Sierra Bancorp common stock” on page 47.

Q:           Who can help answer my other questions?

A:           If you have more questions about the merger or the special meeting, or if you need additional copies of this document or the enclosed proxy card, you may direct your questions to Anita M. Robinson, President, Coast Bancorp, 500 Marsh Street, San Luis Obispo, California 93401; (805) 541-0400 or (805) 547-6135 - Direct Line.

6

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents we refer to in this proxy statement/prospectus before you decide how to vote. These references will give you a more complete description of the merger agreement and the merger and the other matters to be considered at the special meeting. We have included page references in this summary to direct you to more complete descriptions of the topics provided elsewhere in this proxy statement/prospectus.

Parties to the Merger Agreement (See pages 63 to 84)

Sierra Bancorp is a California corporation headquartered in Porterville, California, and is a registered bank holding company under federal banking laws. Sierra Bancorp is the holding company for Bank of the Sierra, a California state-chartered bank also headquartered in Porterville. Founded in 1978, Bank of the Sierra is the largest independent bank headquartered in the South San Joaquin Valley, currently with 28 full service branch offices and approval to open two other branches. At December 31, 2015, Sierra Bancorp had total assets of $1.8 billion, total deposits of $1.5 billion and total shareholders’ equity of $190.3 million.

Sierra Bancorp’s principal executive offices are located at 86 North Main Street, Porterville, CA 93257, telephone: (559) 782-4900.

Coast Bancorp is a California-based bank holding company for Coast National Bank, a federally chartered commercial bank headquartered in San Luis Obispo, California. Coast National Bank received its bank charter and commenced banking operations on June 16, 1997. It maintains three full-service banking centers in San Luis Obispo, Arroyo Grande and Paso Robles, California. It also maintains a loan production office in Atascadero, California. As of December 31, 2015, Coast Bancorp had, on a consolidated basis, total assets of $146.8 million, total deposits of $126.4 million and total shareholders’ equity of $10.3 million.

Coast Bancorp’s principal executive offices are located at 500 Marsh Street, San Luis Obispo, California 93401; telephone: (805) 541-0400.

Special Meeting of Shareholders (See pages 25 to 29)

Coast Bancorp will hold a special meeting of shareholders at 500 Marsh Street, San Luis Obispo, California 93401, on June 20, 2016, at 5:30 p.m. (local time). The Coast Bancorp board of directors has set the close of business on May 2, 2016, as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting. On that date, there were 5,646,881 shares of Coast Bancorp common stock outstanding.

At the special meeting, holders of Coast Bancorp common stock will be asked to consider and vote on the following proposals:

•	a proposal to approve the merger agreement and the merger of Coast Bancorp with and into Sierra Bancorp with Sierra Bancorp surviving the merger; and of the merger of Coast National Bank with and into Bank of the Sierra, with Bank of the Sierra surviving the merger and continuing the commercial bank operations of the combined bank under its California charter and as the wholly-owned bank subsidiary of Sierra Bancorp; as more fully described in this proxy statement/prospectus;
•	a proposal to approve any adjournment or postponement of the special meeting if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose;

The Merger Agreement (See pages 48 to 59)

The merger agreement is the legal document that contains the terms that govern the merger process, including the issuance of the merger consideration as a result of the merger. Please read the entire merger agreement which is attached to this proxy statement/prospectus as Appendix A.

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The Merger (See pages 30 to 48)

Under the terms of the merger agreement: (a) Sierra Bancorp will acquire Coast Bancorp by merging Coast Bancorp with and into Sierra Bancorp, with Sierra Bancorp surviving the merger; (b) immediately after, Coast National Bank will be merged with and into Bank of the Sierra and Bank of the Sierra will continue the commercial bank operations of the combined banks under its California charter and as the wholly-owned bank subsidiary of Sierra Bancorp, and (c) Sierra Bancorp will issue shares of its common stock and cash to Coast Bancorp shareholders pursuant to the terms of the merger agreement. A copy of the merger agreement between Sierra Bancorp and Coast Bancorp is attached to this proxy statement/prospectus as Appendix A.

Consideration to be Paid to the Holders of Coast Bancorp Common Stock (See pages 30 to 31)

If the merger is completed, each shareholder of Coast Bancorp will receive, subject to their stock and cash election and proration, their proportional share of the total merger consideration, which consists of (1) 581,753 shares of Sierra common stock; and (2) $3,176,371 in cash (subject to downward adjustment in certain circumstances as discussed below). The total number of shares issued and cash paid may be increased if outstanding Coast Bancorp stock options are exercised prior to the effective time of the merger. This will not result in any change to the per share merger consideration payable to current shareholders. The cash portion of the merger consideration is subject to reduction if and to the extent that Coast Bancorp’s adjusted shareholders’ equity is less than $5.2 million or certain expenses of the merger exceed $2.4 million. As of March 31, 2016, Coast Bancorp’s adjusted shareholders’ equity was approximately $6.2 million. Adjusted shareholders’ equity for this purpose is defined as total shareholders’ equity calculated in accordance with GAAP, but excluding: all other comprehensive income or loss from the amount shown in Coast Bancorp’s June 30, 2015 financial statements; positive changes in the valuation allowance for Coast Bancorp’s deferred tax asset from the amount shown in Coast Bancorp’s June 30, 2015 financial statements; the accrual or payment of certain transaction expenses in connection with the merger; amounts paid to retire Coast Bancorp’s senior note; and any items, charges or accruals taken at Sierra Bancorp’s request. Holders of in-the-money Coast Bancorp stock options who have not previously exercised their options will receive $2.25 minus the exercise price per share with respect to the corresponding Coast stock option. Outstanding warrants to purchase approximately 123,181 shares of Coast common stock at $5.50 per share shall be cancelled and become null and void unless exercised prior to the effective time of the merger.

The precise amount of the aggregate merger consideration and the resulting per share merger consideration will not be known until shortly before the closing of the merger. In addition, the merger consideration is set by a predetermined formula and it is impossible to predict what elections different shareholders will make. Therefore, there is no assurance that any given shareholder will receive the form of consideration he or she elects.

United States Federal Income Tax Consequences (See pages 59 to 62)

Sierra Bancorp and Coast Bancorp intend that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and it is a condition to Sierra Bancorp’s obligation to complete the merger that it receive an opinion from its special tax counsel, Katten Muchin Rosenman LLP, to the effect that the merger will so qualify. Accordingly, U.S. holders (as defined in the section entitled “PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER – Material United States Federal Income Tax Consequences of the Merger” beginning at page 59) of Coast Bancorp common stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their shares of Coast Bancorp common stock for Sierra Bancorp common stock. U.S. holders who receive cash (other than cash received in lieu of a fractional share of Sierra Bancorp common stock) and Sierra Bancorp common stock will recognize gain, but will not recognize any loss, for U.S. federal income tax purposes in an amount equal to the lesser of (1) the amount of cash received (other than cash received in lieu of a fractional share of Sierra Bancorp common stock) and (2) the excess, if any, of (x) the sum of the amount of such cash and the fair market value of the Sierra Bancorp common stock received in the merger, over (y) the U.S. holder’s tax basis in the shares of Coast Bancorp common stock surrendered in the merger. In addition, U.S. holders will recognize gain or loss attributable to cash received in lieu of a fractional share of Sierra Bancorp common stock. U.S. holders who receive only cash in the merger and U.S. holders who dissent and receive cash for their dissenting shares will recognize a taxable gain or loss. For a description of the material U.S. federal income tax consequences of the merger, see “PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER – Material United States Federal Income Tax Consequences of the Merger” beginning on page 59. Coast Bancorp shareholders are strongly urged to consult with their tax advisors concerning the U.S. federal income tax consequences of the merger to them, as well as the effects of state and local, foreign and other tax laws.

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Regulatory Approvals Must Be Obtained Before the Merger Will Be Completed (See pages 46 to 47)

Sierra Bancorp has agreed to use its best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement, including the approvals from the Federal Reserve Board, which we refer to as the Federal Reserve; the Federal Deposit Insurance Corporation, which we refer to as the FDIC; and the California Department of Business Oversight, which we refer to as the CDBO. Sierra Bancorp and Bank of the Sierra have filed the requisite applications to obtain the required regulatory approvals. In obtaining the required regulatory approvals, Sierra Bancorp and Bank of the Sierra are not required to agree to agree to any condition that (i) requires Sierra Bancorp or Bank of the Sierra to pay any amounts (other than customary filing fees), or divest any banking office, line of business or operations, or (ii) imposes any condition, requirement or restriction upon Sierra Bancorp or Bank of the Sierra, that individually or in the aggregate would reasonably be expected to impose a materially burdensome condition on Sierra Bancorp or Bank of the Sierra, as applicable, or otherwise would materially alter the economics of the merger for Sierra Bancorp. As of the date of this proxy statement/prospectus, Sierra had received the required regulatory approvals of the merger from the FDIC and FRB, but the application for approval by the CDBO was still pending. While we do not know of any reason that we would not be able to obtain the approval of the CDBO, we cannot be certain when or if we will obtain it. The approval by our regulators does not constitute an endorsement of the merger or a determination that the terms of the merger are fair to Coast Bancorp shareholders.

Approval of a Majority of All Shares of Coast Bancorp Stock Entitled to Vote at the Special Meeting is Required for the Merger to be Consummated (See page 44)

The affirmative vote of at least a majority of the shares of Coast Bancorp common stock outstanding as of the record date for the special meeting is required to approve the merger agreement and the merger. Each share of Coast Bancorp stock outstanding on the record date for the special meeting will be entitled to one vote for each share held. As of May 2, 2016, which is the record date for the special meeting, there were 5,646,881 shares of Coast Bancorp common stock outstanding. Therefore, at least 2,823,441 shares of Coast Bancorp common stock must be affirmatively voted in favor of the merger agreement in order for Coast Bancorp shareholders to approve the merger agreement and the transactions contemplated therein. Abstentions, failures to vote and broker non-votes will have the same effect as votes “AGAINST” approval of the merger agreement. As of the record date, Coast Bancorp’s directors and executive officers owned approximately 1,776,640 voting shares (not including vested option shares), or approximately 31.5%, of Coast Bancorp’s outstanding shares of common stock and have committed to vote these shares “FOR” the approval of the merger agreement and merger.

Recommendation of Coast Bancorp’s Board of Directors (See pages 36 to 37)

On January 4, 2016, all of Coast Bancorp’s directors, except for one director who abstained, approved the merger agreement and the merger. Director Greg Gersack abstained due to his relationship with FIG Partners, which acted as a financial advisor to Coast Bancorp with respect to the merger. Moreover, the directors believe that the merger agreement’s terms are fair and in the best interests of Coast Bancorp’s shareholders. Accordingly, they recommend a vote “FOR” the proposal to approve the principal terms of the merger agreement and the merger. The conclusions of Coast Bancorp’s board of directors regarding the merger agreement are based upon a number of factors which are discussed more fully under the section entitled “PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER – Coast Bancorp’s Reasons for the Merger; Recommendation of Coast’s Board of Directors” beginning on page 35.

Directors and Executive Officers of Coast Bancorp Have Entered into Voting Agreements (See page 26).

As of the record date, Coast Bancorp’s directors and executive officers owned approximately 1,776,640 voting shares (not including vested option shares), or approximately 31.5%, of Coast Bancorp’s outstanding shares of common stock. Coast Bancorp’s directors and executive officers have entered into separate written agreements in which they have agreed, among other things, to vote their shares “FOR” the approval of the merger agreement and the transactions contemplated therein. A copy of the form of voting agreement separately executed by each of the Coast Bancorp directors is attached as Exhibit A and a copy of the form of voting agreement separately executed by each of the executive officers is attached as Exhibit B to the merger agreement which is attached to this proxy statement/prospectus Appendix A and is incorporated herein by reference.

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Opinion of Coast Bancorp’s Financial Advisor (See pages 37 to 41)

In deciding to approve the merger, Coast Bancorp’s board of directors considered, among other things, the opinion of Vining Sparks IBG, L.P., one of Coast Bancorp’s financial advisors, regarding the fairness, from a financial point of view, of the merger consideration to be received by Coast Bancorp’s shareholders as a result of the merger agreement and the transactions contemplated therein. Vining Sparks’ written opinion is attached as Appendix C. You should read it carefully to understand the assumptions made, matters considered and limitations of the review undertaken by Vining Sparks in providing its opinion. Vining Sparks’ written opinion is addressed to Coast Bancorp’s board of directors and does not constitute a recommendation as to how any holder of Coast Bancorp common stock should vote with respect to the merger agreement and the transactions contemplated therein.

Coast Bancorp Directors and Executive Officers may have interests in the merger that differ from interests of Coast Bancorp Shareholders (See pages 43 to 44)

Coast Bancorp’s directors and executive officers may have economic interests in the merger that are different from, or in addition to, their interests as Coast Bancorp shareholders. The Coast Bancorp board of directors considered these interests in its decision to adopt and approve the merger agreement and to recommend approval of the merger agreement and the merger to Coast Bancorp shareholders. Some of the interests of Coast Bancorp’s directors and executive officers include:

•	Anita M. Robinson will not be retained in her current position of President and Chief Executive Officer by Sierra Bancorp after the merger, and therefore, Ms. Robinson will be entitled to change in control payments equal to the sum of 18 months’ base salary plus an average bonus amount. In addition Ms. Robinson will be entitled to the continuation of her medical benefits for a period of 12 months, if applicable; and any shares of restricted stock she holds will immediately vest and will be exchanged for shares of Sierra Bancorp common stock in the merger. The aggregate change in control payment for Ms. Robinson will be $375,000.
•	Sierra Bancorp has agreed to retain Ms. Robinson to serve as Market President of Bank of the Sierra for the San Luis Obispo area following the merger and has agreed to pay compensation to Ms. Robinson for her service in this capacity of $170,000 per year, plus a bonus equal to 30% of her base salary under the Bank of the Sierra Bonus Plan.
•	Coast Bancorp has adopted a retention plan pursuant to which it has offered retention incentives to executive officers Paul Cable and Brent Morgan in the amount of $30,000 each, to encourage them to remain employed with Coast Bancorp in order satisfy a condition to the completion of the merger and to remain employed with Sierra Bancorp and/or Bank of the Sierra after the merger closes and the conversion of the general ledger systems has been completed. Other than Messrs. Cable and Morgan, no other director and/or executive officer of Coast Bancorp will be entitled to any retention incentives under the retention plan.
•	Coast Bancorp has previously granted stock options to certain executive officers and directors under its 2014 Stock Incentive Plan, as amended. All of the options are now vested as a result of Coast Bancorp notifying option holders that the Coast Bancorp board had approved the merger agreement and merger. For a breakdown of Coast Bancorp options held by each Coast Bancorp director and executive officer and the consideration each will receive in connection with the merger, please see “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Interests of Directors and Executive Officers in the Merger – Stock Options” beginning on page 43.
•	Pursuant to the terms of the merger agreement, Sierra Bancorp has agreed to maintain and preserve the indemnification rights of Coast Bancorp directors and officers after the completion of the merger and has also agreed to allow Coast Bancorp to purchase “tail coverage,” for a period of six years, in order to continue providing liability insurance to the officers and directors of Coast Bancorp, subject to certain cost limits. See “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Interests of Directors and Executive Officers in the Merger – Protection of Directors, Officers and Employees” beginning on page 43.
•	Coast Bancorp director Greg Gersack is a principal in the national investment banking firm of FIG Partners, LLC. FIG Partners, LLC, was approved to act as a financial advisor to Coast Bancorp in connection with this transaction, with Mr. Gersack abstaining from the vote to engage such firm. Mr. Gersack also abstained with respect to the Coast board’s vote to approve the merger agreement and the merger. When this transaction closes, FIG Partners, LLC, shall be entitled to receive a success fee from Coast Bancorp in the amount of $130,000.

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Conditions that Must Be Satisfied Prior to Closing the Merger (See pages 54 to 56 for Sierra Bancorp and page 56 for Coast Bancorp)

In addition to obtaining the necessary approval of the shareholders of Coast Bancorp, the parties’ obligations to close the merger depend on other conditions being met prior to the completion of the merger, including but not limited to:

•	As of five days prior to the closing, Coast Bancorp's allowance for loan losses, determined in accordance with GAAP, shall be no less than 1.40% of gross loans;

•	Coast Bancorp must have obtained an environmental report for certain owned real properties, which do not disclose any materials amount of hazardous materials, material adverse environmental conditions or material violations of environmental laws that have not been remediated;

•	Coast Bancorp's shareholder rights plan shall have been terminated, all rights issued thereunder shall have been redeemed, no "flip-in event" (as that term is defined in the shareholder rights plan) shall have occurred, and no shares of company preferred stock shall have been issued or be issuable thereunder, and Coast shall have delivered to Sierra written evidence of the same reasonably satisfactory to Sierra;

•	Coast Bancorp's senior note shall have been repaid in full, and the stock of Coast National Bank which is pledged as collateral therefor shall have been released, or, if Sierra Bancorp elects in its sole discretion to assume the senior note, the consent of the note holder to the assumption shall have been obtained.

•	Dissenters’ rights have not been exercised and perfected by in excess of ten percent (10%) of Coast Bancorp’s outstanding common stock;

•	Sierra Bancorp must have received an opinion dated as of the date of the closing of the merger, from its special tax counsel, Katten Muchin Rosenman LLP, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

•	At least 5 business days before the merger closes, Coast Bancorp shall have provided Sierra Bancorp with its financial statements presenting the financial condition of Coast Bancorp as of the close of business on the last day of the month ended prior to the effective time of the merger which accurately reflect the financial condition of Coast Bancorp in all material respects, including accruals for all fees and expenses incurred or expected to be incurred in connection with the merger; and

•	All holders of Coast Bancorp stock options shall have agreed that their options, except to the extent not otherwise exercised, will terminate at the effective time of the merger.

Closing the Merger (See page 59)

If shareholder approval is received as planned, and if the conditions to the merger have either been met or waived, we anticipate that the merger will close in July 2016. However, we cannot assure you whether or when the merger will actually close.

Termination of the Merger Agreement (See pages 56 to 57)

The obligations of the parties to consummate the merger are subject to certain closing conditions, some of which may not be waived by a party, including but not limited to the receipt of all required shareholder and regulatory approvals and other governmental consents, and some conditions which may be waived by a party in its discretion. The failure of a condition to the closing of the merger, to the extent not waived, may result in a termination of the merger agreement and the merger.

In addition, the parties can mutually agree to terminate or extend the merger agreement. Either party can terminate the merger agreement in the event of a material breach or the occurrence of certain other events.

Coast Bancorp has agreed to pay a termination fee of $700,000 to Sierra Bancorp if Coast Bancorp breaches its covenants relating to alternative acquisition proposals or Coast Bancorp consummates an alternative acquisition proposal within 12 months following a termination of the merger agreement due to the failure of Coast Bancorp shareholders to approve the merger agreement following any action taken by the Coast Bancorp Board constituting a change of its recommendation.

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Accounting Treatment (See page 44)

Sierra Bancorp must account for the merger using the acquisition method of accounting. Under this method of accounting, the assets and liabilities of Coast Bancorp and Coast National Bank acquired are recorded at their respective fair value as of the completion of the merger, and are added to those of Sierra Bancorp and Bank of the Sierra.

Sierra Bancorp’s and Bank of the Sierra’s Management and Operations After the Merger (See page 41)

The directors and executive officers of Sierra Bancorp and Bank of the Sierra immediately prior to the merger will continue to be the directors and executive officers Sierra Bancorp and Bank of the Sierra, respectively, after the merger.

Differences in Your Rights as a Shareholder of Coast Bancorp (See pages 86 to 89)

As a Coast Bancorp shareholder, your rights are currently governed by Coast Bancorp’s Articles of Incorporation and Bylaws and by the CGCL. If you do not exercise your dissenters’ rights, your shares of Coast Bancorp common stock will be automatically converted into the right to receive the per share merger consideration for each share of Coast Bancorp common stock you hold at the closing of the merger. Consequently, for those shareholders who receive Sierra Bancorp common stock, your rights as a Sierra Bancorp shareholder will be thereafter governed by Sierra Bancorp’s Articles of Incorporation and Bylaws and by the CGCL. The rights of Sierra Bancorp shareholders differ from those of Coast Bancorp shareholders in certain respects. Most of these differences will result from the provisions in Sierra Bancorp’s Articles of Incorporation and Bylaws that differ from those of Coast Bancorp.

Coast Bancorp Dissenters’ Rights (See page 28)

Shares of Coast Bancorp common stock may qualify as “dissenting shares” under Chapter 13 of the CGCL and holders of shares of Coast Bancorp common stock may perfect their dissenters’ rights by doing the following:

•	not vote “FOR” the merger agreement and the merger;
•	make a timely written demand upon Coast Bancorp for purchase in cash of his or her shares at their fair market value as of January 4, 2016 which demand includes: (i) the number and class of the shares held of record by him or her that he or she demands upon Coast Bancorp, and (ii) what he or she claims to be the fair market value of his or her shares as of January 4, 2016 and immediately prior to the first public announcement of the merger;
•	have his or her demand received by Coast Bancorp within 30 days after the date on which the notice of the approval by the outstanding shares is mailed to the shareholder;
•	submit certificates representing his or her shares for endorsement in accordance with Section 1302 of the CGCL; and
•	comply with such other procedures as are required by the CGCL.

If dissenters’ rights are properly perfected, such dissenter has the right to receive cash in the amount equal to the fair market value, as determined by Coast Bancorp, or, if required, by a court of law, of their shares of Coast Bancorp common stock as of the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger.

If dissenters’ rights are perfected and exercised with respect to more than ten percent (10%) of Coast Bancorp’s common stock outstanding, then Sierra Bancorp has the option to terminate the merger agreement. The text of the applicable sections of Chapter 13 of the CGCL governing dissenters’ rights is attached to this proxy statement/prospectus as Appendix B. We urge you to carefully read the procedures set forth in Appendix B, as failure to comply with these procedures will result in the loss of dissenters’ rights under the CGCL.

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SIERRA BANCORP SELECTED CONSOLIDATED FINANCIAL DATA

The following table presents selected historical financial information concerning Sierra Bancorp and its consolidated subsidiary, Bank of the Sierra. The selected financial data as of December 31, 2015 and 2014, and for each of the years in the three year period ended December 31, 2015, is derived from Sierra Bancorp’s audited consolidated financial statements and related notes which are included in Sierra Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC, which is incorporated herein by reference. The selected financial data presented for earlier years is derived from Sierra Bancorp’s audited financial statements which are included in previous Annual Reports on Form 10-K. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 91 for instructions on how to obtain the information that has been incorporated by reference, as well as earlier Annual Reports on Form 10-K.

You should read the following selected consolidated financial data together with Sierra Bancorp’s consolidated financial statements, including the related notes, and the other information contained or incorporated by reference in this proxy statement/prospectus.

Selected Financial Data	As of and for the years ended December 31,
(Dollars in thousands, except per share data)	2015	2014	2013	2012	2011

Income Statement Summary
Interest income	$62,707	$55,121	$51,785	$54,902	$58,614
Interest expense	2,581	2,796	3,221	4,321	5,657
Net interest income before provision for loan losses	60,126	52,325	48,564	50,581	52,957
Provision for loan losses	-	350	4,350	14,210	12,000
Non-interest income	17,715	15,831	17,063	18,126	14,992
Non-interest expense	50,703	46,375	44,815	46,656	47,605
Income before provision for income taxes	27,138	21,431	16,462	7,841	8,344
Provision (benefit) for income taxes	9,071	6,191	3,093	(344)	564
Net Income	18,067	15,240	13,369	8,185	7,780

Balance Sheet Summary
Total loans, net	1,124,602	961,056	793,087	867,078	740,929
Allowance for loan losses	(10,423)	(11,248)	(11,677)	(13,873)	(17,283)
Securities available for sale	507,582	511,883	425,044	380,188	406,471
Cash and due from banks	48,623	50,095	78,006	61,818	63,036
Foreclosed Assets	3,193	3,991	8,185	19,754	15,364
Premises and equipment, net	21,990	21,853	20,393	21,830	20,721
Total Interest-Earning assets	1,634,180	1,474,629	1,244,795	1,279,932	1,185,647
Total Assets	1,796,537	1,637,320	1,410,249	1,437,903	1,335,405
Total Interest-Bearing liabilities	1,150,010	1,038,177	845,084	926,362	883,236
Total Deposits	1,464,628	1,366,695	1,174,179	1,174,034	1,086,268
Total Liabilities	1,606,197	1,450,229	1,228,575	1,264,011	116,841
Total Shareholders' Equity	190,340	187,091	181,674	173,892	168,564

Per Share Data
Net Income Per Basic Share	1.34	1.09	0.94	0.58	0.55
Net Income Per Diluted Share	1.33	1.08	0.94	0.58	0.55
Book Value	14.36	13.67	12.78	12.33	11.95
Cash Dividends	0.42	0.34	0.26	0.24	0.24
Weighted Average Common Shares Outstanding Basic	13,460,605	14,001,958	14,155,927	14,103,805	14,036,667
Weighted Average Common Shares Outstanding Diluted	13,585,110	14,136,486	14,290,150	14,120,313	14,085,201

(Table continues on following page.)

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	As of and for the years ended December 31,
	2015	2014	2013	2012	2011

Return on Average Equity (1)	9.59%	8.18%	7.56%	4.74%	4.73%
Return on Average Assets (2)	1.07%	1.03%	0.96%	0.59%	0.59%
Net Interest Spread (tax-equivalent) (3)	3.92%	3.92%	3.90%	4.08%	4.41%
Net Interest Margin (tax-equivalent)	3.99%	4.01%	4.02%	4.22%	4.59%
Dividend Payout Ratio (4)	31.34%	31.33%	27.52%	41.35%	43.29%
Equity to Assets Ratio (5)	11.13%	12.58%	12.72%	12.51%	12.37%
Efficiency Ratio (tax-equivalent)	63.98%	66.39%	66.90%	66.39%	67.83%
Net Loans to Total Deposits at Period End	76.78%	70.32%	67.54%	73.85%	68.21%

Asset Quality Ratios:
Non-Performing Loans to Total Loans (6)	0.85%	2.13%	4.66%	6.03%	7.41%
Non-Performing Assets to Total Loans and Other Real Estate Owned (6)	1.13%	2.53%	5.62%	8.10%	9.25%
Net Charge-offs (recoveries) to Average Loans	0.08%	0.09%	0.81%	2.23%	2.06%
Allowance for Loan Losses to Net Loans at Period End	0.93%	1.17%	1.47%	1.60%	2.33%
Allowance for Loan Losses to Non-Performing Loans	108.19%	54.40%	31.21%	26.13%	30.80%

Regulatory Capital Ratios:
Common Equity Tier 1 Capital to Risk-weighted Assets	13.98%	N/A	N/A	N/A	N/A
Tier 1 Capital to Adjusted Average Assets (Leverage Ratio)	12.14%	12.99%	14.37%	13.34%	14.11%
Tier 1 Capital to Total Risk-weighted Assets	16.17%	17.39%	20.39%	18.11%	20.46%
Total Capital to Total Risk-weighted Assets	17.01%	18.44%	21.67%	19.36%	21.72%

(1)	Net income divided by average shareholders' equity.
(2)	Net income divided by average total assets.
(3)	Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(4)	Total dividends paid divided by net income.
(5)	Average equity divided by average total assets.
(6)	Performing TDRs are not included in nonperforming loans and are therefore not included in the numerators used to calculate these ratios.

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COAST BANCORP SELECTED FINANCIAL DATA

The selected financial data as of December 31, 2015 and 2014, and for each of the years in the two year period ended December 31, 2015, is derived from Coast Bancorp’s audited financial statements and related notes which are included elsewhere in this proxy statement/prospectus. The summary below should be read in conjunction with our financial statements and the notes thereto appearing elsewhere in this proxy statement/prospectus and the information contained in “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF COAST BANCORP” beginning on page 66.

	As of and For the Years Ended December 31,
	2015	2014
	(Dollars in thousands, except per share data)
Selected Balance Sheet Data:
Interest-bearing deposits in other banks	$7,840	$8,085
Loans, net[1]	92,427	72,990
Investment securities available-for-sale	21,321	16,632
Investment securities held-to-maturity	2,894	4,425
Total Assets	146,866	128,342
Deposits	126,438	115,044
Non-interest-bearing deposits	56,107	48,227
Total interest-bearing liabilities	80,048	76,034
Total stockholders’ equity	10,329	3,625

Selected Operating Data:
Interest income	$5,350	$4,431
Interest expense	515	464
Net interest income	4,835	3,967
Provision for loan losses	(500)	(500)
Net interest income after provision for loan losses	5,335	4,467
Total non-interest income	2,276	846
Total non-interest expense	5,172	5,128
Income before income taxes	2,439	185
Income tax Provision (benefit)	(4,318)	2
Net income applicable to common shareholders	$6,757	$183

Common Share Data:
Basic earnings per share	$1.20	$0.05
Diluted earnings per share	1.20	0.05
Weighted average common shares outstanding:
Basic	5,646,881	3,503,319
Diluted	5,646,881	3,503,319
Book value per share[2]	$1.83	$0.64
Cash dividends per share	–	–

Performance Ratios:[3]
Return on average assets	4.85%	0.15%
Return on average common equity	174.60%	11.66%
Average equity to average assets	2.78%	1.26%
Net interest margin[4]	3.66%	3.51%
Dividend payout ratio	–	–
Net loans to deposits at period end	73.10%	63.45%
Efficiency ratio[5]	72.73%	106.54%

(Footnotes appear and table continues on following page.)

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	As of and For the Years Ended December 31,
	2015	2014
	(Dollars in thousands, except per share data)
Regulatory Capital Ratios:
Common Equity Tier 1 Capital to Risk-weighted Assets	12.80%	N/A
Tier 1 Capital to Adjusted Average Assets	10.34%	9.36%
Tier 1 Capital to Total Risk-weighted Assets	12.80%	14.03%
Total Capital to Total Risk-weighted Assets	14.03%	15.29%

Asset Quality Ratios:[3]
Nonperforming loans to total loans[6]	0.30%	0.93%
Nonperforming assets to total assets[6]	0.19%	1.14%
Allowance for loan losses to gross loans	1.51%	2.33%
Net charge-offs (recoveries) to average loans	(0.20%)	(0.90%)

1.	Net loans represent total gross loans less the allowance for loan losses and net deferred loan fees. The allowance for loan losses at December 31, 2015 and 2014 was $1,417,000 and $1,749,000, respectively. Net deferred loan fees at December 31, 2015 and 2014 were $294,000 and $377,000, respectively.
2.	Book value per common share is calculated by dividing common equity by common shares issued.
3.	Performance ratios are based on average daily balances during the periods indicated. Asset quality ratios are end of period ratios.
4.	Net interest margin represents net interest income as a percent of interest-bearing assets.
5.	Efficiency ratio represents noninterest expense as a percent of net interest income plus noninterest income.
6.	Performing TDRs are not included in nonperforming loans and are therefore not included in the numerators used to calculate these ratios.

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COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION

Markets; Holders

Sierra Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “BSRR.” As of May 2, 2016, there were 13,278,288 shares of Sierra Bancorp’s common stock outstanding, which were held by 493 holders of record, and approximately 4,029 beneficial owners with shares held in street name. There were also options outstanding exercisable within 60 days of that date to purchase an additional 460,480 shares of Sierra common stock.

Shares of Coast Bancorp common stock are not listed on any exchange or quoted by the Nasdaq® Stock Market, although they are quoted on the OTC-PINK under the symbol “CTBP.” The OTC-PINK is an electronic, screen-based market maintained and operated by the OTC Markets Group, which imposes considerably less stringent listing standards than the Nasdaq. As of May 2, 2016, there were 5,646,881 shares of common stock outstanding, which were held by 327 holders of record. There were also exercisable options outstanding as of that date to purchase an additional 452,000 shares of Coast common stock.

Comparative Per Share Market Value Prices

The following table shows the closing per share price of Sierra Bancorp common stock and Coast Bancorp common stock as reported on the Nasdaq Global Select Market and the OTC-PINK, respectively, on January 4, 2016, the last trading day before Sierra Bancorp and Coast Bancorp announced that they had entered into the merger agreement, and on May 2, 2016, the latest practical trading date before the printing of this proxy statement/prospectus. The equivalent value per share is calculated by multiplying the per share price of Sierra Bancorp common stock by 0.10302 and adding $0.56 per share.

Date	Sierra Bancorp Common Stock	Coast Bancorp Common Stock	Equivalent Coast Bancorp Price Per Share
January 4, 2016	$17.51	$1.75	$2.37
May 2, 2016	$17.13	$2.17	$2.32

The following table shows the high and low prices of Sierra Bancorp common stock and of Coast Bancorp common stock for each quarterly period since January 1, 2014 and is based on information provided by the Nasdaq Global Select Market for Sierra Bancorp and by the OTC-PINK for Coast Bancorp. The quotations and the data in the following table do not reflect retail mark-up, mark-down or commissions and do not necessarily represent actual transactions. The information does not include transactions for which no public records are available. The trading prices in such transactions may be higher or lower than the prices reported below.

	Sierra Bancorp			Coast Bancorp
	Sales Prices		Approximate Number of	Sales Prices		Approximate Number of
Quarter Ended	High	Low	Shares Traded	High	Low	Shares Traded
March 31, 2014	$17.00	$14.86	1,853,833	$3.45	$1.85	44,000
June 30, 2014	$16.25	$14.68	1,830,309	$2.70	$1.90	16,400
September 30, 2014	$17.95	$14.66	1,423,854	$2.10	$1.81	4,300
December 31, 2014	$18.00	$15.53	1,303,554	$1.82	$1.36	21,800
March 31, 2015	$17.64	$15.16	771,709	$1.66	$1.35	11,500
June 30, 2015	$17.42	$16.03	1,699,567	$1.50	$1.25	33,100
September 30, 2015	$18.14	$15.80	1,205,760	$1.85	$1.42	18,900
December 31, 2015	$19.13	$15.50	1,137,602	$1.95	$1.62	10,000
March 31, 2016	$21.70	$15.78	2,447,862	$2.76	$2.11	59,000
Period from April 1, 2016 to May 2, 2016	$19.05	$16.90	996,578	$2.44	$2.17	500

The above table shows only historical comparisons. These comparisons may not provide meaningful information to Coast Bancorp shareholders in determining whether to approve the merger agreement and the merger. Coast Bancorp shareholders are urged to obtain current market quotations for Sierra Bancorp common stock and Coast Bancorp common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. Historical stock prices are not indicative of future stock prices.

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Dividends

Sierra Bancorp

Sierra Bancorp paid cash dividends totaling $5.7 million, or $0.42 per share in 2015 and $4.8 million, or $0.34 per share in 2014, which represents 31% of annual net earnings for both 2015 and 2014. Sierra Bancorp’s general dividend policy is to pay cash dividends within the range of typical peer payout ratios, provided that such payments do not adversely affect Sierra Bancorp’s financial condition and are not overly restrictive to its growth capacity. However, in the past when many of its peers elected to suspend dividend payments, Sierra Bancorp’s Board determined that it should continue to pay a certain level of dividends as long as Sierra Bancorp’s core operating performance was adequate and policy or regulatory restrictions did not preclude such payments, without regard to peer payout ratios. While Sierra Bancorp has paid a consistent level of quarterly dividends in the past few years, no assurance can be given that its financial performance in any given year will justify the continued payment of a certain level of cash dividend, or any cash dividend at all.

As a bank holding company that currently has no significant assets other than its equity interest in Bank of the Sierra, Sierra Bancorp’s ability to declare dividends depends upon cash on hand as supplemented by dividends from Bank of the Sierra. Bank of the Sierra’s dividend practices in turn depend upon its earnings, financial position, regulatory standing, the ability to meet current and anticipated regulatory capital requirements, and other factors deemed relevant by its Board of Directors. The authority of Bank of the Sierra’s Board of Directors to declare cash dividends is also subject to statutory restrictions. Under California banking law, a California state-chartered bank may declare dividends in an amount not exceeding the lesser of its retained earnings or its net income for the last three years (reduced by dividends paid during such period) or, with the prior approval of the California Commissioner of Business Oversight, in an amount not exceeding the greatest of (i) the retained earnings of the bank, (ii) the net income of the bank for its last fiscal year, or (iii) the net income of the bank for its current fiscal year.

Sierra Bancorp’s ability to pay dividends is also limited by state law. California law allows a California corporation to pay dividends if the company’s retained earnings equal at least the amount of the proposed dividend. If a California corporation does not have sufficient retained earnings available for the proposed dividend, it may still pay a dividend to its shareholders if immediately after the dividend the sum of the company’s assets (exclusive of goodwill and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income and other deferred liabilities) and the current assets of the company would be at least equal to its current liabilities, or, if the average of its earnings before income taxes and before interest expense for the two preceding fiscal years was less than the average of its interest expense for the two preceding fiscal years, at least equal to 125% of its current liabilities. In addition, during any period in which Sierra Bancorp has deferred payment of interest otherwise due and payable on its subordinated debt securities, it may not pay any dividends or make any distributions with respect to its capital stock. See “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations – Capital Resources” in Sierra Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2015 which is incorporated herein by reference.

Coast Bancorp

Shareholders are entitled to receive dividends when and if declared by the board of directors of Coast Bancorp. Coast Bancorp has not declared or issued any cash dividends on its common stock since commencing operations as a bank holding company and parent of wholly owned subsidiary Coast National Bank on June 1, 2001. Accordingly, Coast Bancorp does not anticipate paying any cash dividends for the foreseeable future on its common stock, and no assurance can be given that its earnings will permit the payment of dividends of any kind in the future.

California law also limits Coast Bancorp’s ability to pay dividends. A corporation may make a distribution / dividend from retained earnings to the extent that the retained earnings exceed (a) the amount of the distribution plus (b) the amount, if any, of dividends in arrears on shares with preferential dividend rights. Alternatively, a corporation may make a distribution / dividend, if, immediately after the distribution, the value of its assets equals or exceeds the sum of (a) its total liabilities plus (b) the liquidation preference of any shares which have a preference upon dissolution over the rights of shareholders receiving the distribution / dividend.

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Under federal law, at the bank level the Office of the Comptroller of the Currency (the “OCC”) must provide prior approval before the declaration of any dividends to be paid in anything other than cash (that is, dividends-in-kind) and dividends that exceed the limitations established by 12 USC 60. No dividend may be declared from permanent capital unless the bank follows procedures for decreasing permanent capital. Any payment, described as a dividend or otherwise, by a bank that results in a reduction of its permanent capital requires the OCC’s prior approval as a reduction of capital under 12 USC 59 and 12 CFR 5.46. A bank may obtain prior OCC approval to reduce permanent capital or pay dividends in advance of the period(s) in which the capital reduction or dividend would occur. Notwithstanding any such approval, a bank is prohibited from reducing permanent capital or declaring or paying a dividend if, following the action, it would become an undercapitalized institution as defined in 12 CFR 6.4.

Further, pursuant to the terms of the merger agreement, Coast Bancorp has agreed that prior to the effective time of the merger, without the prior written consent of Sierra Bancorp, it will not make, declare, pay or set aside for payment any dividend in respect of any shares of its capital stock.

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RISK FACTORS

In addition to the other information included in this proxy statement/prospectus and the matters addressed in “A WARNING ABOUT FORWARD-LOOKING STATEMENTS” beginning on page 24, you should carefully consider the matters described below in determining whether to approve the merger agreement. If the merger is consummated, Bank of the Sierra and Coast National Bank will operate as a combined bank and as a wholly-owned subsidiary of Sierra Bancorp in a market environment that cannot be predicted and that involves significant risks, many of which will be beyond the combined company’s control.

Risks Relating to the Merger

Because the market price of Sierra common stock will fluctuate, Coast shareholders cannot be certain of the market value of the merger consideration they will receive.

If the merger is completed, each shareholder of Coast Bancorp will receive, subject to their stock and cash election and proration, their proportional share of the total merger consideration, which consists of (1) 581,753 shares of Sierra common stock; and (2) $3,176,371 in cash (subject to downward adjustment in certain circumstances as specified in the merger agreement). The total number of shares issued and cash paid may be increased if outstanding stock options are exercised prior to the effective time of the merger. This will not result in any change to the per share merger consideration payable to current shareholders. The merger consideration calculation uses a formula based on the volume weighted average trading price of Sierra common stock for a period of time shortly before the close of the merger, and the price of Sierra common stock has fluctuated since the signing of the merger agreement and will likely continue to fluctuate until the close of the merger and until Coast shareholders receive their merger consideration. As a result, it is not currently possible to determine the precise value of the merger consideration shareholders will receive.

Coast Bancorp shareholders may receive a form of consideration different from what they elect.

Although each Coast Bancorp shareholder may elect to receive all cash or all Sierra Bancorp common stock in the merger, or a prescribed mix of cash and stock, the aggregate amounts of cash and stock to be issued in the merger are set by a predetermined formula in the merger agreement and there is no way to predict what elections different shareholders will make.   As a result, if either the aggregate cash or stock elections exceed the maximum available, and you choose the form of consideration that exceeds the maximum available, some or all of your consideration may be in a form that you did not choose.

The fairness opinion obtained by Coast Bancorp from its financial advisors will not reflect changes in the value of Sierra Bancorp common stock or Coast Bancorp common stock between the signing of the merger agreement and completion of the merger.

On January 4, 2016, one of Coast Bancorp’s financial advisors, Vining Sparks IBG, L.P., presented its opinion to the Coast Bancorp board of directors as to the fairness of the merger consideration to the shareholders of Coast Bancorp from a financial point of view. As of January 4, 2016, in the opinion of Vining Sparks, the merger consideration was fair to the shareholders of Coast Bancorp from a financial point of view. The merger agreement does not require that Coast Bancorp obtain an updated fairness opinion as a condition to the completion of the merger, and Coast Bancorp does not intend to request that its opinion be updated.

As such, the fairness opinion does not reflect any changes that may occur or may have already occurred after January 4, 2016 to the operations and prospects of Sierra Bancorp or Coast Bancorp, general market and economic conditions and other factors that may be beyond the control of Sierra Bancorp and Coast Bancorp, and on which the respective original fairness opinion was based. As a result, the current value of the common stock of Sierra Bancorp and Coast Bancorp may not be reflected in the fairness opinion. The opinion does not speak as of the time the merger will be completed or as of any date other than the date set forth in the fairness opinion. Because Coast Bancorp does not currently intend to request an updated fairness opinion, the fairness opinion will not address the fairness of the merger consideration or the merger consideration, from a financial point of view, at the time the merger is completed. As a result, the board of directors of Coast Bancorp will not have the benefit of an updated fairness opinion in making its recommendations to shareholders. For a description of the fairness opinion the Coast Bancorp received from Vining Sparks, see “– Opinion of Coast Bancorp’s Financial Advisor” beginning on page 37. For a description of the other factors considered by Coast Bancorp’s board of directors in determining whether to approve the merger, see “– Coast Bancorp’s Reasons for the Merger; Recommendation of Coast’s Board of Directors” beginning on page 36. The full text of Vining Sparks’ fairness opinion is attached as Appendix C to this proxy statement/prospectus.

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Coast Bancorp shareholders will experience a significant reduction in percentage ownership and voting power of their shares as a result of the merger.

If you elect, or otherwise receive, shares of Sierra Bancorp common stock as part or all of your merger consideration, you will experience a substantial reduction in your percentage ownership interest and effective voting power after the merger in Sierra Bancorp compared to your ownership interest and voting power in Coast Bancorp prior to the merger. If the merger is consummated is currently estimated that former Coast shareholders will own slightly less than 5% of Sierra Bancorp’s outstanding shares.

Coast Bancorp will be subject to business uncertainties and contractual restrictions while the merger is pending that could adversely affect its business.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Coast Bancorp and consequently, if the merger occurs, on Sierra Bancorp. These uncertainties may impair Coast Bancorp’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Coast Bancorp to seek to change existing business relationships with Coast Bancorp, which could negatively affect its results of operations. Retention of certain employees may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with Sierra Bancorp. If key employees depart, Sierra Bancorp’s business following the merger could be harmed and/or Coast Bancorp’s business would be harmed if the merger is not completed and Coast Bancorp then continues as an independent bank. In addition, the merger agreement restricts Coast Bancorp from making certain acquisitions and loans and taking other specified actions until the merger occurs without the consent of Sierra Bancorp. These restrictions may prevent Coast Bancorp from pursuing attractive business opportunities that may arise prior to the completion of the merger. See the section entitled “THE MERGER AGREEMENT—Conduct of Coast Bancorp’s Businesses Until Completion of the Merger” beginning on page 49 of this proxy statement/prospectus for a description of the restrictive covenants to which Coast Bancorp is subject.

The merger will not be completed unless important conditions are satisfied.

Specified conditions set forth in the merger agreement must be satisfied or waived to complete the merger. If the conditions are not satisfied or waived, to the extent permitted by law or Nasdaq rules, the merger will not occur or will be delayed, and each of Sierra Bancorp and Coast Bancorp may lose some or all of the intended benefits of the merger. The following conditions must be satisfied or, with respect to conditions other than shareholder and regulatory approval, waived, if permissible, before Sierra Bancorp and Coast Bancorp are obligated to complete the merger:

•	The merger agreement must be approved by the affirmative vote of at least a majority of the shares of Coast Bancorp common stock outstanding as of the record date for the special meeting;
•	All required regulatory approvals and consents must be obtained, including approvals from the Federal Reserve, the FDIC and the CDBO, and no materially burdensome regulatory conditions may be imposed on Sierra Bancorp or Bank of the Sierra;
•	The absence of any law or order by a court or regulatory authority that would prohibit, restrict or make illegal the merger;
•	The number of shares of Coast Bancorp common stock for which dissenters’ rights have been properly asserted shall not be more than 10% of the total issued and outstanding shares of Coast Bancorp common stock;
•	As of five days prior to the closing, Coast Bancorp's allowance for loan losses, determined in accordance with GAAP, shall be no less than 1.40% of gross loans;
•	Coast Bancorp shall have obtained an environmental report for certain owned real properties, which do not disclose any materials amount of hazardous materials, material adverse environmental conditions or material violations of environmental laws that have not been remediated;

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•	Coast Bancorp's shareholder rights plan shall have been terminated, all rights issued thereunder shall have been redeemed, no "flip-in event" (as that term is defined in the shareholder rights plan) shall have occurred, and no shares of Coast Bancorp preferred stock shall have been issued or be issuable thereunder, and Coast Bancorp shall have delivered to Sierra Bancorp written evidence of the same reasonably satisfactory to Sierra Bancorp;
•	Coast Bancorp's senior note shall have been repaid in full, and the stock of Coast National Bank which is pledged as collateral therefor shall have been released, or, if Sierra Bancorp elects in its sole discretion to assume the senior note, the consent of the note holder to the assumption shall have been obtained; and
•	Special tax counsel to Sierra Bancorp shall have rendered certain tax opinions.

Failure to complete the merger could negatively impact Coast Bancorp’s business, financial condition, results of operations and/or stock price.

If the merger agreement is terminated and the merger is not completed, the ongoing businesses of Coast Bancorp may be adversely affected. For example:

•	The expenses of Coast Bancorp incurred in connection with the merger, such as legal and accounting fees, must be paid even if the merger is not completed, and such expenses may not be recovered from Sierra Bancorp;
•	Coast Bancorp may be required to pay a termination fee of $700,000 to Sierra Bancorp if the merger agreement is terminated under certain circumstances;
•	While Coast Bancorp’s management is focused on completing the merger, Coast Bancorp could fail to pursue other beneficial opportunities;
•	Pursuant to the merger agreement, Coast Bancorp is subject to certain restrictions on the conduct of its business prior to completing the merger, which restrictions could adversely affect its ability to realize certain of its respective business strategies;
•	Coast Bancorp may experience negative reactions to the termination of the merger from customers, depositors, investors, vendors and others; and
•	The market price of Coast Bancorp’s common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

In addition, any delay in the consummation of the merger, or any uncertainty about the consummation of the merger, may adversely affect Coast Bancorp’s future business, growth, revenue and results of operations. Further, if the merger agreement is terminated and Coast Bancorp’s board of directors seeks another merger or business combination, shareholders cannot be certain that Coast Bancorp will be able to find a party willing to pay the equivalent or greater consideration than that which Sierra Bancorp has agreed to pay in the merger.

The merger agreement contains provisions that could discourage or make it difficult for a third party to acquire Coast Bancorp prior to completion of the merger.

The merger agreement contains provisions that make it difficult for Coast Bancorp to entertain a third-party proposal for an acquisition of Coast Bancorp. These provisions include the general prohibition on Coast Bancorp’s soliciting, initiating, encouraging or participating in discussions or negotiations regarding any acquisition proposal with any person or entity. The members of the board of directors of Coast Bancorp and certain executive officers have agreed to vote their shares of Coast Bancorp common stock in favor of the merger proposal and the adjournment proposal and against any alternative transaction. In addition, Coast Bancorp may be required to pay Sierra Bancorp a termination fee of $700,000 if the merger agreement is terminated in specified circumstances. See “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – The Merger Agreement – Termination; Effect of Termination” beginning on page 56. These provisions could discourage an otherwise interested third party from trying to acquire Coast Bancorp, even one that might be willing to offer greater value to Coast Bancorp’s shareholders than Sierra Bancorp has offered in the merger. Furthermore, even if a third party elects to propose an acquisition, the termination fee could result in that third party’s offer being of lower value to Coast Bancorp’s shareholders than such third party might have otherwise offered.

Certain officers and directors of Coast Bancorp may have interests that are different from, or in addition to, interests of Coast Bancorp’s shareholders generally.

Certain of Coast Bancorp’s officers and directors have conflicts of interest in the merger that may influence them to support or approve the merger without regard to the interests of Coast Bancorp shareholders. As more fully described in “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Interests of Directors and Officers in the Merger” beginning on page 43, these interests include:

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•	Change of control payments totaling $375,000 payable to Coast Bancorp’s President, Ms. Robinson;
•	Sierra Bancorp’s agreement to employ Ms. Robinson as Market President for the San Luis Obispo area for which she will receive an annual salary of $170,000, and be eligible to receive a discretionary bonus equal to 30% of her base salary, plus other benefits.
•	Retention incentives offered to Messrs. Cable and Morgan in the amounts of $30,000 each
•	Continued indemnification and insurance coverage for Coast Bancorp’s current and past officers and directors.
•	A success fee in the amount of $130,000 payable to one of Coast Bancorp’s financial advisors, FIG Partners, LLC., of which Coast Bancorp director Greg Gersack is a principal.

You should consider these interests in conjunction with the recommendation of the board of directors of Coast Bancorp with respect to approval of the merger.

We may fail to realize all of the anticipated benefits of the merger if the combined company does not achieve certain cost savings and other benefits or if Bank of the Sierra and Coast National Bank do not successfully integrate.

Sierra Bancorp’s belief that the cost savings and revenue enhancements are achievable is a forward-looking statement that is inherently uncertain. The combined company’s actual cost savings and revenue enhancements, if any, cannot be quantified at this time. Actual cost savings and revenue enhancements will depend on future expense levels and operating levels, the timing of certain events and general industry, regulatory and business conditions. Many of these events will be beyond the control of the combined company.

Further, if Sierra Bancorp is unable to successfully integrate the businesses of Bank of the Sierra and Coast National Bank, operating results may suffer. Bank of the Sierra and Coast National Bank have operated and, until completion of the merger, will continue to operate independently of one another. It is possible that the integration process could result in the loss of key employees, disruption of their ongoing businesses, or inconsistencies in standards, controls, policies or procedures. These could negatively affect both Bank of the Sierra’s and Coast National Bank’s ability to maintain relationships with customers and employees, or achieve the anticipated benefits of the merger. As with any completed merger of financial institutions, there may also be disruptions that cause customers, both deposit and loan, to take their business to competitors.

Sierra Bancorp and Coast Bancorp will incur significant transaction and merger-related integration costs in connection with the merger, and these costs may not be offset by the anticipated benefits of the merger.

Sierra Bancorp and Coast Bancorp expect to incur significant costs associated with completing the merger and integrating the operations of Bank of the Sierra and Coast National Bank. Sierra Bancorp and Coast Bancorp are in the process of assessing the impact of these costs. Although Sierra Bancorp and Coast Bancorp believe that the elimination of duplicate costs and the realization of other efficiencies related to the integration of the businesses will offset incremental transition and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

Risks Relating to Bank of the Sierra, to the Business of Banking in General, and to Sierra Bancorp’s Common Stock

For a discussion of risks relating to Bank of the Sierra and to the business of banking in general, as well as risks relating to Sierra Bancorp’s common stock, please see Item IA – Risk Factors in Sierra Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC which is incorporated herein by reference. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 91 for instructions on how to obtain the information that has been incorporated by reference.

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A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement/prospectus or in documents incorporated by reference, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” and words of similar import, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including among others those found in “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER,” “SUMMARY,” and “PROPOSAL NO. 1 - THE MERGER AGREEMENT AND THE MERGER” involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the combined companies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

In addition to factors previously disclosed in Sierra Bancorp’s reports filed with the SEC and those identified elsewhere in this proxy statement/prospectus (including the section entitled “RISK FACTORS” beginning on page 20), the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	The ability of Bank of the Sierra to successfully integrate Coast National Bank, or achieve expected beneficial synergies and/or operating efficiencies;
•	Customer acceptance of Bank of the Sierra's and Coast National Bank's products and services and efforts by competitor institutions to lure away such customers;
•	Increased competitive pressures generally;
•	Possible business disruption following the merger or difficulty retaining key managers and employees;
•	Changes in customer borrowing, repayment, investment and deposit practices;
•	Changes in market factors that may affect the value of traded instruments in "mark-to-market" portfolios;
•	Potential volatility and deterioration in the credit and financial markets or adverse changes in general economic conditions leading to increased loan losses;
•	The potential impact on our net interest margin and funding sources from interest rate fluctuations;
•	Greater than expected noninterest expenses including potential increases in deposit insurance premiums;
•	Fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas;
•	Secondary market conditions for loans and our ability to sell loans in the secondary market;
•	The use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation;
•	Possible acquisitions of other financial institutions and/or expansion into new market areas;
•	The availability of capital;
•	The failure or security breach of computer systems on which we depend;
•	Unanticipated regulatory or legal proceedings; and
•	Our ability to manage the risks involved in the foregoing.

Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Sierra Bancorp and Coast Bancorp disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained in this proxy statement/prospectus to reflect future events or developments, except as required by law.

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THE SPECIAL MEETING

General

This proxy statement/prospectus is being provided to Coast Bancorp shareholders as part of a solicitation of proxies by Coast Bancorp’s board of directors for use at its special meeting of shareholders and at any adjournments or postponements of such meeting. This proxy statement/prospectus provides Coast Bancorp shareholders with important information about the special meeting and should be read carefully in its entirety.

Date, Time and Place of the Special Meeting

The special meeting will be held at 500 Marsh Street, San Luis Obispo, California 93401 on Monday, June 20, 2016, at 5:30 p.m. (local time).

Record Date for the Special Meeting; Stock Entitled to Vote

Only holders of record of Coast Bancorp common stock at the close of business on May 2, 2016, which is the record date for the special meeting, are entitled to receive notice of and to vote at the meeting. On the record date, Coast Bancorp had 5,646,881 shares of its no par value common stock issued, outstanding and eligible to vote at the special meeting.

Quorum

A majority of the shares of Coast Bancorp common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at the special meeting in order for a quorum to be present for purposes of transacting business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining quorum but will not be counted as votes cast on such matters. If there is no quorum at the special meeting, the affirmative vote of at least a majority of the votes present in person or represented by proxy and entitled to vote at the meeting may adjourn the special meeting to another date.

Purposes of the Special Meeting

The special meeting is being held to consider and vote on the following proposals:

•	Approval of the merger agreement and the merger. To approve the Agreement and Plan of Reorganization and Merger, dated January 4, 2016, and the transactions contemplated therein, pursuant to which Sierra Bancorp will acquire Coast Bancorp by merging Coast Bancorp with and into Sierra Bancorp, with Sierra Bancorp surviving the merger and continuing as a bank holding company; and merging Coast National Bank with and into Bank of the Sierra, with Bank of the Sierra surviving the merger and continuing commercial bank operations of the combined bank under its California charter and as the wholly-owned bank subsidiary of Sierra Bancorp; as more fully described in the merger agreement.
•	Adjournment. To approve any adjournment or postponement of the special meeting if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

Recommendation of the Coast Bancorp Board of Directors

The board of directors of Coast Bancorp recommends that the Coast Bancorp shareholders vote:

•	“FOR” the approval of the principal terms of the merger agreement and the merger.
•	“FOR” the approval of any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

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All of Coast Bancorp’s directors, except for director Gersack who abstained due to a conflict of interest, approved the merger agreement and the merger and determined that the merger is in the best interests of Coast Bancorp and its shareholders. See “PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER – Coast Bancorp’s Reasons for the Merger; Recommendation of Coast’s Board of Directors” beginning on page 36.

In considering the recommendation of Coast Bancorp’s board of directors with respect to the merger, Coast Bancorp shareholders should be aware that some of Coast Bancorp’s directors and executive officers may have interests that are different from, or in addition to, the interests of Coast Bancorp shareholders more generally. See “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Interests of Directors and Officers in the Merger” beginning on page 43.

Number of Votes

Each Coast Bancorp shareholder is entitled to cast one vote, in person or by proxy, for each share held in that shareholder’s name on the books of Coast Bancorp as of the record date on the matter to be submitted to the vote of the shareholders.

Votes Required; Voting Agreements

The votes required for each proposal are as follows:

•	Approval of the merger agreement and the merger. The affirmative vote of at least a majority of the shares of Coast Bancorp common stock is required to approve this proposal.
•	Adjournment. The affirmative vote of at least a majority of the shares of Coast Bancorp common stock outstanding, present in person or represented by proxy and entitled to vote at the special meeting is required to approve this proposal.

As of the record date, Coast Bancorp’s directors and executive officers owned 1,776,640 voting shares (not including vested option shares), representing approximately 31.5% of Coast Bancorp’s issued and outstanding shares of common stock. Pursuant to voting agreements more fully described under the section “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Director and Executive Officer Voting Agreements” beginning on page 42, each of Coast Bancorp’s directors and executive officers has agreed to vote his or her shares of Coast Bancorp common stock “FOR” approval of the merger agreement and the transactions contemplated therein and the merger. A copy of the form of voting agreement separately executed by each of the Coast Bancorp directors is attached as Exhibit A and a copy of the form of voting agreement separately executed by each of the executive officers is attached as Exhibit B to the merger agreement which is attached to this proxy statement/prospectus as Appendix A and is incorporated herein by reference.

Voting of Proxies

Submitting Proxies

Whether or not you plan to attend the special meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the special meeting and vote. You may also vote over the Internet or by telephone. Instructions for all voting can be found on the proxy card included with this proxy statement/prospectus.

If you properly fill in your proxy card and send it to us in time to vote, or vote by Internet or telephone, your “proxy” (the individual named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Coast Bancorp board of directors as follows:

•	“FOR” the approval of the merger agreement and the transactions contemplated therein.
•	“FOR” the approval of any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

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If any other matter is presented, your proxy will vote in accordance with the recommendation of the Coast Bancorp board of directors. At the time this proxy statement/prospectus went to press, we knew of no matters which needed to be acted on at the special meeting, other than those discussed in this proxy statement/prospectus.

Voting by Telephone or Over the Internet

In addition to voting in person or by proxy at the special meeting, Coast Bancorp shareholders also have the option to vote by telephone or over the Internet. Instructions to vote by telephone or over the Internet can be found on the proxy card included with this proxy statement/prospectus. The Internet and telephone voting procedures are designed to authenticate a shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

Revoking Proxies

Coast Bancorp shareholders who hold their shares in certificate form may revoke their proxies at any time before the time their proxies are voted at the special meeting by: (i) filing with the Corporate Secretary of Coast Bancorp, an instrument revoking it or a duly executed proxy bearing a later date; (ii) appearing and voting in person at the special meeting or (iii) if a Coast Bancorp shareholder has voted such Coast Bancorp shareholder’s shares by Internet or telephone, recording a different vote, or by signing and returning a proxy card dated as of a date that is later than such Coast Bancorp shareholder’s last Internet or telephone vote. Subject to such revocation, shares represented by a properly executed proxy received in time for the special meeting will be voted by the proxy holder thereof in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in favor of the proposals listed on the proxy. If any other business is properly presented at the meeting, the proxy will be voted in accordance with the recommendations of Coast Bancorp’s board of directors.

Written notices of proxy revocations must be sent so that they will be received before the taking of the vote at the special meeting as follows:

Coast Bancorp

500 Marsh Street

San Luis Obispo, California 93401

Attention: Corporate Secretary

If you have instructed a broker or other nominee to vote your shares, you must follow directions received from your broker or other nominee in order to change those instructions.

Abstentions and Broker Non-Votes

If you hold your shares of Coast Bancorp common stock in “street name” (that is, through a broker or other nominee), you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine, but not on non-routine matters. At the special meeting, none of the matters is a routine matter. Therefore, if you fail to instruct your broker or nominee as to how to vote your shares of Coast Bancorp common stock, your broker or nominee may not vote your shares “for” any of the proposals set forth in this proxy statement-prospectus, including the approval of the merger agreement and the merger, without your specific direction. A “broker non-vote” occurs when your broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority. It is VERY IMPORTANT that you return the instructions to your broker or nominee. Therefore if you wish to be represented you must vote by completing the information which is sent to you by your broker or nominee.

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Dissenters’ Rights

Holders of Coast Bancorp common stock will have dissenters’ rights with respect to the proposal to approve the merger agreement and the merger. In order to perfect dissenters’ rights, a shareholder of Coast Bancorp stock must do the following:

•	not vote “FOR” the merger agreement and the merger;
•	make a timely written demand upon Coast Bancorp for purchase in cash of his or her shares at their fair market value as of January 4, 2016, and immediately prior to the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger, which demand includes:
•	the number and class of the shares held of record by him or her that he or she demands upon Coast Bancorp, and
•	what he or she claims to be the fair market value of his or her shares as of January 4, 2016 and immediately prior to the merger, excluding any change in such value as a consequence of the proposed merger;
•	have his or her demand received by Coast Bancorp within 30 days after the date on which the notice of the approval by the outstanding shares is mailed to the shareholder;
•	submit certificates representing his or her shares for endorsement in accordance with Section 1302 of the CGCL; and
•	comply with such other procedures as are required by the CGCL.

If dissenters’ rights are properly perfected, such dissenter has the right to receive cash in the amount equal to the fair market value, as determined by Coast Bancorp, or, if required, by a court of law, of their shares of Coast Bancorp common stock as of the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger. Please read the section entitled “PROPOSAL NO. 1 - THE MERGER AGREEMENT AND THE MERGER—Dissenters’ Rights of Coast Bancorp Shareholders” and Appendix B for additional information.

If dissenters’ rights are perfected and exercised with respect to more than ten percent (10%) of Coast Bancorp’s outstanding shares of common stock, then Sierra Bancorp has the option to terminate the merger agreement. Please see “PROPOSAL NO. 1 THE MERGER AGREEMENT AND MERGER – Dissenter’s Rights of Coast Bancorp Shareholders” herein.

Other Matters

Coast Bancorp management is not aware of any other business that will be conducted at the special meeting.

Solicitation of Proxies

Coast Bancorp’s board of directors is soliciting the proxies for the special meeting. Coast Bancorp will pay for the cost of solicitation of proxies. In addition to solicitation by mail, Coast Bancorp’s directors, officers and employees may also solicit proxies from shareholders by telephone, facsimile, or in person. Coast Bancorp will not pay any additional compensation to these directors, officers or employees for these activities, but may reimburse them for reasonable out-of-pocket expenses.

If Coast Bancorp’s management deems it advisable, the services of individuals or companies that are not regularly employed by Coast Bancorp may be used in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Coast Bancorp will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of May 2, 2016, concerning the beneficial ownership of Coast Bancorp’s outstanding common stock: (i) by each of the directors of Coast Bancorp; (ii) by each of Coast National Bank’s executive officers; and (iii) by all directors and executive officers of Coast Bancorp as a group. Management is not aware of any change in control of Coast Bancorp that has occurred since January 1, 2014 or of any arrangement that may, at a subsequent date, result in a change in control of Coast Bancorp. As used throughout this section, the term “executive officer” means Coast National Bank’s Chief Executive Officer and President, the Executive Vice President and Chief Financial Officer, the Executive Vice President and Chief Credit Officer. Coast National Bank’s other executive vice presidents and other vice presidents are not considered to be executive officers of Coast Bancorp and are specifically excluded from participation in policy-making by resolution of the Coast Bancorp board of directors.

Name and Position Held	Number of Shares of Common Stock Beneficially Owned[1]		Number of Shares Subject to Vested Stock Options [2]	Percent of Class Beneficially Owned[1,2]
Robb Evans Chairman of the Board of Directors	105,000		30,000	2.38%
Gregory Gersack Director	250,000		20,000	4.76%
Kenneth M. Karmin Director	500,000		20,000	9.18%
Gene D. Mintz Vice Chairman of the Board of Directors	185,065	[3]	20,000	3.62%
Ronald R. Olson Director	75,780	[3,4]	16,000	1.62%
Anita M. Robinson President and Chief Executive Officer and Director	101,069		100,000	3.50%
Stephen S. Taylor, Jr. Director	500,000	[5]	20,000	9.18%
Dan H. Wixom Director	59,726	[3,6]	16,000	1.34%
Paul M. Cable Executive Vice President and Chief Financial Officer	—		25,000	*
Brent Morgan Executive Vice President & Chief Credit Officer	—		25,000	*
Directors and Executive Officers as a Group (10 persons)	1,776,640		292,000	34.83%

* Ownership percentage is less than 1.0%.

1.	Except as otherwise noted, may include shares held by or with such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person is the sole beneficiary and has pass-through voting rights and investment power.
2.	Shares of common stock subject to stock options that were exercisable within 60 days after May 2, 2016 (vested) are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person but not for the purpose of computing the percent of class owned by any other person.
3.	Includes issued warrants in connection with Coast Bancorp’s 2009 private placement. Coast Bancorp issued one warrant to purchase an additional share of common stock for every one share of common stock purchased in the private placement. The warrants are presently exercisable at a price of $5.50 per share.
4.	Includes 30,222 shares held as trustee for Mr. Olson’s company employees’ 401K plan and 4,050 shares held as trustee for his 401K Plan as to which shares Mr. Olson has sole voting and investment power.
5.	Includes 250,000 shares held by Taylor International Fund, Inc. as to which shares Mr. Taylor is the portfolio manager with shared voting and investment power.
6.	Includes 2,250 shares held by the Wixom Trucking Co., LLC Profit Sharing Trust as to which shares Mr. Wixom is trustee with sole voting and investment power.

The following table sets forth information regarding the beneficial ownership of Coast Bancorp’s common stock as of May 2, 2016, by those persons known by Coast Bancorp to beneficially own more than 5% of its outstanding common stock. The shareholder’s ownership percentage is based on 5,646,881 shares of common stock outstanding as of May 2, 2016.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Class Owned
Bruce Newberg Los Angeles, CA	500,000	8.85%

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PROPOSAL NO. 1
THE MERGER AGREEMENT AND THE MERGER

This section describes certain aspects of the merger agreement and the transactions contemplated therein pursuant to which Coast Bancorp will be merged with and into Sierra Bancorp and Coast Bancorp’s bank subsidiary, Coast National Bank will be merged with and into Sierra Bancorp’s bank subsidiary, Bank of the Sierra. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire proxy statement/prospectus, including the appendices. A copy of the Agreement and Plan of Reorganization and Merger, dated January 4, 2016, referred to herein as the merger agreement, is attached as Appendix A to this proxy statement/prospectus and is incorporated by reference herein. The following discussion describes important aspects and the material terms of the merger agreement and the merger. These descriptions are qualified in their entirety by reference to Appendix A.

Structure of the Merger

The merger agreement provides for the merger of Coast Bancorp with and into Sierra Bancorp, with Sierra Bancorp as the surviving entity after the merger. As a result of the merger, Coast Bancorp will cease to exist as a separate entity.

Immediately after the merger, Coast Bancorp’s wholly owned bank subsidiary, Coast National Bank, will merger with and into Sierra Bancorp’s wholly owned bank subsidiary, Bank of the Sierra, with Bank of the Sierra as the surviving entity after the bank merger. As a result of the bank merger, Coast National Bank will cease to exist as a separate entity.

The merger agreement is attached as Appendix A to this document. We encourage you to read the merger agreement in its entirety.

Merger Consideration

The merger agreement provides that each share of the common stock of Coast Bancorp will be entitled to receive, at the holder’s election subject to proration, (1) per share cash consideration, without interest, equal to the sum of (a) the number which is obtained by dividing $3,176,371 (subject to adjustment as described below) by the number of shares of Coast common stock outstanding immediately prior to the effective time of the merger, rounded up or down to the nearest cent plus (b) the product of 0.10302 multiplied by the volume-weighted average daily closing price of Sierra common stock for the twenty (20) trading days ending on the fifth day preceding the closing of the merger; (2) shares of Sierra common stock equal to the per share cash consideration divided by such weighted average daily closing price, or (3) a combination thereof. The precise amount of the aggregate merger consideration and the resulting per share merger consideration will not be known until shortly before the closing of the merger.

The aggregate cash consideration is subject to reduction if and to the extent that Coast Bancorp’s adjusted shareholders’ equity is less than $5.2 million or certain expenses of the merger exceed $2.4 million. For a definition of the term “adjusted shareholders’ equity” and a description of such expenses, see “– Adjustments to the Merger Consideration” immediately below. Under the terms of the merger agreement, the aggregate stock consideration will be approximately 581,753 shares of Sierra common stock. The total number of shares issued and cash paid may be increased if outstanding stock options are exercised prior to the effective time of the merger.

Holders of in-the-money Coast Bancorp stock options who do not exercise their options prior to the merger will receive $2.25 minus the exercise price per share with respect to the corresponding Coast stock option. Outstanding warrants to purchase approximately 123,181 shares of Coast common stock at $5.50 per share shall be cancelled and become null and void unless exercised prior to the effective time of the merger. Given the high exercise price in relation to the per share merger consideration, it appears unlikely that any of the warrants will be exercised.

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Because the merger consideration calculation is based on a formula based on the volume weighted average trading price of Sierra common stock for a period of time shortly before the close of the merger, the precise merger consideration, both in the aggregate and per share, will not be known until shortly before the closing of the merger. However, by way of example only, assuming no reduction in the aggregate cash consideration as provided in the merger agreement, if the per share merger consideration were calculated based on the closing price for shares of Sierra common stock on the Nasdaq Global Select Market on May 2, 2016 of $17.13 per share, the value of the aggregate merger consideration (excluding payments in respect of dissenting shares) would have been approximately $13.1 million. On a per share basis using the same assumptions, each share of Coast Bancorp common stock for which all cash was elected and received would have received $2.32 in cash, and each share converted into all stock would have been converted into 0.13543 shares of Sierra Bancorp common stock with a market value of $2.32. The actual merger consideration will be calculated five business days before the closing of the merger based on the volume-weighted trading price as described in the first paragraph of this section, and the resulting aggregate and per share merger consideration may be more or less than in the above examples. In addition, because the merger consideration is set by a predetermined formula and it is impossible to predict what elections different shareholders will make, there is no assurance that any given shareholder will receive the form of consideration he or she elects.

Adjustments to the Merger Consideration

The aggregate merger consideration will be reduced by (x) the amount, if any, by which the amount of certain expenses of Coast Bancorp related to the transaction exceed $2.4 million plus (y) the amount, if any, by which the closing adjusted shareholders’ equity of Coast Bancorp exceeds target adjusted shareholders’ equity of $5.2 million. Adjusted shareholders’ equity for this purpose is defined as total shareholders’ equity calculated in accordance with GAAP, but excluding: all other comprehensive income or loss from the amount shown in Coast Bancorp’s June 30, 2015 financial statements; positive changes in the valuation allowance for Coast Bancorp’s deferred tax asset from the amount shown in Coast Bancorp’s June 30, 2015 financial statements; the accrual or payment of certain transaction expenses in connection with the merger; amounts paid to retire Coast Bancorp’s senior note; and any items, charges or accruals taken at Sierra Bancorp’s request. To the extent that shareholders’ equity calculated as above is below the target shareholders’ equity of $5.2 million, the shortfall will reduce the aggregate cash consideration. See “– Allocation Calculation” below for a discussion of the potential effects of such a reduction on individual shareholder elections.

Expenses of the transaction that will be calculated for purposes of determining adjusted shareholders’ equity include: severance or change of control payments, the value of employee benefits for which vesting is accelerated as a result of the merger, costs of attorneys, accountants and investment bankers, premiums for the purchase of directors’ and officers’ tail coverage, contract termination fees payable to vendors and the costs of printing and mailing this proxy statement/prospectus). To the extent that these expenses exceed $2.4 million, such excess amount will reduce the aggregate cash consideration.

Election Procedure

Election Right

Subject to the allocation mechanism described in the next section, each Coast Bancorp shareholder will have the right to elect to receive with respect to such shareholder’s shares of Coast Bancorp common stock:

•	Sierra common stock for all of such shareholder’s shares;

•	Cash for all of such shareholder’s shares; or

•	Sierra common stock for shares in an amount equal to the stock percentage and cash for shares in an amount equal to the cash percentage, which we refer to as a mixed election.

Shares of Coast Bancorp common stock with respect to which the shareholder fails to make an effective election prior to the election deadline, or with respect to which the exchange agent does not receive an effective election prior to the election deadline, will be deemed to be “no election shares,” as explained below. Any dissenting shares as to which dissenters’ rights are not properly exercised will be treated as no election shares.

As used herein, “cash percentage” means the percentage derived by dividing the aggregate cash consideration by the aggregate merger consideration, and “stock percentage” is the reciprocal of the cash percentage. The cash percentage will adjust to reflect changes in Sierra Bancorp’s stock price.

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As described above under “– Merger Consideration,” because the merger consideration is set by a predetermined formula and it is impossible to predict what elections different shareholders will make, there is no assurance that any given shareholder will receive the form of consideration he or she elects.

Election Form

An election form and customary transmittal materials containing instructions for use in making an election as to the form of merger consideration that a shareholder prefers will be mailed to Coast Bancorp shareholders no less than thirty-five (35) days prior to the anticipated effective time of the merger, or on such other date as the Coast Bancorp and Sierra mutually agree, which we refer to as the mailing date, to shareholders of record as of five business days prior to the mailing date. The election form allows a Coast Bancorp shareholder to indicate whether the shareholder elects to make a stock election, a cash election, a mixed election or no election. Coast Bancorp will also make election forms available to persons who become holders of Coast Bancorp common stock between the record date for mailing election forms and the business day prior to the election deadline (as defined below).

Shareholders of Coast Bancorp common stock who wish to elect the type of merger consideration they will receive in the merger should carefully review and follow the instructions set forth in the election form. Shares as to which the shareholder has not made or as to which the exchange agent has not received a valid election prior to 5:00 p.m., Pacific time, on the date that is the thirtieth day following the mailing date of the election forms, or such later time as the parties may mutually agree, which we refer to as the “election deadline,” will be deemed to be no election shares.

To make a valid election, a Coast Bancorp shareholder must submit a properly completed and signed election form so that it is actually received by Computershare, Sierra Bancorp’s exchange agent, on or prior to the election deadline in accordance with the instructions on the election form. An election form will be deemed properly completed only if an election is indicated for each share of Coast Bancorp common stock covered by such election form. Any shareholder who fails to deliver a properly completed election form to the exchange agent on or before the election deadline, or who fails to redeliver a properly completed election form after an election has been revoked on or before the election deadline, will not have made a valid election, and the shares of Coast Bancorp common stock owned by such shareholder will be deemed to be no election shares.

An election may be revoked or changed by the shareholder submitting the election form at or prior to the election deadline. The exchange agent will have reasonable discretion to determine whether any election, revocation, withdrawal or change has been properly or timely made and to disregard immaterial defects in the election forms, and any decisions of Sierra Bancorp required by the exchange agent and made in good faith in determining such matters will be binding and conclusive. Neither Sierra Bancorp nor the exchange agent will be under any obligation to notify any shareholder of any defect in any election form. If an election is revoked and any certificates have been transmitted to the exchange agent, Sierra Bancorp will cause such certificates to be promptly returned without charge to the person submitting the revoked election form upon written request to that effect from the shareholder who submitted such election form.

Allocation Calculation

In the following discussion, “stock election shares” means shares of Coast Bancorp common stock with respect to which the shareholder has elected to receive shares of Sierra common stock; “cash election shares” means shares of Coast Bancorp common stock with respect to which the shareholder has elected to receive cash; and “mixed election shares” means shares of Coast Bancorp common stock with respect to which the shareholder has elected to receive the prescribed mix of cash and stock. With respect to mixed election shares, the ratio of cash and stock consideration a shareholder will receive is limited to the ratios equal to the aggregate cash consideration divided by the aggregate merger consideration, and the reciprocal of the cash percentage, respectively. The aggregate cash consideration is subject to reduction under certain circumstances. See “– Adjustments to the Merger Consideration.”

If a shareholder makes no election with respect to his or her shares of Coast common stock, or if there are any shares of Coast common stock with respect to which the exchange agent has not otherwise received an effective, properly completed election form on or before the election deadline, such shares will be deemed to be no election shares.

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A shareholder who perfects his or her dissenters' rights under the CGCL will receive the fair market value for his or her shares in cash, as determined pursuant to the procedures under the CGCL, and will not receive any merger consideration. See “– Dissenters' Rights of Coast Bancorp Shareholders" below. Any dissenting shares as to which dissenters’ rights are not properly exercised will be treated as no election shares solely for purposes of the allocation calculation.

If the aggregate cash amount that would be paid upon conversion in the merger of the cash election shares, dissenting shares and the mixed cash shares is equal or nearly equal (as determined by the exchange agent) to the aggregate cash consideration to be issued in the merger, then all cash election shares and mixed cash shares will be converted into the right to receive the per share cash consideration, and all stock election shares, mixed stock shares and no election shares will be converted into the right to receive the per share stock consideration.

Oversubscription of Cash Consideration.

If the aggregate cash amount that would be paid upon the conversion in the merger of the cash election shares, dissenting shares and the mixed cash shares is more than the aggregate cash consideration, then:

•	all mixed stock shares, stock election shares and no election shares will be converted into the right to receive the per share stock consideration;
•	all dissenting shares will be deemed, solely for purposes of the allocation procedures, to be converted into the right to receive the per share cash consideration;
•	the exchange agent shall then select from among the cash election shares, by a pro rata selection process, a sufficient number of shares, which we refer to as stock designated shares, such that the aggregate cash amount that will be paid in the merger equals as closely as practicable the aggregate cash consideration, and all stock designated shares will be converted into the right to receive the per share stock consideration; and
•	the cash election shares that are not stock designated shares and all mixed cash shares will be converted into the right to receive the per share cash consideration.

Undersubscription of Cash Consideration

If the aggregate cash amount that would be paid upon conversion in the merger of the cash election shares, dissenting shares and the mixed cash shares is less than the aggregate cash consideration, then:

•	all cash election shares and mixed cash shares will be converted into the right to receive the per share cash consideration;
•	all dissenting shares will be deemed, solely for purposes of the allocation procedures, to be converted into the right to receive the per share cash consideration;
•	the exchange agent shall then select first from among the no election shares and then (if necessary) from among the stock election shares, by a pro rata selection process, a sufficient number of shares, which we refer to as cash designated shares, such that the aggregate cash amount that will be paid in the merger equals as closely as practicable the aggregate cash consideration, and all cash designated shares will be converted into the right to receive the per share cash consideration; and
•	the stock election shares and the no election shares that are not cash designated shares and all mixed stock shares will be converted into the right to receive the per share stock consideration.

The allocation calculations described above will be prepared by the exchange agent within ten business days after the election deadline, unless the effective time has not yet occurred, in which case as soon thereafter as practicable. Any calculation resulting in a holder receiving a portion of a share of Sierra Bancorp common stock shall be rounded to the nearest whole share, and any cash payment shall be rounded to the nearest cent.

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Background of the Merger

Coast Bancorp was founded in 2001 as the holding company for Coast National Bank, which was established in 1997 as a locally owned community bank serving consumers and businesses in San Luis Obispo County. As of December 31, 2015, Coast Bancorp had assets of almost $150 million across three branches and a loan production office. As the result of the economic downturn in 2007 and regulatory challenges facing Coast Bancorp and Coast National Bank, the Board of Directors and management have been focused on addressing credit quality and operational issues, and infusing the institution with needed capital. In 2014, Coast Bancorp raised $4.8 million in equity capital, through the sale of 4.8 million shares of common stock at $1.00 per share, and $2.0 million in senior debt to successfully recapitalize the holding company and bank. This capital raise resulted in a significant restructuring of the board with the addition of four (4) new directors and resignation of two (2) then existing directors. Since that time, Coast Bancorp has been consistently evaluating its strategic alternatives to preserve and enhance shareholder value. Furthermore, over the past few years Coast was periodically approached by various banks to discuss the potential of combining organizations, including informally by Sierra Bancorp.

On June 20, 2015, Sierra Bancorp CEO Kevin McPhaill and Vice Chairman James Holly informally met with Coast Bancorp Chairman Robb Evans to discuss a potential business combination. Prior to the meeting, Coast Bancorp board member Greg Gersack, who is a principal in the nationally recognized investment bank, FIG Partners LLC, had prepared merger analyses to help the board of directors and management better understand a realistic valuation of Coast Bancorp in a potential sale. Following the June 20th contact, Chairman Evans and board member Gersack began informal discussions with Sierra Bancorp and its financial advisor, Keefe Bruyette & Woods, A Stifel Company (referred to as “KBW”). On July 29, 2015 the companies entered into a mutual nondisclosure agreement to facilitate the exchange of confidential information to better gauge the viability of a strategic combination. On August 7, 2015, Chairman Evans and board member Gersack met with Sierra Bancorp CEO Kevin McPhaill and CFO Ken Taylor along with Jeff Wishner of KBW to formally discuss a business combination.

On August the 20th, Sierra Bancorp submitted an initial Letter of Interest (referred to as the “LOI”) to Chairman Evans and board member Gersack through its advisor, KBW. In this proposal, Sierra Bancorp offered to acquire Coast Bancorp for 480,177 Sierra Bancorp common shares and $2.8 million of cash, which equated to a mixture of consideration of 75% stock and 25% cash based on the trading price of Sierra Bancorp common shares at that time. Sierra Bancorp also proposed to cash out existing Coast Bancorp stock options for $266,000. The total consideration was approximately $11.6 million. The offer also contemplated Coast Bancorp having (a) total shareholders' equity at closing of at least $5.2 million without giving effect to purchase accounting adjustments and excluding transaction costs, (b) a loan loss reserve of 1.5% of total loan at closing, (c) confirmation that the fair market value of all real estate owned by Coast Bancorp exceeded its book value by at least $2.0 million, (d) a valuation confirming a purchase accounting credit adjustment to the loan portfolio of less than 1.5%, and (e) verification of a post-closing Coast Bancorp deferred tax asset of at least $2.5 million. After receiving the LOI, Chairman Evans and Board member Gersack met with Coast Bancorp’s CEO, Anita Robinson, on Friday, August 21st in San Luis Obispo to discuss the terms presented. Messrs. Evans and Gersack and Ms. Robinson determined the LOI should be presented to the full Coast Bancorp board of directors at their strategic planning session scheduled for August 24, 2015.

On August 24, 2015, the Coast Bancorp board met for its strategic planning session to discuss strategic alternatives. Among other topics discussed, the board of directors considered the terms of the LOI. The board voted to engage FIG Partners, LLC, to act as a financial advisor and to represent Coast Bancorp in further discussions and negotiations with Sierra Bancorp. Due to his position with FIG Partners, LLC, board member Gersack abstained from the vote on engaging FIG Partners, LLC, and continued to abstain from formal board votes on matters relating to a possible merger with Sierra Bancorp. On August 25, 2015, Coast Bancorp signed an engagement letter with FIG Partners, LLC, to act as its exclusive financial advisor in connection with the potential transaction. Mr. Gersack was charged with communicating to KBW that the price proposed was insufficient and to determine if the consideration offered and other terms presented were negotiable.

Through a series of discussions with his counterpart at KBW, Mr. Gersack assisted KBW in Sierra Bancorp’s due diligence process and continued discussions regarding Sierra Bancorp increasing the pricing to a level which would be acceptable to Coast Bancorp. Additionally, Coast Bancorp formally engaged its outside counsel, Stuart | Moore, to advise it with respect to the potential transaction with Sierra Bancorp

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After Sierra Bancorp conducted some due diligence, on September 14, 2015, KBW delivered to FIG Partners, LLC, a revised LOI reflecting a higher transaction price of 581,753 shares of Sierra common stock, $3.2 million in cash and an additional $383,000 to cash out existing option holders. Sierra Bancorp valued its offer at the time at $13.1 million. In its revised offer Sierra Bancorp also proposed an increased minimum post-closing deferred tax asset of $2.8 million and a cap on Coast Bancorp's transaction related expenses of $2.8 million. Over the next several weeks, the parties through their financial advisors FIG Partners, LLC and KBW negotiated various aspects of the LOI. The Coast Bancorp board met on September 25, 2016, to receive an update on the progress of discussions with Sierra Bancorp. At that meeting, Stuart | Moore made a formal presentation to the board about its fiduciary duties in the context of potential transaction with Sierra Bancorp. Additionally, Mr. Gersack, Chairman Evans, and Ms. Robinson provided updates on the progress in discussions with Sierra Bancorp. Following this meeting, negotiations between the parties continued resulting with KBW delivering to FIG Partners, LLC, on September 29, 2015, a revised LOI containing Sierra Bancorp’s final offer.

The final LOI reflected the same general pricing terms as the September 14, 2015 LOI, but capped transaction expenses at $2.4 million, and reduced the minimum loan loss reserve at closing from 1.5% to 1.4%.

At the September 25 board meeting, Mr. Gersack was directed to conduct a confidential market check to confirm the terms of the Sierra Bancorp offer and determine if there was any interest from another financial institution at a higher price and better terms. FIG Partners, LLC, contacted six financial institutions that were potential acquirers to gauge whether there was any party willing to present an offer competitive with the terms then proposed by Sierra Bancorp. Of the six banks contacted in this effort, only two banks were willing to sign nondisclosure agreements to pursue the opportunity further. The two institutions that signed nondisclosure agreements were provided due diligence information in order to evaluate a potential combination. Although the terms of the Sierra Bancorp offer were not disclosed, a minimum pricing range was provided to the two institutions. After evaluation, neither company submitted an offer.

On October 12, 2015, the Coast Board of Directors met, with FIG Partners, LLC and Stuart|Moore present, and thoroughly discussed both the results of the market check and the pending LOI. The board voted unanimously, authorizing Chairman Evans to sign the LOI on behalf of Coast Bancorp, with Mr. Gersack abstaining from the vote. Among other general terms and conditions, the LOI included a period of exclusivity during which the parties would conduct due diligence and negotiate a definitive agreement.

The initial draft of the definitive agreement was received from Sierra Bancorp’s counsel on November 11, 2015. Over the next several weeks, details of the Agreement were negotiated and both parties completed their due diligence reviews of the other. On November 30, 2015, Coast Bancorp retained Vining Sparks IBG, L.P. to provide an opinion as to the fairness from a financial standpoint to the Coast Bancorp shareholders of the consideration to be received by the Coast Bancorp shareholders in the transaction. Due diligence on Sierra Bancorp was conducted on December 3, 2015 by Chairman Evans, CEO Robinson, and Mr. Gersack, which included meetings with Sierra Bancorp Vice Chairman Holley and CEO McPhaill and the balance of the Sierra Executive team. There were no adverse findings.

On January 4, 2016, the Coast Bancorp board of directors met to consider the definitive agreement and proposed transaction with Sierra Bancorp. Stuart|Moore again reviewed the fiduciary duties of the Coast Bancorp board of directors. Vining Sparks delivered its fairness opinion to the Coast Bancorp board, and Mr. Gersack presented FIG Partners, LLC’s analysis of the transaction. Vining Sparks presented its analysis of the transaction including its opinion that that the consideration to be received by the Coast Bancorp shareholders was fair from a financial point of view. Following presentations from Stuart|Moore, Vining Sparks and FIG Partners, and with Mr. Gersack abstaining from the vote, the Coast Bancorp board of directors then unanimously approved the merger agreement and the merger.

On January 4, 2016, Sierra Bancorp and Coast Bancorp executed the merger agreement and all related documents. Prior to the opening of the stock market on January 5, 2016, both companies issued a joint press release announcing the execution of the merger agreement and the terms of the proposed merger.

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 Coast Bancorp’s Reasons for the Merger; Recommendation of Coast’s Board of Directors

In reaching its decision to approve the merger agreement and related transactions, the Board of Directors of Coast Bancorp consulted with senior management, its financial advisors, and its legal counsel and considered a number of factors, including, among others, the following, which are not presented in order of priority:

•	its knowledge of Coast Bancorp’s, and its subsidiaries, business, markets, financial condition, results of operations and prospects;
•	a review of Sierra Bancorp’s business, operations, financial condition, earnings and prospects, taking into account the results of its due diligence review of Sierra Bancorp;
•	the strategic alternatives believed to be reasonably available to Coast Bancorp;
•	results that could be expected to be obtained by Coast Bancorp if it continued to operate independently, and the likely benefits to shareholders of such course, as compared with the value of the merger consideration being offered by Sierra Bancorp;
•	the enhanced future prospects of the combined institution compared to those that Coast Bancorp was likely to achieve on a stand-alone basis, including the projected market position and the increased lending limit of the combined bank, increased capital available for strategic growth, and the compatibility of Sierra Bancorp’s and Coast Bancorp’s business activities and strong credit structures;
•	the possible effects of the proposed merger on Coast Bancorp’s employees and customers, as well as on the communities in which Coast Bancorp operates;
•	the structure of the merger and the financial and other terms of the merger agreement, including the value of the consideration;
•	the presentations of management regarding the strategic advantages and disadvantages of combining with Sierra Bancorp, including Sierra Bancorp’s desired entry into the markets in which Coast Bancorp operates and its decision to retain Ms. Robinson who has a deep knowledge of those markets, Sierra Bancorp’s expertise in commercial lending, the opportunities for cost savings in the transaction, and Sierra Bancorp’s commitment to the communities in which it operates;
•	the merger consideration offered and the belief of the Coast Bancorp Board of Directors that Sierra Bancorp stock represents an investment in a well-capitalized and Nasdaq listed institution which should result in long-term value and increased liquidity for shareholders;
•	the terms of the merger agreement and related transactions, including the representations and warranties of the parties, the covenants, the consideration, the benefits to Coast Bancorp’s employees, and the termination fee and/or cost reimbursement to be paid by Coast Bancorp under certain circumstances;
•	that the transaction is expected to be tax-free to Coast Bancorp shareholders to the extent that they receive Sierra Bancorp common stock in exchange for their shares of Coast Bancorp common stock;
•	the opinion of Vining Sparks, financial advisor to the Coast Bancorp Board of Directors, that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the merger consideration to be received by the Coast Bancorp shareholders was fair to the Coast Bancorp shareholders from a financial point of view, as more fully described under “— Opinion of Coast Bancorp’s Financial Advisor,” below;
•	the ability of Sierra Bancorp to pay the merger consideration without needing to condition the merger on obtaining additional sources of financing;
•	the challenges of combining the two banks generally, including the likelihood of a successful integration of the companies and differences in cultures and business management philosophies, and Sierra Bancorp’s past experience in this regard;
•	the ability of both institutions to complete the merger and the likelihood of receiving necessary regulatory approvals in a timely manner;
•	the possible effects on Coast Bancorp should the parties fail to complete the merger; and

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•	that Coast Bancorp officers and directors may have financial interests in the merger that are different from, or are in addition to, the interests of Beneficiaries. See “Interests of Directors and Officers in the Merger,” below.

The foregoing discussion of the factors considered by the Board of Directors of Coast Bancorp is not intended to be exhaustive, but does set forth the principal factors considered by the board. Based on the factors described above, the Board of Directors of Coast Bancorp determined that the merger with Sierra Bancorp would be advisable and in the best interests of Coast Bancorp and its shareholders and approved the merger agreement and related transactions contemplated by the merger agreement. In view of the wide variety and complexity of factors considered by the Board of Directors of Coast Bancorp in connection with its evaluation of the merger, the board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any factor, was favorable or unfavorable to the ultimate determination of the board. Rather, the Board of Directors of Coast Bancorp made its recommendation based on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual directors may have given different weights to different factors.

All of Coast Bancorp’s directors, except for director Gersack who abstained due to a conflict of interest, approved the merger agreement and recommend that Coast’s shareholders vote “FOR” approval of the principal terms of the merger agreement and the merger.

Opinion of Coast Bancorp’s Financial Advisor

Coast Bancorp’s board of directors retained Vining Sparks IBG, L.P., which we sometimes refer to as Vining Sparks, to render financial advisory and investment banking services. Vining Sparks is a nationally recognized investment banking firm with substantial expertise in transactions similar to the proposed transaction and is familiar with Coast Bancorp and its business. As part of its investment banking business, Vining Sparks is regularly engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes.

On January 4, 2016, Vining Sparks delivered its opinion to Coast Bancorp that the merger consideration to be received by Coast Bancorp common shareholders in the proposed transaction is fair, from a financial point of view, to Coast Bancorp’s common shareholders. The full text of Vining Sparks’ opinion is attached as Appendix C to this proxy statement/prospectus and should be read in its entirety.

Vining Sparks’ opinion was directed to Coast Bancorp’s board of directors and is limited to the fairness, from a financial point of view, of the consideration to be received by Coast Bancorp common shareholders in the proposed transaction. It did not address Coast Bancorp’s underlying business decision to proceed with the proposed transaction or constitute a recommendation to the Coast Bancorp board of directors as to how it should vote on the merger, and does not constitute a recommendation to any holder of Coast Bancorp common stock as to how such shareholder should vote in connection with the merger.

For purposes of Vining Sparks’ opinion and in connection with its review of the proposed transaction, Vining Sparks has, among other things:

•	reviewed the terms of the most recent draft of the merger agreement made available to Vining Sparks;
•	reviewed certain publicly available financial statements, both audited (where available) and un-audited, and related financial information of Coast Bancorp and Sierra Bancorp, including those included in their respective annual reports for the past two years and their respective quarterly reports for the past two years;
•

reviewed certain internal financial information and financial forecasts relating to the business, earnings, cash flows, assets and prospects of Coast Bancorp furnished to them by Coast Bancorp management;

•	reviewed the publicly available consensus “street estimates” of Sierra Bancorp for 2015 through 2017, which information was discussed with Sierra Bancorp’s management and used and relied upon by Vining Sparks, without independent verification, at the direction of such management with the consent of the Sierra Bancorp board of directors;

•	held discussions with members of executive and senior management of Coast Bancorp and Sierra Bancorp concerning the past and current results of operations of Coast Bancorp and Sierra Bancorp, their respective current financial condition and managements’ opinion of their respective future prospects;

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•	reviewed reported market prices and historical trading activity of Sierra Bancorp and Coast Bancorp common stock;
•	reviewed certain aspects of the financial performance of Sierra Bancorp and compared such financial performance of Sierra Bancorp, with stock market data relating to Sierra Bancorp common stock, with similar data available for certain other financial institutions the securities of which are publicly traded;
•	reviewed the financial terms of merger and acquisition transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that Vining Sparks deemed to be relevant;
•	reviewed the pro form financial impact of the merger on Coast Bancorp; and
•	reviewed such other information, financial studies, analyses and investigations, as Vining Sparks considered appropriate under the circumstances.

In conducting its review and arriving at its opinion, Vining Sparks has assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to it by Coast Bancorp and Sierra Bancorp, and their respective representatives, and of the publicly available information that was reviewed by Vining Sparks. Vining Sparks is not an expert in the evaluation of the adequacy of allowances for loan losses and it did not independently verify the adequacy of such allowances. Vining Sparks assumed that the allowance for loan losses set forth in the financial statements of Sierra Bancorp and Coast Bancorp were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. Vining Sparks did not conduct a physical inspection of any of the properties or facilities of Coast Bancorp or Sierra Bancorp, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of Coast Bancorp or Sierra Bancorp, were not furnished with any such evaluation or appraisal, and did not review any individual credit files.

Vining Sparks relied upon the management of Sierra Bancorp and Coast Bancorp as to the reasonableness of the financial and operating forecasts, and projections (and the assumptions and bases therefore) provided to or reviewed by Vining Sparks, and Vining Sparks assumed that such forecasts and projections reflect the best currently available estimates and judgments of Sierra Bancorp and Coast Bancorp management. Coast Bancorp and Sierra Bancorp do not publicly disclose internal management forecasts, projections or estimates of the type furnished to or reviewed by Vining Sparks in connection with its analysis of the financial terms of the proposed transaction, and such forecasts and estimates were not prepared with a view towards public disclosure. These forecasts and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of Coast Bancorp or Sierra Bancorp, including without limitation to, the general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

Vining Sparks’ opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date thereof, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Sierra Bancorp or Coast Bancorp could materially affect the assumptions used in preparing the opinion. Vining Sparks assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Coast Bancorp or Sierra Bancorp since the date of the last financial statements of each such entity were made available to Vining Sparks. Vining Sparks assumed that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement are not waived.

In delivering its opinion to the board of directors of Coast Bancorp, Vining Sparks prepared and delivered to Coast Bancorp’s board of directors written materials containing various analyses and other information. The following is a summary of the material financial analyses performed by Vining Sparks in connection with the preparation of its opinion and does not purport to be a complete description of all the analyses performed by Vining Sparks. The summary includes information presented in tabular format, which should be read together with the text that accompanies those tables. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, an opinion is not necessarily susceptible to partial analysis or summary description. Vining Sparks believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying its opinion. In its analyses, Vining Sparks made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Coast Bancorp and Vining Sparks. Any estimates contained in Vining Sparks’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

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Summary of Proposal. Vining Sparks reviewed the financial terms of the proposed transaction. Pursuant to the terms of the merger agreement, Coast Bancorp shareholders will receive aggregate cash consideration equal to $3,176,371, plus aggregate stock consideration of 581,753 shares of Sierra Bancorp common stock.

Based on cash consideration of $3,176,371 and based on a stock price of $17.65 per share for Sierra Bancorp (based on the closing price on December 31, 2015), the aggregate merger consideration would equal $13,444,311 or $2.38 per share. A per share purchase price of $2.38 represents a price to September 30, 2015 equity of 1.30x, a price to tangible equity of 1.32x, a price to estimated 2015 core earnings of 44.86x, a price to September 30, 2015 assets of 9.18% and a tangible premium on core deposits at September 30, 2015 of 2.89%.

Sierra Bancorp Selected Company Analysis. Vining Sparks used publicly available information to compare selected financial information for Sierra Bancorp and a selected group of financial institutions. The Sierra Bancorp peer group consisted of publicly traded California banks with total assets between $1 billion and $3 billion, excluding merger targets. While Vining Sparks believes that the banks listed below are similar to Sierra Bancorp, none of these banks have the same composition, operations, size or financial profile as Sierra Bancorp.

Company	Ticker	Company	Ticker
1867 Western Financial Corporation	WFCL	First Northern Community Bancorp	FNRN
American Business Bank	AMBZ	FNB Bancorp	FNBG
Bank of Marin Bancorp	BMRC	Heritage Commerce Corp	HTBK
California Republic Bancorp	CRPB	Heritage Oaks Bancorp	HEOP
Central Valley Community Bancorp	CVCY	Pacific City Financial Corporation	PFCF
CU Bancorp	CUNB	Pacific Premier Bancorp, Inc.	PPBI
Exchange Bank	EXSR	Preferred Bank	PFBC
Farmers & Merchants Bancorp	FMCB	River City Bank	RCBC
First Foundation Inc.	FFWM

To perform this analysis, Vining Sparks used financial information as of September 30, 2015, a price of $17.65 for Sierra (the closing price on December 31, 2015) and pricing data for the peer group as of December 31, 2015 obtained from SNL Financial LC. The following table sets forth the comparative financial and market data:

	Sierra Bancorp		Peer Group Median
Total Assets (in millions)	$1,717.1		$1,882.8
Return on Average Assets	1.01%		0.93%
Return on Average Equity	9.02%		8.90%
Equity/Assets	10.89%		10.96%
Loans/Deposits	73.90%		76.71%
Loan Loss Reserve/Gross Loans	0.99%		1.41%
Nonperforming Assets/Assets	1.74%		0.41%
Efficiency Ratio	65.74%		62.59%
Price/Book Value Per Share	1.25	x	1.46	x
Price/Tangible Book Value Per Share	1.30	x	1.52	x
Price/Last 12 Months’ Earnings Per Share	14.8	x	16.0	x

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Stock Trading History. Vining Sparks reviewed the closing per share market prices and volumes for Sierra Bancorp common stock and Coast Bancorp common stock on a daily basis from July 1, 2015 to December 31, 2015. Sierra Bancorp is listed for trading on the Nasdaq Global Select Market under the symbol “BSRR”. For the period between July 1, 2015 to December 31, 2015, the closing price of Sierra Bancorp common stock ranged from a low of $15.50 to a high of $19.13, with an average closing price for the period of $17.02. The closing price on December 31, 2015 was $17.65 per share and the average daily trading volume for Sierra Bancorp was 18,077 shares.

Coast Bancorp common stock trades on the OTC Pink Sheets under the ticker symbol “CTBP”. For the period between July 1, 2015 to December 31, 2015, the closing price of Coast Bancorp common stock ranged from a low of $1.42 to a high of $1.95, with an average closing price for the period of $1.66. The closing price on December 31, 2015 was $1.75 per share and the average daily trading volume for Coast Bancorp was 226 shares. The transaction price of $2.38 represented a 36% premium over Coast Bancorp’s closing price on December 31, 2015.

Analysis of Selected Financial Institution Transactions. Vining Sparks reviewed certain publicly available information regarding selected merger and acquisition transactions (the “Comparable Transactions”) announced from January 1, 2014 to December 31, 2015 involving California financial institutions with total assets under $1 billion and a return on assets between 0.00% and 0.75%. The transactions included in the group are shown in the following chart. This data was obtained from SNL Financial LC.

Buyer	City	State	Seller	City	State
TriCo Bancshares	Chico	CA	North Valley Bancorp	Redding	CA
CVB Financial Corp.	Ontario	CA	American Security Bank	Newport Beach	CA
SKBHC Holdings LLC	Seattle	WA	Greater Sacramento Bancorp	Sacramento	CA
Pacific Commerce Bank	Los Angeles	CA	Vibra Bank	Chula Vista	CA
Heritage Commerce Corp	San Jose	CA	Focus Business Bank	San Jose	CA
FNB Bancorp	South San Francisco	CA	America California Bank	San Francisco	CA
PBB Bancorp	Los Angeles	CA	First Mountain Bank	Big Bear Lake	CA
American Riviera Bank	Santa Barbara	CA	Bank of Santa Barbara	Santa Barbara	CA
Suncrest Bank	Visalia	CA	Sutter Community Bank	Yuba City	CA
California Bank of Commerce	Lafayette	CA	Pan Pacific Bank	Fremont	CA
Pacific Commerce Bancorp	Los Angeles	CA	ProAmerica Bank	Los Angeles	CA

Vining Sparks reviewed the multiples of transaction value to stated book value, transaction value to tangible book, transaction value to last twelve months earnings, transaction value to assets and tangible book premium to core deposits and calculated high, low, mean and median multiples for the Comparable Transactions. The median multiples were then applied to Coast Bancorp’s balance sheet information as of September 30, 2015, earnings for 2014 and estimated core earnings for 2015, to derive an implied range of values of Coast Bancorp. The following table sets forth the median multiples as well as the implied values based upon those median multiples.

	Comparable Transaction Median Multiple		Implied Value (Per Share)
Transaction Value / Book Value	1.20	x	$2.20
Transaction Value / Tangible Book Value	1.23	x	$2.21
Transaction Value / 2014 Earnings	40.72	x	$2.04
Transaction Value / Estimated 2015 Core Earnings	40.72	x	$2.16
Transaction Value / Total Assets	14.01%		$3.63
Tangible Premium / Core Deposits	4.56%		$2.72

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The transaction value of $2.38 per share is within the range of implied values computed in using the Comparable Transactions, which supports the fairness of the transaction.

No company or transaction used as a comparison in the above analysis is identical to Coast Bancorp or the proposed transaction. Accordingly, an analysis of these results is not strictly mathematical. An analysis of the results of the foregoing involves complex considerations and judgments concerning differences in financial and operating characteristics of Coast Bancorp and the companies included in the Comparable Transactions.

Present Value Analysis. Vining Sparks calculated the present value of theoretical future earnings of Coast Bancorp and compared the transaction value to the calculated present value of Coast Bancorp’s common stock on a stand-alone basis. Based on projected earnings for Coast Bancorp for 2016 through 2020, a discount rate of 14%, and including a residual value, the stand-alone present value of Coast Bancorp equaled $1.97 per share. The transaction value of $2.38 per share is above this value, which supports the fairness of the transaction.

Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Vining Sparks estimated the net present value of the future streams of after-tax cash flow that Coast Bancorp could produce to benefit a potential acquirer, referred to as dividendable net income, and added a terminal value. Based on projected earnings for Coast Bancorp for 2016 through 2020, Vining Sparks assumed after-tax distributions to a potential acquirer such that its tier 1 leverage ratio would be maintained at 8.00%. The terminal value for Coast Bancorp was calculated based on Coast Bancorp’s projected 2020 equity, the median price to book multiple paid in the Comparable Transactions and utilized discount rate of 14%. This discounted cash flow analysis indicated an implied value of $1.90 per share. The transaction value of $2.38 per share is above this value, which supports the fairness of the transaction.

Pro Forma Merger Analysis. Vining Sparks performed a pro forma merger analysis to calculate the financial implications of the merger to Coast Bancorp shareholders. This analysis assumed, among other things, the terms of the transaction as indicated above, that the merger closes at April 30, 2016 and cost savings and revenue enhancement opportunities of $1.2 million in 2016 and $2.0 million in 2017. This analysis utilized earnings estimates of $1.31 per share in 2016 and $1.35 per share in 2017 for Sierra Bancorp and $0.11 per share and $0.16 per share, respectively, for Coast Bancorp. This analysis indicated that the merger would be accretive to Coast Bancorp’s projected earnings per share and accretive to Coast Bancorp’s tangible book value per share in 2016 and 2017.

In the two years prior to the issuance of this opinion, Vining Sparks has not had a material relationship with Sierra Bancorp where compensation was received or that it contemplates will be received after closing of the transaction. In the two years prior to the issuance of this opinion, Vining Sparks engaged in securities and loan sales and trading activity with Coast and/or its subsidiary bank for which Vining Sparks was paid commissions or other fees, which may include mark-ups on the purchase or sale of loans and securities. Pursuant to the terms of an engagement letter with Coast Bancorp, Vining Sparks will receive a fee of $20,000 plus expenses up to $1,000 upon delivery of its opinion. Vining Sparks’ fee is not contingent upon consummation of the proposed transaction. In addition, Coast Bancorp has agreed to indemnify Vining Sparks against certain liabilities and expenses arising out of or incurred in connection with its engagement, including liabilities and expenses which may arise under the federal securities laws.

Board of Directors, Management and Operations After the Merger

At the effective time of the merger, Coast Bancorp will merge with and into Sierra Bancorp. As a result, Coast Bancorp will cease to exist as a separate entity, and all of its assets, liabilities and operations will be held and managed by Sierra Bancorp as the surviving entity in the merger. Coast Bancorp’s directors will cease to hold board positions at the effective time of the merger. Sierra Bancorp’s board of directors and principal executive officers will not change as result of the merger.

At the effective time of the bank merger, Coast National Bank will merge with and into Bank of the Sierra. As a result, Coast National Bank will cease to exist as a separate bank, and all of its assets, liabilities and operations will be held and managed by Bank of the Sierra as the surviving bank. Pursuant to Section 4888 of the California Financial Code, at the close of the bank merger, all banking offices and, subject to regulatory approval, the loan production office of Coast National Bank, will become branch banking offices of Bank of the Sierra, and all safe deposit, deposit and loan customers of Coast National Bank will, by operation of law, become customers of Bank of the Sierra. Coast National Bank’s directors will cease to hold board positions at the effective time of the bank merger. Bank of the Sierra’s board of directors and principal executive officers will not change as result of the bank merger.

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Director and Executive Officer Voting, Non-Solicitation and Non-Competition Agreements

In connection with entering into the merger agreement, Sierra Bancorp entered into a voting, non-competition and non-solicitation agreement with each of the current directors of Coast Bancorp, which we refer to collectively as the director voting agreements. Also in connection with the merger agreement, Sierra Bancorp entered into a voting and non-solicitation agreement with Anita M. Robinson, Paul Cable and Brent Morgan, each of whom is an executive officer of Coast Bancorp, which we refer to collectively as the officer voting agreements and, collectively with the director voting agreements, the voting agreements. The following summary of the director and officer voting agreements is subject to, and qualified in its entirety by reference to, the form of director and officer agreements attached as Exhibits A and B, respectively, to the merger agreement which is appended to this proxy statement/prospectus as Appendix A.

Pursuant to the voting agreements, each shareholder party to a voting agreement agreed to vote his or her shares of Coast Bancorp common stock:

•	in favor of approval of the merger agreement;
•	in favor of each of the other actions contemplated by the merger agreement;
•	in favor of any proposal to adjourn or postpone any shareholder meeting to a later date if there are not sufficient votes for approval of the merger agreement on the date on which such shareholder meeting is held;
•	in favor of any action in furtherance of any of the foregoing;
•	against any action or agreement that is intended, or could be reasonably expected to, result in a breach of any representation, warranty, covenant or obligation of Coast Bancorp in the merger agreement or impair the ability of Coast Bancorp to complete the merger or that would otherwise be inconsistent with, prevent, impede or delay the completion of the merger;
•	against any agreement, transaction or proposal that relates to an acquisition proposal or alternative transaction, other than the merger and the other transactions contemplated by the merger agreement; and
•	against any reorganization, recapitalization, dissolution or liquidation of Coast Bancorp or any of its subsidiaries or any amendment or other change in its governing documents, except to the extent specifically provided in the merger agreement or approved in writing by Sierra Bancorp.

The voting agreements provide that each shareholder party to a voting agreement will not, other than pursuant to the merger, directly or indirectly:

•	sell (including short sell), transfer, pledge, assign, tender, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) any of such shareholder’s shares of Coast Bancorp common stock; or
•	enter into any contract or understanding providing for any action described in the preceding bullet.

In addition, the director voting agreements provide that the director shall not, for a period of 18 months after the effective time of the merger :

•	solicit the banking business of any Coast Bancorp customer;
•	acquire, charter, operate or enter into any management agreement with any financial institution located in Tulare, Kern, Fresno, Kings, San Luis Obispo or Ventura counties, or in the cities of Santa Clarita or Valencia, California; or
•	hire, recruit or discuss employment with any person who was a Coast Bancorp employee in the six months prior to the date of the merger agreement.

The director voting agreements do not require any director to divest any passive interest in a covered financial institution, refrain from becoming a shareholder of no more than 24.9% of any covered financial institution, resign from any board position held as of the date of merger agreement, refrain from providing investment banking, financial advisory or acting as a placement agent or underwriter for any covered financial institution, or acting as an asset manager, receiver, trustee or similar asset management business, provided the director is currently engaged in that business.

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In addition, the officer voting agreements provide that for a period of one year after the executive ceases to be employed by Coast Bancorp or Sierra Bancorp, the executive will not hire, recruit or discuss employment with any person who was a Coast Bancorp or Sierra Bancorp employee in the three months prior to such executive’s termination date.

Interests of Directors and Officers in the Merger

Coast Bancorp executive officers and directors who are also shareholders of Coast Bancorp will participate as shareholders in the merger consideration in the same manner and to the same extent as all of the other shareholders of Coast Bancorp. However, in considering the recommendation of the Coast Bancorp board of directors that shareholders vote in favor of approving the merger agreement, shareholders should be aware that Coast Bancorp executive officers and directors may have interests in the merger as individuals that are in addition to, or different from, their interests as shareholders of Coast Bancorp generally. The Coast Bancorp board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement. These interests are detailed below.

Protection of Directors, Officers and Employees Against Claims

Pursuant to the terms of the merger agreement, Sierra Bancorp has agreed to maintain and preserve the indemnification rights of Coast Bancorp directors and officers after the completion of the merger as provided in Coast Bancorp’s articles of incorporation and bylaws as in effect as of the date of the merger agreement. Sierra Bancorp has also agreed to allow Coast Bancorp to purchase “tail coverage” for a period of six years in order to continue providing liability insurance, including directors’ and officers’ liability insurance, to the officers and directors of Coast Bancorp, subject to certain cost limits.

Change in Control Payments

Because the merger will constitute a “change in control” of Coast Bancorp, Anita M. Robinson, President and Chief Executive Officer of Coast Bancorp, will be entitled to change in control payments under the terms of her employment agreement. Specifically, Ms. Robinson will be entitled to change in control payments equal to the sum of 18 months’ base salary plus an average bonus amount. In addition Ms. Robinson will be entitled to the continuation of her medical benefits for a period of 12 months, if applicable. The aggregate change in control payment for Ms. Robinson will be $375,000.

Retention Incentives

Coast Bancorp has adopted a retention plan pursuant to which it has offered retention incentives to, among other employees, Paul Cable and Brent Morgan in the amount of $30,000 each, to encourage them to remain employed with Coast Bancorp in order satisfy a condition to the completion of the merger and to remain employed with Sierra Bancorp and/or Bank of the Sierra after the merger closes and the conversion of the general ledger systems has been completed. Other than Messrs. Cable and Morgan, no other director and/or executive officer of Coast Bancorp will be entitled to any retention incentives under the new retention plan.

Sierra Bancorp has entered into a letter of intent with Ms. Robison pursuant to which, subject to and effective as of the closing of the merger, she will be hired as Market President of Bank of the Sierra for the San Luis Obispo area. In this capacity, Ms. Robinson will be responsible for the overall conduct of activities at all the branches located in the San Luis Obispo County area and will oversee the management of the current loan portfolios at the branches and develop new business in the area. Ms. Robinson will be paid an annual salary of $170,000. In addition, she will be eligible to receive a discretionary bonus equal 30% of her base salary, based upon bank performance, area performance, and her personal performance in 2016, four weeks’ vacation and health and welfare benefits. Ms. Robinson is also entitled to reimbursement of reasonable expenses incurred in the performance of her duties.

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Retention of FIG Partners, LLC

Coast Bancorp director Greg Gersack is a principal in the national investment banking firm of FIG Partners, LLC. FIG Partners, LLC, was approved to act as one of Coast Bancorp’s financial advisors in connection with this transaction, with Mr. Gersack abstaining from the vote to engage such firm. When this transaction closes, FIG Partners, LLC, shall be entitled to receive a success fee in the amount of $130,000.

Stock Options

Coast Bancorp has previously granted stock options to certain executive officers and directors under its 2014 Stock Incentive Plan, as amended. All such stock options are now fully vested as a result of Coast Bancorp notifying option holders that the Coast Bancorp board had approved the merger agreement and merger. Directors and executive officers of Coast Bancorp hold, in the aggregate, options to purchase 292,000 shares of Coast Bancorp common stock. Holders of in-the-money Coast Bancorp stock options who do not exercise their options prior to the merger will receive $2.25 minus the exercise price per share with respect to the corresponding Coast Bancorp stock option.

The following sets forth the amount of cash that each Coast Bancorp director and executive officer holding Coast Bancorp stock options would receive in the merger, if not exercised:

Name	Position	Stock Options	Exercise Price	Cash Consideration for Stock Options
Evans, Robb	Director	30,000	$1.43	$24,600.00
Gersack, Gregory	Director	20,000	$1.43	$16,400.00
Mintz, Gene D.	Director	20,000	$1.43	$16,400.00
Olson, Ronald	Director	16,000	$1.43	$13,120.00
Taylor, Jr., Stephen	Director	20,000	$1.43	$16,400.00
Wixom, Dan	Director	16,000	$1.43	$13,120.00
Karmin, Kenneth	Director	20,000	$1.43	$16,400.00
Cable, Paul	EVP	25,000	$1.43	$20,500.00
Morgan, Brent	EVP	25,000	$1.43	$20,500.00
Robinson, Anita	President and CEO	100,000	$1.43	$82,000.00

Accounting Treatment of the Merger

Sierra Bancorp will account for the merger using the acquisition method of accounting for financial reporting purposes, which follows accounting principles generally accepted in the United States of America. Under this method, Sierra Bancorp will recognize Coast Bancorp’s assets acquired and liabilities assumed based upon their estimated fair values as of the date Sierra Bancorp obtains control of Coast Bancorp, which is expected to be upon completion of the merger. Deferred tax assets and liabilities will be established for the difference between the tax basis of the assets and liabilities and their basis under the acquisition method. The excess, if any, of the total purchase consideration over the net assets acquired will be recognized as goodwill and periodically evaluated for impairment. Sierra Bancorp’s financial statements issued after completion of the merger will reflect these values, but historical data are not restated retroactively to reflect the combined historical financial position or results of operations of Sierra Bancorp and Coast Bancorp.

Shareholder Approval

The affirmative vote of at least a majority of the shares of Coast Bancorp common stock outstanding as of the record date for the special meeting is required to approve the merger agreement and the merger. Each holder of shares of Coast Bancorp stock outstanding on the record date for the special meeting will be entitled to one vote for each share held. As of May 2, 2016, the record date for the special meeting, there were 5,646,881 shares of Coast Bancorp common stock outstanding. Therefore, at least 2,823,441 shares of Coast Bancorp common stock must be affirmatively voted in favor of the merger agreement in order for Coast Bancorp shareholders to approve the merger agreement and the transactions contemplated therein. Abstentions, failures to vote and broker non-votes will have the same effect as votes against approval of the merger agreement.

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Dissenters’ Rights of Coast Bancorp Shareholders

The holders of Coast Bancorp common stock will be given the opportunity to exercise dissenters’ rights in accordance with certain procedures specified in Chapter 13 of the CGCL. Please note that the description below does not purport to be a complete statement of the law relating to dissenters’ rights and is qualified in its entirety by reference to Sections 1300, 1301, 1302, 1303 and 1304 of the CGCL, which sections are attached hereto as Appendix B and incorporated herein by reference.

Holders of Coast Bancorp stock who do not vote in favor of the merger may demand, in accordance with Chapter 13 of the CGCL, that Coast Bancorp acquire their shares for cash at their fair market value as of the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger.

If dissenters’ rights are perfected and exercised with respect to more than ten percent (10%) of Coast Bancorp’s outstanding shares as of the record date, then Sierra Bancorp has the option to terminate the merger agreement. Please see “PROPOSAL NO. 1 - THE MERGER AGREEMENT AND THE MERGER - Conditions to Sierra Bancorp’s Obligations Under the Merger Agreement” beginning on page 55.

Submit a Written Demand

In order to exercise dissenters’ rights, a Coast Bancorp shareholder must not vote in favor of the merger agreement and must make a written demand that Coast Bancorp purchase his or her shares in cash for the fair market value and have the demand received by Coast Bancorp within 30 days after the date on which the notice of the approval of the merger agreement and the transactions contemplated therein is mailed to the shareholder. The written demand must state the number of shares held of record by such Coast Bancorp shareholder for which demand for purchase for cash is being made and must contain a statement of the amount which such Coast Bancorp shareholder claims to be the fair market value of the shares as of the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger. That statement will constitute an offer by the Coast Bancorp shareholder to sell his or her shares to Coast Bancorp at that price. Once submitted, a Coast Bancorp shareholder may not withdraw such demand unless Coast Bancorp consents thereto.

Surrender Stock Certificates

Thereafter, in order to perfect dissenters’ rights, a Coast Bancorp shareholder must also deliver his or her share certificate(s) for receipt by Coast Bancorp within 30 days after the date on which notice of the closing of the merger was mailed. Coast Bancorp will stamp or endorse the certificate(s) with a statement that the shares are dissenting shares and return the certificate(s) to such Coast Bancorp shareholder.

Any demands, notices, certificates or other documents delivered to Coast Bancorp in connection with the exercise of dissenters’ rights should be sent to Sierra Bancorp, Attention: Diane L. Renois, 86 Main Street, Porterville, CA 93257, telephone: (559) 782-4900.

Determination of Value of Coast Bancorp Common Stock

The purchase price for the shares of Coast Bancorp common stock that dissent to the merger agreement will be the fair market value for such shares as of the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger. The board of directors of Coast Bancorp has determined that the fair market value of a share of Coast Bancorp common stock as of January 4, 2016 and immediately prior to the first public announcement of the merger was $1.75. If there is a disagreement between the shareholder and Coast Bancorp regarding the proposed purchase price or if Coast Bancorp denies that such shares constitute dissenting shares, the shareholder and Coast Bancorp each have the right, for six (6) months following the date on which notice of the closing of the merger was mailed, to file a lawsuit in the Superior Court of the County of San Luis Obispo to have the fair market value determined by a court or to determine whether such shares are dissenting shares or both, as the case may be.

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Regulatory Approvals Required for the Merger

Sierra and Coast Bancorp have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Federal Reserve, the CDBO and the FDIC. Sierra and Coast Bancorp have filed the applications to obtain the required regulatory approvals. As of the date of this proxy statement/prospectus, Sierra had received the required regulatory approvals of the merger from the FDIC and FRB, but the application for approval by the CDBO was still pending. While we do not know of any reason that we would not be able to obtain the approval of the CDBO, we cannot be certain when or if we will obtain it. The approval by our regulators does not constitute an endorsement of the merger or a determination that the terms of the merger are fair to Coast shareholders.

Federal Reserve. The transactions contemplated by the merger agreement are subject to approval by the Federal Reserve pursuant to the Bank Holding Company Act of 1956, as amended, which we refer to as the “BHC Act.” Sierra has submitted an application pursuant to the BHC Act and Regulation Y seeking the prior approval of the Federal Reserve Board for Coast Bancorp to merge with and into Sierra Bancorp. The Federal Reserve Board takes into consideration a number of factors when acting on such applications. These factors include the financial and managerial resources (including consideration of the competence, experience, and integrity of the officers, directors, and principal shareholders, as well as the pro forma capital ratios) and future prospects of the combined organization. The Federal Reserve Board also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve Board may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.

FDIC Approval. The merger of Coast National Bank with and into Bank of the Sierra is subject to approval by the FDIC pursuant to the Bank Merger Act. Bank of the Sierra has submitted an application pursuant to the Bank Merger Act seeking the prior approval of the FDIC for Coast National Bank to merge with and into Bank of the Sierra. The FDIC takes into consideration a number of factors when acting on applications under the Bank Merger Act. These factors include the financial and managerial resources (including consideration of the competence, experience, and integrity of the officers, directors, and principal shareholders) and future prospects of the combined organization. The FDIC also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The FDIC may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.

In reviewing the convenience and needs of the communities to be serviced, the Federal Reserve and the FDIC will consider the records of performance of the relevant insured depository institutions under the Community Reinvestment Act of 1977, which we refer to as the “CRA.” Furthermore, the Bank Merger Act, the BHC Act and applicable regulations require published notice of, and the opportunity for public comment on, these applications. The Federal Reserve and the FDIC take into account the views of third party commenters, particularly on the subject of the merging parties’ service to their respective communities, and any comments provided by third parties could prolong the period during which the applications are under review by the Federal Reserve and the FDIC.

CDBO. The prior approval of the CDBO will be required under the California Financial Code to merge Coast National Bank with and into Bank of the Sierra. In reviewing the merger of Coast National Bank with Bank of the Sierra, the CDBO will take competitive considerations into account, as well as capital adequacy, quality of management and earnings prospects, in terms of both quality and quantity. The CDBO will also take into account the record of performance of the companies and depository institutions concerned in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such companies and depository institutions. The CDBO will take into account CRA ratings when considering approval of the proposed transaction. In considering the merger, the California Financial Code also requires the CDBO to determine that the proposed transaction is fair, just and equitable to the bank being acquired or to its depositors, creditors or shareholders.

Waiting Period. Under federal banking laws, a 30-day waiting period must expire following the Federal Reserve’s or the FDIC’s approval of the merger. Within that 30-day waiting period, the U.S. Department of Justice may file objections to the merger under federal antitrust laws. This 30-day waiting period may be shortened to not less than 15 days. Until the expiration of the applicable waiting period, the U.S. Department of Justice could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger unless divestiture of an acceptable number of branches to a competitively suitable purchaser can be made. If the U.S. Department of Justice commences an action challenging the merger on antitrust grounds during the applicable waiting period, commencement of that action would stay the effectiveness of the regulatory approvals, unless a court of competent jurisdiction specifically orders otherwise. The merger cannot proceed until the expiration of the statutory waiting period.

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We cannot assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of such approvals, our ability to obtain the approvals on satisfactory terms, or the absence of litigation challenging such approvals. We also cannot assure you that the DOJ will not attempt to challenge the transactions on antitrust grounds or for other reasons and, if such a challenge is made, we cannot assure you as to its result. The parties’ obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals.

Nasdaq Listing

Sierra Bancorp has agreed in the merger agreement to use its commercially reasonable efforts to list the shares to be issued in the merger on the Nasdaq Global Select Market prior to the effective time of the merger.

Resale of Sierra Bancorp Common Stock

Sierra Bancorp has registered its common stock to be issued in the merger with the SEC under the Securities Act of 1933, as amended. No restrictions on the sale or other transfer of Sierra Bancorp’ common stock issued in the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of Sierra Bancorp common stock issued to any Coast Bancorp shareholder who may become an “affiliate” of Sierra Bancorp for purposes of Rule 144 under the Securities Act. The term “affiliate” is defined in Rule 144 under the Securities Act and generally includes executive officers, directors and shareholders beneficially owning 10% or more of the outstanding Sierra Bancorp common stock.

Exchange of Certificates

Surrender of Shares

No later than five business days after the effective time, Computershare will mail each shareholder of record at the effective time, a customary transmittal letter and instructions for use in effecting the surrender of certificates representing the shareholders of Coast Bancorp shares. As of the effective time, there will be no further transfers on the stock transfer books of Coast Bancorp of any shares of Coast Bancorp common stock. If certificates representing shares of Coast Bancorp common stock are presented to Sierra for any reason after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares of Coast Bancorp common stock represented by those certificates shall have been converted.

All shares of Sierra Bancorp common stock issued to shareholders of Coast Bancorp in the merger will be deemed issued as of the effective time of the merger, but until Coast Bancorp stock certificates are surrendered for exchange, a shareholder will not receive any dividends or other distributions that may be declared after the effective time with respect to the shares of Sierra common stock into which the Coast Bancorp shares may have been converted. Such dividends or other distributions will accrue, however, and when the Coast Bancorp certificates are surrendered, Sierra will pay any such unpaid dividends or other distributions, as well as any cash into which any of the shares may have been converted, without interest.

The Exchange Agent

The parties have agreed that Sierra Bancorp shall designate Computershare, or another person reasonably acceptable to Coast Bancorp, to act as exchange agent in the merger with respect to the payment of the merger consideration to Coast Bancorp shareholders.

At any time following the six-month anniversary of the effective time, Sierra will be entitled to require the exchange agent to deliver to it any portion of the merger consideration not disbursed to shareholders of Coast Bancorp common stock, and thereafter such holders shall be entitled to look only to Sierra (subject to abandoned property, escheat or other similar laws) as general creditors with respect to the merger consideration payable upon due surrender of their Coast Bancorp common stock, without interest. Notwithstanding the foregoing, neither Sierra nor the exchange agent will be liable to any Coast Bancorp shareholder for merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

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Lost, Stolen or Destroyed Certificates

If your certificate for shares of Coast Bancorp common stock has been lost, stolen or destroyed, please contact Coast Bancorp’s transfer agent, Broadridge Shareholder Services, at 877-830-4933 for a replacement certificate.

After the merger, if any certificate for Coast Bancorp common stock has been lost, stolen or destroyed, the exchange agent or Sierra Bancorp, as applicable, will issue the merger consideration to the holder of such certificate upon the making of an affidavit of such fact by such holder, provided that the exchange agent, in its reasonable discretion and as a condition to such payment, may require the owner of such lost, stolen or destroyed certificate to deliver a customary indemnity agreement or provide a bond in a customary amount.

Rights of Holders of Coast Bancorp Stock Certificates Until Surrender

If a dividend or other distribution on Sierra Bancorp common stock is declared by Sierra Bancorp with a record date after the effective time of the merger, you will not receive that dividend or distribution until you surrender your Coast Bancorp stock certificate(s). If your stock certificates are lost or destroyed, you must submit documentation to the exchange agent that is acceptable to Sierra Bancorp and to the exchange agent of your ownership of Coast Bancorp stock. Any dividends or distributions withheld from you ultimately will be remitted to you when you deliver your Coast Bancorp stock certificate(s) (or substitute documentation if your certificates are lost or destroyed), but they will be remitted to you without interest and less any taxes that may have been imposed.

Otherwise, notwithstanding the time of surrender of their certificates representing Coast Bancorp stock, Coast Bancorp shareholders who receive stock consideration in the merger will be deemed shareholders of Sierra Bancorp for all purposes from the effective time of the merger.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The merger agreement and the related agreements attached as exhibits thereto govern the structure of the merger pursuant to which Coast Bancorp will merge with and into Sierra Bancorp followed by the merger of Coast National Bank with and into Bank of the Sierra, which will survive the bank merger and continue commercial bank operations under its California state charter and as the wholly-owned subsidiary of Sierra Bancorp.

Representations and Warranties of the Parties

The merger agreement contains customary representations and warranties of the parties that are typical in a merger of financial institutions. Coast Bancorp’s representations and warranties relate to, among other things:

•	organization, standing and power
•	capital structure
•	authority to engage in the transaction
•	financial statements, regulatory reports and undisclosed liabilities
•	compliance with applicable legal and reporting requirements
•	accounting and internal controls
•	legal proceedings
•	taxes
•	the proper listing of all material agreements
•	benefit plans
•	agreements with regulatory agencies
•	potential dissenting shareholders

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•	anti-takeover statutes
•	the necessary vote to approve the merger agreement and the merger
•	ownership of Coast Bancorp properties
•	condition of Coast Bancorp assets
•	intellectual property
•	derivatives
•	the loan portfolio
•	insurance
•	transactions with affiliates
•	absence of certain business practices
•	environmental compliance
•	Community Reinvestment Act compliance
•	Fair Housing Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act compliance
•	usury and other consumer compliance laws
•	unfair, deceptive or abusive acts or practices
•	consumer complaints
•	the Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act
•	books and records
•	employee relationships
•	brokers or finders
•	transaction expenses
•	receipt of a fairness opinion
•	the absence of any fact or circumstance that would impair Coast Bancorp’s compliance with the agreement or its ability to close the transactions.

Sierra Bancorp’s representations and warranties relate to, among other things:

•	organization, standing and power
•	authority to engage in the transaction
•	financial statements, regulatory reports and undisclosed liabilities
•	legal proceedings
•	agreements with regulatory agencies
•	Community Reinvestment Act compliance
•	Fair Housing Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act compliance
•	unfair, deceptive or abusive acts or practices
•	the Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act
•	brokers or finders
•	the absence of any fact or circumstance that would impair Sierra Bancorp’s compliance with the agreement or its ability to close the transactions.

The foregoing is an outline of the representations and warranties made respectively by Coast Bancorp to Sierra Bancorp contained in the merger agreement attached as Appendix A to this proxy statement/prospectus and incorporated by reference herein. You should carefully review the entire merger agreement, and in particular Articles 4 and 5, containing the detailed representations and warranties of the parties.

Conduct of Coast Bancorp’s Business Until Completion of the Merger

Until the effective time of the merger, Coast Bancorp has agreed to take certain actions or refrain from taking certain actions, including causing its subsidiary, Coast National Bank to take or refrain from taking such actions, including:

•	Carrying on their businesses in the usual, regular and ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact their present business organizations, maintain their rights, franchises, licenses and other authorizations issued by governmental entities, preserve their relationships with directors, officers, employees, customers, suppliers and others having business dealings with them and maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect as of the effective time.

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•	Not (i) entering into any new material line of business, (ii) changing its lending, investment, underwriting, risk and asset-liability management or other material banking or operating policies in any respect which is material to Coast Bancorp, except as required by applicable legal requirements or by policies imposed by a governmental entity, (iii) incurring or committing to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice, (iv) entering into or terminating any material lease, contract or agreement, or make any change to any existing material leases, contracts or agreements, except in the ordinary course of business consistent with past practice or (v) taking any action or failing to take any action, which action or failure causes a material breach of any material lease, contract or agreement.
•	Not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, including the Coast Bancorp preferred stock, (ii) split, combine, exchange, adjust or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (except for the acquisition of shares acquired in foreclosure in the ordinary course of business consistent with past practice and except pursuant to agreements in effect on the date hereof and previously disclosed to Sierra).
•	Not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt, any stock appreciation rights or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or voting debt, or enter into any agreement with respect to any of the foregoing.
•	Not amend or propose to amend their articles of association, articles of incorporation, bylaws or similar organizational documents, as applicable, or, except to the extent permitted by in connection with an acquisition proposal that constitutes a superior proposal, enter into a plan of consolidation, merger or reorganization with any person.
•	Not acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in any assets of, by forming a partnership or joint venture with, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets not in the ordinary course of business; provided, however, that the foregoing shall not prohibit foreclosures, repossessions or other acquisitions through foreclosure in the ordinary course of business.
•	Except as requested in writing by Sierra Bancorp and other than sales of other real estate owned by Coast and nonperforming assets in the ordinary course of business consistent with past practice and other than sales of other real estate owned by Coast and non-performing assets at a price that equals or exceeds the book value of such assets (net of allocated reserves), and sales of performing loans and investment securities in the ordinary course of business consistent with past practice, Coast Bancorp and Coast National Bank shall not sell, lease, assign, encumber or otherwise dispose of, or agree to sell, lease, assign, encumber or otherwise dispose of, any of its assets (including indebtedness of others held by Coast Bancorp or Coast National Bank) which are material, individually or in the aggregate, to Coast Bancorp.
•	Not (i) incur, create or assume any long-term indebtedness for borrowed money (or without the written consent of Sierra Bancorp modify any of the material terms of any such outstanding long-term indebtedness), guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of Coast Bancorp or guarantee any long-term debt securities of others, other than in the ordinary course of business consistent with past practice (including advances under existing lines of credit with the FHLB of San Francisco or the Federal Reserve Bank Discount Window) or (ii) prepay or voluntarily repay any subordinated indebtedness or trust preferred securities.

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•	Submit a complete loan write-up to the chief credit officer of Bank of the Sierra at least two (2) business days prior to taking action to make, commit to make, renew, extend the maturity of, or alter any of the material terms of (i) any loan or group of loans to any one borrower or related group of borrowers that, individually or collectively, would be in excess of $1,000,000 or (i) a loan in any amount that is rated below “pass.”
•	Not intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties being or becoming untrue, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, or (unless such action is required by applicable legal requirements) which would adversely affect the ability of the parties to obtain any of the requisite regulatory approvals without imposition of a condition or restriction that constitute a materially burdensome regulatory condition to approval of the merger.
•	Not make any material change to its methods of accounting in effect at June 30, 2015, except as required by changes in GAAP as concurred in by Coast Bancorp’s independent auditors or required by any governmental entity or at the specific written request of Sierra Bancorp.
•	Not make or rescind any tax election, make any amendments to tax returns previously filed, or settle or compromise any tax liability or refund, without the prior written consent of Sierra Bancorp, which consent shall not unreasonably be withheld, conditioned or delayed.
•	Not (i) enter into, adopt, amend (except for such amendments as may be required by applicable legal requirements) or terminate any of its benefit plans, or any agreement, arrangement, plan or policy between Coast Bancorp and one or more of its directors or officers, (ii) except for normal payments, awards and increases in the ordinary course of business or as required by any plan or arrangement as in effect as of the date hereof, increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, provided that, Coast Bancorp, with Bank of the Sierra’ prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, may offer retention bonuses to certain employees of Coast Bancorp in such amounts and to such employees as provided in a new retention plan agreed to between Coast Bancorp and Sierra Bancorp in connection with the merger; provided further that, any retention bonuses payable under the new plan shall not be paid to the employees until satisfactory completion of such employees’ duties under the retention bonus arrangements, (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by the merger agreement or (iv) provide that, with respect to the right to any bonus or incentive compensation and the grant of any stock option, restricted stock, restricted stock unit or other equity-related award pursuant to the Coast Bancorp benefit plans or otherwise granted on or after the date hereof, the vesting of any such bonus, incentive compensation, or stock option, restricted stock, restricted stock unit or other equity-related award shall accelerate or otherwise be affected by the occurrence of any of the transactions contemplated by the merger agreement, either alone or in combination with some other event.
•	Not materially restructure or materially change (on a consolidated basis) its investment securities portfolio, its hedging strategy or its interest rate risk position, through purchases, sales or otherwise, or the manner in which its investment securities portfolio is classified or reported or materially increase the credit or other risk concentrations associated with its investment securities portfolio; provided, however, that the foregoing shall not restrict the purchase or sale of investment securities by Coast National Bank in the ordinary course of business consistent with past practice.
•	Not adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization.
•	Not agree to, or make any commitment to, take, or authorize, any of the actions prohibited by the foregoing.
•	Provide to Sierra Bancorp as promptly as practical, an environmental assessment commonly referred to as a “Phase One” report on each of the owned real properties, prepared by an environmental engineer reasonably acceptable to Sierra Bancorp.

In addition, Coast Bancorp has agreed in the merger agreement that before the merger becomes effective, it will:

•	Cooperate with Sierra Bancorp in the preparation of the proxy statement/prospectus.

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•	Establish a record date for, call, give notice of, convene and hold a meeting of its shareholders as promptly as reasonably practicable for the purpose of submitting the merger to the Coast Bancorp shareholders.
•	Use its reasonable commercially best efforts to solicit or cause to be solicited from the Coast Bancorp shareholders the required shareholder approval of the merger agreement and the merger, and to recommend that Coast Bancorp’s shareholders vote in favor of the merger.
•	Take all other lawful action necessary or advisable (including, subject to the Coast Bancorp Board’s exercise of its fiduciary duties, postponing or adjourning the Coast Bancorp shareholders meeting to obtain a quorum or to solicit additional proxies in favor of the adoption of the merger agreement) to obtain the required approval of the Coast Bancorp shareholders.
•	Provide Sierra Bancorp access to all its properties, books, contracts and records and, during such period, make available to Sierra Bancorp (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws, federal or state banking laws or the rules and regulations of self-regulatory organizations (other than reports or documents which it is not legally permitted to disclose) and (ii) all other information concerning its business, properties and personnel as Sierra Bancorp may reasonably request.
•	Use all commercially reasonable best efforts to take, or cause to be taken, all actions necessary or advisable to consummate the merger and the bank merger and make effective the other transactions contemplated herein as promptly as reasonably practicable.
•	Terminate if requested to do so by Sierra, no later than immediately before the closing date any Coast Bancorp benefit plans and to accrue any and all obligations with respect to the termination of such plans before the closing date.
•	Adopt as agreed with Sierra Bancorp a new retention and severance plan for the benefit of its employees to supersede any existing severance plan.
•	Cause each of its directors, other than its chief executive officer, to enter into a Voting Agreement, Non-Competition and Non-Solicitation Agreement and cause each of the executive officers to enter into a Non-Solicitation Agreement.
•	Use its commercially reasonable efforts to cause each option holder to enter into an option holder agreement, agreeing to the treatment of his or her Coast Bancorp stock options as provided in the merger agreement.
•	Pay or accrue for all transaction expenses in full prior to the closing date and update its disclosure schedule at least three (3) business days prior to the closing to reflect the final transaction expenses.
•	At least ten (10) days prior to the projected closing, provide Sierra Bancorp with supplemental disclosure schedules reflecting any material changes since the date of the merger.
•	Permit an officer of Sierra Bancorp to attend all meetings of the board of directors and the committees of Coast Bancorp in a non-voting, non-participatory observer capacity and to provide Sierra Bancorp with copies of all notices, minutes, consents and other board of directors or committee materials that it provides to all of its directors or to its committee members at the same time that such materials are provided to the members of the board of directors or committee (other than information that relates to the merger).
•	Redeem the rights issued under the Coast Bancorp Shareholder Rights Plan and to terminate the Shareholder Rights Plan and any and all rights, preferences and privileges of the holders of such rights, and obligations to the counterparties to the Shareholder Rights Plan.
•	Arrange for the repayment in full of the principal amount outstanding under a Promissory Note dated June 5, 2015, which we refer to as the senior note, immediately following the Closing, and obtain the release of the Coast National Bank stock that is pledged as collateral therefor, or at Sierra Bancorp’s direction, to obtain the consent of the holder of the senior note to Sierra Bancorp’s assumption of the senior note and related agreements at closing.
•	Notify the holders of outstanding warrants, in form and substance reasonably acceptable to Sierra Bancorp and its counsel, providing the warrant holders with a period of thirty (30) days ending not later than the fifth day preceding the closing date in which to exercise such warrants and otherwise conforming with the terms of the warrants.

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Agreements of Coast Bancorp Relating to Alternative Acquisition Proposals

Coast Bancorp has agreed not to (i) solicit, initiate, endorse, encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any “acquisition proposal,” or any inquiry, proposal or offer that is reasonably likely to lead to any acquisition proposal; (ii) engage in any discussions or negotiations with or provide any nonpublic information to any person concerning an acquisition proposal, or knowingly facilitate any effort or attempt to make or implement an acquisition proposal, or (iii) approve, endorse or recommend (including by resolution or otherwise of the Coast Bancorp board), or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, term sheet, merger agreement, asset purchase, share exchange agreement, option agreement or other similar agreement (whether binding or not) related to any acquisition proposal (other than an acceptable confidentiality agreement) or (iv) propose or agree to do any of the foregoing.

Under the terms of the merger agreement, an “acquisition proposal” means any inquiry, proposal or offer with respect to any transaction contemplating a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Coast Bancorp or any purchase or sale of 10% or more of its consolidated assets taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any person (or the shareholders of such person) beneficially owning securities representing 10% or more of its total voting power (or of the surviving parent entity in such transaction).

Coast Bancorp may, prior to obtaining shareholder approval of the merger agreement and the merger, engage in discussions or negotiations with, and provide confidential information to, a person who has submitted an acquisition proposal only if the Coast Bancorp board determines, after consultation with outside counsel and its financial advisors that the acquisition proposal is likely to lead to a “superior proposal.” In such case, Coast Bancorp must enter into a confidentiality agreement that is at least as restrictive as the one entered into with Sierra Bancorp in connection with the merger and provide Sierra Bancorp with prior notice before engaging in such discussions or negotiations, or providing such confidential information, and thereafter must keep Sierra Bancorp informed on a current basis of the status of such discussions and negotiations. Coast Bancorp must notify Sierra Bancorp promptly upon receiving any acquisition proposal, inquiry or request for information, including the identity of the third party and the material terms and conditions of any expressions of interest, offers, proposals, request or inquiries.

Coast Bancorp’s board is not permitted to withdraw, modify, amend or qualify its recommendation in a manner adverse to Sierra Bancorp; adopt a resolution to that effect; publicly announce its intention to do so; approve, endorse or recommend any acquisition proposal with respect to Coast Bancorp, or cause, authorize or permit Coast Bancorp to enter into any letter of intent, memorandum of understanding, agreement-in-principle, merger agreement, asset purchase or share exchange agreement, acquisition agreement or other similar agreement relating to any acquisition proposal except a confidentiality agreement that is at least as restrictive as that entered into with Sierra Bancorp or a definitive agreement providing for a superior proposal; or publicly propose or announce an intention to do so.

Notwithstanding the agreements set forth in the preceding paragraph, the Coast Bancorp board may, prior to receiving shareholder approval of the merger agreement and the merger proposal, change its recommendation that the shareholders approve the merger agreement and merger proposal if it determines in good faith and after consulting with its outside attorneys and financial advisor, that it would be a breach of its fiduciary duties if it were not to do so, which we refer to as a “change in recommendation.”

Notwithstanding the preceding paragraph, the Coast Bancorp board may not make a change in recommendation (and may not terminate the merger agreement in the case of a “superior proposal”), unless: (A) an unsolicited, bona fide written offer to effect an acquisition proposal is made to Coast Bancorp; (B) the unsolicited, bona fide, written offer was not obtained or made in violation of Coast Bancorp’s non-solicitation obligations; (C) Coast Bancorp has complied in all material respects with its obligations to notify Sierra Bancorp regarding any acquisition proposal; (D) Coast Bancorp notifies Sierra Bancorp at least three business days in advance of any intended board meeting at which the board of directors intends to consider and determine whether to make a change in recommendation, including the date and time, reasons and material terms and conditions of the acquisition proposal being considered, and the identity of the person making the competing offer; (E) Coast Bancorp permits Sierra Bancorp the opportunity engage in good faith negotiations to amend the merger agreement in order to match the competing proposal; (F) after such negotiations, the Coast Bancorp board nevertheless concludes that the alternative proposal is a superior proposal and that the failure to make a change in recommendation would constitute a breach of its fiduciary duties to its shareholders under applicable law, and Coast Bancorp thereafter enters into a definitive agreement for the superior proposal and concurrently terminates the merger agreement and pays Sierra Bancorp a termination fee of $700,000.

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A “superior proposal” is defined in the merger agreement to mean an unsolicited, bona fide written acquisition proposal for 100% of the Coast Bancorp common stock, which the Coast Bancorp board concludes in good faith, after consultation with outside counsel or its financial advisor, taking into account all legal, financial, regulatory and other aspects of such acquisition proposal and the person making such acquisition proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to the shareholders of Coast Bancorp, from a financial point of view, than the transactions contemplated by this agreement, and (ii) in the case of any acquisition proposal contemplating cash consideration, is not subject to any financing contingencies, and (iii) is reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed without unreasonable delay in relation to what is customary for a transaction of the nature so proposed.

Conduct of Sierra Bancorp Prior to Completion of the Merger

Sierra Bancorp has agreed to:

•	timely make all regulatory filings and any other filings required to be filed with any applicable bank regulator or governmental entity;
•	comply in all material respects with all of the applicable rules enforced or promulgated by any bank regulator or governmental entity with which it makes any regulatory filing;
•	use its best efforts to prepare and file a registration statement on Form S-4, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities laws, the Securities Act and the Exchange Act, and the rules and regulations thereunder, and to obtain all necessary state securities law or “blue sky” permits and approvals required to issue the Sierra Bancorp common stock in the merger;
•	indemnify the officers, directors and employees of Coast Bancorp against losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Coast Bancorp;
•	use commercially reasonable efforts to cause the shares of Sierra Bancorp common stock issuable in connection with the merger to be authorized for listing on the Nasdaq Global Select Market as of the effective time of the merger;
•	assume all payment obligations of Coast Bancorp respecting the junior subordinated debentures and acquire all outstanding equity interests of Coast Bancorp in Coast Capital Trust;
•	not enter into any agreement with any person that (i) would restrict Bank of the Sierra and/or Sierra Bancorp’s ability to comply with any of the terms of the merger agreement, (ii) relates to any acquisition proposal that would materially impair Bank of the Sierra’s and/or Sierra Bancorp’s ability to consummate the merger and the transactions contemplated by the merger agreement, or (iii) relates to any acquisition proposal, unless such acquisition proposal requires the completion of the merger and payment of the merger consideration to the Coast Bancorp shareholders as provided in the merger agreement prior to completion of any other acquisition proposal respecting Sierra Bancorp; and
•	not pay any dividends or distributions on its common stock other than customary quarterly dividends in like kind and amounts, and stock buybacks consistent with past practice.

Conditions to Both Parties’ Obligations Under the Merger Agreement

The respective obligations of each party under the merger agreement are subject to the fulfillment at or prior to the closing date of the following conditions, none of which may be waived:

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•	all regulatory approvals and other necessary approvals, authorizations and consents of any governmental entities required to consummate the merger and the bank merger will have been obtained and are in full force and effect, and all waiting periods relating to such approvals, authorizations or consents shall have expired;
•	none of the parties to the merger agreement will have been subject to any order, decree or injunction of a court or agency of competent jurisdiction has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the merger, the bank merger or the transactions contemplated by the merger agreement;
•	the merger agreement and merger will have been approved by the requisite vote of the shareholders of Coast Bancorp; and
•	the Form S-4 Registration Statement filed with the SEC pursuant to the terms of the merger agreement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose has been initiated or threatened by the SEC and unresolved.

Conditions to Sierra Bancorp’s Obligations Under the Merger Agreement

The obligations of Sierra Bancorp under the merger agreement are also subject to the satisfaction of the following conditions at or prior to the closing date:

•	Each of the representations and warranties of Coast Bancorp set forth in the merger agreement shall be true and correct as of January 4, 2016 and as of the closing date of the merger agreement with the same effect as though all such representations and warranties had been made on the closing date (except to the extent such representations and warranties speak as of an earlier date), and Coast Bancorp has delivered to Sierra Bancorp a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Coast Bancorp dated as of the closing date.
•	Coast Bancorp shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the closing date, and Sierra Bancorp has received a certificate signed on behalf of Coast Bancorp by the Chief Executive Officer and Chief Financial Officer of Coast Bancorp to such effect dated as of the closing date.
•	Sierra Bancorp shall have obtained all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the merger.
•	No regulatory approvals and other necessary approvals, authorization or consent shall include any condition or requirement (i) requires any of the parties, including the surviving bank, to pay any amounts (other than customary filing fees), or divest any banking office, line of business or operations, or (ii) imposes any condition, requirement or restriction upon Sierra Bancorp or Bank of the Sierra that would, individually or in the aggregate, reasonably be expected to impose a materially burdensome condition on Sierra Bancorp or Bank of the Sierra, as applicable, or otherwise would materially alter the economics of the merger for Sierra Bancorp.
•	There shall not have occurred any event, circumstance, change, occurrence or state of facts that, individually or in the aggregate with all such other events, circumstances, changes occurrences or states of facts, has resulted in or would reasonably be expected to result in, a materially adverse effect on Coast Bancorp.
•	As of five days prior to the closing, Coast Bancorp’s allowance for loan losses, determined in accordance with GAAP, shall be no less than 1.40% of gross loans.
•	Coast Bancorp shall have obtained an environmental report for certain owned real properties, which do not disclose any materials amount of hazardous materials, material adverse environmental conditions or material violations of environmental laws that have not been remediated.
•	Coast Bancorp’s shareholder rights plan shall have been terminated, all rights issued thereunder shall have been redeemed, no “flip-in event” (as that term is defined in the shareholder rights plan) shall have occurred, and no shares of company preferred stock shall have been issued or be issuable thereunder, and company shall have delivered to parent written evidence of the same reasonably satisfactory to parent.

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•	Coast Bancorp’s senior note shall have been repaid in full, and the stock of Coast National Bank which is pledged as collateral therefor shall have been released, or, if Sierra Bancorp elects in its sole discretion to assume the senior note, the consent of the note holder to the assumption is obtained.
•	Special tax counsel to Sierra Bancorp, Katten Muchin Rosenman LLP, shall have issued an opinion to Sierra Bancorp to the effect that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.
•	Holders of not more than ten percent (10%) of the outstanding shares of Coast Bancorp common stock shall have duly exercised their dissenter’s rights under Chapter 13 of the CGCL.
•	Coast Bancorp shall have provided a disclosure and notice to each holder of Coast Bancorp stock options, of their right to exercise their Coast Bancorp stock options prior to the effective time of the merger.

Conditions to Coast Bancorp’s Obligations Under the Merger Agreement

The obligations of Coast Bancorp under the merger agreement are subject to the satisfaction of the following conditions at or prior to the closing date:

•	Each of the representations and warranties of Sierra Bancorp set forth in the merger agreement shall be true and correct as of January 4, 2016 and as of the closing date of the merger with the same effect as though all such representations and warranties had been made on the closing date (except to the extent such representations and warranties speak as of an earlier date), and Sierra Bancorp shall have delivered to Coast Bancorp a certificate to such effect signed by its Chief Executive Officer and the Chief Financial Officer dated as of the closing date.
•	Sierra Bancorp shall have performed in all material respects all of its obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the closing date, and Coast Bancorp shall have received a certificate to such effect signed on behalf of Sierra Bancorp by its Chief Executive Officer and Chief Financial Officer to such effect dated as of the closing date.
•	No event, circumstance, change, occurrence or state of facts shall have occurred that, individually or in the aggregate with all such other events, circumstances, changes occurrences or states of facts, has resulted in or could reasonably be expected to result in, a material adverse effect as to Sierra Bancorp.
•	Sierra Bancorp shall have delivered to the exchange agent for delivery to the holders of Company common stock, the merger consideration on or prior to the closing date.
•	The shares of Sierra Bancorp common stock to be issued as part of the merger consideration shall have been authorized for listing on Nasdaq Global Select Market, subject to official notice of issuance.
•	Sierra Bancorp shall have furnished Coast Bancorp with such certificates of its officers or others and such other documents to evidence fulfillment of the closing conditions set forth in the merger agreement as Coast Bancorp may reasonably request.

Termination; Effect of Termination

The obligations of the parties to consummate the merger are subject to certain closing conditions, some of which may not be waived by a party, including but not limited to the receipt of all required shareholder and regulatory approvals and other governmental consents, and some conditions which may be waived by a party in its discretion. The failure of a condition to the closing of the merger, to the extent not waived, may result in a termination of the merger agreement and the merger. For a more detailed discussion of the conditions to the closing of the merger, please see “PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER – Conditions to Both Parties’ Obligations Under the Merger Agreement,” “— Conditions to Sierra Bancorp’s Obligations Under the Merger Agreement,” and “– Conditions to Coast Bancorp’s Obligations Under the Merger Agreement.”

Further, the merger agreement permits the parties to terminate the merger agreement and abandon the merger: (i) by mutual agreement in writing; (ii) if a governmental entity has denied approval of the merger or the bank merger and such denial has become final and nonappealable, or takes final and nonappealable action to enjoin, restrain or prohibit the merger or the bank merger; or (iii) if the merger is not consummated by May 31, 2016, which date may be extended one or more times, but not to a date any later than July 31, 2016, by notice from either party to the other on or before May 31, 2016 (or the date to which the agreement has been then been most recently extended), if the only condition to the closing that has not been satisfied or is not capable of being satisfied as of the date such notice is delivered is receipt of any required regulatory approval and the satisfaction of such condition remains reasonably possible, as determined by the parties in good faith.

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Either party to the merger agreement may terminate the merger agreement if the other party materially breaches any of its representations or warranties or fails to perform any of its covenants or agreements, which breach or failure would result in the failure of a closing condition that has not been (or cannot by its nature be) cured within 30 days following written notice thereof to the breaching party.

Either party may also terminate the merger agreement if any regulator requests the withdrawal of any application or any application is approved with commitments, conditions or understandings, contained in an approval letter or otherwise, which imposes a materially burdensome condition, on Sierra Bancorp or Bank of the Sierra, otherwise materially alter the economics of the merger for Sierra Bancorp.

Either party may also terminate the merger agreement if the other party breaches any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement that individually or in the aggregate would result in a material adverse effect on that party, or if such breach continued through the closing date and would cause the failure of a fundamental closing condition that has not been (or cannot by its nature be) cured within 30 days following written notice thereof to the breaching party.

Sierra Bancorp may terminate the merger agreement and merger if Coast Bancorp does not receive the required shareholder vote and one or more Coast Bancorp directors or officers that is a party to a Coast Bancorp support agreement shall have voted their shares against approval of the merger or the merger agreement, or if Coast Bancorp fails to hold its shareholder meeting before April 30, 2016, unless the delay is due to regulatory action or inaction. Sierra Bancorp has agreed to waive its termination right concerning the date of the Coast shareholders’ meeting provided the meeting is held on or before June 30, 2016. Sierra Bancorp may also terminate the merger agreement if a material adverse effect shall have occurred with respect to Coast Bancorp.

Sierra Bancorp, upon written notice to Coast Bancorp, may also terminate the merger agreement if (i) the Coast Bancorp board effects a change in recommendation or fails to recommend approval of the merger agreement and the merger; (ii) Coast Bancorp enters into a definitive agreement providing for a superior proposal, (iii) if the Coast Bancorp board of directors fails to unanimously and unqualifiedly reaffirm its recommendation that shareholders approve the merger agreement and merger within two (2) business days (or such longer period of time that the Coast Bancorp board determines in good faith is reasonably necessary to comply with its fiduciary duties) of a written request by Sierra to do so following the date any acquisition proposal or any material change thereto is first publicly announced, published or sent to Coast Bancorp’s shareholders; (iv) a tender offer or exchange offer (whether or not conditional) relating to shares of Coast Bancorp’s capital stock shall have been commenced and the Coast Bancorp board (or any committee thereof) fails to affirmatively recommend against such tender offer or exchange offer within 10 business days after the commencement of such tender offer or exchange offer, or (v) Coast Bancorp intentionally breaches its non-solicitation obligations.

Coast Bancorp may terminate the merger agreement if it enters into a definitive agreement providing for a superior acquisition proposal prior to the receipt shareholder approval of the merger agreement and merger; provided, it not in breach of the merger agreement. Coast Bancorp may terminate the merger agreement if Sierra enters into any agreement with any that (i) would restrict Sierra Bancorp or Bank of the Sierra’s ability to comply with any of the terms of the merger agreement, (ii) relates to any acquisition proposal that would materially impair Sierra Bancorp or Bank of the Sierra’s ability to consummate the merger and the transactions contemplated by the merger agreement, or (iii) relates to any acquisition proposal, unless such acquisition proposal requires the completion of the merger and payment of the merger consideration to the Coast Bancorp shareholders as provided in the merger agreement prior to completion of any other acquisition proposal respecting Sierra Bancorp.

Coast Bancorp may also terminate the agreement if Sierra Bancorp enters into an agreement for an alternative acquisition that (i) would restrict Bank of the Sierra and/or Sierra Bancorp’s ability to comply with any of the terms of the merger agreement, (ii) relates to any acquisition proposal that would materially impair Bank of the Sierra’s and/or Sierra Bancorp’s ability to consummate the merger and the transactions contemplated by the merger agreement, or (iii) relates to any acquisition proposal, unless such acquisition proposal requires the completion of the merger and payment of the merger consideration to the Coast Bancorp shareholders as provided in the merger agreement prior to completion of any other acquisition proposal respecting Sierra Bancorp.

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Coast Bancorp has agreed to pay a termination fee of $700,000 to Sierra Bancorp if: (i) the merger agreement is terminated by Coast Bancorp in order to enter into a definitive agreement providing for a superior acquisition proposal; (ii) Sierra Bancorp terminates the merger agreement due to no Coast Bancorp recommendation; or (iii) any person has made an acquisition proposal, which proposal has been publicly announced, disclosed or proposed and not withdrawn, and (a) thereafter the merger agreement is terminated (I) by either party because the Coast Bancorp shareholders have not approved the merger agreement and merger; or (II) by Sierra Bancorp pursuant to the termination provision for breach provision and (b) within 12 months after such termination of the merger agreement, Coast Bancorp consummates an acquisition proposal or any definitive agreement with respect to an acquisition proposal is entered into (provided that an “acquisition proposal” for this purpose is the acquisition of 50%, rather than 10%, of the total voting power of the surviving entity).

Amendment, Extension and Waiver

At any time prior to the effective time of the merger (whether before or after approval thereof by the shareholders of Coast Bancorp), the board of directors of the parties may: (i) amend the merger agreement, (ii) extend the time for the performance of any of the obligations or other acts of any other party thereto, (iii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant thereto, or (iv) waive compliance with any of the agreements or conditions contained in the merger agreement; provided, however, that no amendment shall be made without the approval of the shareholders of the parties, if such approval is required by law.

Employee Benefits

Coast Bancorp has adopted, and the board of directors of Bank of the Sierra has approved, a retention and severance plan, which we refer to as the new retention plan, to replace any existing employee severance policies of Coast Bancorp in order to encourage Coast employees to remain employed with Coast Bancorp in order to assist in the successful completion of the merger and to continue to contribute meaningfully to the future success of Sierra Bancorp following the merger. All payments under the new retention plan provide for the execution of an agreement reasonably satisfactory to Sierra Bancorp as a condition to receipt of payments, which shall provide for (i) release of claims, and (ii) confidentiality of information. Employees of Coast Bancorp or Sierra Bancorp who receive retention bonuses under the new retention plan will not be entitled to receive any severance payments unless the parties to the merger agreement shall otherwise mutually agree. See “PROPOSAL NO. 1 The Merger Agreement and The Merger – Interests of Directors and Officers in the Merger – Retention Incentives” at page 43 for a description of benefits under the new retention plan for certain executive officers.

In addition, prior to the effective time of the merger, Coast Bancorp will take all action necessary to terminate all other compensation or benefit plan identified by Sierra Bancorp. Termination of any such plans is subject to compliance with applicable law, and will not reduce any benefits already accrued thereunder. Coast Bancorp will accrue any and all obligations with respect to the termination of such plans before the effective time of the merger. The employees of Coast Bancorp who are employed by Bank of the Sierra after the effective time or who are offered and who accept employment with Bank of the Sierra shall be eligible to participate in Bank of the Sierra’ employee benefit plans in which, and to the same extent as, similarly situated employees of Bank of the Sierra participate. Former Coast Bancorp employees’ service with Coast Bancorp shall be treated as service with Bank of the Sierra for purposes of determining eligibility to participate, vesting and benefits.

Expenses

Except as specifically set forth in the merger agreement, all expenses incurred by Sierra Bancorp and Coast Bancorp in connection with or related to the authorization, preparation and execution of the merger agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated therein, will be borne solely and entirely by the party which incurred such expense.

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Closing; Effective Time of the Merger

The closing for the merger will occur on the last day of the month that is a business day following the latest to occur of: (i) the receipt of all regulatory approvals required to complete the merger; (ii) the receipt of all shareholder approvals, (iii) the satisfaction or waiver of all closing conditions, or (iv) the passing of any applicable waiting periods; or at such other date or time upon which the parties hereto will mutually agree. The merger will be effected by the filing of an Agreement of Merger in the form attached as Exhibit A-1 to the merger agreement with the California Secretary of State on the day of the closing in accordance with Section 1200 of the CGCL. The “effective time” of the merger will be the date and time upon which the Agreement of Merger is filed with the California Secretary of State.

The parties are working to complete the merger in July 2016. However, no assurances can be provided as to whether or when the merger will actually close.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

This section describes the material United States federal income tax consequences of the merger to U.S. holders of Coast Bancorp common stock who exchange shares of Coast Bancorp common stock for shares of Sierra Bancorp common stock, cash, or a combination of shares of Sierra Bancorp common stock and cash pursuant to the merger. For purposes of this discussion, a “U.S. holder” is a beneficial owner of Coast Bancorp common stock that for U.S. federal income tax purposes is:

•	a citizen or individual resident of the United States;
•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or political subdivision thereof;
•	a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more United States persons to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person; or
•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds Coast Bancorp common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A Coast Bancorp shareholder which is a partnership should consult its tax advisor concerning the tax consequences of the merger.

Coast Bancorp shareholders that are not U.S. holders may have different tax consequences than those described below, and are urged to consult their tax advisors about the tax treatment of the merger to them under U.S. and non-U.S. laws.

This discussion addresses only those Coast Bancorp shareholders that hold their Coast Bancorp common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, and does not address all the U.S. federal income tax consequences that may be relevant to particular Coast Bancorp shareholders in light of their individual circumstances or to Coast Bancorp shareholders that are subject to special rules, such as:

•	financial institutions;

•	pass-through entities or investors in pass-through entities;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities;

•	traders in securities that elect to use a mark-to- market method of accounting;

•	persons owning 5% or more of Coast Bancorp common stock or that are affiliates of Coast Bancorp;

•	persons that hold Coast Bancorp common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	certain expatriates or persons that have a functional currency other than the U.S. dollar;

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•	persons who are not U.S. holders; and

•	shareholders who acquired their shares of Coast Bancorp common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax.

The following discussion is based on the Internal Revenue Code, its legislative history, existing and proposed regulations, thereunder, and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

The obligation of Sierra Bancorp to complete the merger is conditioned upon the receipt of an opinion from its special tax counsel, Katten Muchin Rosenman LLP, to the effect that, for U.S. federal income tax purposes, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Such opinion will be based on certain assumptions and representations as to factual matters by Sierra Bancorp and Coast Bancorp. Sierra Bancorp does not currently intend to waive this opinion condition to its obligation to complete the merger. If Sierra Bancorp does waive this condition, Coast Bancorp shareholders will be informed of this decision prior to being asked to vote on the merger.

The following discussion, subject to the limitations and qualifications described herein, constitutes the opinion of Katten Muchin Rosenman LLP as to the material U.S. federal income tax consequences of the merger applicable to a U.S. holder of Coast Bancorp common stock that exchanges Coast Bancorp common stock in the merger, to the extent such discussion sets forth statements of U.S. federal income tax law or legal conclusions with respect thereto. The opinion of counsel does not address any state, local or foreign tax consequences of the merger. It is based on certain assumptions and representations as to factual matters by Sierra Bancorp and Coast Bancorp, and cannot be relied upon if any of the assumptions or representations are inaccurate as of the date hereof or the effective time of the merger. In addition, the opinion is based on current law and cannot be relied upon if current law changes with retroactive effect. An opinion of counsel is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. Sierra Bancorp has not requested and does not intend to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger.

A Coast Bancorp shareholder may not necessarily receive cash and/or shares of Sierra Bancorp common stock in the proportion(s) that such shareholder has elected. Accordingly, it will not be possible for holders of Coast Bancorp common stock to determine the specific tax consequences of the merger to them at the time they submit their election form.

Coast Bancorp shareholders are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them, as well as any tax consequences arising under any state, local and non-U.S. tax laws or any other U.S. federal tax laws.

Based on and subject to the foregoing, the following material U.S. federal income tax consequences will result to a U.S. holder of Coast Bancorp common stock that elects to exchange its Coast Bancorp common stock in the merger:

•	A U.S. holder receiving only cash in the merger will recognize gain or loss, determined separately for each identifiable block of shares of Coast Bancorp common stock (generally, Coast Bancorp common stock acquired at the same cost in a single transaction) exchanged by the U.S. holder in the merger, equal to the difference between the amount of cash received in the merger with respect to such block and the U.S. holder’s tax basis in the shares of Coast Bancorp common stock in such block. Such gain or loss generally will be capital gain, and will be long-term capital gain if, as of the effective date of the merger, the applicable shares of Coast Bancorp common stock were held for more than one year (unless the receipt of cash has the effect of a distribution of a dividend under the provisions of the Internal Revenue Code, discussed below, as to which U.S. holders should consult their tax advisors).

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•	Ignoring any cash received in lieu of a fractional share of Sierra Bancorp common stock (which is discussed below), a U.S. holder receiving only shares of Sierra Bancorp common stock in the merger will not recognize gain or loss in the merger.

•	A U.S. holder receiving cash and shares of Sierra Bancorp common stock in exchange for each identifiable block of Coast Bancorp common stock exchanged by the U.S. holder in the merger generally will recognize gain (but not loss), in an amount equal to the lesser of (i) the amount of cash received with respect to such block, excluding any cash received in lieu of a fractional share of Sierra Bancorp common stock (which is discussed below), and (ii) the excess, if any, of (a) the sum of the amount of such cash and the fair market value of the Sierra Bancorp common stock received with respect to such block over (b) the U.S. holder’s tax basis in the shares of Coast Bancorp common stock in such block. Any gain recognized generally will be capital gain, and will be long-term capital gain if, as of the effective date of the merger, the shares of Coast Bancorp common stock in such block were held for more than one year, unless the receipt of cash has the effect of a distribution of a dividend under the provisions of the Internal Revenue Code, in which case such gain will be treated as dividend income rather than capital gain. The Internal Revenue Service has indicated in rulings that any reduction in the interest of a shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gains as opposed to dividend treatment. Because the possibility of dividend treatment depends primarily upon a U.S. holder’s particular circumstances, including the application of constructive ownership rules, U.S. holders should consult their tax advisors regarding the applicability to them of this possibility.

•	A U.S. holder generally will have an aggregate tax basis in the shares of Sierra Bancorp common stock (if any) received by the U.S. holder with respect to each identifiable block of shares of Coast Bancorp common stock exchanged by the U.S. holder in the merger (including any fractional share of Sierra Bancorp common stock deemed received and redeemed for cash, as discussed below) equal to the U.S. holder’s aggregate tax basis in the shares of Coast Bancorp common stock in such block, reduced by the amount of cash (if any) received with respect to such block (other than cash received in lieu of a fractional share of Sierra Bancorp common stock) and increased by the amount of any gain recognized by the U.S. holder (including, but not limited to, any portion of such gain that is treated as a dividend, but excluding any gain recognized with respect to cash received in lieu of a fractional share of Sierra Bancorp common stock) with respect to such block.

•	The holding period of the shares of Sierra Bancorp common stock (if any) received by a U.S. holder with respect to each identifiable block of shares of Coast Bancorp common stock exchanged in the merger (including any fractional share of Sierra Bancorp common stock deemed received and redeemed for cash, as discussed below) will include the holding period of the shares of Coast Bancorp common stock in such block.

•	Cash received by a U.S. holder in lieu of a fractional share of Sierra Bancorp common stock in the merger will be treated as if such fractional share had been issued and then redeemed by Sierra Bancorp. Subject to the discussion above regarding possible dividend treatment, a U.S. holder generally will recognize capital gain or loss with respect to cash received in lieu of a fractional share, measured by the difference, if any, between the amount of cash received and the tax basis in such fractional share (determined as described above). Any gain or loss recognized generally will be long-term capital gain or loss if, as of the effective date of the merger, the shares of Coast Bancorp common stock in the block of shares of Coast Bancorp common stock exchanged in the merger were held for more than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting.

U.S. holders may be subject to information reporting and backup withholding on any cash payments they receive in the merger, including cash in lieu of fractional shares of Sierra Bancorp common stock. Payments will not be subject to backup withholding if the U.S. holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides Sierra Bancorp or the exchange agent, as appropriate, with a properly completed Internal Revenue Service Form W-9 (or its successor form) certifying that the U.S. holder is a U.S. person, the taxpayer identification number provided is correct and the U.S. holder is not subject to backup withholding. The taxpayer identification number of an individual is his or her Social Security number. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished by the U.S. holder to the Internal Revenue Service.

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The discussion of the material U.S. federal income tax consequences set forth above is intended to provide only a general summary, and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. Moreover, the discussion set forth above does not address tax consequences that may vary with, or are dependent on, individual circumstances. In addition, the discussion set forth above does not address any non-income tax or any foreign, state or local tax consequences of the merger and does not address the tax consequences of any transaction other than the merger.

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INFORMATION ABOUT SIERRA BANCORP

Sierra Bancorp is a California corporation headquartered in Porterville, California, and is a registered bank holding company under federal banking laws. Its principal executive offices are located at 86 North Main Street, Porterville, CA 93257, telephone: (559) 782-4900. Sierra Bancorp was formed to serve as the holding company for Bank of the Sierra, and has been Bank of the Sierra’s sole shareholder since August 2001. Sierra Bancorp exists primarily for the purpose of holding the stock of Bank of the Sierra and of such other subsidiaries it may acquire or establish. At the present time, Sierra Bancorp’s only other direct subsidiaries are Sierra Statutory Trust II and Sierra Capital Trust III, which were formed in March 2004 and June 2006, respectively, solely to facilitate the issuance of capital trust pass-through securities (“TRUPS”). Pursuant to the Financial Accounting Standards Board’s guidance on the consolidation of variable interest entities, these trusts are not reflected on a consolidated basis in the financial statements of Sierra Bancorp. At December 31, 2015, Sierra Bancorp had consolidated assets of $1.797 billion, gross loans of $1.133 billion, deposits of $1.465 billion and shareholders’ equity of $190 million. Sierra Bancorp’s liabilities include $31 million in debt obligations due to Sierra Statutory Trust II and Sierra Capital Trust III, related to TRUPS issued by those entities.

Bank of the Sierra is a California state-chartered bank also headquartered in Porterville, California, which opened for business in January 1978 and has since become the largest independent bank headquartered in the South San Joaquin Valley. Bank of the Sierra offers a full range of retail and commercial banking services primarily in Tulare, Kern, Fresno, and Kings Counties in Central California, and, in Southern California, in the rich agricultural corridor stretching from Santa Paula to Santa Clarita. Bank of the Sierra’s growth has primarily been organic, but includes two acquisitions: Sierra National Bank in 2000, and Santa Clara Valley Bank in 2014. Bank of the Sierra plans to expand even further in 2016 with the acquisition of Coast National Bank which is the subject of this proxy statement/prospectus, and the purchase of certain deposits and loans from Citizens Business Bank. For more information concerning the Citizens Business Bank acquisition see the “Recent Developments” section of the Company’s Annual Report on 10-K for the year ended December 31, 2015 as filed with the SEC which is incorporated herein by reference. Bank of the Sierra currently operates 28 full service branch offices, and a loan production office, throughout its geographic footprint, including the three branches that were added in November 2014 via the acquisition of Santa Clara Valley Bank. Bank of the Sierra has also received regulatory approvals for a de-novo branch in Sanger, California, scheduled to open in the second quarter of 2016, and another branch in Bakersfield, California. In addition to its stand-alone offices, Bank of the Sierra has specialized lending units which include a real estate industries center, an agricultural credit center, and an SBA lending unit, as well as ATMs at all branch locations and offsite ATMs at six different non-branch locations.

Bank of the Sierra’s chief products and services are related to the business of lending money and accepting deposits. Bank of the Sierra’s lending activities include real estate, commercial (including small business), mortgage warehousing, agricultural, and consumer loans. The bulk of its real estate loans are secured by commercial, professional office, and agricultural properties which are predominantly owner occupied, and Bank of the Sierra also offers a complete line of construction loans for residential and commercial development, permanent mortgage loans, land acquisition and development loans, and multifamily credit facilities. Secondary market services for residential mortgage loans are provided through Bank of the Sierra’s affiliations with Freddie Mac, Fannie Mae and certain non-governmental institutions.

In addition to loans, Bank of the Sierra offers a wide range of deposit products for individuals and businesses including checking accounts, savings accounts, money market demand accounts, time deposits, retirement accounts, and sweep accounts. Bank of the Sierra’s deposit accounts are insured by the FDIC up to maximum insurable amounts. Bank of the Sierra attracts deposits throughout its market area with direct-mail campaigns, a customer-oriented product mix, competitive pricing, convenient locations, drive-through banking, and a multitude of alternative delivery channels, and we strive to retain our deposit customers by providing a consistently high level of service.

Additional information about Sierra Bancorp and Bank of the Sierra is included in documents incorporated by reference into this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 91.

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INFORMATION ABOUT COAST BANCORP

General

Coast Bancorp is California-based bank holding company for Coast National Bank, a full service nationally chartered commercial bank headquartered in San Luis Obispo, California, offering a full range of credit and depository services primarily to small and medium sized businesses. We opened for business on June 16, 1997 and currently operate from three full service banking offices in San Luis Obispo, Arroyo Grande and Paso Robles, California and a Loan Production Office in Atascadero, California. Our deposits are insured by the FDIC up to the maximum limits allowable by law. The following is a list of our offices:

San Luis Obispo Headquarters Office 500 Marsh Street San Luis Obispo, CA 93401	Arroyo Grande Branch Office 1360 E. Grand Ave. Arroyo Grande, CA 93420
Paso Robles Branch Office 2138 Spring Street #A Paso Robles, CA 93446	Atascadero Loan Production Office 7315 El Camino Real Atascadero, CA 93422

Our focus is providing highly personalized banking services to entrepreneurial businesses, professional firms and nonprofit organizations, along with their owners and key managers throughout the Central Coast of California, particularly in San Luis Obispo, County. We offer a full range of credit and depository services, with special emphasis on superior customer service, sophisticated cash management services and direct access to bank decision makers. Coast National Bank customers work directly with a dedicated Relationship Manager, a seasoned professional who understands their unique challenges serving as a sounding board and an active participant in their client’s success.

Our key executives as well as our relationship managers have all served customers in this market for many years and through their experience and extensive connections throughout the Central Coast are in a unique position to facilitate Coast Bancorp’s organic growth.

Our Business

Coast Bancorp has grown to $146.9 million in total assets as of December 31, 2015 through organic customer growth, with almost its entire deposit base coming from core customer relationships that are primarily from the local Central Coast market. Our customers are generally small- to medium-sized privately-held businesses. The majority of our customers are located on the Central Coast of California, and we provide them service through 35.5 full-time equivalent employees located at one of our three full service banking offices.

Coast Bancorp successfully weathered the financial storm of the great recession which plagued much of the financial industry. In February 2011, Coast Bancorp’s subsidiary, Coast National Bank, entered into a Consent Order with the Office of the Comptroller of the Currency. This Consent Order was terminated in April of 2014 as a result of the diligent efforts of the board, management and employees. In June of 2014, Coast Bancorp completed $6.8 million debt and equity capital raise. These funds were used to bring current the company’s accrued interest on its Trust Preferred subordinate debt, to augment capital at the bank level, and for other general corporate purposes. Once the credit quality issues had significantly improved, the focus at the Bank then shifted to operational efficiencies and profitability.

Coast National Bank provides deposit, cash management and payment processing services to support business customers and their owners. We offer a wide range of deposit products for businesses and their owners including checking accounts, savings accounts, money market demand accounts, time deposits, and sweep accounts. Coast Bancorp maintains state of the art technology products including business Internet banking, consumer Internet banking, and remote deposit service. We also provide merchant card and foreign exchange services. Our customers come from a diversified group of industries and can be serviced from any of our three offices as a result of electronic banking, remote deposit and courier service. As a result of our primary focus on supporting the cash management needs of our business customers, Coast Bancorp has a high level of non-maturity deposits (88% as of December 31, 2015).

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In supporting the credit needs of our customer base, we generally provide primarily the following types of credit: Commercial and Industrial lines of credit and term loans; Commercial Real Estate term loans; and Letters of Credit. It is common for our business customers to have a commercial line of credit and an owner-occupied commercial real estate loan with us.

Our Employees

As of December 31, 2015, Coast National Bank employed 35.5 full-time equivalent employees. Coast National Bank’s employees are not represented by any union or other collective bargaining agreement.

Competition

All phases of Coast National Bank’s business have been, since inception, and will continue to be, subject to significant competitive forces. Although Coast National Bank has a solid foothold in the San Luis Obispo County banking community, it nevertheless has to compete with other independent local banking institutions, including commercial banks and savings and loan associations, as well as branch offices of regional and national commercial banks, which have assets, capital and lending limits substantially larger than Coast National Bank. Coast National Bank competes with respect to its lending activities, as well as in attracting demand deposits, with savings banks, savings and loan associations, insurance companies, regulated small loan companies and credit unions, as well as securities brokerage offices which can issue commercial paper and other securities (such as shares in money market funds).

Among the advantages such institutions have over Coast National Bank are their ability to finance wide ranging advertising campaigns and to allocate their investment assets to regions of highest yields and demand. Many institutions offer certain services, such as trust services, which Coast National Bank does not currently offer or plan to offer. By virtue of their greater total capital, such institutions have substantially higher lending limits than Coast National Bank (legal lending limits to an individual customer being limited to a percentage of a bank’s total capital accounts). These competitors may intensify their advertising and marketing activities to counter any efforts by Coast National Bank to further attract new business as a commercial bank. In addition, as a result of recent legislation, there is increased competition between banks, savings and loan associations and credit unions for the deposit and loan business of individuals. These activities may hinder Coast National Bank’s ability to capture a comparatively significant market share.

To compete with the financial institutions in its primary service area, Coast National Bank uses the flexibility which its independent status permits. Its activities in this regard include an ability and intention to respond quickly to changes in the interest rates paid on time and savings deposits and charged on loans, and to charges imposed on depository accounts, so as to remain competitive in the market place. Coast National Bank also emphasizes specialized services for the small business person and professional and personal contacts by our officers and employees. For customers whose loan demands exceed Coast National Bank’s lending limits, Coast National Bank has the ability to arrange for such loans on a participation basis with other financial institutions. No assurances can be given, however, that Coast National Bank’s efforts to compete with other financial institutions in its primary service area will be successful.

Properties

Coast National Bank currently operates out of its full-service headquarters in San Luis Obispo and from two branch offices located in Arroyo Grande and Paso Robles and a loan production office located in Atascadero, California. The San Luis Obispo location is owned and the other facilities are leased. Management believes that all of Coast National Bank’s properties are adequately covered by insurance. For additional information on properties, see Note 4 to Coast Bancorp’s audited Consolidated Financial Statements included elsewhere herein.

Legal Proceedings

From time to time, Coast National Bank is subject to various pending and threatened legal actions which arise out of the normal course of its business. There are currently no pending legal actions.

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As of the date of this proxy statement/prospectus, there are no material proceedings adverse to Coast Bancorp to which any director, officer, affiliate of Coast Bancorp or a 5% shareholder of Coast Bancorp or any associate of such director, officer, affiliate or 5% shareholder is a party and none of the above persons has a material interest adverse to Coast Bancorp.

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations

This discussion presents Management’s analysis of Coast Bancorp and its subsidiary bank Coast National Bank’s financial condition as of December 31, 2015 and 2014, and the results of operations for each of the years in the two-year period ended December 31, 2015. The discussion should be read in conjunction with Coast Bancorp’s consolidated financial statements and the notes related thereto presented elsewhere herein. Although financial condition and results of operations are reported by Coast Bancorp, they relate primarily to its wholly owned subsidiary, Coast National Bank, which is the entity through which most business operations occur.

Statements contained in this report or incorporated by reference that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 as amended, including Coast Bancorp’s expectations, intentions, beliefs, or strategies regarding the future. All forward-looking statements concerning economic conditions, growth rates, income, expenses, or other values which are included in this document are based on information available to Coast Bancorp on the date noted, and Coast Bancorp assumes no obligation to update any such forward-looking statements. It is important to note that Coast Bancorp’s actual results could materially differ from those in such forward-looking statements. Risk factors that could cause actual results to differ materially from those in forward-looking statements include but are not limited to those outlined previously. See “RISK FACTORS.”

Critical Accounting Policies

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP, requires management to make a number of judgments, estimates and assumptions that affect the reported amount of assets, liabilities, income and expenses in Coast Bancorp’s financial statements and accompanying notes. Coast Bancorp’s management believes that the judgments, estimates and assumptions used in preparation of Coast Bancorp’s’ financial statements are appropriate given the factual circumstances as of December 31, 2015.

Various elements of Coast Bancorp’s accounting policies, by their nature, are inherently subject to estimation techniques, valuation assumptions and other subjective assessments. Critical accounting policies are those that involve the most complex and subjective decisions and assessments and have the greatest potential impact on Coast Bancorp’s results of operation. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of investment securities, and the valuation of deferred tax assets. Coast Bancorp’s management has identified the accounting policies related to these three areas as critical to an understanding of Coast Bancorp’s financial statements due to judgments, estimates and assumptions inherent in these policies, and the sensitivity of Coast Bancorp’s financial statements to those judgments, estimates and assumptions.

Allowance for Loan Losses

The provision for loan losses charged to operations is an amount sufficient to bring the allowance for loan losses to an estimated balance considered adequate to absorb probable losses inherent in the portfolio at the date of the financial statements. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to results of operations. Loan losses are charged against the allowance when management believes the collection of a loan balance will not occur. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is evaluated on a regular basis by management and the estimate is based upon management’s periodic review of the collectability of the loans that considers historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. The evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

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The allowance consists of specific, general, and qualitative components. The specific component relates to loans that are considered impaired for which an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. Although Management believes the level of the allowance at December 31, 2015 is adequate to absorb losses inherent in the loan portfolio, a further decline in the regional economy may result in increasing losses that cannot reasonably be predicted at this time. For further information regarding the allowance for loan losses and related methodology see “Financial Condition – Allowance for Loan Losses” included elsewhere herein.

Investment Securities

Coast Bancorp currently classifies its investment securities under both available-for-sale and held-to-maturity classifications. Securities that Coast Bancorp has the positive intent and ability to hold to maturity are classified as “held-to-maturity securities” and reported at amortized cost. Securities not classified as held-to-maturity securities are classified as “investment securities available-for-sale” and reported at fair value, with unrealized gains and losses excluded from results of operations and reported as a separate component of accumulated other comprehensive income included in shareholders’ equity. Under the available-for-sale classification, securities can be sold due to changing conditions. Coast Bancorp does not have any investment securities classified as trading securities. Investment transactions are recorded on the trade date. Gains and losses on investment securities are recognized at the time of sale based upon the specific identification method. Management performs regular impairment analyses on the securities portfolio. If it is probable that Coast Bancorp will be unable to collect all amounts due according to the contractual terms of the debt security, an other-than-temporary impairment (“OTTI”) is considered to have occurred. When an other-than-temporary impairment occurs, the cost basis of the security is written down to its fair value (as the new cost basis) and the write-down is accounted for as a realized loss if it is credit related. In assessing whether impairment represents other-than-temporary impairment (“OTTI”), Coast Bancorp must consider whether it intends to sell a security or if it is likely that they would be required to sell the security before recovery of the amortized cost basis of the investment, which may be maturity. If Coast Bancorp intends to sell the security or it is likely that a sale of the security may be required before recovering the cost basis, the entire impairment loss would be recognized in earnings as an OTTI. If Coast Bancorp does not intend to sell the security and it is not likely the sale of the security is required by Coast Bancorp, and Coast Bancorp does not expect to recover the entire amortized cost basis of the security, only the portion of the impairment loss representing credit losses would be recognized in earnings. The credit loss on a security is measured as the difference between the amortized cost basis and the present value of the cash flows to be expected to be collected. Projected cash flows are discounted by the original or current effective interest rate depending on the nature of the security being measured for potential OTTI. The remaining impairment related to other factors, the difference between the present value of cash flows expected to be collected and fair value, is recognized as a charge to other comprehensive income (“OCI”). Impairment losses related to all other factors are presented as separate categories within OCI. Purchase premiums and discounts are recognized in interest income using the interest method over the expected life of the security. For certain securities such as mortgage-backed securities, the average life can fluctuate based on the amount of prepayments received on the collateral underlying the securities.

Income Taxes

Coast Bancorp uses the asset and liability method to account for income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the income tax basis of Coast Bancorp’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Coast Bancorp’s annual tax rate is based on its income, statutory tax rates and tax planning opportunities available in which it operates. Tax laws are complex and subject to different interpretations by the taxpayer and respective governmental taxing authorities. Significant judgment is required in determining tax expense and in evaluating tax positions, including evaluating uncertainties. Benefits from tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. Coast Bancorp reviews its tax positions periodically and adjusts the balances as new information becomes available. Deferred income tax assets represent amounts available to reduce income taxes payable on taxable income in future years. Such assets arise because of temporary differences between the financial reporting and tax bases of assets and liabilities, as well as from net operating loss and tax credit carry-forwards. Coast Bancorp evaluates the recoverability of these future tax deductions by assessing the adequacy of future expected taxable income from all sources, including reversal of taxable temporary differences, forecasted operating earnings and available tax planning strategies. These sources of income inherently rely heavily on estimates. Coast Bancorp uses historical experience and short and long-range business forecasts to provide insight. Although realization is not assured for the remaining deferred income tax assets, Coast Bancorp believes it is more likely than not the deferred tax assets will be fully recoverable within the applicable statutory expiration periods. However, deferred tax assets could be reduced in the near term if estimates of taxable income are significantly reduced or available tax planning strategies are no longer viable.

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As of and for the Year Ended December 31, 2015 Compared to the Years Ended December 31, 2014

Summary of Performance

Coast Bancorp had net income of $6,757,000 in 2015 or $1.20 per dilutive common share, compared to $183,000 or $0.05 per dilutive common share in 2014. The increase in net income was primarily the result of three significant events that occurred during the third quarter of 2015. First, both Coast Bancorp and Coast National Bank reversed deferred tax asset valuation allowances during the third quarter resulting in a combined tax benefit of $4.3 million. In addition, the Bank sold two buildings, an OREO property and a surplus administrative office building for a combined gain on sale of approximately $1.5 million. Lastly, a reverse provision for loan losses of $500,000 reduced the Allowance for Loan Losses based on management’s analysis of the level of probable loan losses. Noninterest income, excluding the gain on sale of the real estate of $1.5 million, declined $131,000 primarily due to lower gain on sale of the guaranteed portion of SBA loans. Noninterest expense increased $44,000 mainly as a result of higher salary and benefit costs and technology expenses. Coast Bancorp’s return on average assets and return on average equity were 4.85% and 174.60%, heavily influenced by the non-recurring items mentioned above, respectively, in 2015, as compared to 0.15% and 11.66%, respectively, in 2014. Aside from the significant events of 2015, Coast Bancorp’s core financial performance improved in 2015 compared to recent years due, in part, to increased lending activity, strong core deposit growth, reductions in nonperforming assets and expense controls. Those trends were evident to a lesser extent in 2014.

The following are some of the major factors impacting Coast Bancorp’s results of operations for the years presented in the consolidated financial statements.

•	Coast Bancorp and Coast National Bank reversed deferred tax asset valuation allowances during the third quarter of 2015 resulting in a combined tax benefit of $4.3 million for the year. Coast Bancorp has net operating loss carryforwards of approximately $8.5 million for federal income and $15.0 million for California Franchise tax purposes. Based on an analysis of its present and future earnings, Coast Bancorp deemed it more likely than not that these loss carryforwards would be fully realized from future taxable income. Accordingly, the valuation allowances were reversed and the tax benefits recognized in 2015.
•	Coast National Bank was able to take advantage of improving real estate values and sold two buildings in 2015, an OREO property and a surplus administrative office building, for a combined gain on sale of $1.5 million. The OREO property was a former bank facility not used for bank purposes for a number of years. The administrative office building was also underutilized in recent years. Both buildings were acquired in 2000 when Coast Bancorp had plans for expansion.
•	Net interest income increased 22% in 2015 due to growth in average loans and investments. Average interest-earning assets were higher in 2015 due to growth in loans and investments that were funded primarily by low-cost non-maturing demand deposits. In 2015, net loans increased $19.4 million or 26.6% and total investment securities increased $3.2 million or 15.0%. Noninterest bearing deposits increased $7.9 million or 16.3% in 2015 and yields on interest-bearing deposits decreased to 0.26% in 2015 from 0.31% in 2014. Coast Bancorp’s net interest margin increased to 3.66% in 2015 from 3.51% in 2014.
•	Non-interest income increased in 2015 from the sale of the buildings, but gains on sale of SBA loans and other non-interest income categories were lower. Excluding the gain on sale of the buildings for $1.5 million, noninterest income declined $131,000 due primarily to lower gains on the sale of the guaranteed portion of SBA loans and net servicing revenues. Gains on sale of SBA loans were 31.2% lower in 2015 compared to 2014 due to smaller transaction size in 2015 and lower premiums. Net servicing revenue was lower due to servicing costs related to several older loans. Deposit service charge income was 4.5% lower in 2015 due to depositors maintaining higher average balances, and lower fees earned from nonsufficient funds. These declines were partially offset by $90,000 in gains on the sale of investment securities in 2015 compared to $32,000 in 2014. In 2014 Coast Bancorp incurred losses on sale of OREO of $255,000, but received funds from an insurance claim on a charged-off loan that resulted in other income of $231,000.

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•	Non-interest expense was 1% higher in 2015. Total noninterest expense was $44,000 or approximately 1.0% higher in 2015 compared to 2014. Salaries and benefits increased $87,000 or 3.2% in 2015, but full-time equivalent staff decreased to 35.5 from 40.0 between December 31, 2015 and 2014. Net occupancy expense increased approximately $36,000 or 9.6% in 2015 due to reduced rental income from the sale of OREO. Other professional services were approximately $93,000 or 17.4% higher in 2015 due to higher third-party audit fees. Stock-based compensation was approximately $36,000 in 2015 compared to no stock-based compensation in 2014. Offsetting these increases, regulatory assessments, OREO, and general office expenses were lower in 2015 compared to 2014. Noninterest expense as a percentage of average earning assets declined from 4.5% in 2014 to 3.9% in 2015.

Balance Sheet Highlights

As of December 31, 2015, Coast Bancorp had total assets of $146.9 million compared to $128.3 million at the end of 2014 for an increase of 14.4%. Net loans grew 26.6% to $92.4 million and investment securities increased 15.0% to $24.2 million during 2015. Total deposits increased to $126.4 million at December 31, 2015, or 9.9% over year end 2014. Senior notes payable were refinanced from $2.0 million at a rate of 10% per annum to $2.5 million at a rate of 6% per annum. Stockholders’ equity increased $6.7 million to $10.3 million, or 184.9% at December 31, 2015 compared to December 31, 2014. The following is a summary of key balance sheet changes during 2015.

•	Total assets increased by $18.5 million, or 14.4%. The increase in total assets resulted from increased loans, investment securities and reversal of deferred taxes, but offset by reductions in cash and cash equivalents, fixed assets, and other real estate owned.
•	Net loans increased $19.4 million, or 26.6% in 2015. The Bank experienced strong organic growth in a number of loan categories. Commercial real estate increased $10.2 million or 21.0% in 2015 compared to an increase of $4.7 million or 10.8% in 2014. Construction loans increased $5.8 million in 2015 compared to an increase of $1.6 million in 2014. Commercial and industrial loans were $3.1 million higher in 2015 compared to an increase of $2.5 million in 2014. Part of this growth, however, was offset by lower yields on average loans outstanding, which decreased from 5.71% in 2014 to 5.58% in 2015.
•	Nonperforming assets were 80.8% lower at the end of 2015 compared to 2014. Nonperforming loans of $279,000 at December 31, 2015, reflect a decrease of $417,000 from December 31, 2014. There was no other real estate owned at December 31, 2015 compared to $761,000 at December 31, 2014.
•	Allowance for loan losses reduced to 1.51% of loans at year-end 2015 compared to 2.33% at year-end 2014. In 2015 and 2014 Coast Bancorp reduced the allowance for loan losses by $500,000 each year based on its analysis of past and current loan loss experience, the nature and volume of the loan portfolio, specific borrower situations, collateral values, economic conditions, and other factors. During this period, both credit quality improvement in the existing portfolio and net recoveries enabled us to make these reductions. Nonperforming assets, as noted above, were significantly lower in 2015 compared to 2014. Loan recoveries, net of charge-offs were $168,000 in 2015 and $628,000 in 2014.
•	Deposits reflect an increase of $11.4 million or 9.9% in 2015 compared to $3.4 million or 3.1% in 2014. In the past two years, Coast Bancorp experienced strong organic growth in core deposits. In 2015 non-interest bearing demand deposits increased $7.9 million or 16.3%. Money market and NOW accounts increased $7.1 million or 18.3% while time deposits decreased $4.2 million or 22.0%. In 2014 non-interest bearing demand increased $5.5 million, money market and NOW accounts increased $1.4 million and time deposits declined $3.8 million.
•	Total capital increased by $6.7 million or 184.9% to $10.3 million at December 31, 2015. The level of capital is well above regulatory minimum requirements. Coast National Bank’s Tier 1 leverage capital ratio increased to 10.3% at December 31, 2015 compared to 9.4% at December 31, 2014. Total capital to risk-weighted assets was 14.0% at year-end 2015 compared to 15.3% at the end of 2014 due to the growth of higher risk-weighted loans and investments in 2015.

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Results of Operations

Net Interest Income and Net Interest Margin

Net interest income before provision for loan losses increased $868,000 for the year ended December 31, 2015, or 21.9% over 2014, to $4,835,000, as a result of the growth of the loan portfolio and investments. Average loans outstanding increased $14.7 million or 21.0% in 2015 to $84.7 million. The low rate environment and competitive market place affected loan yields in both 2015 and 2014. The average yield on loans outstanding declined to 5.58% in 2015 from 5.71% in 2014. In 2014 average loans outstanding increased $4.9 million, or 7.6%, to $70.0 million, and the overall average loan yield declined from 6.13% in 2013 to 5.71% in 2014. In 2015 average investment securities increased $11.0 million or 91.6% to $23.1 million, compared to an average balance of $12.1 million in 2014. The average yield on the investment portfolio also increased 5 basis points to 1.85% in 2015 from 1.80% in 2014 as a result of purchases of higher yielding corporate and taxable municipal securities. Average interest-bearing deposits with other banks decreased from $9.7 million in 2014 to $7.5 million in 2015 as funds were allocated to investment securities. The average yield on interest-bearing deposits with other banks increased to 1.89% in 2015 from 1.71% in 2014 due to reinvestments at longer terms.

Interest expense increased in 2015 primarily as a result of the 10% per annum senior notes issued in mid-2014. These notes were paid off in June 2015 in exchange for $2.5 million of senior notes payable at 6% per annum. Interest expense on interest-bearing deposits was lower due to the decline in average time deposits of $100,000 or more. Interest expense on junior subordinated debt (“TRUPS”) was lower in 2015 due to the low rate environment and from the payoff of the first interest deferral balance in mid-2014. The net interest margin increased from 3.51% in 2014 to 3.66% in 2015 due to the increase in outstanding loans and investments together with declines in time deposits of $100,000 or more and the reduction in long term borrowing costs. Interest income to earning assets increased to 4.05% in 2015 from 3.92% in 2014. Interest expense to earning assets decreased to 0.39% in 2015 from 0.41% in 2014.

The following table shows, for each of the past three years, the annual average balance for each principal balance sheet category, and the amount of interest income or expense associated with that category. This table also shows the yields earned on each major component of Coast Bancorp’s investment and loan portfolio, the average rates paid on each key segment of Coast Bancorp’s interest bearing liabilities, and the net interest margin.

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Distribution, Yield and Rate Analysis of Net Income

	Years Ended December 31,
	2015			2014			2013
	Average Balance	Interest Income/ Expense	Average Rate/Yield	Average Balance	Interest Income/ Expense	Average Rate/Yield	Average Balance	Interest Income/ Expense	Average Rate/Yield
	(Dollars in thousands)
Assets:
Earning assets:
Loans[1]	$84,726	$4,726	5.58%	$70,040	$4,002	5.71%	$65,097	$3,988	6.13%
Investment Securities:	23,103	427	1.85%	12,061	217	1.80%	1,075	9	0.84%
Interest-bearing deposits in other banks	7,470	141	1.89%	9,654	165	1.71%	8,458	141	1.67%
Interest-bearing demand balances	16,690	56	0.34%	21,155	47	0.22%	30,215	73	0.24%
Total interest-earning assets	131,989	5,350	4.05%	112,910	4,431	3.92%	104,845	4,211	4.02%

Non-interest-earning assets	7,423			11,609			12,990
Total assets	$139,412			$124,519			$117,835

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$48,264	91	0.19%	37,554	81	0.22%	37,698	99	0.26%
Savings	9,187	16	0.17%	8,529	14	0.16%	7,994	15	0.19%
Time deposits under $100,000	3,931	15	0.38%	5,125	20	0.39%	6,169	32	0.52%
Time deposits $100,000 and over	12,268	72	0.59%	15,739	93	0.59%	16,298	111	0.68%
Total interest-bearing deposits	73,650	194	0.26%	66,947	208	0.31%	68,159	257	0.38%
Long term borrowings	2,286	187	8.18%	1,120	112	10.00%	—	—	—
Junior subordinated debt (“TRUPS”)	7,217	134	1.86%	7,217	144	2.00%	7,217	167	2.31%
Total interest-bearing liabilities	83,153	515	0.62%	75,284	464	0.62%	75,376	424	0.56%
Non-interest-bearing liabilities:
Demand deposits	51,990			47,504			41,285
Other liabilities	399			162			2,671
Shareholders’ equity	3,870			1,569			(1,497)
Total liabilities and shareholders’ equity	$139,412			$124,519			$117,835

Net interest income		$4,835			$3,967			$3,787
Net interest spread[3]			3.43%			3.31%			3.45%
Net interest margin[4]			3.66%			3.51%			3.61%

1.	Loan fees have been included in the calculation of interest income. Loan fees were approximately $97,000, $16,000, and $83,000 for the years ended December 31, 2015, 2014 and 2013, respectively. Loans are net of deferred fees and related direct costs.
2.	Yields on tax-exempt income have not been computed on a tax equivalent basis.
3.	Represents the weighted average yield on interest-earning assets less the weighted average cost of interest-bearing liabilities.
4.	Represents net interest income (before provision for loan losses) as a percentage of average interest-earning assets.

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The Volume and Rate Variances table below sets forth the dollar difference in interest earned and paid for each major category of interest-earning assets and interest-bearing liabilities for the noted periods, and the amount of such change attributable to changes in average balances (volume) or changes in average interest rates. Volume variances are equal to the increase or decrease in average balance multiplied by prior period rates, and rate variances are equal to the increase or decrease in rate multiplied by prior period average balances. Variances attributable to both rate and volume changes are calculated by multiplying the change in rate by the change in average balance, and are allocated to the rate variance.

Rate/Volume Analysis of Net Interest Income

	Years Ended December 31,
	2015 vs. 2014			2014 vs. 2013
	Increase (Decrease)			Increase (Decrease)
	Due to Change in			Due to Change in
	Volume	Rate	Total	Volume	Rate	Total
	(Dollars in thousands)
Earning Assets:
Interest income:
Loans	$839	$(115)	$724	$303	$(289)	$14
Investment securities:	199	11	210	92	116	208
Interest-bearing deposits in other banks	(37)	13	(24)	20	4	24
Interest-bearing demand balances	(10)	19	9	(22)	(4)	(26)
Total	991	(72)	919	393	(173)	220

Deposits and borrowed funds:
Interest expense:
NOW and money market accounts	23	(13)	10	—	(18)	(18)
Savings	1	1	2	1	(2)	(1)
Time deposits under $100,000	(5)	—	(5)	(5)	(7)	(12)
Time deposits $100,000 and over	(21)	—	(21)	(4)	(14)	(18)
Total interest-bearing deposits	(2)	(12)	(14)	(8)	(41)	(49)
Long term borrowings	117	(42)	75	—	112	112
Junior subordinated debt (“TRUPS”)	—	(10)	(10)	—	(23)	(23)
Total interest-bearing deposits	115	(64)	51	(8)	48	40

Change in net interest income	$876	$(8)	$868	$401	$(221)	$180

Interest income increased $919,000 to $5,350,000 in 2015 and $220,000 to $4,431,000 in 2014 primarily as a result of the volume growth of loans and investments. Declining yields on loans resulted in lower interest revenue of approximately $72,000 and $173,000 in 2015 and 2014, respectively. The decline in loan yield in 2015, and more so in 2014, resulted from a combination of lower yields on new loans along with the payoff of existing loans accruing at higher rates. The interest income from investment securities increased $210,000 to $427,000 in 2015 and $208,000 to $217,000 in 2014 primarily due to higher volume in 2015 and higher yields in 2014. Interest income from investments was also impacted by a change in the composition of the portfolio. Higher yielding corporate securities were added in the latter half of 2014 and in 2015 along with taxable municipals in the second half of 2015. Interest income from interest-bearing deposits with other banks declined $24,000 in 2015 to $141,000 compared to an increase of $24,000 in 2014 due to lower average volume in 2015 together with higher yields. In 2014 the increase in interest income was largely due to higher volume. Interest-bearing demand accounts also declined in average volume in both 2015 and 2014, as funds were invested in loans and investment securities. Higher yields in 2015 offset the decline in volume, but not in 2014.

Interest expense on interest-bearing deposits decreased in 2015 and 2014 as a result of declines in the average rates paid; especially for NOW and money market deposits. A further reduction in interest expense on interest-bearing deposits in both years was due to the decline in the volume of average time deposits. Interest expense on long term debt increased in 2015 due to the $500,000 increase in outstanding debt beginning in June 2015. The increase in interest expense on long term debt in 2014 resulted from Coast Bancorp obtaining $2.0 million of new debt in June 2014 at the rate of 10% per annum. This debt was repaid in full in June 2015 and replaced with $2.5 million of new debt at the rate of 6% per annum. Interest expense on trust preferred junior subordinated debt decreased in both 2015 and 2014 as a result of lower interest rates and from the payoff of the first interest deferral balance in June 2014. Interest accrued on the unpaid deferral balance compounds on a quarterly basis so the repayment of the first interest deferral balance reduced interest expense beginning in July 2014.

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Provision for Loan Losses

Coast Bancorp posted a reverse provision for loan losses of $500,000 in both 2015 and 2014 based on management’s analysis of loan loss experience, the size and composition of the loan portfolio, the level of specific borrower delinquencies, collateral valuations, economic conditions, and other factors that affect the allowance for loan losses. The amount of loan charge-offs and recoveries also played a significant role in the decision to lower the allowance for loan losses in 2015 and 2014. Recoveries, net of loan charge-offs, were $168,000 in 2015 and $628,000 in 2014. Coast Bancorp’s allowance for loan losses, in management’s judgment, is at a level that is sufficient to absorb probable losses related to specifically identified impairment loans, as well as the probable incurred losses on the remaining loan portfolio. The process to establish an appropriate allowance for loan loss is discussed further below under “Allowance for Loan Losses.”

Non-interest Income

Noninterest income rose significantly in 2015 as a result of the sale of two buildings, one classified other real estate owned (“OREO”) and the other an administrative office building generating a combined gain on sale of approximately $1.5 million. In 2014, by comparison, one OREO property was sold for a loss of $255,000. Service charges on deposit accounts were lower in 2015 as a result of accountholders maintaining higher average balances and fewer fees collected from depositors with nonsufficient funds. Servicing revenue, net of costs, was lower in 2015 compared to 2014 due to the increased expense of a number of older loans. Gain on sale of the guaranteed portion of SBA loans was lower in 2015 generally due to shorter-term, smaller loans sold, generating lower sale premiums. Other income was lower in 2015 compared to 2014 as a result of monies collected in 2014 from an insurance claim associated with a charged-off loan that exceeded the charged-off loan amount, plus all interest and fees due, with the excess amount posted to other income.

The following table sets forth the various components of Coast Bancorp’s non-interest income for the periods indicated:

Noninterest Income

	Years Ended December 31,
	2015		2014
	Amount	Percent of Total	Amount	Percent of Total
Service charges on deposit accounts	$318,000	14.0%	$333,000	39.4%
Servicing revenue, net	(15,000)	(0.7)%	79,000	9.3%
Gain on sale of loans	293,000	12.9%	426,000	50.4%
Gain (loss) on sale of OREO	725,000	31.9%	(255,000)	(30.1)%
Gain (loss) on sale of premises, equip, other assets	836,000	36.7%	-	0.0%
Gain on sale of AFS investments	90,000	4.0%	32,000	3.8%
Other income	29,000	1.3%	231,000	27.3%
Total noninterest income	$2,276,000	100.0%	$846,000	100.0%

Non-interest Expense

Noninterest expense was $44,000 higher in 2015 compared to 2014. The largest component of non-interest expense is salaries and benefits, which increased by approximately $87,000 or 3% in 2015 due to cost-of-living and promotional salary adjustments, as well as higher stock-based compensation and group health insurance costs. The number of full-time equivalent staff decreased from 40.0 as of December 31, 2014 to 35.5 at the end of 2015. Net occupancy expense increased approximately $36,000 in 2015 due to the loss of rental income from sold OREO properties. Other professional services were approximately $93,000 higher in 2015 compared to 2014 as a result of higher third-party audit and review fees. In 2015 the Bank incurred an unanticipated expense related to the review of its Small Business Administration 7(a) guaranteed loan program that totaled approximately $41,000. In 2015 compared to 2014, regulatory assessments declined by $90,000, OREO expenses declined $36,000 and director and officer liability insurance costs declined $21,000 due to the improved financial condition of Coast Bancorp. Office expenses and other expenses were $33,000 and $28,000 lower in 2015 compared to 2014, respectively, generally as a result of greater operating efficiencies. Noninterest expense as a percentage of average earnings assets declined from 4.54% in 2014 to 3.92% in 2015.

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The following table sets forth Coast Bancorp’s non-interest expenses for the periods indicated:

Noninterest Expense

	Years Ended December 31,
	2015		2014
		Percent		Percent
	Amount	of Total	Amount	of Total
Salaries and benefits	$2,831,000	54.7%	$2,744,000	53.5%
Net occupancy expense (net of rental income)	410,000	7.9%	374,000	7.3%
Equipment expense	124,000	2.4%	116,000	2.3%
Data processing	414,000	8.0%	409,000	8.0%
Director fees and expenses	43,000	0.8%	23,000	0.4%
Insurance	48,000	0.9%	69,000	1.3%
Marketing and business promotion	135,000	2.6%	132,000	2.6%
Other professional expenses	628,000	12.1%	535,000	10.4%
Office expenses	90,000	1.7%	123,000	2.4%
Regulatory assessments	139,000	2.7%	229,000	4.5%
OREO expense	9,000	0.2%	45,000	0.9%
Other expense	301,000	5.8%	329,000	6.4%
Total noninterest expense	$5,172,000	100.0%	$5,128,000	100.0%

Noninterest expense to average earning assets	3.92%		4.54%

Provision for Income Taxes

In 2015 Coast Bancorp reversed deferred tax asset valuation allowances and received a tax benefit of approximately $4.3 million. At December 31, 2015 Coast Bancorp had net operating loss carryforwards of approximately $8.5 million for federal income and $15.0 million for California Franchise tax purposes. Based on an analysis of its present and future earnings, Coast Bancorp deemed it more likely than not that these loss carryforwards would be fully realized from future taxable income. In 2014 the minimum California Franchise tax of $2,000 was paid.

Financial Condition

Total assets grew by $18.5 million to $146.9 million as of December 31, 2015, compared to $128.3 million as of December 31, 2014. The increase in total assets over the past two years was primarily due to loan growth, and net of allowance for loan losses, of $19.4 million or 26.6% in 2015 and $8.5 million or 13.3% in 2014. In 2015, investment securities increased $3.2 million or 15.0% and in 2014 investment securities increased $14.1 million or 203.8%. In 2015, interest-bearing deposits with other banks decreased by $245,000 or 3.0%, to $7.8 million and in 2014 decreased by $2.0 million or 19.5% to $8.1 million. Substantially all of Coast Bancorp’s funding comes from deposits maintained by core customer relationships. In 2015, deposits grew by $11.4 million or 9.9% to $126.4 million, of which $7.9 million was growth from non-interest bearing demand accounts. In 2014, deposits grew by $3.4 million or 3.1% to $115.0 million, of which $5.5 million was growth from non-interest bearing demand accounts. In 2015 Coast Bancorp refinanced it long-term debt, reducing the interest rate from 10% per annum to 6% per annum, and increased the balance outstanding to $2.5 million. Coast Bancorp’s capital grew by $6.7 million in 2015, as the accumulated deficit was reduced by approximately the same amount due largely to the reversal of deferred tax asset valuation allocations, gains on sale of real property, and a $500,000 reversal from the allowance for loan and lease losses. Additional paid-in capital increased $36,000 from stock-based compensation. Due to the change in the unrealized gains and losses on available for sale investments, accumulated other comprehensive income declined by approximately $89,000. In 2014, total shareholders’ equity grew by $4.5 million to $3.6 million, including a $4.2 million increase in common stock resulting from the sale of 4.8 million common shares through a private stock placement in June 2014. The accumulated deficit was reduced by net income of $183,000 and due to the change in the unrealized gains and losses on available for sale investments, accumulated other comprehensive income increased by approximately $93,000.

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Loan Portfolio

The largest percentage of the loan portfolio is represented by real estate loans. Real estate construction represents 14.3% of the loan portfolio. The real estate other category is comprised of commercial real estate, 1 to 4 family residential real estate, including home equity lines of credit, which together represents 62.2% of the loan portfolio. Commercial real estate loans are the largest group within the real estate category. As of December 31, 2015 approximately 45.6% of commercial real estate loans were owner occupied, down from 55.7% at the end of 2014. The second largest category of loans is commercial and industrial comprising approximately 23.3% and 25.0% of total loans as of December 31, 2015 and 2014, respectively. Coast Bancorp’s senior management is actively involved in its lending, underwriting, and collateral valuation processes. Higher dollar loans or loan commitments are also approved through a director’s loan committee comprised of executives and outside board members.

The following tables set forth the composition of Coast Bancorp’s loan portfolio as of the dates indicated:

	Loan Portfolio Composition

	Amount Outstanding as of December 31,
	2015		2014		2013
		% of		% of		% of
Loan Category	Amount	Loans	Amount	Loans	Amount	Loans
Real estate-construction	$13,457	14.3%	$7,680	10.2%	$6,095	9.2%
Real estate-other	58,551	62.2%	48,388	64.4%	43,669	65.8%
Commercial and industrial	21,939	23.3%	18,793	25.0%	16,314	24.6%
Consumer loans	191	0.2%	255	0.4%	298	0.4%
Total loans	94,138	100.0%	75,116	100.0%	66,376	100.0%
Less allowance for loan losses	(1,417)		(1,749)		(1,621)
Less deferred loan fees	(294)		(377)		(310)
Total loans, net	$92,427		$72,990		$64,445

Loan Maturities

The following table shows the maturity distribution for total loans outstanding as of December 31, 2015. The maturity distribution is grouped by remaining scheduled principal payments that are due within one year, after one but within five years, or after five years. The principal balance of loans due after one year is indicated by both fixed and floating rate categories.

Loans Repricing or Maturing

As of December 31,2015

(Dollars in thousands)

	Repricing or Maturing in
Loan Category:	One Year or less	Over 1 to 5 years	Over 5 years	Total	Floating rate due after one year	Fixed rate due after one year	Total
Real estate-construction	$9,886	$3,571	$-	$13,457	$2,920	$651	$3,571
Real estate-other	6,482	13,775	38,294	58,551	42,909	9,160	52,069
Commercial and industrial	3,673	6,167	12,099	21,939	12,951	5,315	18,266
Consumer loans	24	111	56	191	134	33	167
Total	$20,065	$23,624	$50,449	$94,138	$58,914	$15,159	$74,073

Off-Balance Sheet Arrangements

In the normal course of business, Coast Bancorp makes commitments to extend credit to its customers as long as there are no violations of any conditions established in contractual arrangements. These commitments are obligations that represent a potential credit risk to Coast Bancorp, and a $32,000 reserve for unfunded commitments is reflected as a liability in Coast Bancorp’s balance sheet at December 31, 2015. Total unused commitments to extend credit were $26.1 million at December 31, 2015, as compared to $18.9 million at December 31, 2014. Unused commitments represented 27.7% and 25.1% of gross loans outstanding at December 31, 2015 and 2014, respectively. In addition, Coast Bancorp had $340,000 and $734,000 in standby letters of credit at December 31, 2015 and 2014, respectively.

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The effect on Coast Bancorp’s revenues, expenses, cash flows and liquidity from the unused portion of the commitments to provide credit cannot be reasonably predicted, because there is no certainty that lines of credit will ever be fully utilized. For more information regarding Coast Bancorp’s off-balance sheet arrangements, see Note 11 to the financial statements.

Contractual Obligations

At the end of 2015, Coast Bancorp had contractual obligations for the following payments, by type and period due:

	Payments Due by Period
	2016	2017 and Thereafter	Total
Operating lease obligations	$117,000	$42,000	$159,000

Non-performing Assets

Non-performing assets are comprised of loans on non-accrual status, loans 90 days or more past due and still accruing interest, and other real estate owned (“OREO”). Coast Bancorp currently has no loans 90 days or more past due and still accruing interest, and no OREO. A loan is placed in non-accrual status if there is concern that principal and interest may not be fully collected or if the loan has been past due for a period of 90 days or more, unless the obligation is both well secured and in process of legal collection. When loans are placed on non-accrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on non-accrual loans is subsequently recognized only to the extent that cash is received and the loan’s principal balance is deemed collectible. Loans are returned to accrual status when they are brought current with respect to principal and interest payments and future payments are reasonably assured. Loans in which the borrower is encountering financial difficulties and Coast Bancorp has modified the terms of the original loan are evaluated for impairment and classified as troubled debt restructured loans (“TDR”).

The following table presents information concerning Coast Bancorp’s nonperforming and restructured loans as of the dates indicated:

Nonaccrual and Past Due Loans
	December 31,
	2015	2014
Nonaccrual loans:
Real estate-construction	$103	$458
Real estate-other	-	1
Commercial and industrial	170	230
Consumer loans	6	-
Total	279	689

Loans past due 90 days or more:
Commercial and industrial	-	7
Total	-	7
Total nonperforming loans	$279	$696
Performing TDRs	$7	$10
Nonperforming loans to total loans[1]	0.30%	0.93%

1.	Performing TDRs are not included in nonperforming loans and are therefore not included in the numerators used to calculate this ratio.

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Allowance for Loan Losses

Coast Bancorp establishes an allowance for loan loss, through a provision for loan losses, for both specific losses on impaired loans and the inherent risk of probable loss for non-impaired loans based on loan grades, loan characteristics, and economic trends. The allowance consists of specific, general, and qualitative components. The allowance for loan losses is evaluated on a regular basis by management and the estimate is based upon management’s periodic review of the collectability of the loans that considers historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. The specific component relates to loans that are considered impaired for which an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Coast Bancorp’s allowance for loan loss was $1.4 million and $1.7 million, as of December 31, 2015 and 2014, respectively. In 2015 and 2014 Coast Bancorp reduced the allowance for loan losses by means of a $500,000 reverse provision based on our analysis of past and current loan loss experience, credit quality factors, the size and composition of the loan portfolio, and other factors including net recoveries in 2015 and 2014 of $168,000 and $628,000, respectively. The allowance for loan losses to net loans as of December 31, 2015 was 1.51% and 2.33% as of December 31, 2014, which is consistent with banks of similar size. The allowance for loan loss is maintained at a level that management believes is adequate to provide for loan losses based on currently available information. A comprehensive discussion concerning Coast Bancorp’s allowance for loan loss is included in Note 3 of the accompanying Financial Statements.

As of December 31, 2015, the allowance for loan losses includes $22,000 of specific reserves for impaired loans, representing an increase from $12,000 at December 31, 2014. A loan is considered impaired when, based on current information and/or events, it is probable Coast Bancorp will be unable to collect all amounts due (principal and interest) according to the original contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and probability of collecting scheduled principal and interest payments. Measurement of impairment is based on the present value of expected future cash flows of the impaired loan, which are discounted at the loan’s effective interest rate. For collateral-dependent loans, Coast Bancorp uses the fair value of the collateral for the impaired loan to measure impairment. An impairment allowance is established to record the difference between the carrying amount of the loan and the present value, or in the case of a collateral-dependent loan, the fair value of the collateral.

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The following table summarizes the activity in the allowance for loan losses for the periods indicated:

Analysis of Allowance for Loan Losses

	Years Ended December 31,
	2015	2014
Balance at beginning of period	$1,749,000	$1,621,000
Charge-offs:
Real estate-construction	(3,000)	-
Real estate-other	-	(60,000)
Commercial and industrial	(18,000)	(52,000)
Consumer loans	(1,000)	(8,000)
Total	(22,000)	(120,000)

Recoveries:
Real estate-construction	-	-
Real estate-other	20,000	275,000
Commercial and industrial	159,000	467,000
Consumer loans	11,000	6,000
Total	190,000	748,000
Net (charge-offs) recoveries	168,000	628,000
Provision for credit losses (benefit)	(500,000)	(500,000)
Balance at end of period	$1,417,000	$1,749,000

Net charge-offs (recoveries) to average loans	(0.20)%	(0.90)%
Allowance for loan losses to average loans at period end	1.67%	2.50%
Allowance for loan losses to total loans at period end	1.51%	2.33%
Allowance for loan losses to non-performing loans	507.89%	251.29%

Allocation of Allowance for Loan Losses

Provided below is a summary of the allocation of the allowance for loan losses for specific loan categories at the dates indicated. The allocation presented should not be viewed as an indication that charges to the allowance will be incurred in these amounts or proportions, or that the portion of the allowance allocated to each loan category represents the total amounts available for charge-offs that may occur within these categories.

Allocation of the Allowance for Loan Losses
	2015 Amount	Percent of Loans to Total Loans	2014 Amount	Percent of Loans to Total Loans
Real estate-construction	$232,000	14.3%	$57,000	10.2%
Real estate-other	475,000	62.2%	782,000	64.4%
Commercial and industrial	691,000	23.3%	900,000	25.0%
Consumer loans	19,000	0.2%	10,000	0.4%
Unallocated	-	N/A	-	N/A
Total	$1,417,000	100.0%	$1,749,000	100.0%

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Investment Portfolio

Coast Bancorp uses two classifications for its investment portfolio: available-for-sale (AFS) and held-to-maturity (HTM). Securities that Coast has the positive intent and ability to hold to maturity are classified as “held-to-maturity securities” and reported at amortized cost. Securities not classified as held-to-maturity securities are classified as “investment securities available-for-sale” and reported at fair value. At December 31, 2015 and 2014, Coast Bancorp’s held-to-maturity investments totaled $2.9 million and $4.4 million, respectively. Available-for sale securities had a total fair value of $21.3 million and $16.6 million at the end of 2015 and 2014, respectively. Coast Bancorp also maintains surplus liquidity in interest bearing deposits with other banks. As of December 31, 2015 and 2014, these assets totaled approximately $7.8 million and $8.1 million, respectively. Coast Bancorp’s investments provide a substantial source of liquidity as they can be pledged to support borrowed funds or can be liquidated to generate cash proceeds. The investment portfolio is also a significant resource to Coast Bancorp in managing interest rate risk, as the maturity and interest rate characteristics of this asset class can be readily changed to match changes in the loan and deposit portfolios. The majority of Coast Bancorp’s available-for-sale investment portfolio is comprised of short-term investment grade corporate securities, taxable municipal securities and mortgage-backed securities (MBSs) with average lives of less than five years. During 2015, Coast Bancorp increased its allocation of corporate and taxable municipal securities to increase yield while reducing the portfolios average life. Mortgage-backed securities were sold to generate gains and increase the predictability of cash flows from the security portfolio. During 2015, Coast Bancorp purchased $10.8 million in AFS securities, primarily corporate and taxable municipal securities, and sold $4.9 million, primarily mortgage-backed securities realizing gains of $90,000 on those sales. For 2014 AFS security purchases totaled $13.3 million, while sales of AFS mortgage-backed securities totaled $1.9 million generating realized gains of $32,000. As a result of rising short term rates in late 2015, the unrealized loss, before taxes, on the available-for-sale portfolio was approximately $107,000 at December 31, 2015. The unrealized gain, before taxes, on the available-for-sale portfolio was $43,000 at December 31, 2014. The HTM portfolio is comprised mostly of short term redeemable U.S. Government Agency securities, of which $4.5 million were redeemed prior to maturity in 2015.

The following Investment Portfolio table reflects the amortized cost and fair market values for the total portfolio for each category of investments for the past three years:

Investment Portfolio
(Dollars in thousands)

	December 31,
	2015		2014
Available for Sale:	Amortized Costs	Fair Value	Amortized Costs	Fair Value
Mortgage backed securities	$4,183	$4,172	$8,386	$8,460
Corporate securities	12,889	12,824	8,203	8,172
Taxable municipal securities	4,356	4,325	-	-
Total investments	$21,428	$21,321	$16,589	$16,632

Held to Maturity:
U.S. Government Agency	$2,894	$2,893	$4,425	$4,434
Total investments	$24,322	$24,214	$21,014	$21,066

The investment maturities table below summarizes contractual maturities for Coast Bancorp’s investment securities and their weighted average yields at December 31, 2015. The actual timing of principal payments may differ from remaining contractual maturities, because obligors may have the right to repay certain obligations with or without penalties.

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Analysis of Investment Yields and Maturities

December 31, 2015

(Dollars in thousands)

	One year or less		One year through five years		Over five years through ten years		Over ten years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Available for Sale:
Mortgage-backed securities	$-	0.00%	$-	0.00%	$337	1.79%	$3,835	1.81%	$4,172	1.81%
Corporate bonds	-	0.00%	12,824	1.90%	-	0.00%	-	0.00%	12,824	1.90%
Taxable municipal securities	-	0.00%	4,325	1.84%	-	0.00%	-	0.00%	4,325	1.84%
Total available for sale	$-	0.00%	$17,149	1.89%	$337	1.79%	$3,835	1.81%	$21,321	1.87%

Held to Maturity:
U.S. Government & Agency	$-	0.00%	$2,894	1.43%	$-	0.00%	$-	0.00%	$2,894	1.43%

Total investment securities	$-	0.00%	$20,043	1.83%	$337	1.79%	$3,835	1.81%	$24,215	1.82%

Deposits

Coast National Bank deposits are primarily generated through local core customer relationships, predominantly made up of local small businesses, non-profit organizations and senior individuals who are attracted by Coast Bancorp’s attention to personal service. These customers maintain a large percentage of their available liquid assets in core demand, savings and money market accounts. As of December 31, 2015 and 2014 noninterest bearing demand deposits represented 44.4% and 41.9% of total deposits, respectively. Furthermore, at December 31, 2015, 36.5% of total deposits were held in NOW and money market accounts, and 33.9% at December 31, 2014. Total core deposits, excluding time deposits of $100,000 or more, were 90.9% and 87.2% of total deposits at December 31, 2015 and 2014, respectively. In 2015 total deposits grew $11.4 million to $126.4 million, with noninterest-bearing demand deposits increasing $7.9 million, NOW and money market accounts increasing $7.1 million and time deposits decreasing $4.2 million. In 2014 the same trend occurred, but to a lesser extent with total deposit growth of $3.4 million to $115.0 million, including noninterest-bearing demand deposits growth of $5.5 million, NOW and money market growth of $1.4 million and time deposits declining by approximately $3.8 million.

Information concerning average balances and rates paid on deposits by deposit type for the past three fiscal years is contained in the Distribution, Yield and Rate Analysis of Net Income table located in the previous section on Results of Operations – Net Interest Income and Net Interest Margin. The following table provides a comparative distribution of Coast Bancorp’s deposits by outstanding balance as well as by percentage of total deposits at the dates indicated:

Deposit Distribution

(Dollars in thousands)

	December 31,
	2015		2014		2013
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Noninterest-bearing	$56,107	44.4%	$48,227	41.9%	$42,747	38.3%
NOW and money market	46,144	36.5%	38,998	33.9%	37,611	33.7%
Savings	9,151	7.2%	8,545	7.4%	8,209	7.3%
Time deposits<$100,000	3,515	2.8%	4,567	4.0%	5,776	5.2%
Time deposits>$100,000	11,521	9.1%	14,707	12.8%	17,285	15.5%
Total deposits	$126,438	100.0%	$115,044	100.0%	$111,628	100.0%

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The scheduled maturity distribution of Coast Bancorp’s time deposits at the end of 2015 and 2014 was as follows:

Maturities of Time Deposits of $100,000 or More

(Dollars in thousands)

	December 31,
	2015	2014
Three months or less	$2,308	$1,602
Four through six months	1,434	2,291
Six through twelve months	3,428	8,086
Over twelve months	4,351	2,728
Total	$11,521	$14,707

Other Borrowings

As of December 31, 2015 Coast Bancorp had unsecured overnight lines of credit with two correspondent banks totaling $4.5 million with no amounts outstanding under these arrangements.

Coast Bancorp is a member of the Federal Home Loan Bank of San Francisco (“FHLBSF”) and has financing availability of approximately $14.7 million as of December 31, 2015, which was secured by specific loans and investment securities. The amount of funds available to borrow is determined by the collateral value of the assets pledged, which amounted to $10.5 million in loans and $7.1 million of investment securities at December 31, 2015. As of December 31, 2015, there were no outstanding borrowings with FHLBSF.

As of December 31, 2015, Coast Bancorp has financing availability of approximately $3.7 million from the Federal Reserve Bank of San Francisco (“Federal Reserve”). The amount of funds borrowed from the Federal Reserve is determined by the collateral value of the assets pledged to Federal Reserve. As of December 31, 2015, the Bank had $8.9 million in loans pledged as collateral to the Federal Reserve with no outstanding borrowings.

On September 20, 2007 Coast Bancorp issued $7,217,000 of junior subordinated debt securities (the “debt securities”) to Coast Bancorp Statutory Trust II, a statutory trust created under the laws of the State of Delaware. These debt securities are subordinated to effectively all borrowings of Coast Bancorp and are due and payable on September 20, 2037. The debt securities can be redeemed in whole or in part, without penalty, at the option of Coast Bancorp after five years. The debt securities can also be redeemed at par if certain events occur that impact the tax treatment or the capital treatment of the issuance.

Interest is payable quarterly on these debt securities at a fixed rate of 6.388% per annum for the first five years and thereafter at a variable rate which will reset quarterly at the three-month LIBOR plus 1.5% per annum. As of December 31, 2015, the rate was 2.012%. Pursuant to its right under the indenture agreement, Coast Bancorp has elected to defer interest payments on the debt securities and may continue this election for up to twenty consecutive quarterly periods without defaulting on the instrument. The last quarter that Coast Bancorp can defer interest is March 15, 2019 payable on June 16, 2019. Coast Bancorp paid the interest for the first deferral period ended June 15, 2014 of approximately $2.2 million.

Coast Bancorp also purchased a 3% minority interest, or $217,000, in Coast Bancorp Statutory Trust II. The balance of the equity of Coast Bancorp Statutory Trust II is comprised of mandatorily redeemable preferred securities. Coast Bancorp does not consolidate Coast Bancorp Statutory Trust II into Coast Bancorp financial statements. As of December 31, 2015, Coast Bancorp has included the net junior subordinated debt in its Tier 1 Capital for regulatory capital purposes.

On June 11, 2014 Coast Bancorp issued $2,000,000 of senior secured notes, due June 11, 2016 with interest payable annually, in arrears, at the fixed rate of 10% per annum through June 10, 2015 and thereafter at a fixed rate of 12% per annum. Net proceeds were used to pay the accrued and unpaid interest for the first deferral period on the debt securities. The senior secured notes were refinanced on June 5, 2015.

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On June 5, 2015 Coast Bancorp issued a senior secured note for $2,500,000, due June 5, 2018 with interest payable quarterly, in arrears, at the fixed rate of 6% per annum. Under the terms of the note agreement, the sum of $300,000 is held by the lender in a reserve account to pay the interest on the note for the first two years. The principal may be prepaid in whole or in part at any time provided, however, that if any prepayment is made within the first twelve months after the date of the note, then a prepayment fee of one and one-half percent (1.5%) of the principal outstanding is immediately due and payable. The notes are secured by 100% of the common stock of Coast National Bank.

Capital Resources

As of December 31, 2015 Coast Bancorp had total shareholders’ equity of $10.3 million, compared to $3.6 million at the end of 2014. The $6.7 million increase during 2015 was the result of net income of $6.8 million. Also, during 2015 additional paid-in capital increased $36,000 from stock-based compensation expense and accumulated other comprehensive income decreased $89,000 resulting from net unrealized losses on available-for-sale securities.

On June 16, 2014 Coast Bancorp issued 4,800,000 common shares with net proceeds of $4.2 million under a private placement offering. Net proceeds from the offering and the senior note described above were used to invest $3.5 million in Coast National Bank, satisfy the accrued and unpaid interest on the junior subordinated debt securities and for working capital for Coast Bancorp. Shareholders’ equity also increased in 2014 from net income of $183,000 and accumulated other comprehensive income of $93,000 resulting from net unrealized gains on available-for-sale securities.

Under a 2009 private placement stock offering, Coast Bancorp issued one warrant to purchase an additional one share of common stock for every one share purchased. These warrants may be exercised at any time for ten years from the date of issuance, which was December 31, 2009; the exercise price is $5.50 per share. There were 123,181 warrants outstanding as of December 31, 2015 and 2014. No warrants have been exercised.

In July, 2013, the federal bank regulatory agencies approved the final rules implementing the Basel Committee on Banking Supervision’s capital guidelines for U.S. banks. The phase-in period for the final rules began on January 1, 2015, with full compliance with all of the final rule’s requirements phased in over a multi-year schedule. Under the final rules, minimum requirements increased for both the quantity and quality of capital held by Coast Bancorp and Coast National Bank. The rules include a new common equity Tier 1 capital to risk-weighted assets ratio of 4.5% and a capital conservation buffer of 2.5% of risk-weighted assets. The final rules also raise the minimum ratio of Tier 1 capital to risk-weighted assets from 4.0% to 6.0% and require a minimum leverage ratio of 4.0%. The final rules also implement strict eligibility criteria for regulatory capital instruments.

The Board of Governors of the Federal Reserve System has adopted final amendments to the Small Bank Holding Company Policy Statement (Regulation Y, Appendix C) (the “Policy Statement”) that , among other things, raised from $500 million to $1 billion the asset threshold to qualify for the Policy Statement. Coast Bancorp qualifies for treatment under the Policy Statement and is no longer subject to consolidated capital rules at the bank holding company level.

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The following table sets forth Coast National Bank’s actual capital amount and ratios for the periods indicated:

			Standard Amount of Capital Required
			To Be
			Adequately		To Be
	Actual Capital		Capitalized		Well-Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2015
Total capital to risk-weighted assets	$16,472	14.0%	$9,391	8.0%	$11,738	10.0%
Tier 1 capital to risk-weighted assets	$15,023	12.8%	$7,043	6.0%	$9,391	8.0%
Tier 1 capital to average assets	$15,023	10.3%	$5,811	4.0%	$7,264	5.0%
Common equity tier 1 to risk-weighted assets	$15,023	12.8%	$5,282	4.5%	$7,630	6.5%

As of December 31, 2014
Total capital to risk-weighted assets	$13,336	15.3%	$6,977	8.0%	$8,721	10.0%
Tier 1 capital to risk-weighted assets	$12,237	14.0%	$3,488	4.0%	$5,233	6.0%
Tier 1 capital to average assets	$12,237	9.4%	$5,228	4.0%	$6,535	5.0%
Common equity tier 1 to risk-weighted assets	N/A	N/A	N/A	N/A	N/A	N/A

Coast National Bank’s current capital position exceeds all current guidelines established by the regulatory agencies. For additional details on risk-based and leverage capital guidelines, requirements, and calculations and for a summary of recent changes to risk-based capital calculations, see Note #14 to Coast Bancorp’s audited financial statements which are included elsewhere in this proxy statement/prospectus.

Liquidity and Market Risk Management

Liquidity

Coast Bancorp’s primary source of funding is deposits from its core banking relationships. The majority of Coast Bancorp’s deposits are transaction, NOW or money market accounts that are payable on demand. Coast Bancorp manages its liquidity in a manner that enables it to meet expected and unexpected liquidity needs under both normal and adverse conditions. Coast Bancorp maintains significant on-balance sheet and off-balance liquidity sources, including a marketable securities portfolio and borrowing capacity through various secured and unsecured sources. Coast Bancorp maintains overnight federal funds borrowing lines of $4.5 million, in addition to its secured borrowing capacities with the FHLB and Federal Reserve, which had unused capacity of $14.7 million and $3.7 million at December 31, 2015, respectively. As of December 31, 2015, Coast Bancorp had no borrowings under its lines with the FHLB, Federal Reserve or with correspondent banks. The board of directors reviews the liquidity position and key liquidity measurements on a monthly basis. As of December 31, 2015, Coast Bancorp had sufficient liquidity with a ratio of cash and cash equivalents, interest-bearing balances with other banks and AFS securities equal to 33% of core deposits, down from 44% at December 31, 2014 as a result of loan growth during 2015.

Interest Rate Risk Management

Market risk can arise from changes in interest rates, exchange rates, commodity prices, or equity prices. Coast Bancorp does not engage in any trading of financial instruments and does not have any exposure to currency exchange rates, or price changes for commodities or equities. Interest rate risk arises from the maturity and re-pricing characteristics of its loans and deposits. Coast Bancorp is able to balance its interest rate sensitivity through the composition of its security portfolio.

Coast Bancorp measures its interest rate sensitivity through the use of a simulation model. The model incorporates the contractual cash flows and re-pricing characteristics from each financial instrument, as well as certain management assumptions. The model also captures the estimated impacts of optionality and duration and their expected change due to changes in interest rates and the shape of the yield curve. Coast Bancorp manages its interest rate risk through established policies and procedures. Coast Bancorp measures both the potential short term change in earnings (“earnings at risk”) and the long term change in market value of equity (“EVE”) on a quarterly basis. Both measurements use immediate rate shocks that assume parallel shifts in interest rates up and down the yield curve in 100 basis point increments. There are eight scenarios comprised of rate changes up or down to 400 basis points. Coast Bancorp has established policy thresholds for each of these eight scenarios. In the current interest rate environment, however, Coast Bancorp does not consider a decrease in interest rates that is greater than 200 basis points to be realistic and therefore only evaluates rate declines of 100 and 200 basis points.

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Policy thresholds for earnings at risk for one year are limited to a change of no more than 10% for rate changes of 100 basis points, no more than 15% for changes of 200 basis points, 17.5% for changes of 300 basis points an no more than 20% for rate changes of 400 basis points. Policy thresholds for the change in EVE are limited to a change of no more than 10% for rate changes of 100 basis points, no more than 15% for changes of 200 basis points, and no more than 20% for rate changes of 300 and 400 basis points.

In addition Coast Bancorp performs a dynamic simulation of forecasted earnings for two years forward. This simulation entails a variety of assumptions comprising changes in growth rates, changes in the composition of the balance sheet, and various changes to interest rates over periods of time. The objective of these various simulation scenarios is to optimize the risk/reward equation for Coast Bancorp’s future earnings and capital. Based upon the results of these various simulations and evaluations, Coast Bancorp is positioned to be asset sensitive, with earnings increasing in a rising rate environment. If interest rates were to increase by 100 basis points on an immediate, parallel and sustained basis, its net interest income would increase by $143,000 or 2.3% over the next 12 months. The following reflects the estimated net interest income sensitivity as of December 31, 2015:

	Immediate Change in Rate

	-200 b.p.	-100 b.p.	+100 b.p.	+200 b.p.	+300 b.p.	+400 b.p.
	(Dollars in thousands)
Change in net interest income	$(555)	$(281)	$143	$344	$542	$641
Percentage (%) change	(8.96)%	(4.54)%	2.30%	5.56%	8.74%	10.35%

In an effort to measure the long-term impact of interest rate risk, Coast Bancorp uses a technique called the economic value of equity (EVE), which calculates the net present value of Coast Bancorp’s assets and liabilities, based on a discount rate derived from current replacement rates. The market value of equity is obtained by subtracting the market value of liabilities from the market value of assets. The change in market value of equity will differ based on the characteristics of each financial instrument and type of deposit. The longer the duration of a financial instrument, the greater the impact a rate change will have on its market value. As Coast Bancorp has minimal deposits with contractual maturities, the decay rate assumptions used for non-maturity deposits can have a significant impact on the market value of equity. The following reflects the estimated changes in EVE as of December 31, 2015:

	Immediate Change in Rate

	-200 b.p.	-100 b.p.	+100 b.p.	+200 b.p.	+300 b.p.	+400 b.p.
	(Dollars in thousands)
Change in EVE	$(3,586)	$(1,785)	$670	$1,482	$1,990	$2,107
Percentage (%) change	(16.46)%	(8.19)%	3.08%	6.80%	9.13%	9.67%

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DESCRIPTION OF SIERRA BANCORP COMMON STOCK

General

The authorized capital stock of Sierra Bancorp consists of 24,000,000 shares of common stock, no par value, and 10,000,000 shares of serial preferred stock, no par value. As of May 2, 2016, there were 13,278,288 shares of common stock, and no shares of preferred stock, issued and outstanding. As of that same date there were options outstanding to purchase an aggregate of 545,040 shares of Sierra’s common stock and an additional 739,340 shares available remaining for grant under its 2007 Stock Incentive Plan. The Sierra Bancorp preferred stock may be divided into such number of series as Sierra Bancorp’s board of directors may determine. Sierra Bancorp’s board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Sierra Bancorp preferred stock, and to fix the number of shares of any series of Sierra Bancorp preferred stock and the designation of any such series of Sierra Bancorp preferred stock. Sierra Bancorp’s board of directors, within the limits and restrictions stated in any resolution or resolutions of Sierra Bancorp’s board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

Voting Rights

All voting rights are vested in the holders of Sierra Bancorp’s common stock. Each shareholder is entitled to one vote per share on any issue requiring a vote at any meeting, and will be entitled to participate in any liquidation, dissolution, or winding up on the basis of his or her pro rata share holdings. Shareholders are not entitled to cumulative voting in the election of directors.

Dividends

After the preferential dividends upon all other classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after Sierra Bancorp shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then the holders of Sierra Bancorp’s common stock are entitled to such dividends as may be declared by Sierra Bancorp’s board of directors out of funds legally available therefore under the laws of the State of California. For more information on Sierra Bancorp’s dividend policy and historical dividend practices, as well as legal restrictions on the payment of dividends by Sierra Bancorp, see “COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION – Dividends” above.

Miscellaneous

Sierra Bancorp’s common stock has no conversion or redemption rights or sinking fund provisions applicable to it. The common stock does not have preemptive rights; therefore, future shares of common stock may be offered to the investing public or to existing shareholders, in the discretion of Sierra’s Board of Directors, and existing shareholders will not have the right to maintain their current percentage ownership in our common stock. In addition, the shares of common stock:

•	are not deposit accounts and are subject to investment risk;
•	are not insured or guaranteed by the FDIC or any other government agency; and
•	are not guaranteed by Sierra Bancorp or Bank of the Sierra.

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COMPARISON OF THE RIGHTS OF COMMON STOCK SHAREHOLDERS OF
SIERRA BANCORP AND COAST BANCORP

When the merger becomes effective, the shareholders of Coast Bancorp may receive shares of Sierra Bancorp common stock in exchange for their shares of Coast Bancorp common stock and become shareholders of Sierra Bancorp. The following is a summary of material differences between the rights of holders of Sierra Bancorp common stock and the holders of Coast Bancorp common stock.

The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of Sierra Bancorp common stock and holders of Coast Bancorp common stock. This summary is intended to provide a general overview of the differences in shareholders’ rights under applicable law and the governing corporate instruments of Sierra Bancorp and Coast Bancorp, and other known material differences. Sierra Bancorp and Coast Bancorp are both California corporations incorporated under the laws of California and the California General Corporation Law, or CGCL, and therefore subject to all of the provisions of the CGCL.

We urge you to carefully read this entire proxy statement/prospectus, the relevant provisions of the CGCL and the other documents to which we refer in this proxy statement/prospectus for a more complete understanding of the differences between being a Sierra Bancorp common stock shareholder and a Coast Bancorp common stock shareholder.

	Sierra Bancorp	Coast Bancorp

Authorized Capital Stock

The authorized capital stock of Sierra Bancorp consists of 24,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of March 1, 2016, there were 13,268,928 shares of common stock, and no shares of preferred stock, issued and outstanding.

The authorized capital stock of Coast Bancorp consists of 10,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of March 1, 2016, there were 5,646,881 shares of common stock, and no shares of preferred stock, issued and outstanding.

Indemnification and Liability Exculpation of Directors and Officers	Sierra Bancorp’s articles of incorporation authorize Sierra Bancorp to provide indemnification of directors and officers in excess of the indemnification provided under the CGCL, subject to certain exceptions. Sierra Bancorp’s articles of incorporation also provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law.	Same.

Cumulative Voting for Election of Directors	Sierra Bancorp shareholders do not have cumulative voting rights with respect to the election of directors.	Shareholders are entitled to cumulate votes with respect to the election of directors at a shareholders’ meeting for any candidate or candidates’ whose names have been placed in nomination prior to the voting if the shareholder has given notice prior to the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate such shareholder’s votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit.

86

	Sierra Bancorp	Coast Bancorp

Number and Classes of Directors	Sierra Bancorp’s bylaws provide that the number of directors shall be no less than six and no more than eleven, with the exact number to be fixed by resolution of the board of directors or the shareholders. The current number of directors is seven. Sierra Bancorp’s board of directors is divided into two classes having staggered two-year terms of office.	Same, except that Coast Bancorp’s board of directors is elected annually to one-year terms of office.

Removal of Directors	Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.	Same, except that for Coast Bancorp these provisions apply only through the CGCL and not through the Bylaws as well; and the caveat about whether shares may otherwise be voted cumulatively does not apply since Coast shareholders have cumulative voting rights in the election of directors.

Notice of Shareholder Proposals and Director Nominations	In order for a shareholder of Sierra Bancorp to make a proposal for action or nominate a director, notice by such shareholder must be received by Sierra Bancorp not less than 120 days before the date corresponding to that on which Sierra Bancorp’s proxy statement was released to the shareholders in connection with the previous year’s annual meeting of shareholders. If the date of the annual meeting is more than 30 days before or after the anniversary date of the previous annual meeting, notice by the shareholder must be received by Sierra Bancorp not later than the close of business on the tenth day following the day on which notice of the meeting is sent to shareholders.	Notice of intention to make any nominations shall be made to the President of Coast Bancorp not less than not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, the time period is seven days after the notice of the meeting is sent to shareholders. Coast Bancorp does not have any specific requirements for the submission of shareholder proposals.

87

	Sierra Bancorp	Coast Bancorp

Payment of Dividends	The shareholders of Sierra Bancorp will be entitled to receive dividends when and as declared by its board of directors, out of funds legally available for the payment of dividends, as provided in the CGCL. The CGCL provides that a corporation may make a distribution to its shareholders if retained earnings immediately prior to the dividend payout is at least equal to the amount of the proposed distribution. For additional information on legal restrictions on the ability to pay dividends if this requirement is not met, as well as concerning Sierra Bancorp’s dividend policy, see “COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION – Dividends” above.	Same, but see information concerning Coast rather than Sierra referenced in “Dividends” section.

Dissenters’ Rights	Under the CGCL, because Sierra Bancorp’s common stock is listed on the Nasdaq Global Select Market, which is a “national securities exchange” under the CGCL, Sierra Bancorp shareholders do not have dissenters’ rights with respect to a business combination or other reorganization requiring their vote unless their shares are subject to transfer restrictions.	Since Coast Bancorp common stock is not listed on a national securities exchange, Coast Bancorp shareholders generally have dissenters’ rights with respect to a business combination or other reorganization requiring their vote.

Amendment of Articles of Incorporation	Generally the CGCL requires a vote of the majority of the outstanding shares entitled to vote to amend the articles of incorporation.	Same.

Amendment of Bylaws	Subject to the right of shareholders to adopt, amend or repeal bylaws, the board of directors may adopt, amend or repeal bylaws other than a bylaw or an amendment thereof changing the authorized number of directors.	Same.

Required Vote for Mergers	The CGCL requires the affirmative vote of the majority of outstanding shares entitled to vote of each class of shares.	Same.

88

	Sierra Bancorp	Coast Bancorp

Meetings of Shareholders	Sierra Bancorp’s bylaws provide that an annual meeting of shareholders is to be held on a date and time determined by the board of directors. Special meetings of shareholders may be called at any time by the Chairman of the Board, the President, the board of directors or shareholders holding in the aggregate 10% or more of the outstanding shares entitled to vote.	Same.

Anti-takeover Provisions	The CGCL does not provide for any specific anti-takeover provisions. Sierra Bancorp’s Articles of Incorporation provide for staggered terms of office for members of the board of directors; no cumulative voting in the election of directors; and the requirement that its board of directors consider the potential social and economic effects on our employees, depositors, customers and the communities we serve as well as certain other factors, when evaluating a possible tender offer, merger or other acquisition of Sierra Bancorp. These provisions make it more difficult for another company to acquire Sierra Bancorp, which could cause shareholders to lose an opportunity to be paid a premium for their shares in an acquisition transaction and reduce the current and future market price of Sierra Bancorp common stock.	The CGCL does not provide for any specific anti-takeover provisions, and Coast Bancorp’s Articles of Incorporation and Bylaws do not contain any provisions that make it more difficult for another company to acquire Coast Bancorp.

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PROPOSAL NO. 2
DISCRETIONARY AUTHORITY TO ADJOURN

General

If there are not sufficient shares of Coast Bancorp stock represented to constitute a quorum at the special meeting or the number of shares of Coast Bancorp common stock voting “FOR” approval of the merger proposal is not sufficient to approve that proposal at the meeting, then the person(s) designated as the proxy holder stated in the proxy card of Coast Bancorp intends to move to adjourn the special meeting in order to enable the Coast Bancorp board of directors to solicit additional proxies for approval of the merger proposal.

In this proposal, Coast Bancorp is asking its shareholders to grant discretionary authority to the person(s) designated as the proxy holder stated in the proxy card to move to adjourn the special meeting if there are not sufficient shares represented to constitute a quorum at the meeting or if the number of shares voting for approval of the merger proposal is not sufficient to approve that proposal at the meeting. If the shareholders of Coast Bancorp approve the adjournment proposal, Coast Bancorp could adjourn the special meeting to another time and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted on the merger proposal. Among other things, approval of the adjournment proposal could mean that, even if Coast Bancorp has received proxies representing a sufficient number of votes against approval and adoption of the merger proposal, Coast Bancorp could adjourn the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to changes their votes to votes in favor of the approval and adoption of the merger proposal.

If the special meeting is adjourned so that the board can solicit additional proxies to approve the merger proposal, Coast Bancorp is not required to give any notice of the adjourned meeting other than an announcement of the place, date and time provided at the special meeting.

Vote Required

At the special meeting, the adjournment proposal requires the affirmative vote of at least a majority of the shares of Coast Bancorp stock voted in person or represented by proxy and entitled to vote on the adjournment proposal. Abstentions and broker non-votes will have no effect on the proposal to adjourn the special meeting, but will be treated as present at the meeting for purposes of determining a quorum.

Brokers may not vote on the adjournment proposal without specific instructions from the person who beneficially owns the shares. However, shares held by a broker to whom you do not give instructions on how to vote will have no effect on the outcome of the vote on the adjournment proposal.

Recommendation of the Board of Directors of Coast Bancorp

The Coast Bancorp board of directors recommends a vote “FOR” adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger proposal.

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LEGAL MATTERS

The validity of the Sierra Bancorp common stock to be issued in the merger will be passed upon by King, Holmes, Paterno & Soriano, LLP, Los Angeles, California, legal counsel to Sierra Bancorp.

Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Sierra Bancorp by Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022.

EXPERTS

The consolidated financial statements of Sierra Bancorp as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Coast Bancorp as of December 31, 2015 and 2014, and for each of the years in the two-year period ended December 31, 2015, included in this proxy statement/prospectus, have been so included in reliance on the report of Vavrinek, Trine, Day & Co. LLP, an independent public accounting firm, given on the authority of such firm as experts in accounting and auditing.

OTHER MATTERS

Management of Coast Bancorp is not aware of any other matters to come before the special meeting. If any other matter not mentioned in this proxy statement/prospectus is brought before the special meeting, the persons named in the enclosed form of proxy for such meeting will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

WHERE YOU CAN FIND MORE INFORMATION

Sierra Bancorp files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read a copy of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Sierra Bancorp, who files electronically with the SEC. The address of that site is http://www.sec.gov.

Investors may also consult Sierra Bancorp’s website for more information about Sierra Bancorp. Sierra Bancorp’s website is www.sierrabancorp.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

Sierra Bancorp has filed a registration statement under the Securities Act of 1933 with the SEC on Form S-4 with respect to Sierra Bancorp’s common stock to be issued in connection with the merger. This proxy statement/prospectus constitutes the prospectus of Sierra Bancorp that was filed as part of the registration statement. The registration statement and its exhibits are available for inspection and copying as described above.

This proxy statement/prospectus is part of a registration statement and constitutes a prospectus of Sierra Bancorp in addition to being a proxy statement of Coast Bancorp for its shareholders’ meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information you can find in the registration statement or all of the exhibits to the registration statement. You may inspect and copy the registration statement at any of the addresses listed above. The SEC allows Sierra Bancorp to “incorporate by reference” information relating to Sierra Bancorp into this proxy statement/prospectus. This means that Sierra Bancorp can disclose important information to you by referring you to another document separately filed by Sierra Bancorp with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. In addition, any later information that Sierra Bancorp files with the SEC will automatically update and supersede this information.

91

This proxy statement/prospectus incorporates by reference the documents listed below that Sierra Bancorp has previously filed with the SEC. These documents contain important information about Sierra Bancorp, its financial condition and other matters.

Sierra Bancorp SEC Filings (File No. 001-35683)	Period or File Date
Annual Report on Form 10-K	Year ended December 31, 2015, filed March 11, 2016
Current Report on Form 8-K	January 5, 2016
Definitive Schedule 14A	April 28, 2016

In addition, Sierra Bancorp incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting (excluding any Current Reports on Form 8-K to the extent disclosure is furnished and not filed). Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in this proxy statement/prospectus in comparison to any document incorporated by reference into this proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Sierra Bancorp will provide you with copies of these documents, without charge to you, upon written or oral request to:

Sierra Bancorp

86 North Main Street

Porterville, CA 93257

Attention: Diane Renois, Corporate Secretary

(559) 782-4900

You should rely only on the information contained in this proxy statement/prospectus or that we have referred to you. Neither Sierra Bancorp nor Coast Bancorp has authorized anyone to provide you with any additional information. This proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the posting or mailing of this proxy statement/prospectus to shareholders of Coast Bancorp nor the issuance of common stock of Sierra Bancorp in the merger shall create any implication to the contrary.

92

93

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Stockholders of

Coast Bancorp and Subsidiary

Report the Financial Statements

We have audited the accompanying consolidated financial statements of Coast Bancorp and Subsidiary, which are comprised of the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Coast Bancorp and Subsidiary as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California

February 26, 2016

25231 Paseo De Alicia, Suite 100   Laguna Hills, CA 92653   Tel: 949.768.0833   Fax: 949.768.8408   www.vtdcpa.com

FRESNO  •  LAGUNA HILLS  •  PALO ALTO  •  PLEASANTON  •  RANCHO CUCAMONGA  •  SACRAMENTO

F-1

COAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2015 and 2014

	2015	2014
ASSETS

Cash and due from banks	$11,343,000	$18,343,000
Federal funds sold	-	100,000
TOTAL CASH AND CASH EQUIVALENTS	11,343,000	18,443,000

Interest-bearing deposits with other banks	7,840,000	8,085,000

Investment securities available-for-sale, at fair value	21,321,000	16,632,000
Investment securities held-to-maturity	2,894,000	4,425,000

Loans held for investment:
Real estate - construction & land development	13,457,000	7,680,000
Real estate – other	58,551,000	48,388,000
Commercial	21,939,000	18,793,000
Consumer	191,000	255,000
	94,138,000	75,116,000
Net deferred loan fees	(294,000)	(377,000)
Allowance for credit losses	(1,417,000)	(1,749,000)
NET LOANS HELD FOR INVESTMENT	92,427,000	72,990,000

Other real estate owned	-	761,000
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	894,000	726,000
Premises and equipment	4,417,000	5,286,000
Deferred tax asset	4,471,000	-
Accrued interest and other assets	1,259,000	994,000
TOTAL ASSETS	$146,866,000	$128,342,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand	$56,107,000	$48,227,000
Money market and NOW	46,144,000	38,998,000
Savings	9,151,000	8,545,000
Time deposits of $250,000 or more	5,482,000	6,556,000
Other time deposits	9,554,000	12,718,000
TOTAL DEPOSITS	126,438,000	115,044,000
Notes payable	2,500,000	2,000,000
Junior subordinated debt securities	7,217,000	7,217,000
Other liabilities	382,000	456,000
TOTAL LIABILITIES	136,537,000	124,717,000
Commitments and contingencies	-	-
Stockholders' equity
Preferred stock - 10,000,000 shares authorized, none outstanding	-	-
Common stock no par value; 10,000,000 shares authorized; issued and outstanding: 5,646,881 at December 31, 2015 and 2014	12,494,000	12,494,000
Additional paid-in capital	329,000	293,000
Accumulated deficit	(2,431,000)	(9,188,000)
Other comprehensive income (loss), net of taxes	(63,000)	26,000
TOTAL STOCKHOLDERS' EQUITY	10,329,000	3,625,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$146,866,000	$128,342,000

The accompanying notes are an integral part of these consolidated financial statements.

F-2

COAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

For the Years Ended December 31, 2015 and 2014

	2015	2014
INTEREST INCOME
Interest and fees on loans	$4,726,000	$4,002,000
Interest on investment securities	427,000	217,000
Other interest income	197,000	212,000
TOTAL INTEREST INCOME	5,350,000	4,431,000
INTEREST EXPENSE
Interest on money market and NOW accounts	91,000	81,000
Interest on savings deposits	16,000	14,000
Interest on time deposits	87,000	113,000
Interest on notes payable	187,000	112,000
Interest on junior subordinated debt securities	134,000	144,000
TOTAL INTEREST EXPENSE	515,000	464,000

NET INTEREST INCOME	4,835,000	3,967,000
Provision for credit losses (benefit)	(500,000)	(500,000)
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	5,335,000	4,467,000
NON-INTEREST INCOME
Service charges on deposits accounts and other non-interest income	303,000	412,000
Gain on sale of loans	293,000	426,000
Gain (loss) on sale of other real estate owned	725,000	(255,000)
Gain on sale of premises, fixed and other assets	836,000	-
Gain on sale of AFS investment securities	90,000	32,000
Other income	29,000	231,000
TOTAL NON-INTEREST INCOME	2,276,000	846,000
NON-INTEREST EXPENSE
Salaries and benefits	2,831,000	2,744,000
Net occupancy expense (net of rental income)	410,000	374,000
Equipment expense	124,000	116,000
Data processing	414,000	409,000
Director fees and expenses	43,000	24,000
Insurance	48,000	69,000
Marketing and business promotion	135,000	132,000
Other professional expenses	628,000	535,000
Office expenses	90,000	123,000
Regulatory assessments	139,000	229,000
OREO expense	9,000	45,000
Other expense	301,000	328,000
TOTAL NON-INTEREST EXPENSE	5,172,000	5,128,000

INCOME BEFORE INCOME TAXES	2,439,000	185,000
Income tax expense (benefit)	(4,318,000)	2,000
NET INCOME	$6,757,000	$183,000
Per Share Data
Net income - basic and diluted	$1.20	$0.05

The accompanying notes are an integral part of these consolidated financial statements.

F-3

COAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2015 and 2014

	2015	2014

Net Income	$6,757,000	$183,000
OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized holding gains (losses) on securities available-for-sale
Change in net unrealized holding gains (losses)	(60,000)	142,000
Reclassification of gains recongnized in net income	(90,000)	(32,000)
	(150,000)	110,000
Income tax expense (benefit)
Change in net unrealized holding gains (losses)	(25,000)	30,000
Reclassification of gains recongnized in net income	(36,000)	(13,000)
	(61,000)	17,000

Total other comprehensive income (loss)	(89,000)	93,000
Total Comprehensive Income	$6,668,000	$276,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

COAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Years Ended December 31, 2015 and 2014

					Accumulated
	Common Stock		Additional		Other
	Number		Paid-In	Accumulated	Comprehensive
	of Shares	Amount	Capital	Deficit	Income (Loss)	Total

Balance at January 1, 2014	846,881	$8,277,000	$293,000	$(9,371,000)	$(67,000)	$(868,000)

Issuance of common stock, net of expenses of $583,000	4,800,000	4,217,000				4,217,000

Net income				183,000		183,000

Other comprehensive income					93,000	93,000
Balance at December 31, 2014	5,646,881	12,494,000	293,000	(9,188,000)	26,000	3,625,000

Stock-based compensation expense			36,000			36,000

Net Income				6,757,000		6,757,000

Other comprehensive (loss)					(89,000)	(89,000)
Balance at December 31, 2015	5,646,881	$12,494,000	$329,000	$(2,431,000)	$(63,000)	$10,329,000

The accompanying notes are an integral part of these consolidated financial statements.

F-5

COAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2015 and 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$6,757,000	$183,000
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	194,000	177,000
Provision for credit losses (benefit)	(500,000)	(500,000)
Origination of loans held for sale	(3,572,000)	(3,878,000)
Proceeds from loans sold	3,977,000	4,342,000
Gain on sale of loans	(293,000)	(426,000)
Gain on sale of investment securities, available-for-sale	(90,000)	(32,000)
Amortization and accretion of securities	89,000	49,000
Gain on sale of premises and fixtures	(820,000)	-
Net interest paid on junior subordinated debt securities	-	(2,119,000)
(Gain) loss on sale and write-down of OREO	(725,000)	255,000
Deferred income tax benefit	(4,471,000)	-
Stock-based compensation	36,000	-
Other, net	(224,000)	488,000
NET CASH FROM OPERATING ACTIVITIES	358,000	(1,461,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Net decrease in interest-bearing deposits with other banks	245,000	1,962,000
Purchases of available-for-sale securities	(10,800,000)	(13,252,000)
Sale of available-for-sale securities	4,904,000	1,862,000
Maturities and redemptions of available-for-sale investment securities	1,054,000	1,388,000
Purchases of held-to-maturity investment securities	(2,997,000)	(4,030,000)
Maturities and redemptions of held-to-maturity investment securities	4,532,000	-
Net increase in loans	(19,103,000)	(8,153,000)
Net increase in Federal Reserve Bank and Federal Home Loan Bank stock	(168,000)	(193,000)
Purchase of premises and equipment	(188,000)	(32,000)
Proceeds from sale of premises and equipment	1,683,000	-
Improvement of other real estate owned	-	(415,000)
Proceeds from the sale of other real estate owned	1,486,000	1,524,000
NET CASH FROM INVESTING ACTIVITIES	(19,352,000)	(19,339,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in demand deposits and savings accounts	15,632,000	7,203,000
Net decrease in time deposits	(4,238,000)	(3,787,000)
Issuance of senior notes payable	2,500,000	2,000,000
Repayments of senior notes payable	(2,000,000)	-
Net proceeds from common stock issuance	-	4,217,000
NET CASH FROM FINANCING ACTIVITIES	11,894,000	9,633,000

Net decrease in cash and cash equivalents	(7,100,000)	(11,167,000)
Cash and cash equivalents at beginning of year	18,443,000	29,610,000
Cash and cash equivalents at end of year	$11,343,000	$18,443,000

Supplemental disclosure of cash flow information
Interest paid	$494,000	$2,395,000
Income taxes paid	$2,000	$2,000
Transfer of premises and equipment to other real estate owned	$-	$761,000

The accompanying notes are an integral part of these consolidated financial statements.

F-6

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements include the accounts of Coast Bancorp and its wholly owned subsidiary, Coast National Bank (“Bank”), collectively referred to herein as the “Company.” All significant intercompany transactions have been eliminated.

Nature of Operations

Coast Bancorp operates Coast National Bank. The Bank has been organized as a single operating segment and operates three full service branches in San Luis Obispo, Arroyo Grande, and Paso Robles, California. The Bank's primary source of revenue is providing loans to customers, who are predominantly small and middle-market businesses and individuals.

Subsequent Events

The Bank has evaluated subsequent events for recognition and disclosure through February 26, 2016, which is the date the financial statements were available to be issued.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation of Cash Flows

For the purposes of reporting cash flows, cash and cash equivalents includes cash, non-interest-earning deposits and federal funds sold. Generally, federal funds are sold for one day periods.

Cash and Due From Banks

Banking regulations require that all banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. The Bank complied with the reserve requirements as of December 31, 2015 and 2014.

The Company for the most part, does not maintain amounts due from banks which exceed federally insured limits. As such, the Company has not experienced any losses in such accounts.

Investment Securities

Bonds, notes, and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost, and adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

F-7

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Investment Securities – Continued

Investments not classified as trading securities nor as held to maturity securities are classified as available-for-sale securities and recorded at fair value. Unrealized gains or losses on available-for-sale securities are excluded from net income (loss) and reported as an amount net of taxes as a separate component of other comprehensive income included in stockholders’ equity. Premiums or discounts on held-to-maturity and available-for-sale securities are amortized or accreted into income using the interest method. Realized gains or losses on sales of held-to-maturity or available-for-sale securities are recorded using the specific identification method.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost, which are other than temporary, result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.  In estimating other than temporary impairment losses, management considers the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows; OTTI related to credit loss, which must be recognized in the income statement and; OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

Interest income is accrued daily as earned on all loans. Loans on which the accrual of interest has been discontinued are designated as non-accrual loans. The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collectibility. When loans are placed on non-accrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on non-accrual loans is subsequently recognized only to the extent that cash is received and the loan’s principal balance is deemed collectible. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

F-8

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Provision and Allowance for Credit Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. Amounts are charged-off when available information confirms that specific loans or portions thereof, are uncollectible. This methodology for determining charge-offs is consistently applied to each segment.

The Company determines a separate allowance for each portfolio segment. The allowance consists of specific and general reserves. Specific reserves relate to loans that are individually classified as impaired. The Company considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Factors considered in determining impairment include payment status, collateral value and the probability of collecting all amounts when due. Measurement of impairment is based on the expected future cash flows of an impaired loan which are to be discounted at the loan’s effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan. The Company selects the measurement method on a loan-by-loan basis except when collateral-dependent loans for which foreclosure is probable are measured at the fair value of the collateral.

The Company recognizes interest income on impaired loans based on its existing methods of recognizing interest income on non-accrual loans. Loans, for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are generally considered troubled debt restructurings and classified as impaired with measurement of impairment as described above. Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

General reserves cover non-impaired loans and are based on historical loss rates for each portfolio segment, adjusted for the effects of qualitative or environmental factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio segment’s historical loss experience. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions, changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the volume and severity of past due, nonaccrual and other adversely graded loans; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

F-9

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Provision and Allowance for Credit Losses - Continued

Portfolio segments identified by the Company include real estate - construction and land development, real estate - other, commercial and consumer loans. Relevant risk characteristics for these portfolio segments generally include debt service coverage, loan-to-value ratios and financial performance on non-consumer loans and credit scores, debt-to income, collateral type and loan-to-value ratios for consumer loans.

There have been no significant changes to the Company’s methodology or policies in the periods presented.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

SBA Loans Sold and Other Government Loans

Small Business Administration (“SBA”) loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. Gains or losses realized on the sales of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold, adjusted for any servicing asset or liability. Gains and losses on sales of loans are included in non-interest income.

Servicing Rights

Servicing rights are recognized separately when they are acquired through sale of loans. Servicing rights are initially recorded at fair value with the income statement effect recorded in gain on sale of loans. Fair value is based on a valuation model that calculates the present value of estimated future cash flows from the servicing assets. The valuation model uses assumptions that market participants would use in estimating cash flows from servicing assets, such as the cost to service, discount rates and prepayment speeds. The Company compares the valuation model inputs and results to published industry data in order to validate the model results and assumptions. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans.

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to the carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. For purposes of measuring impairment, the Company has identified each servicing asset with the underlying loan being serviced. A valuation allowance is recorded where the fair value is below the carrying amount of the asset. If the Company later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and changes in the discount rates.

F-10

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Servicing Rights - Continued

Servicing fee income which is reported on the income statement with service charges on deposits and other non-interest income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal and recorded as income when earned. The amortization of servicing rights and changes in the valuation allowance are netted against loan servicing income.

Federal Home Loan Bank (“FHLB”) Stock

The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on the ultimate recovery of par value. Both cash and stock dividends are reported as income.

Other Real Estate Owned (“OREO”)

Real estate acquired by foreclosure or deed in lieu of foreclosure is recorded at fair value at the date of the foreclosure, establishing a new cost basis by a charge to the allowance for loan losses, if necessary. Other real estate owned is carried at the lower of the Bank’s carrying value of the property or its fair value, less estimated carrying costs and costs of disposition. Fair value is based on current appraisals less estimated selling costs. Any subsequent write-downs are charged against operating expenses and recognized as a valuation allowance. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other operating expense.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which ranges from three to ten years for furniture and fixtures and forty years for buildings. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter. Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Advertising Costs

The Company expenses the costs of advertising in the period incurred.

Income Taxes

Deferred income taxes are computed using the asset and liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the consolidated financial statements. A valuation allowance is established to reduce the deferred tax asset to the level at which it is “more likely than not” that the tax asset or benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss carry forwards depend on having sufficient taxable income of an appropriate character within the carry forward periods.

F-11

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes – Continued

The Bank has adopted guidance issued by the Financial Accounting Standards Board (“FASB”) that clarifies the accounting for uncertainty in tax positions taken or expected to be taken on a tax return and provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if, based on its merits, the position is more likely than not to be sustained on audit by the taxing authorities. Interest and penalties related to uncertain tax positions are recorded as part of income tax expense.

Comprehensive Income

Changes in unrealized gain or loss on available-for-sale securities are the only components of accumulated other comprehensive income for the Company. The amount reclassified out of other accumulated comprehensive income relates to realized gains and losses on available-for-sale securities

Financial Instruments

In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, and standby letters of credit, as described in Note #12. Such financial instruments are recorded in the consolidated financial statements when they are funded or related fees are incurred or received.

Earnings per Share (“EPS”)

Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. The outstanding stock options and warrants were not considered in computing diluted income per share for 2015 and 2014 because they were antidilutive.

	2015	2014
Weighted average common shares outstanding	5,646,881	3,503,319
Weighted average diluted shares outstanding	5,646,881	3,503,319

Stock-based Compensation

The Company recognizes the cost of employee services received in exchange for awards of stock options, or other equity instruments, based on the grant-date fair value of those awards. This cost is recognized over the period which an employee is required to provide services in exchange for the award, generally the vesting period. See Note #9 for additional information on the Company’s stock option plan.

Fair Value Measurement

Fair values is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

F-12

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value Measurement – Continued

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect the Bank’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

See Note #13 for more information and disclosures relating to the Bank’s fair value measurements.

Reclassification

Certain reclassifications have been made in the 2014 consolidated financial statements to conform to the presentation used in 2015. These classifications are of a normal recurring nature and had no material impact of the Bank’s previously reported financial statements.

Adoption of New Accounting Standards

In January 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-04, Receivables—Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure, a consensus of the FASB Emerging Issues Task Force.  This Update provides clarification as to when an in-substance repossession or foreclosure has occurred, i.e., the creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan and, therefore, the loan receivable should be derecognized and the real estate property should be recognized.  Under ASU No. 2014-04, a creditor has received physical possession of residential real estate property collateralizing a consumer mortgage loan upon either (1) the creditor obtaining legal title to the property upon completion of a foreclosure or (2) the borrower conveying all interest in the property to the creditor to satisfy the loan through completion of a deed in lieu of foreclosure or a similar legal agreement.  The Update also will require disclosure in annual and interim financial statements of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this Update are effective for interim and annual periods beginning after December 15, 2014. Adoption of this Update did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Guidance Not Yet Effective

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This Update requires an entity to recognize revenue as performance obligations are met, in order to reflect the transfer of promised goods or services to customers in an amount that reflects the consideration the entity is entitled to receive for those goods or services.  The following steps are applied in the updated guidance: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, the entity satisfies a performance obligation.  These amendments are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that period. The Company is currently evaluating the effects of ASU 2014-09 on its financial statements and disclosures, if any.

F-13

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Recent Accounting Guidance Not Yet Effective – Continued

On January 5, 2016, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2016-01, Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. Changes made to the current measurement model primarily affect the accounting for equity securities with readily determinable fair values, where changes in fair value will impact earnings instead of other comprehensive income. The accounting for other financial instruments, such as loans, investments in debt securities, and financial liabilities is largely unchanged. The Update also changes the presentation and disclosure requirements for financial instruments including a requirement that public business entities use exit price when measuring the fair value of financial instruments measured at amortized cost for disclosure purposes. This Update is generally effective for public business entities in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating the effects of ASU 2016-01 on its financial statements and disclosures, if any.

On February 25, 2016, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). The most significant change for lessees is the requirement under the new guidance to recognize right-of-use assets and lease liabilities for all leases not considered short-term leases, which is generally defined as a lease term of less than 12 months. This change will result in lessees recognizing right-of-use assets and lease liabilities for most leases currently accounted for as operating leases under current lease accounting guidance. The amendments in this Update are effective for interim and annual periods beginning after December 15, 2018 for public business entities and one year later for all other entities. The Company is currently evaluating the effects of ASU 2016-02 on its financial statements and disclosures.

F-14

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #2 - INVESTMENT SECURITIES

Debt and equity securities have been classified in the balances sheets according to management’s intent. The following table presents the carrying amount of investment securities and their approximate fair values at December 31, 2015 and 2014.

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
December 31, 2015	Cost	Gains	Losses	Value
Available-for-sale
Mortgage-backed securities	$4,183,000	$3,000	$(14,000)	$4,172,000
Corporate securities	$12,889,000	$5,000	$(70,000)	$12,824,000
Taxable municipal securities	$4,356,000	$1,000	$(32,000)	$4,325,000
	$21,428,000	$9,000	$(116,000)	$21,321,000

Held-to-Maturity
U.S. Government and agency securities	$2,894,000	$4,000	$(5,000)	$2,893,000

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
December 31, 2014	Cost	Gains	Losses	Value
Available-for-sale
Mortgage-backed securities	$8,386,000	$87,000	$(13,000)	$8,460,000
Corporate securities	$8,203,000	$5,000	$(36,000)	$8,172,000
	$16,589,000	$92,000	$(49,000)	$16,632,000

Held-to-Maturity
U.S. Government and agency securities	$4,425,000	$12,000	$(3,000)	$4,434,000

The Company pledged investment securities with a carrying value of approximately $7.1 million as of December 31, 2015 for FHLB borrowings and for other pledging requirements.

F-15

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #2 - INVESTMENT SECURITIES (Continued)

The amortized cost and estimated fair value of all investment securities as of December 31, 2015 and 2014, by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

	Amortized	Fair
December 31, 2015	Cost	Value
Available-for-sale
Due from one year to five years	$17,245,000	$17,149,000
Due from five to ten years	337,000	337,000
Due from ten years and beyond	3,846,000	3,835,000
	$21,428,000	$21,321,000

Held-to-Maturity
Due from one year to five years	$2,894,000	$2,893,000

	Amortized	Fair
December 31, 2014	Cost	Value
Available-for-sale
Due from one year to five years	$8,203,000	$8,172,000
Due from five to ten years	410,000	415,000
Due from ten years and beyond	7,976,000	8,045,000
	$16,589,000	$16,632,000

Held-to-Maturity
Due from one year to five years	$4,425,000	$4,434,000

As of December 31, 2015, one mortgage-backed debt security with unrealized losses of $2,000 has been in a continuous loss position for more than 12 months with a fair value of $510,000.

F-16

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #3 - LOANS

The Company's loan portfolio consists primarily of loans to borrowers within San Luis Obispo County and surrounding communities. Although the Company seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Company's market area and, as a result, the Company's loan and collateral portfolios are, to some degree, concentrated in those industries.

The Company also originates SBA loans and other governmental guaranteed loans which it periodically sells to governmental agencies and institutional investors. Revenues generated from the origination of loans guaranteed by the Small Business Administration under its various programs and sale of the guaranteed portions of those loans contribute to the Company’s income. Funding for these SBA programs depends on annual appropriations by the U.S. Congress.

At December 31, 2015 and 2014, the Company was servicing approximately $16,314,000 and $17,130,000 respectively, in loans previously sold. The gain on sale of SBA and other loans was $293,000 and $426,000 for the years ended December 31, 2015 and 2014, respectively.

The following tables presents the activity in the allowance for loan losses and the loan losses for the year 2015 and 2014 and the recorded investment in loans and impairment method as of December 31, 2015 and 2014 by portfolio segment:

December 31, 2015	Real Estate - Construction & Land Development	Real Estate - Other	Commercial	Consumer	Total
Allowance for Loan Losses:
Beginning of Year	$57,000	$782,000	$900,000	$10,000	$1,749,000
Provisions (benefit)	178,000	(327,000)	(350,000)	(1,000)	(500,000)
Charge-offs	(3,000)	-	(18,000)	(1,000)	(22,000)
Recoveries	-	20,000	159,000	11,000	190,000
End of Year	$232,000	$475,000	$691,000	$19,000	$1,417,000

Reserves:
Specific	$-	$-	$16,000	$6,000	$22,000
General	232,000	475,000	675,000	13,000	1,395,000
	$232,000	$475,000	$691,000	$19,000	$1,417,000

Loans Evaluated for Impairment:
Individually	$103,000	$-	$170,000	$6,000	$279,000
Collectively	13,354,000	58,551,000	21,769,000	185,000	93,859,000
	$13,457,000	$58,551,000	$21,939,000	$191,000	$94,138,000

F-17

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #3 - LOANS - Continued

December 31, 2014	Real Estate - Construction & Land Development	Real Estate - Other	Commercial	Consumer	Total
Allowance for Loan Losses:
Beginning of Year	$128,000	$877,000	$612,000	$4,000	$1,621,000
Provisions (benefit)	(71,000)	(310,000)	(127,000)	8,000	(500,000)
Charge-offs	-	(60,000)	(52,000)	(8,000)	(120,000)
Recoveries	-	275,000	467,000	6,000	748,000
End of Year	$57,000	$782,000	$900,000	$10,000	$1,749,000

Reserves:
Specific	$-	$-	$2,000	$10,000	$12,000
General	57,000	782,000	898,000	-	$1,737,000
	$57,000	$782,000	$900,000	$10,000	$1,749,000

Loans Evaluated for Impairment:
Individually	$458,000	$1,000	$249,000	$10,000	$718,000
Collectively	7,222,000	48,387,000	18,544,000	245,000	74,398,000
	$7,680,000	$48,388,000	$18,793,000	$255,000	$75,116,000

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as commercial real estate and commercial and industrial loans. This analysis is performed on an ongoing basis as new information is obtained. The Company uses the following definitions for risk ratings:

Pass: Loans classified as pass include loans not meeting the risk rating definitions below.

Special Mention: Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard: Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful: An asset classified Doubtful has all the weaknesses inherent in one classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable

F-18

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #3 - LOANS - Continued

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows as of December 31, 2015 and 2014:

		Special
December 31, 2015	Pass	Mention	Substandard	Doubtful	Total
Real estate - construction and land development	$12,365,000	$-	$1,092,000	$-	$13,457,000
Real estate - other:
1-4 family residential	5,205,000	-	-	-	5,205,000
Multifamily residential	343,000	-	-	-	343,000
Commercial real estate and other	52,316,000	287,000	400,000	-	53,003,000
Commercial	21,627,000	86,000	175,000	51,000	21,939,000
Consumer	185,000	-	-	6,000	191,000
	$92,041,000	$373,000	$1,667,000	$57,000	$94,138,000

		Special
December 31, 2014	Pass	Mention	Substandard	Doubtful	Total
Real estate - construction and land development	$7,222,000	$-	$458,000	$-	$7,680,000
Real estate - other:
1-4 family residential	6,626,000	100,000	1,000	-	6,727,000
Multifamily residential	365,000	-	-	-	365,000
Commercial real estate and other	40,351,000	22,000	923,000	-	41,296,000
Commercial	18,255,000	37,000	407,000	94,000	18,793,000
Consumer	245,000	-	-	10,000	255,000
	$73,064,000	$159,000	$1,789,000	$104,000	$75,116,000

F-19

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #3 - LOANS - Continued

Past due and nonaccrual loans were as follows as of December 31, 2015 and 2014:

	Still Accruing
	30-89 Days	Over 90 Days
December 31, 2015	Past Due	Past Due	Nonaccrual
Real estate - construction and land development	$691,000	$-	$103,000
Commercial	-	-	170,000
Consumer	-	-	6,000
	$691,000	$-	$279,000

	Still Accruing
	30-89 Days	Over 90 Days
December 31, 2014	Past Due	Past Due	Nonaccrual
Real estate - construction and land development	$-	$-	$458,000
Real estate - other:
1-4 family residential	-	-	1,000
Commercial real estate and other	184,000	-	-
Commercial	86,000	7,000	230,000
	$270,000	$7,000	$689,000

F-20

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #3 - LOANS - Continued

Information relating to individually impaired loans is presented by class as of December 31, 2015 and 2014.

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
December 31, 2015	Balance	Investment	Allowance	Investment	Recognized
With No Related Allowance Recorded:
Real estate - construction and land development	$110,000	$103,000	$-	$103,000	$-
Commercial	108,000	-	-	-	5,000
	$218,000	$103,000	$-	$103,000	$5,000

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
	Balance	Investment	Allowance	Investment	Recognized
With an Allowance Recorded:
Commercial	$191,000	$170,000	$16,000	$220,000	$5,000
Consumer	7,000	6,000	6,000	8,000	1,000
	$198,000	$176,000	$22,000	$228,000	$6,000

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
December 31, 2014	Balance	Investment	Allowance	Investment	Recognized
With No Related Allowance Recorded:
Real estate - construction and land development	$465,000	$458,000	$-	$471,000	$14,000
Real estate - other:
1-4 family residential	112,000	1,000	-	8,000	5,000
Commercial	262,000	224,000	-	294,000	9,000
	$839,000	$683,000	$-	$773,000	$28,000

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
	Balance	Investment	Allowance	Investment	Recognized
With an Allowance Recorded:
Commercial	$27,000	$25,000	$2,000	$12,000	$2,000
Consumer	10,000	10,000	10,000	10,000	-
	$37,000	$35,000	$12,000	$22,000	$2,000

Interest income included above recognized on the cash basis amounted to $11,000 and $30,000 in 2015 and 2014, respectively.

The Bank has allocated $22,000 and $12,000 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2015 and 2014. The Bank did not lend additional amounts to customers with outstanding loans that are classified as troubled debt restructurings as of either December 31, 2015 or 2014.

F-21

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #3 - LOANS - Continued

Modifications involving a reduction of the stated interest rate of the loan were for periods ranging up to five years. Modifications involving an extension of the maturity date were for periods ranging up to fourteen years. Modifications involving temporary forbearance of principal or interest were for periods up to six months.

No loans were modified as troubled debt restructurings in 2015. The following table presents loans by class modified as troubled debt restructurings that occurred during the year ended December 31, 2014.

December 31, 2014		Pre-	Post-
		Modification	Modification
	Number of	Recorded	Recorded
	Loans	Investment	Investment
Commercial	2	$44,000	$44,000

The troubled debt restructurings described above did not increase the allowance for loan losses during the years ended December 31, 2015 and 2014. None of the loans noted above defaulted within12 months of the date of modification to troubled debt restructurings.

F-22

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #4 - PREMISES AND EQUIPMENT

A summary of premises and equipment as of December 31, 2015 and 2014 follows:

	2015	2014
Land	$2,100,000	$2,668,000
Building	2,567,000	3,201,000
Leasehold improvements	178,000	178,000
Furniture, fixtures and equipment	1,527,000	1,455,000
	6,372,000	7,502,000
Less: Accumulated depreciation and amortization	(1,955,000)	(2,216,000)
	$4,417,000	$5,286,000

The Company has entered into leases for its branches and operating facilities, which expire at various dates through 2017. These leases include provisions for periodic variable rent increases as well as payment by the lessee of certain operating expenses. Rental expense relating to these leases was approximately $139,000 in 2015 and $128,000 in 2014.

The Bank leases a branch location from a rental company which includes a director as a partner. The lease commenced November 1, 2011 and will expire five years after the commencement.

F-23

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #4 - PREMISES AND EQUIPMENT - Continued

The approximate future minimum annual payments for these leases by year are as follows:

Year	Related Party	Other
2016	$46,000	$71,000
2017	-	42,000
	$46,000	$113,000

The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense.

The Company leased surplus office space that it owns to various third parties. The Company received lease income of approximately $47,000 in 2015 and $49,000 in 2014 from the building at 545 Higuera in San Luis Obispo that was sold in 2015.

NOTE #5 - DEPOSITS

At December 31, 2015, all time deposits were scheduled to mature in one year, except for $5,430,000 that matures from one to three years.

NOTE #6 - OTHER BORROWING ARRANGEMENTS

As of December 31, 2015, the Company has financing availability of approximately $14.7 million from the Federal Home Loan Bank of San Francisco (“FHLBSF”) which was secured by specific loans and investment securities. The amount of funds borrowed from the FHLBSF is determined by the collateral value of the assets pledged to FHLBSF. As of December 31, 2015, the Bank had $10.5 million in loans and $7.1 million of investment securities pledged as collateral to the FHLBSF. As of December 31, 2015, the Bank had no outstanding borrowings with FHLBSF.

As of December 31, 2015, the Company has financing availability of approximately $3.7 million from the Federal Reserve Bank of San Francisco (“FRB”). The amount of funds borrowed from the FRB is determined by the collateral value of the assets pledged to FRB. As of December 31, 2015, the Bank had $8.9 million in loans pledged as collateral to the FRB. As of December 31, 2015 the Bank had no outstanding borrowings with FRB.

As of December 31, 2015, the Company has lines of credit with correspondent banks of $4.5 million. As of December 31, 2015 there were no outstanding balances on these lines of credit.

F-24

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #7 - JUNIOR SUBORDINATED DEBT SECURITIES AND SENIOR NOTE

On September 20, 2007, the Company issued $7,217,000 of junior subordinated debt securities (the “debt securities”) to Coast Bancorp Statutory Trust II, a statutory trust created under the laws of the State of Delaware. These debt securities are subordinated to effectively all borrowings of the Company and are due and payable on September 20, 2037. The debt securities can be redeemed in whole or in part, without penalty, at the option of the Company after five years. The debt securities can also be redeemed at par if certain events occur that impact the tax treatment or the capital treatment of the issuance.

Interest is payable quarterly on these debt securities at a fixed rate of 6.388% per annum for the first five years and thereafter at a variable rate which will reset quarterly at the three-month LIBOR plus 1.5% per annum. As of December 31, 2015, the rate was 2.012%. Pursuant to its right under the indenture agreement, the Company has elected to defer interest payments on the Trust Securities and may continue this election for up to twenty consecutive quarterly periods without defaulting on the instrument. The last quarter that the Company can defer interest is March 15, 2019 payable on June 16, 2019. The Company paid the interest for the first deferral period ended June 15, 2014 of approximately $2.2 million.

The Company also purchased a 3% minority interest in Coast Bancorp Statutory Trust II. The balance of the equity of Coast Bancorp Statutory Trust II is comprised of mandatorily redeemable preferred securities. The Company does not consolidate Coast Bancorp Statutory Trust II into the Company financial statements. As of December 31, 2015, the Company has included the net junior subordinated debt in its Tier 1 Capital for regulatory capital purposes.

On June 11, 2014 the Company issued $2,000,000 of senior secured notes, due June 11, 2016 with interest payable annually, in arrears, at the fixed rate of 10% per annum through June 10, 2015 and thereafter at a fixed rate of 12% per annum. The Company paid the senior secured notes in full on June 5, 2015.

On June 5, 2015 the Company issued a senior secured note for $2,500,000, due June 5, 2018 with interest payable quarterly, in arrears, at the fixed rate of 6% per annum. Under the terms of the note agreement, the sum of $300,000 is held by the lender in a reserve account to pay the interest on the note for the first two years. The principal may be prepaid in whole or in part at any time provided, however, that if any prepayment is made within the first twelve (12) months after the date of the note, then a prepayment fee of one and one-half percent (1.5%) of the principal outstanding is immediately due and payable. The notes are secured by 100% of the common stock of Coast National Bank.

F-25

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #8 - INCOME TAXES (BENEFITS)

The provision (benefit) for income taxes included in the consolidated statements of operation consists of the following:

	2015	2014
Current:
Federal	$79,000	$-
State	27,000	2,000
	106,000	2,000
Deferred	(4,424,000)	-
	$(4,318,000)	$2,000

Deferred taxes are a result of differences between income tax accounting and generally accepted accounting principles with respect to income and expense recognition. The Company's principal timing differences are from credit loss provision accounting, depreciation and net operating loss carry forward differences.

The following is a summary of the components of the net deferred tax asset accounts recognized in the accompanying balance sheets:

	2015	2014
Deferred tax assets:
Allowance for credit losses	$583,000	$-
Net operating loss carry forward	4,000,000	5,618,000
Unrealized losses on securities	47,000	-
Other assets	166,000	39,000
	4,796,000	5,657,000

Valuation allowance	-	(5,337,000)

Deferred tax liabilities:
Premises and equipment due to depreciation difference	(130,000)	(52,000)
Allowance for credit losses	-	(88,000)
Unrealized gains on securities	-	(17,000)
Other liabilities	(195,000)	(180,000)
	(325,000)	(337,000)
Net deferred tax assets (liabilities)	$4,471,000	$(17,000)

Based on an analysis of its present and future taxable earnings, the Company deemed it more likely than not that substantially all of the deferred tax assets would be realized in the future based on its improving profitability, and reversed all of the valuation allowance during 2015. The Company has net operating loss carryforwards of approximately $8.5 million for federal income tax purposes and $15.0 million for California Franchise tax purposes.  Federal and California net operating loss carryforwards, to the extent not used will expire in 2034.

F-26

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #8 - INCOME TAXES (BENEFITS) - Continued

A comparison of the federal statutory income tax rates to the Company’s effective income tax rates follow:

	2015		2014
	Amount	Rate	Amount	Rate
Statutory federal tax	$829,000	34.0%	$63,000	34.4%
State franchise tax, net of federal benefit	180,000	7.4%	15,000	8.2%
Valuation allowance	(5,337,000)	(218.9)%	(96,000)	(52.4)%
Other items, net	10,000	0.4%	20,000	10.9%
Actual tax expense	$(4,318,000)	(177.1)%	$2,000	1.1%

There were no penalties or interest expense recorded as of December 31, 2015. The Company does not expect the total amount of unrecognized tax benefits to significantly increase or decrease within the next twelve months.

The Company is subject to federal income tax and California franchise tax. The Company’s federal income tax returns for the years ended December 31, 2011 to 2015 are open to audit by the federal authorities and the Company’s California state tax returns for the years ended December 31, 2010 to 2015 are open to audit by state authorities.

NOTE #9 - STOCK OPTION PLANS

In September 2015, the 2015 Equity Compensation Plan was approved by the shareholders of Coast Bancorp, under which 705,000 shares of the Company's common stock may be issued at not less than 100% of the fair market value at the date the options are granted. Under the terms of the Equity Compensation Plan all employees and directors of the Company are eligible to receive grants of incentive stock options, nonqualified stock options and restricted stock awards. Non-Employee directors shall be eligible to receive all grants and awards other than incentive stock options under this Plan. Each grant or award and all executory rights or obligations under the related award agreement shall expire on such date (if any) as shall be determined by the Board, but, in the case of options or other rights to acquire shares, not later than ten years after the grant or award date. Vesting restrictions on grants or awards may be time based and/or performance based.

F-27

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #9 – STOCK OPTION PLANS - Continued

A summary of the status of the Company's stock option plan as of December 31, 2015 and changes during the year ending thereon is presented below:

2015
Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding, beginning of year	-	$-
Granted	469,000	$1.43	10.0
Exercised	-
Forfeited or expired	(17,000)	$1.43
Outstanding, end of year	452,000	$1.43	9.32	$145,000
Options exercisable, end of year	-	$-	-	$-

2014
Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding, beginning of year	5,000	$26.50
Granted	-
Exercised	-
Forfeited or expired	(5,000)	$26.50
Outstanding, end of year	-	$-		$-
Options exercisable, end of year	-	$-	-	$-

No stock options were exercised during 2015 and the Company recognized $36,000 of stock-based compensation cost. As of December 31, 2015, there was $227,000 of total unrecognized compensation cost related to the outstanding stock options that will be recognized over a weighted-average period of approximately 4.3 years.

No stock options were granted or exercised during 2014 and the Company did not recognize any stock-based compensation cost or any income tax benefits related to stock-based compensation.

F-28

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #10 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, certain officers, directors, shareholders, and employees of the Company have deposits with the Company. The balance of director and executive officer deposits at December 31, 2015 and 2014 was approximately $1,612,000 and $892,000 respectively.

The Company leased a branch location from a rental company, which includes a director as a partner. Refer to Note #4 – Premises and Equipment, for additional information regarding this lease.

NOTE #11 - COMMITMENTS

In the normal course of business, the Company enters into financial commitments to meet the financing needs of its customers. These financial commitments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees, elements of credit and interest rate risk not recognized in the statement of financial position.

The Company's exposure to loan loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for loans reflected in the consolidated financial statements.

As of December 31, 2015 and 2014, the Company had the following outstanding financial commitments whose contractual amount represents credit risk:

	2015	2014
Commitments to extend credit	$26,087,000	$18,884,000
Standby letters of credit	340,000	734,000
	$26,427,000	$19,618,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments to guarantee the performance of a Company customer to a third party. Since many of the commitments and standby letters of credit are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company is based on management's credit evaluation of the customer.

The Company is involved in various matters of litigation, which has arisen in the ordinary course of its business. In the opinion of management, the disposition of such pending litigation will not have a material effect on the Company’s financial statements.

F-29

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #12 - FAIR VALUE MEASUREMENT

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  The fair value hierarchy prioritizes inputs to valuation techniques used in fair value calculations.  The three levels of inputs are defined as follows:

Level 1 – unadjusted quoted prices for identical assets or liabilities in active markets accessible by the Company

Level 2 – inputs that are observable in the marketplace other than those inputs classified as Level 1

Level 3 – inputs that are unobservable in the marketplace and significant to the valuation

The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs.  If a financial instrument uses inputs that fall in different levels of the hierarchy, the instrument will be categorized based upon the lowest level of input that is significant to the fair value calculation.

The majority of the Company’s financial assets and liabilities measured at fair value on a recurring basis include securities available for sale. The Company may be required, from time to time, to measure certain assets and liabilities on a non-recurring basis. Loans held for sale are measured at the lower of cost or fair value.  Loans held for sale include the guarantee portion of our saleable SBA loans.

The following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Securities: The fair values of securities available-for-sale and held-to-maturity are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1) or matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for specific securities but rather by relying on the securities' relationship to other benchmark quoted securities resulting in a level 2 classification.

Collateral-Dependent Impaired Loans: A loan is considered impaired when it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement.  Impairment is measured based on the fair value of the underlying collateral or the discounted expected future cash flows.  The Company measures impairment on all non-accrual loans for which it has reduced the principal balance to the value of the underlying collateral less the anticipated selling cost.  As such, the Company records impaired loans as non-recurring Level 2 when the fair value of the underlying collateral is based on an observable market price or current appraised value.  When current market prices are not available or the Company determines that the fair value of the underlying collateral is further impaired below appraised values, the Company records impaired loans as Level 3.  At December 31, 2015, the majority of all the Company’s impaired loans were evaluated based on the fair value of their underlying collateral based upon the most recent appraisal available to management.

Other Real Estate Owned: Nonrecurring adjustment to certain commercial and residential real estate properties classified as other real estate owned are measured at fair value, less costs to sell. Fair values are generally based on recent third party appraisals of the property. These appraisals may use a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

F-30

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #12 - FAIR VALUE MEASUREMENT – Continued

Appraisals for other real estate owned are performed by certified general appraisers whose qualifications and licenses have been reviewed and verified by the Bank. Once received, a member of the Bank’s credit administration department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value. The Bank also determines what additional adjustments, if any, should be made to the appraisal values on any remaining other real estate owned to arrive at fair value. No significant adjustments to appraised values have been made as a result of this comparison process as of December 31, 2015.

The following table provides the hierarchy and fair value for each major category of assets and liabilities measured at fair value at December 31:

	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total
December 31, 2015
Assets measured at fair value on a recurring basis:
Securities, available-for-sale	$-	$21,321,000	$-	$21,321,000

Assets measured at fair value on a non-recurring basis:
Collateral-dependent impaired loans, net of specific reserves	$-	$257,000	$-	$257,000

December 31, 2014
Assets measured at fair value on a recurring basis:
Securities, available-for-sale	$-	$16,632,000	$-	$16,632,000

Assets measured at fair value on a non-recurring basis:
Collateral-dependent impaired loans, net of specific reserves	$-	$706,000	$-	$706,000
Other real estate owned	$-	$-	$761,000	$761,000

Collateral-dependent impaired loans, which are measured for impairment using the fair value of the collateral, had carrying values of $279,000 with specific reserves of $22,000 as of December 31, 2015, and carrying values of $718,000 with specific reserves of $12,000 as of December 31, 2014.

Other real estate owned, which is carried at fair value less costs to sell, was approximately $761,000 as of December 31, 2014. OREO write-downs of approximately $201,000 are included in earnings for the period ended December 31, 2014.

F-31

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #12 - FAIR VALUE MEASUREMENT – Continued

There were no Level 3 assets at December 31, 2015. Quantitative information about the Company's nonrecurring Level 3 fair value measurements as of December 31, 2014 is as follows:

December 31, 2014	Fair Value Amount	Valuation Technique	Unobservable Input
Other Real Estate Owned	$761,000	Appraisals/Purchase Offers	Selling Costs

The Company generally applies an 8% adjustment for applicable selling costs to its fair value determination for both collateral-dependent impaired loans and OREO

The Company’s estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is required to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts the Company could have realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

NOTE #13 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented. The following methods and assumptions were used by the Company to estimate the fair value of its financial instruments at December 31, 2015 and 2014:

Cash and Cash Equivalents and Interest-Bearing Deposits in Other Banks: The carrying amount reported in the balances sheets approximate fair values due to their short-term repricing characteristics and are classified as Level 1.

Loans Held for Investment: Fair value is estimated by discounting expected future cash flows at a market rate of interest for loans of similar credit risk and maturity and are classified as Level 2.

FRB and FHLB Stock: The carrying amount approximates fair market value, as the stock may be sold back to the FHLB at carrying value and no other market exists for the sale of this stock and is classified as Level 1.

Accrued Interest Receivable and Payable: The recorded carrying value approximates the estimated fair value due to the short-term nature of the asset/liability and is classified as a Level 1.

F-32

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #13 - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

Deposits: The fair values of certificates of deposit are estimated by discounting the expected cash flows at current rates for instruments with similar maturities. The carrying values of transaction accounts are deemed to be fair value since they are payable on demand and are classified as a Level 1.

Senior Notes Payable: The fair value of senior notes payable is estimated by discounting expected future cash flows at a market rate of interest for instruments with similar maturities and is classified as a Level 2.

Subordinated Debentures: The fair value of subordinated debentures is estimated by discounting expected future cash flows at a market rate of interest for instruments with similar maturities and is classified as a Level 2.

Off-balance sheet commitments and standby letters of credit: The notional amount disclosed for off-balance sheet commitments and standby letters of credit is the amount available to be drawn down on all lines and letters of credit. The fair value of these financial instruments is not material.

The estimated fair values of the Company’s financial instruments as of December 31, 2015 in as follows:

	At December 31, 2015
	(in thousands)
	Carrying Amount	Level 1	Level 2	Level 3	Estimated Fair Value
Assets:
Cash and cash equivalents	$11,343	$11,343	$-	$-	$11,343
Interest -bearing deposits with other banks	7,840	7,840	-	-	7,840
Investment securities, available-for-sale	21,321	-	21,321	-	21,321
Investment securities, held-to-maturity	2,894	-	2,893	-	2,893
Loans held for investment	92,427	-	92,538	-	92,538
Federal Reserve Bank and FHLB stock	894	894	-	-	894
Accrued interest receivable	510	510	-	-	510

Liabilities:
Deposits accounts	126,438	126,639	-	-	126,639
Senior notes payable	2,500	-	2,538	-	2,538
Junior subordinated debt securities	7,217	-	7,377	-	7,377
Accrued interest payable	320	320	-	-	320

F-33

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #13- FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

The estimated fair values of the Company’s financial instruments as of December 31, 2014 is as follows

	At December 31, 2014
	(in thousands)
	Carrying Amount	Level 1	Level 2	Level 3	Estimated Fair Value
Assets:
Cash and cash equivalents	$18,443	$18,443	$-	$-	$18,443
Interest -bearing deposits with other banks	8,085	8,235	-	-	8,235
Investment securities, available-for-sale	16,632	-	16,632	-	16,632
Investment securities, held-to-maturity	4,425	-	4,434	-	4,434
Loans held for investment	72,990	-	76,200	-	76,200
Federal Reserve Bank and FHLB stock	726	726	-	-	726
Accrued interest receivable	386	386	-	-	386

Liabilities:
Deposits accounts	115,044	115,054	-	-	115,054
Senior notes payable	2,000	-	2,219	-	2,219
Junior subordinated debt securities	7,217	-	7,368	-	7,368
Accrued interest	186	186	-	-	186

F-34

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #14- REGULATORY MATTERS

The Consent Order effective February 2011 with the Office of the Comptroller of the Currency (“OCC”) was terminated on April 9, 2014. The OCC terminated the Consent Order provided the following conditions be met: (1) By July 31, 2014 the Bank shall achieve and maintain Tier 1 capital of at least nine percent (9%) of adjusted total assets, and total risk-based capital of at least twelve percent (12%) of risk-weighted assets; (2) By July 31, 2014, and annually thereafter, the Bank shall submit an updated capital plan, which covers a minimum three year period, and includes specific growth and performance measurement criteria, and; (3) Prior to making any changes that will cause a significant deviation from the Bank’s operations or approved capital plan, the Bank will provide the OCC with a 60 day advance written notice, and must receive the OCC’s prior written determination of no supervisory objection prior to undertaking such changes. The Bank is in compliance with each of these conditions.

Effective April 22, 2010, the Company entered into an agreement with the Federal Reserve Bank of San Francisco. The agreement sought to maintain the financial soundness of Coast Bancorp so that Coast Bancorp may serve as a source of strength to the Bank. The provisions in the agreement include: (1) Ensuring that the Bank complies with its agreement with the OCC; (2) No payments of dividends without prior Federal Reserve approval; (3) No receipt of dividends from the Bank without prior approval of the Federal Reserve; (4) No principal or interest payments for trust preferred securities without prior Federal Reserve approval; (5) No increase of debt without prior approval of the Federal Reserve; (6) No redemption of stock without prior Federal Reserve approval; and (7) Submission of regular progress reports and annual cash flow projections. Effective March 26, 2015, the Federal Reserve Board terminated the written enforcement agreement dated April 22, 2010.

In July, 2013, the federal bank regulatory agencies approved the final rules implementing the Basel Committee on Banking Supervision’s capital guidelines for U.S. banks. The phase-in period for the final rules began on January 1, 2015, with full compliance with all of the final rule’s requirements phased in over a multi-year schedule. Under the final rules, minimum requirements increased for both the quantity and quality of capital held by Coast Bancorp and Coast National Bank. The rules include a new common equity Tier 1 capital to risk-weighted assets ratio of 4.5% and a capital conservation buffer of 2.5% of risk-weighted assets. The final rules raise the minimum ratio of Tier 1 capital to risk-weighted assets from 4.0% to 6.0% and require a minimum leverage ratio of 4.0%. The final rules implement strict eligibility criteria for regulatory capital instruments. The final rules allow non-advanced approaches banks a one-time option to elect not to include certain components of accumulated other comprehensive income in regulatory capital, including unrealized gains or losses on available-for-sale securities.

The Board of Governors of the Federal Reserve System has adopted final amendments to the Small Bank Holding Company Policy Statement (Regulation Y, Appendix C) (the “Policy Statement”) that , among other things, raised from $500 million to $1 billion the asset threshold to qualify for the Policy Statement. Coast Bancorp qualifies for treatment under the Policy Statement and is no longer subject to consolidated capital rules at the bank holding company level.

F-35

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #14 - REGULATORY MATTERS – Continued

The following table sets forth Coast National Bank’s actual regulatory capital amount and ratios for the periods indicated:

			Standard Amount of Capital Required
			To Be
			Adequately		To Be
	Actual Capital		Capitalized		Well-Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2015
Total capital to risk-weighted assets	$16,472	14.0%	$9,391	8.0%	$11,738	10.0%
Tier 1 capital to risk-weighted assets	$15,023	12.8%	$7,043	6.0%	$9,391	8.0%
Tier 1 capital to average assets	$15,023	10.3%	$5,811	4.0%	$7,264	5.0%
Common equity tier 1 to risk-weighted assets	$15,023	12.8%	$5,282	4.5%	$7,630	6.5%

As of December 31, 2014
Total capital to risk-weighted assets	$13,336	15.3%	$6,977	8.0%	$8,721	10.0%
Tier 1 capital to risk-weighted assets	$12,237	14.0%	$3,488	4.0%	$5,233	6.0%
Tier 1 capital to average assets	$12,237	9.4%	$5,228	4.0%	$6,535	5.0%
Common equity tier 1 to risk-weighted assets	N/A	N/A	N/A	N/A	N/A	N/A

The Bank elected not to include certain components of accumulated other comprehensive income in regulatory capital in the above capital amounts and ratios above.

The Bank is restricted as to the amount of dividends which can be paid. Dividends declared by national banks that exceed the net income (as defined) for the current year plus retained net income for the preceding two years must be approved by the OCC. The Bank may not pay dividends that would result in its capital levels being reduced below the minimum requirements stipulated above.

With certain exceptions, the Company may not pay a dividend to its shareholders unless its retained earnings equal at least the amount of the proposed dividend.

NOTE #15 - WARRANTS

In connection with the Company’s 2009 private placement stock offering, the Company issued one warrant to purchase an additional one share of common stock for every one share purchased. These warrants may be exercised at any time for ten years from the date of issuance, which was December 31, 2009; the exercise price is $5.50 per share. There were 123,181 warrants outstanding as of December 31, 2015 and 2014.

F-36

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #16 – PREFERRED STOCK RIGHTS

On June 12, 2014, the Company’s Board of Directors adopted the Tax Benefit Preservation Plan (the “Plan”). The Plan is intended to preserve the tax benefits related to the future use of the Company’s net operating loss carryforwards, which would be substantially diminished due to a change of ownership, as defined in Section 382 of the Internal Revenue Code. On May 28, 2014, the Company’s Board of Directors authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of common stock of the Company outstanding as of the close of business on June 12, 2014. Each Right represents the right to purchase one one-thousandth (subject to adjustment) of a share of Series A Junior Participating Preferred Stock and further authorizes and directs the issuance of one Right (subject to adjustment) with respect to each share of the Company’s common stock that shall become outstanding between June 12, 2014 and the earlier of the “Distribution Date” or December 31, 2017. In accordance with the terms of the Plan, Rights may be issued with respect to shares of the Company’s common stock that shall become outstanding after the Distribution Date and prior to December 31, 2017. The Distribution Date, as defined by the Plan, is the earlier of (i) the tenth day following the public announcement that an acquiring person has acquired 5% or more of the Company’s outstanding stock, or (ii) the tenth day after the date (or such later date as may be determined by the Board) of the commencement of a tender or exchange offer that would result in the acquisition of 5% or more of the Company’s outstanding stock.

Rights shall become exercisable, except as otherwise provided in the Plan, on the Distribution Date. The purchase price of the Rights shall initially be $10.00 for each one one-thousandth of a share of Preferred Stock, subject to adjustment. Upon the occurrence of certain events, the exercise price of the Rights would be adjusted and holders of the Rights (other than Rights owned by an acquiring person) would be entitled to purchase common stock at a significant discount to the current per share market price, which could cause substantial dilution to an acquiring person not approved by the Company’s Board of Directors.

NOTE #17 – SUBSEQUENT EVENTS

On January 4, 2016, Coast Bancorp and Sierra Bancorp, Porterville, CA, the holding company of Bank of the Sierra, announced the signing of a definitive agreement to acquire Coast Bancorp. Under the agreement the outstanding shares of Coast Bancorp will be entitled to receive aggregate consideration of approximately $3.2 million in cash and 581,753 shares of Sierra Bancorp common stock. Coast Bancorp shareholders may elect to receive cash, Sierra Bancorp common stock or a combination of both, subject to proration. The acquisition is subject to required regulatory approvals and the approval by the shareholders of Coast Bancorp.

F-37

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #18 - CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY ONLY

Coast Bancorp operates Coast National Bank. Coast Bancorp commenced operations during 2001. The earnings of the subsidiary are recognized on the equity method of accounting. Condensed financial statements of the parent company only are presented on the following pages:

CONDENSED BALANCE SHEETS

	December 31,
	2015	2014
ASSETS
Cash	$382,000	$530,000
Investment in Coast Bancorp Statutory Trust II	217,000	217,000
Investment in Coast National Bank	18,304,000	12,286,000
Deferred tax asset	1,095,000
Other assets	265,000	2,000
TOTAL ASSETS	$20,263,000	$13,035,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Other liabilities	$217,000	$193,000
Senior notes payable	2,500,000	2,000,000
Junior subordinated debt securities	7,217,000	7,217,000
Stockholders' equity	10,329,000	3,625,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,263,000	$13,035,000

CONDENSED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2015	2014
INCOME
Interest income	$-	$-
Earned dividends from Coast Bancorp Statutory Trust II	4,000	4,000
TOTAL INCOME	4,000	4,000
EXPENSES
Interest on senior notes payable	187,000	112,000
Interest on junior subordinated debt securities	133,000	144,000
Merger	31,000
Other	62,000	78,000
Allocated tax expense (benefit)	(1,095,000)	-
TOTAL EXPENSES	(682,000)	334,000
INCOME (LOSS) BEFORE EQUITY IN UNDISTRIBUTED
INCOME OF SUBSIDIARY	686,000	(330,000)
EQUITY IN UNDISTRIBUTED
INCOME OF SUBSIDIARY	6,071,000	513,000
NET INCOME	$6,757,000	$183,000

F-38

COAST BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE #18 - CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY ONLY - Continued

CONDENSED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,757,000	$183,000
Noncash items included in net loss:
Equity in (income) of Subsidiary	(6,071,000)	(513,000)
Deferred income tax benefit	(1,095,000)	-
Other	(239,000)	(1,858,000)

NET CASH USED IN OPERATING ACTIVITIES	(648,000)	(2,188,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in Subsidiary	-	(3,500,000)

NET CASH USED BY INVESTING ACTIVITIES	-	(3,500,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of senior notes	2,500,000	2,000,000
Repayments of senior notes payable	(2,000,000)	-
Proceeds from issuance of stock	-	4,217,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	500,000	6,217,000

Net (decrease) increase in cash and cash equivalents	(148,000)	529,000

Cash and cash equivalents at beginning of year	530,000	1,000

CASH AND CASH EQUIVALENTS AT END OF YEAR	$382,000	$530,000

F-39

Appendix A

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

DATED AS OF JANUARY 4, 2016

AMONG

SIERRA BANCORP

AND

COAST BANCORP

TABLE OF CONTENTS

ARTICLE 1 CERTAIN DEFINITIONS	2
ARTICLE 2 THE MERGERS AND RELATED MATTERS	13
2.1. The Mergers; Surviving Corporation.	13
2.2. The Bank Merger.	14
2.3. Filing of Certificate of Merger and Agreement of Merger.	14
2.4. Conversion of Company Stock.	15
2.5. Election and Proration Procedures.	16
2.6. Exchange Procedures; Dissenting Shares.	18
ARTICLE 3 ACTIONS PENDING THE MERGER	20
3.1. Covenants of Company	20
3.2. Advice of Changes; Government Filings.	23
3.3. No Control of Other Party’s Business.	24
ARTICLE 4 REPRESENTATIONS AND WARRANTIES	24
4.1. Disclosure Schedules.	24
4.2. Representations and Warranties of Company	24
4.3. Representations and Warranties of Parent	45
ARTICLE 5 ADDITIONAL AGREEMENTS	49
5.1. Preparation of Proxy Statement-Prospectus; Stockholder Meeting.	49
5.2. Access to Information.	52
5.3. Reasonable Best Efforts	52
5.4. Acquisition Proposals of Company.	54
5.5. Termination of Employee Benefit Plans and Employee Matters.	55
5.6. Fees and Expenses.	56
5.7. Indemnification; Directors’ and Officers’ Insurance.	56
5.8. Public Announcements.	57
5.9. Listing on Nasdaq	57
5.10. Untrue Representations.	57
5.11. Litigation and Claims.	58
5.12. Additional Agreements.	58
5.13. Company Support Agreements.	58
5.14. Option Holder Agreements.	58

i

5.15. Transaction Expenses.	58
5.16. Disclosure Schedules.	58
5.17. Acquisition Proposals of Parent Bank and/or Parent.	59
5.18. Observer Rights.	59
5.19. Capital Trust and Junior Subordinated Debentures.	59
5.20. Redemption of Rights Termination of Shareholder Rights Plan.	59
5.21. Prepayment of Senior Secured Debt.	60
5.22. Notice to Warrant Holders.	60
5.23. Shareholder Distributions.	60
ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE TRANSACTION	60
6.1. Conditions to Each Party’s Obligation.	60
6.2. Conditions to Obligations of Company.	61
6.3. Conditions to Obligation of Parent	61
ARTICLE 7 TERMINATION	63
7.1. Termination	63
7.2. Effect of Termination.	65
ARTICLE 8 MISCELLANEOUS	67
8.1. Nonsurvival of Representations, Warranties and Agreements.	67
8.2. Amendment, Extension, Waiver.	67
8.3. Counterparts.	68
8.4. Governing Law; Submission to Jurisdiction; Interpretation.	68
8.5. WAIVER OF JURY TRIAL.	69
8.6. Expenses.	69
8.7. Notices.	69
8.8. Entire Agreement; No Third Party Beneficiaries.	70
8.9. Severability.	71
8.10. Enforcement of the Agreement.	71
8.11. Waiver of Conditions.	72
8.12. Interpretation	72
8.13. Assignment.	72
8.14. Alternative Structure.	72

ii

EXHIBIT A	Form of Director Voting, Non-Competition and Non-Solicitation Agreement
EXHIBIT A-1	Directors executing Director Voting, Non-Competition and Non-Solicitation Agreements
EXHIBIT B	Form of Executive Voting and Non-Solicitation Agreement
EXHIBIT B-1	Executives executing Executive Voting and Non-Solicitation Agreements
EXHIBIT C-1	Form of Merger Agreement
EXHIBIT C-2	Form of Bank Merger Agreement
EXHIBIT D	Form of Option Holder Agreement

iii

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of January 4, 2016 (the “Agreement Date”), by and between Sierra Bancorp, a California corporation (“Parent”), and Coast Bancorp, a California corporation (“Company”).

RECITALS

WHEREAS, the Board of Directors of Company (the “Company Board”) has (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the business combination transaction provided for in this Agreement in which Company will, on the terms and subject to the conditions set forth herein, merge with and into Parent (the “Merger”), with Parent being the surviving entity in the Merger and (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, Company and its shareholders.

WHEREAS, the Board of Directors of Parent has (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (ii) determined that this Agreement and such transactions are advisable, and in the best interests of, Parent and its shareholders.

WHEREAS, immediately following the Merger, Coast National Bank, a national banking association and a wholly-owned subsidiary of Company will merge with and into Bank of the Sierra, a California state-chartered bank and wholly owned subsidiary of Parent (“Parent Bank”, and such merger, the “Bank Merger”), with Parent Bank being the surviving entity in the Bank Merger;

WHEREAS, the parties intend that the Merger be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

WHEREAS, as a material inducement to Parent and Parent Bank to enter into this Agreement, and simultaneously with the execution of this Agreement, each of the directors of Company listed in Exhibit A-1 is entering into an agreement, in the form of Exhibit A hereto (the “Voting, Non-Competition and Non-Solicitation Agreements”), pursuant to which they shall agree, among other things, to vote their shares of capital stock of Company in favor of the approval and adoption of this Agreement and to restrict his or her activities after the Effective Time other than for the benefit of Parent and Parent Bank.

WHEREAS, as a material inducement to Parent and Parent Bank to enter into this Agreement, and simultaneously with the execution of this Agreement, each of the executive officers of Company listed in Exhibit B-1 is entering into an agreement, in the form of Exhibit B hereto (the “Voting and Non-Solicitation Agreements”), pursuant to which they shall agree, among other things, pursuant to which each such executive officer shall agree, among other things, to restrict his or her activities after the Effective Time other than for the benefit of Parent and Parent Bank.

1

WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement having confidentiality and standstill provisions that are no less favorable to Company, than the terms and provisions of the Confidentiality Agreement.

“Acquisition Proposal” has the meaning set forth in Section 5.4(a).

“Adjusted Shareholders’ Equity” means the total shareholders’ equity of Company computed in accordance with GAAP, but excluding (i) all other comprehensive income or loss from the amount shown in the June 30, 2015 financial statements, (ii) positive changes in the amount of the valuation allowance for the Company’s deferred tax asset from the amount reported in the June 30, 2015 financial statements, (iii) the accrual or payment of Company Transaction Expenses, (iv) any amount paid to retire the Senior Note, and (v) any items, charges, or accruals taken at the written request of Parent.

“Affiliate” means, with respect to a Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”), as applied to any Person, means the possession, directly or indirectly, of (i) ownership, control or power to vote ten percent (10%) or more of the outstanding shares of any class of voting securities of such Person, (ii) control, in any manner, over the election of a majority of the directors, trustees or general partners (or individuals exercising similar functions) of such Person or (iii) the power to exercise a controlling influence over the management or policies of such Person; provided, however, neither Company nor any of its Affiliates shall be deemed an Affiliate of Parent, Parent Bank or any of their respective Subsidiaries for purposes of this Agreement prior to the Effective Time and neither Parent, Parent Bank nor any of their respective Affiliates shall be deemed an Affiliate of Company or any of its Subsidiaries for purposes of this Agreement prior to the Effective Time.

“After Consultation” shall mean, with respect to the Company Board, after consultation with a financial advisor to Company and with outside legal counsel to Company; provided, however, that if such consultation relates solely to determinations of the Company Board regarding interpretations and other matters of Applicable Legal Requirements, “After Consultation” means, in such context, after consultation by the Company Board solely with such applicable outside legal counsel (and not also with such financial advisor).

2

“Aggregate Cash Consideration” means (a) $3,176,371, minus the Price Adjustment (if any), plus (b) the product of the number of shares of Company Common Stock issued between the date of this agreement and the Effective Time pursuant to the exercise of Company Options, including shares of Company Common Stock which may be issued to holders of Company Options who have provided notice of exercise prior to the Option Exercise Notice Deadline in accordance with Section 2.4(c), times $0.56.

“Aggregate Merger Consideration” the sum of the Aggregate Cash Consideration and the Aggregate Stock Consideration multiplied by the Parent Average Closing Price.

“Aggregate Stock Consideration” means (a) 581,753 shares of Parent Common Stock plus (b) the product of the number of shares of Company Common Stock issued between the date of this agreement and the Effective Time pursuant to the exercise of Company Options, including shares of Company Common Stock which may be issued to holders of Company Options who have provided notice of exercise prior to the Option Exercise Notice Deadline in accordance with Section 2.4(c), times 0.10302, subject to adjustment as provided in Section 2.6(j).

“Agreement” means this Agreement and Plan of Reorganization and Merger, as amended or modified from time to time in accordance with Section 8.2.

“Applicable Legal Requirements” shall mean any federal, state, foreign, or local law, statute, ordinance, rule, order, regulation, writ, injunction, directive, judgment, administrative interpretation, treaty, decree, administrative, judicial or arbitration decision and any other executive, legislative, regulatory or administrative proclamation or other requirement of any Governmental Entity applicable, in the case of any Person, to such Person or its properties, assets, officers, directors, employees or agents (in connection with such officers’, directors’, employees’ or agents’ activities on behalf of such Person). For the avoidance of doubt, “Applicable Legal Requirements” shall include any rules, regulations or listing requirements of any stock exchange on which shares of a Person’s common stock are listed or included for trading.

“Bank Merger” has the meaning set forth in the Recitals.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Business Day” means any day, other than Saturday, Sunday or a federal or state holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Pacific Time.

“Capital Trust” means Coast Bancorp Statutory Trust II, a Delaware statutory business trust.

“Cash Designated Shares” has the meaning set forth in Section 2.4(e)(ii)(C).

“Cash Election Shares” has the meaning set forth in Section 2.4(b).

3

“Cash Percentage” shall mean the amount derived by dividing the Aggregate Cash Consideration by the Aggregate Merger Consideration.

“CDBO” means the Department of Business Oversight of the State of California, successor to the California Department of Financial Institutions.

“Certificate” has the meaning set forth in Section 2.6(b).

“CFC” means the California Financial Code.

“CGCL” means the California General Corporation Law.

“Closing Date” means the date on which the Effective Time occurs.

“Closing” has the meaning set forth in Section 6.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Articles” means the Articles of Incorporation of Company, as amended.

“Company Bank” means Coast National Bank, a national banking association.

“Company Benefit Plan” has the meaning set forth in Section 4.2(j).

“Company Board Recommendation” has the meaning set forth in Section 4.2(c).

“Company Board” has the meaning set forth in the Recitals.

“Company Bylaws” means the Bylaws of Company, as amended.

“Company Change in Recommendation” has the meaning set forth in Section 5.1(c).

“Company Common Stock” means the common stock of Company.

“Company Contracts” has the meaning set forth in Section 4.2(i).

“Company Financial Statements” has the meaning set forth in Section 4.2(d)(i).

“Company Preferred Stock” means the Series A Junior Participating Preferred Stock, no par value per share, of the Company, to be issued pursuant to Rights under the Shareholder Rights Plan.

“Company Professional Expenses” shall mean any amount paid, payable or reasonably expected to become payable (whether before or after the Closing) by Company for services rendered or being rendered to Company by any attorney, investment banker or other financial advisor, accountant, auditor or other professional services provider in connection with the transactions contemplated by this Agreement, including reasonable costs incurred by such professional services provider on behalf of the Company.

4

“Company Shareholders Meeting” has the meaning set forth in Section 5.1(b).

“Company Stock Options” means issued and outstanding options to acquire Company Common Stock granted under the Company’s 2014 Equity Based Compensation Plan, and any predecessor plan.

“Company Support Agreements” means the Non-Solicitation Agreements and the Voting, Non-Competition and Non-Solicitation Agreements.”

“Company Termination Fee” has the meaning set forth in Section 7.2(b).

“Company” has the meaning set forth in the Preamble.

“Confidentiality Agreement” has the meaning set forth in Section 5.2(b).

“CRA” means the Community Reinvestment Act of 1977, as amended.

“Daily Closing Price” for any Trading Day means the daily closing price per share of Parent Common Stock on NASDAQ.

“Derivatives Contracts” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Determination Date” means the fifth (5th) day immediately preceding the Effective Time.

“Disclosure Schedule” has the meaning set forth in Section 4.1.

“Dissenting Shares” has the meaning set forth in Section 2.6(f).

“Effective Time” has the meaning set forth in Section 2.3.

“EGTRRA” shall mean the Economic Growth and Tax Relief Reconciliation Act of 2001.

“Election Deadline” has the meaning set forth in Section 2.5(b).

“Election Form Record Date” has the meaning set forth in Section 2.5(a).

“Election Form” has the meaning set forth in Section 2.5(a).

5

“End Date” means May 31, 2016.

“Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health or safety or the environment, including laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“Equity Investment” means (i) an Equity Security and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate, and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

“Equity Security” means any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

“ERISA Affiliate” shall mean, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Expenses” means the amount by which the Company’s Transaction Expenses exceeds $2.4 million.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 2.6(a).

“Exchange Fund” has the meaning set forth in Section 2.6(c).

“Fair Housing Act” means the Fair Housing Act, as amended.

6

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve Act” means the Federal Reserve Act, as amended.

“Federal Reserve Bank” means the Federal Reserve Bank of San Francisco.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FHLB” means the Federal Home Loan Bank of San Francisco.

“Financial Determination Date” means the last day of the month immediately preceding the month in which the Closing occurs.

“GAAP” means generally accepted accounting principles and practices as in effect from time to time in the United States.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or industry self-regulatory organization.

“Hazardous Material” means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including petroleum, crude oil or any fraction thereof or any petroleum product, but does not include normal quantities of any chemical used in the ordinary course of business as office or cleaning supplies.

“Home Mortgage Disclosure Act” means the Home Mortgage Disclosure Act, as amended.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” means, (A) with respect to Company, (i) the actual knowledge upon due inquiry of any officer of Company or Company Bank holding the title of executive vice president and above, or otherwise performing the function of a chief credit officer, chief financial officer, or chief operating officer, or (ii) the actual knowledge without inquiry of any member of the Company Board, and (B) with respect to Parent, (i) the actual knowledge upon due inquiry of any officer of Parent or Parent Bank holding the title of executive vice president and above, or otherwise performing the function of a chief credit officer, chief financial officer, or chief operating officer, or (ii) the actual knowledge without inquiry of any member of the board of directors of Parent.

“Letter of Transmittal” has the meaning set forth in Section 2.6(b).

“Liens” has the meaning set forth in Section 4.2(o).

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“Loans” shall mean loans, extensions of credit (including guaranties), commitments to extend credit and other similar assets, including leases intended as financing arrangements, in each case required to be reflected in the financial statements of a Person pursuant to applicable regulatory or accounting principles, including generally accepted accounting principles.

“Mailing Date” has the meaning set forth in Section 2.4(a).

“Material Adverse Effect” shall mean, with respect to any Person, any material adverse effect on, or any change, event, effect, development, occurrence or state of facts that, individually or in the aggregate, has had a material adverse effect on, the business, condition (financial or otherwise), properties, assets, liabilities or results of operations of such Person, taken as a whole, or the ability of such Person to perform its obligations hereunder or under this Agreement on a timely basis, or on the ability of such Person to consummate the Merger or the Bank Merger as contemplated hereby; provided, however, that none of the following shall be taken into account in determining whether there has been or would more likely than not be expected to be a “Material Adverse Effect”: any change or event occurring after the date of this Agreement that is caused by or results from (A) changes in prevailing interest rates, currency exchange rates, credit or capital markets conditions, or other financial, economic, monetary or political conditions in the United States or elsewhere, (B) changes in United States or foreign securities markets, including changes in price levels or trading volumes, (C) changes or events affecting the financial services industry generally, unless such changes or events have a materially disproportionate adverse effect on such Person relative to similarly situated California-based banks, (D) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, (E) actions required hereunder, (F) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located, unless such change has a materially disproportionate adverse effect on such Person relative to similarly situated California-based banks, (G) the announcement of this Agreement, the Merger, the Bank Merger and the other transactions contemplated by this Agreement, including any stockholder litigation relating to the Merger and the other transactions contemplated by this Agreement, (H) any failure by the Person to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the underlying facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would more likely than not be expected to be, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (A)-(H) of this definition), or (I) charges, expenses, accruals, provisions or other items taken by the Company upon the written request of Parent.

“material” shall mean, with respect to any event, change, fact or state of facts, violation or effect involving a Person, an event, change, fact or state of facts, violation or effect which is material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such Person taken as a whole or the ability of any of the Parties to complete the Merger and the other transactions provided for in this Agreement.

“Merger Consideration” has the meaning set forth in Section 2.4(a).

“Merger” has the meaning set forth in the Recitals

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“Mixed Cash Shares” has the meaning set forth in Section 2.5(b).

“Mixed Stock Shares” has the meaning set forth in Section 2.5(b).

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“New Plan” has the meaning set forth in Section 5.5(e).

“No Election Shares” has the meaning set forth in Section 2.5(b).

“Observer” has the meaning set forth in Section 5.18.

“OCC” has the meaning set forth in Section 4.2(a).

“Option Consideration” has the meaning set forth in Section 2.4(c).

“Option Exercise Notice Deadline” has the meaning set forth in Section 2.4(c).

“Option Holder Agreements” has the meaning set forth in Section 6.3(k).

“OREO” means other real estate owned.

“Owned Real Properties” means the properties owned by Company or Company Bank located at (a) 500 Marsh Street, San Luis Obispo, California and (b) 2102 Spring Street, Paso Robles, California.

“Parent Average Closing Price” means the volume-weighted average Daily Closing Price of Parent Common Stock for the twenty (20) Trading Days immediately preceding the Determination Date.

“Parent Bank” means Bank of the Sierra, a California state-chartered bank and wholly owned subsidiary of Parent.

“Parent Common Stock” means shares of Parent common stock, no par value.

“Parent SEC Reports” has the meaning set forth in Section 4.3(c).

“Parent” has the meaning set forth in the Preamble.

“Per Share Cash Consideration” has the meaning set forth in Section 2.4(a)(i).

“Per Share Cash Value” shall mean that number which is obtained by dividing the Aggregate Cash Consideration by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time rounded up or down to the nearest cent.

“Per Share Stock Consideration” has the meaning set forth in Section 2.4(a)(ii).

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“Permitted Liens” with respect to any Person, shall mean (i) liens for current taxes and assessments not yet delinquent or as to which such Person is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both if the payment of which adequate reserves for the payment of such taxes and assessments have been established on the books of such Person in accordance with generally accepted accounting principles and regulatory accounting principles; (ii) liens of landlords, carriers, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with customary and prudent practices for similarly situated financial institutions for sums not yet past due, to the extent reflected on such Person’s books, or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves for the payment of such liens have been established on the books of such Person in accordance with generally accepted accounting principles and regulatory accounting principles, or the defense of which has been accepted by a title insurer, bonding company, other surety or other Person; (iii) any recorded lien (other than for funded indebtedness) relating to any leased premises that shall not have a Material Adverse Effect on such Person and which does not materially impair the use of such property or the merchantability or the value of such property or interest therein; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) liens encumbering the interest of the landlord under any real property lease the existence of which does not result in a default by landlord under such real property lease or materially interfere with the use of the related leased premises in the manner it is currently operated; (vi) deposits, liens or pledges to secure payments of worker’s compensation, unemployment insurance, pensions or other social security obligations, public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (vii) liens on assets of Subsidiaries of such Person which are banks incurred in the ordinary course of their banking business, including liens on risk assets given to secure deposits and other liabilities of such Subsidiaries arising in the ordinary course of business (including those given to secure borrowings, advances, or discount window availability from any private or governmental banking entity or any clearinghouse); and (viii) pledges of securities to secure fed funds borrowings from other banks or public deposits.

“Person” shall mean any individual, corporation, partnership, limited liability company, limited partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, person (as defined in Section 13(d)(3) of the Exchange Act), Governmental Entity or other entity.

“Pledged Collateral” has the meaning given that term in the Stock Pledge Agreement made as of June 5, 2015 by and between First National Bank of Southern California, a national bank as lender, and Company.

“Previously Disclosed” by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

“Price Adjustment” shall mean the sum of (i) the dollar amount by which the Company’s Adjusted Shareholders Equity as of the Financial Determination Date is less than $5,200,000 and (ii) the Excess Expenses.

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“Properties” means all real property leased or owned by Company, either currently or in the past (as the context requires).

“Proxy Statement-Prospectus” has the meaning set forth in Section 5.1.

“Representatives” has the meaning set forth in Section 5.4(a).

“Required Company Vote” has the meaning set forth in Section 4.2(c).

“Requisite Regulatory Approvals” has the meaning set forth in Section 4.2(c)(iii).

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments of any character that obligate the Person to sell, purchase, issue or dispose of any of its capital stock or other ownership interests or other securities representing the right to purchase or otherwise receive any of its capital stock or other ownership interests.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Note” has the meaning set forth in Section 5.21.

“Shareholder Rights Plan” means the Rights Agreement and Tax Benefits Preservation Plan by and between Company and Broadridge Corporate Issuer Solutions, as Rights Agent dated as of June 12, 2014.

“Shareholder” has the meaning set forth in Section 2.6(b).

“Stock Designated Shares” has the meaning set forth in Section 2.5(e)(ii)(C).

“Stock Election Shares” has the meaning set forth in Section 2.5(b).

“Stock Percentage” shall mean the amount equal to one (1) minus the Cash Percentage, expressed as a percentage.

“Subsidiary” shall mean, when used with respect to any Party, any corporation, business trust or other organization, whether incorporated or unincorporated, (i) of which such Party or any other Subsidiary of such Party is a general partner (excluding partnerships, the general partnership interests of which held by such Party or any Subsidiary of such Party do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which that have by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries, or by such Party and one or more of its Subsidiaries.

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“Superior Proposal” shall mean an unsolicited, bona fide written Acquisition Proposal which the Company Board concludes in good faith, After Consultation, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to the shareholders of Company, from a financial point of view, than the transactions contemplated by this Agreement, and (ii) in the case of any Acquisition Proposal contemplating cash consideration, is not subject to any financing contingencies, and (iii) is reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed without unreasonable delay in relation to what is customary for a transaction of the nature so proposed; provided that, for purposes of this definition of “Superior Proposal,” the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 5.4(a), except that the reference to “10% or more” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “100%” of all Company Common Stock, subject to Dissenters’ Rights as provided by law.

“Surviving Bank” has the meaning set forth in Section 2.2(a).

“Surviving Corporation” has the meaning set forth in Section 2.1(a).

“Tax Returns” means any return (including any amended return), declaration or other report (including elections, declarations, claims for refund, schedules, estimates and information returns) with respect to any Taxes (including estimated taxes).

“Tax” and “Taxes” mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, duties, customs, impositions or other similar government charges, including income, estimated income, business, occupation, franchise, real property, payroll, alternative or add-on minimum, social security (or similar), unemployment, personal property, sales, transfer, stamp, use, escheat, employment-related, commercial rent or withholding, net worth, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty, utility, environmental, value-added, recapture, unclaimed property or other taxes, including any interest, penalties, fines and additions (to the extent applicable) thereto, whether disputed or not; and the term “tax return” shall mean tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to taxes.

“Trading Day” means a day on which Parent Common Stock is traded on NASDAQ.

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“Transaction Expenses” means the amount paid or accrued by the Company, or to be paid by Parent or Parent Bank for (i) all severance benefits under any Company employment or similar agreement (including change of control payments) that will occur as a result of the transactions contemplated herein that were in existence as of the Effective Time as shown on Company Disclosure Schedule; (ii) benefits under any Company Benefit Plan that will accelerate or terminate as a result of the transactions contemplated herein that were in existence as of the Effective Date as shown on Company Disclosure Schedule; (iii) all Company Professional Expenses; (iv) the cost of purchasing the tail coverage as provided for in Section 5.7(b); and (v) any contract termination fees payable to vendors, including data processing and other information technology providers, or lessors as to which contracts or leases Parent has provided its agreement to terminate as of the Effective Time (or such other time as may be appropriate); and (vii) the costs of any application, printing, mailing or other fees related to the Merger, including but not limited to the cost of printing and mailing the Proxy Statement-Prospectus to the shareholders of Company. The Transaction Expenses shall not include (x) any severance, retention, pay-to-stay or similar payments to be made by Parent or Company under the New Plan (y) the costs of obtaining any Phase One report described in Section 3.1(p), and (z) any prepayment penalty incurred for repayment of the Senior Note.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

“Voting and Non-Solicitation Agreements” has the meaning set forth in the Recitals.

“Voting Debt” shall mean all bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote.

“Voting, Non-Competition and Non-Solicitation Agreements” has the meaning set forth in the Recitals.

“Warrants” means the warrants to purchase Company Common Stock expiring December 31, 2019.

ARTICLE 2

THE MERGERS AND RELATED MATTERS

2.1.         The Mergers; Surviving Corporation.

(a)          The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Company shall merge with and into Parent (the “Merger”) and the separate corporate existence of Company shall cease. Parent shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation and shall continue to exist as a California corporation with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger. The parties intend that the Merger be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). Parent may, at any time prior to the Effective Time (including, to the extent permitted by applicable Law, after the Company’s shareholders have adopted this Agreement), change the method of effecting the Merger and/or the Bank Merger (including, without limitation, the provisions of this Section 2.1(a) and including, without limitation, by electing not to merge the Company into Parent, but rather merge a Subsidiary of Parent into the Company, and not to merge the Company Bank into a Subsidiary of Parent, if and to the extent it deems such change to be necessary, appropriate or desirable); provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration to be paid to holders of Company Common Stock and Company Stock Options, (ii) adversely affect the Tax treatment of the Company’s shareholders as a result of receiving the Merger Consideration, (iii) impede, delay or prevent consummation of the transactions contemplated by this Agreement or (iv) otherwise be prejudicial to the interests of the shareholders of the Company.

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(b)          Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation and Bylaws of Parent, immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of Parent as the surviving corporation of the Merger, until either is thereafter amended in accordance with applicable law.

(c)          Directors and Officers of the Surviving Corporation. The directors and officers of Parent immediately following the Effective Time (the “Surviving Corporation Directors”) shall be the directors and officers of Parent, as the surviving corporation of the Merger, until their respective successors shall be duly elected and qualified.

2.2.         The Bank Merger.

(a)          The Bank Merger. Upon the terms and conditions of this Agreement, and pursuant to the provisions of the CFC, CGCL and the National Bank Act and, to the extent applicable, the rules and regulations promulgated by the DBO, FDIC and OCC, immediately following the Effective Time, Company Bank shall be merged with and into Parent Bank, with Parent Bank as the surviving corporation (“Surviving Bank”), and each outstanding share of Company Bank shall be cancelled.

(b)          Articles of Incorporation and Bylaws of the Surviving Bank. The Articles of Incorporation and Bylaws of Parent Bank, as in effect immediately prior to the Bank Merger, shall be the Articles of Incorporation and Bylaws of Parent Bank, as the surviving corporation of the Bank Merger, until either is thereafter amended in accordance with applicable law.

(c)          Directors and Officers of the Surviving Bank. The directors and officers of Parent Bank immediately prior to the Bank Merger shall be the directors and officers of Parent Bank, as the surviving corporation of the Bank Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

2.3.         Filing of Certificate of Merger and Agreement of Merger.

(a)          The Merger. As soon as practicable, but in no event later than the tenth (10th) calendar day after which each of the conditions set forth in Article 6 hereof has been satisfied or waived (other than those conditions that by their nature are to be satisfied at Closing) or such other time as the parties may agree, Company and Parent will file, or cause to be filed, with the California Secretary of State an agreement of merger in substantially the form of Exhibit C-1 to this Agreement, effecting the Merger, and the Merger shall become effective at that time (the “Effective Time”).

(b)          The Bank Merger. Immediately following the Effective Time, Parent Bank and Company Bank will file, or cause to be filed, with the California Secretary of State and the DBO, an agreement of merger in substantially the form of Exhibit C-2 to this Agreement, effecting the Bank Merger, and the Bank Merger shall become effective at that time.

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2.4.         Conversion of Company Stock.

(a)          Company Common Stock. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger, and without any action on the part of any Person, each share of the Company Common Stock, issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be converted into the right to receive the following consideration (the “Merger Consideration”):

(i)          Cash Consideration. Each outstanding share of Company Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost pursuant to Section 2.5, shall be converted into the right to receive a cash payment, without interest, equal to the sum of the Per Share Cash Value plus the product of 0.10302 multiplied by the Parent Average Closing Price (such amount, the “Per Share Cash Consideration”); or

(ii)         Stock Consideration. Each outstanding share of Company Common Stock with respect to which an election to receive Parent Common Stock has been effectively made and not revoked or lost pursuant to Section 2.5, shall be converted into the right to receive from Parent shares of Parent Common Stock equal to the Per Share Cash Consideration divided by the Parent Average Closing Price (such amount, the “Per Share Stock Consideration”).

(b)          No Effect on Stock of Parent. The Merger shall have no effect on the outstanding capital stock of Parent.

(c)          Company Stock Options. Immediately prior to the Effective Time, each Company Stock Option that has not previously been exercised nor subject to a binding indication in writing from the option holder of their intent to exercise prior to the Determination Date (the “Option Exercise Notice Deadline”), whether or not then vested and whether or not then exercisable, shall terminate and be of no further effect and any rights thereunder to purchase shares of Company Common Stock shall also terminate and be of no further force or effect. Each holder of such terminated Company Stock Options that are in-the-money shall be entitled to receive, in lieu of each share of Company Common Stock that would otherwise have been issuable upon exercise thereof, an amount in cash without interest equal to (i) $2.25 minus (ii) the exercise price per share with respect to the corresponding Company Stock Option in question (such amount, the “Option Consideration”). Any payments pursuant to this Section 2.4(c) shall take place only after the satisfaction or fulfillment or waiver of the conditions of Closing contained in Article 6. Company Bank shall collect in cash (and timely pay) all applicable withholding and payroll taxes with respect to such options and shall comply with all payroll reporting requirements with respect thereto.

(d)          Company Warrants. Each Warrant to purchase shares of Company Common Stock issued and outstanding immediately prior to the Closing Date shall be cancelled and become null and void.

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2.5.         Election and Proration Procedures.

(a)          An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing Company Common Stock shall pass only upon delivery of such Certificates to the Exchange Agent) in such form as Parent and Company shall mutually agree (“Election Form”) shall be mailed no less than 35 days prior to the anticipated Effective Time or on such other date as Company and Parent shall mutually agree (“Mailing Date”) to each holder of record of Company Common Stock as of five (5) Business Days prior to the Mailing Date (“Election Form Record Date”).

(b)          Each Election Form shall permit the holder to elect to receive (i) the Per Share Stock Consideration in respect of all of such holder’s Company Common Stock (“Stock Election Shares”); (ii) the Per Share Cash Consideration in respect of all of such holder’s Company Common Stock (“Cash Election Shares”); or (iii) the Per Share Stock Consideration in respect of that portion of such holder’s Company Common Stock equal to the Stock Percentage, rounded to the nearest whole share (the “Mixed Stock Shares”), and the Per Share Cash Consideration in respect of that portion of such holder’s Company Common Stock equal to the Cash Percentage, rounded to the nearest whole share (the “Mixed Cash Shares,” and together with the Mixed Stock Shares, the “Mixed Election Shares”). If a holder makes no election with respect to such holder’s shares of Company Common Stock, or if there are any shares of Company Common Stock with respect to which the Exchange Agent has not otherwise received an effective, properly completed Election Form on or before 5:00 p.m., Pacific Time, on or before the 30th day following the Mailing Date, or such later time and date as Parent and Company may mutually agree prior to the Effective Time (the “Election Deadline”), such shares shall be deemed to be “No Election Shares”

(c)          Parent shall make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and the close of business on the Business Day prior to the Election Deadline, and Company shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein.

(d)          Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline, and such election is not revoked or changed prior to the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of Parent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form. To the extent the holder of Dissenting Shares submits an Election Form, such holder’s election shall have no effect, the Exchange Agent will disregard such Election Form, and the Dissenting Shares shall be converted in accordance with Section 2.5(f).

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(e)          Within ten (10) Business Days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Parent shall cause the Exchange Agent to effect the allocation among the holders of Company Common Stock of rights to receive Parent Common Stock or cash in the Merger in accordance with the Election Forms as follows:

(i)          Cash Election Shares, Dissenting Shares and Mixed Cash Shares More Than Aggregate Cash Consideration. If the aggregate cash amount that would be paid upon the conversion in the Merger of the Cash Election Shares, Dissenting Shares and the Mixed Cash Shares is greater than the Aggregate Cash Consideration, then:

(A)         all Mixed Stock Shares, Stock Election Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration;

(B)         all Dissenting Shares shall be deemed, for the purposes of this Section 2.4(e)(i), to be converted into the right to receive the Per Share Cash Consideration;

(C)         the Exchange Agent shall then select from among the Cash Election Shares, by a pro rata selection process, a sufficient number of shares (“Stock Designated Shares”) such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Aggregate Cash Consideration, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration; and

(D)         the Cash Election Shares that are not Stock Designated Shares and all Mixed Cash Shares will be converted into the right to receive the Per Share Cash Consideration.

(ii)         Cash Election Shares, Dissenting Shares and Mixed Cash Shares Less Than Aggregate Cash Consideration. If the aggregate cash amount that would be paid upon conversion in the Merger of the Cash Election Shares, Dissenting Shares and the Mixed Cash Shares is less than the Aggregate Cash Consideration, then:

(A)         all Cash Election Shares and Mixed Cash Shares shall be converted into the right to receive the Per Share Cash Consideration;

(B)         all Dissenting Shares shall be deemed, for the purposes of this Section 2.4(e)(ii), to be converted into the right to receive the Per Share Cash Consideration;

(C)         the Exchange Agent shall then select first from among the No Election Shares and then (if necessary) from among the Stock Election Shares, by a pro rata selection process, a sufficient number of shares (“Cash Designated Shares”) such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Aggregate Cash Consideration, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration; and

(D)         the Stock Election Shares and the No Election Shares that are not Cash Designated Shares and all Mixed Stock Shares shall be converted into the right to receive the Per Share Stock Consideration.

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(f)          Cash Election Shares, Dissenting Shares and Mixed Cash Shares Equal to Aggregate Cash Consideration. If the aggregate cash amount that would be paid upon conversion in the Merger of the Cash Election Shares, Dissenting Shares and the Mixed Cash Shares is equal or nearly equal (as determined by the Exchange Agent) to the Aggregate Cash Consideration, then subparagraphs (i) and (ii) above shall not apply, and all Cash Election Shares and Mixed Cash Shares shall be converted into the right to receive the Per Share Cash Consideration, and all Stock Election Shares, Mixed Stock Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and all Dissenting Shares shall be converted in accordance with Section 2.6(f).

(g)          The pro rata selection process to be used by the Exchange Agent shall consist of such equitable proration processes consistent with the foregoing and as shall be determined in good faith by Parent and reasonably satisfactory to Company.

2.6.         Exchange Procedures; Dissenting Shares.

(a)          Exchange Agent. Prior to the Effective Time, Parent shall designate Computershare Investor Services, Inc., or another Person reasonably acceptable to Company to act as Exchange Agent (the “Exchange Agent”) in the Merger.

(b)          Exchange Procedures. No later than five (5) Business Days after the Effective Time, Parent shall cause to be mailed to each holder of record (a “Shareholder”) of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (“Certificate”), (A) a letter of transmittal form (the “Letter of Transmittal”), and (B) instructions for use in effecting the surrender of the Certificates in exchange for the amount of the Merger Consideration payable in exchange therefor. Following the Effective Time and upon delivery to the Exchange Agent of a duly completed and validly executed Letter of Transmittal, together with surrender of a Certificate (or Certificates) for cancellation, each Shareholder shall be entitled to receive in exchange therefor the Merger Consideration to which such Shareholder is entitled pursuant to Section 2.4(a) at the times set forth in this Article 2 and the Certificate(s) so surrendered shall be canceled.

(c)          Parent to Provide Aggregate Cash Consideration and Aggregate Stock Consideration to Exchange Agent. As of the Effective Time, Parent shall have deposited with the Exchange Agent for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 2.6 through the Exchange Agent, certificates representing the shares of Parent Common Stock equal to the Aggregate Stock Consideration and funds in an amount equal to the Aggregate Cash Consideration (collectively, the “Exchange Fund”).

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(d)          No Further Rights. At the Effective Time, holders of Certificates shall cease to have rights with respect to Company Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Merger Consideration in respect of the shares represented thereby. After the Effective Time, there shall be no further transfer of Certificates on the records of Company, and if such Certificates are presented to Company for transfer, they shall be canceled against delivery of the Merger Consideration in respect of the shares represented thereby. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder, and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with the procedures set forth herein.

(e)          Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, and, if required by Parent or the Exchange Agent, the posting of a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificates, the Merger Consideration in respect of the shares represented by those Certificates required pursuant to Section 2.6 at the times set forth in Article 2.

(f)          Dissenting Shares. Any shares of Company Common Stock held by a Person who dissents from the Merger in accordance with the provisions of Chapter 13 of the California General Corporation Law shall be herein called “Dissenting Shares.” Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to applicable law. The Merger Consideration for any Dissenting Share shall be paid over to Parent pending the determination as to the rights of any Dissenting Share to consideration under applicable laws. Company shall give Parent prompt notice of any written demands for dissenters rights, withdrawal of such demands, and any other instruments received by Company relating to dissenters rights. Company shall not, except with the prior written consent of Parent, or as required by applicable law, offer to settle or settle any such demands or approve any withdrawal of any such demands.

(g)          Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 2.6(g) shall be entitled to receive a cash payment in lieu thereof, which payment shall be calculated by the Exchange Agent and shall represent such holder’s proportionate interest in their aggregate shares of Parent Common Stock to which they are entitled based on the Parent Common Stock Price.

(h)          Withholding Rights. Each of Parent and Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or Exchange Agent, such withheld amounts (i) shall be timely remitted by Parent to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or Exchange Agent, as the case may be.

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(i)          Termination of Exchange Fund. At any time following the six-month anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Exchange Fund not distributed to holders of shares of Company Common Stock, together with any interest received with respect thereto and other income resulting from investments by the Exchange Agent as directed by Parent, and holders of Company Common Stock shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration, any cash in lieu of fractional shares of Company Common Stock and any dividends or other distributions with respect to Parent Common Stock payable upon due surrender of Certificates, without any interest thereon. Notwithstanding the foregoing, neither Parent nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(j)          Adjustments. Notwithstanding anything in this Agreement to the contrary, if, after the date hereof, and prior to the Effective Time, the issued and outstanding shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, or the issued and outstanding shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, shall have been changed into a different number of shares or a different class by reason of any reclassification, split (including a reverse stock split) merger, issuer tender or exchange offer, or other similar transaction, then the Merger Consideration shall be equitably adjusted, and as so adjusted shall, from and after the date of such event, be the Merger Consideration for purposes of this Agreement.

ARTICLE 3

ACTIONS PENDING THE MERGER

3.1.         Covenants of Company. During the period from the date of this Agreement and continuing until the Effective Time, Company agrees as to itself and on behalf of Company Bank that, except as expressly permitted by this Agreement or to the extent that Parent shall otherwise consent in writing which consents shall not be unreasonably withheld, conditioned or delayed:

(a)          Ordinary Course. Company and Company Bank shall carry on their businesses in the usual, regular and ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact their present business organizations, maintain their rights, franchises, licenses and other authorizations issued by Governmental Entities, preserve their relationships with directors, officers, employees, customers, suppliers and others having business dealings with them and maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect as of the Effective Time. Company and Company Bank shall not (i) enter into any new material line of business, (ii) change its lending, investment, underwriting, risk and asset-liability management or other material banking or operating policies in any respect which is material to Company, except as required by Applicable Legal Requirements or by policies imposed by a Governmental Entity, (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice, (iv) enter into or terminate any material lease, contract or agreement, or make any change to any existing material leases, contracts or agreements, except in the ordinary course of business consistent with past practice or (v) take any action or fail to take any action, which action or failure causes a material breach of any material lease, contract or agreement.

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(b)          Dividends; Changes in Stock. Company shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, including the Company Preferred Stock, (ii) split, combine, exchange, adjust or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (except for the acquisition of DPC shares in the ordinary course of business consistent with past practice and except pursuant to agreements in effect on the date hereof and disclosed in Disclosure Schedule 4.2(b)).

(c)          Issuance of Securities. Company shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt, any stock appreciation rights or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing.

(d)          Governing Documents. Company and Company Bank shall not amend or propose to amend their articles of association, articles of incorporation, bylaws or similar organizational documents, as applicable, or, except to the extent permitted by Section 4.2(e) or 4.2(f), enter into a plan of consolidation, merger or reorganization with any Person.

(e)          No Acquisitions. Company and Company Bank shall not acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in any assets of, by forming a partnership or joint venture with, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets not in the ordinary course of business; provided, however, that the foregoing shall not prohibit foreclosures, repossessions or other DPC acquisitions in the ordinary course of business.

(f)          No Dispositions. Except as requested in writing by Parent and other than sales of OREO and nonperforming assets in the ordinary course of business consistent with past practice and other than sales of OREO and non-performing assets at a price that equals or exceeds the book value of such assets (net of allocated reserves), and sales of performing loans and investment securities in the ordinary course of business consistent with past practice, Company and Company Bank shall not sell, lease, assign, encumber or otherwise dispose of, or agree to sell, lease, assign, encumber or otherwise dispose of, any of its assets (including indebtedness of others held by Company or Company Bank) which are material, individually or in the aggregate, to Company.

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(g)          Indebtedness. Company and Company Bank shall not (i) incur, create or assume any long-term indebtedness for borrowed money (or without the written consent of Parent modify any of the material terms of any such outstanding long-term indebtedness), guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of Company or guarantee any long-term debt securities of others, other than in the ordinary course of business consistent with past practice (including advances under existing lines of credit with the FHLB of San Francisco or the Federal Reserve Bank Discount Window) or (ii) prepay or voluntarily repay any subordinated indebtedness or trust preferred securities.

(h)          Loans. Company and Company Bank shall submit a complete loan write-up to the chief credit officer of Parent Bank at least two (2) Business Days prior to taking action to make, commit to make, renew, extend the maturity of, or alter any of the material terms of (i) any loan or group of loans to any one borrower or related group of borrowers that, individually or collectively, would be in excess of $1,000,000 or (i) a loan in any amount that is rated below “pass.”

(i)          Other Actions. Company shall not intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article 4 not being satisfied or in a violation of any provision of this Agreement, or (unless such action is required by Applicable Legal Requirements) which would adversely affect the ability of the Parties to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.3(d).

(j)          Accounting Methods. Company shall not make any material change to its methods of accounting in effect at June 30, 2015, except as required by changes in generally accepted accounting principles as concurred in by Company’s independent auditors or required by any Governmental Entity or at the specific written request of Parent.

(k)          Tax Matters. Company shall not make or rescind any tax election, make any amendments to tax returns previously filed, or settle or compromise any tax liability or refund, without the prior written consent of Parent, which consent shall not unreasonably withheld, conditioned or delayed.

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(l)          Compensation and Benefit Plans. Except as disclosed on Schedule 3.1(l), Company shall not (i) enter into, adopt, amend (except for such amendments as may be required by Applicable Legal Requirements) or terminate any Company Benefit Plan, or any agreement, arrangement, plan or policy between Company and one or more of its directors or officers, (ii) except for normal payments, awards and increases in the ordinary course of business or as required by any plan or arrangement as in effect as of the date hereof, increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, provided that, Company, with Parent Bank’ prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, may offer retention bonuses to certain employees of Company in such amounts and to such employees as provided in the New Plan, provided further that, any retention bonuses payable under the New Plan shall not be paid to the employees until satisfactory completion of such employees’ duties under the retention bonus arrangements, (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement or (iv) provide that, with respect to the right to any bonus or incentive compensation and the grant of any stock option, restricted stock, restricted stock unit or other equity-related award pursuant to the Company Plans or otherwise granted on or after the date hereof, the vesting of any such bonus, incentive compensation, or stock option, restricted stock, restricted stock unit or other equity-related award shall accelerate or otherwise be affected by the occurrence of any of the transactions contemplated by this Agreement, either alone or in combination with some other event.

(m)          Investment Portfolio; Interest Rate Risk; Other Risk. Company and Company Bank shall not materially restructure or materially change (on a consolidated basis) its investment securities portfolio, its hedging strategy or its interest rate risk position, through purchases, sales or otherwise, or the manner in which its investment securities portfolio is classified or reported or materially increase the credit or other risk concentrations associated with its investment securities portfolio; provided, however, that the foregoing shall not restrict the purchase or sale of investment securities by Company Bank in the ordinary course of business consistent with past practice.

(n)          No Liquidation. Company shall not adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization.

(o)          Other Agreements. Company shall not agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 3.1.

(p)          Environmental Assessment. Company shall deliver to Parent as promptly as practical after the Agreement Date, an environmental assessment commonly referred to as a “Phase One” report on each of the Owned Real Properties, prepared by an environmental engineer reasonably acceptable to Parent.

3.2.         Advice of Changes; Government Filings.

(a)          Company shall confer on a regular and frequent basis with Parent, report on its operational matters and promptly advise Parent orally and in writing of any change or event having, or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or the Surviving Bank.

(b)          Company and Company Bank shall file all Call Reports with the appropriate Governmental Entity and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and, to the fullest extent permitted by Applicable Legal Requirements, shall make available to Parent copies of all such reports promptly after the same are filed.

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3.3.          No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent Bank or Parent, directly or indirectly, the right to control or direct the operations of Company or shall give Company, directly or indirectly, the right to control or direct the operations of Parent Bank or Parent prior to the Effective Time. Prior to the Effective Time, each of Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1.          Disclosure Schedules. On or prior to the date hereof, Company has delivered to Parent, a confidential schedule (the “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article 4 or to one or more of its covenants contained in Article 3 or Article 5. Any information set forth in the Disclosure Schedule shall be deemed to apply to each other applicable section or subsection of the Disclosure Schedule if its relevance to the information called for in such section or subsection is reasonably apparent on its face notwithstanding the omission of any cross-reference to such other section.

4.2.         Representations and Warranties of Company. Except as set forth in the correspondingly identified subsection of the disclosure schedules delivered by Company to Parent concurrently herewith, Company represents and warrants to Parent as follows:

(a)          Organization, Standing and Power. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly registered as a bank holding company under the BHCA, and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted. Company Bank is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and is licensed by the Comptroller of the Currency (“OCC”) to conduct business as a commercial bank, and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted. Company Bank is a member of the Federal Reserve System. Company is an association, corporation, trust or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. The copies of the Company Articles and the Company Bylaws which have been previously furnished to Parent Bank, are true, correct and complete copies of such documents as in effect on the date of this Agreement.

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(b)         Capital Structure.

(i)          The authorized capital stock of Company consists of 10,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock. As of the Agreement Date hereof, (A) 5,646,881 shares of Company Common Stock were issued and outstanding, no shares of Company Common Stock were reserved for issuance upon exercise of outstanding stock options issued under the Company’s 2001 Stock Option Plan and 452,000 shares of Company Common Stock had been issued as options to purchase Company Common Stock under the Company 2014 Equity Based Compensation Plan (collectively the “Company Plans”), and (B) no shares of Company Preferred Stock were issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and the issuance of such shares was not subject to any preemptive or similar rights. Except for the Company Support Agreements, there are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of Company Common Stock or other equity interests of Company. Disclosure Schedule 4.2(b)(1) sets forth a true, correct and complete list of the aggregate number of shares of Company Common Stock issuable upon the exercise of each Company Stock Option outstanding at the date of this Agreement, and the holder, exercise price and vesting schedule, as applicable, for each Company Stock Option.

(ii)         Set forth in Disclosure Schedule 4.2(b)(ii) is a true, correct and complete list of all outstanding bonds, debentures, notes, trust preferred securities or other similar obligations that Company has issued. Except as set forth in Disclosure Schedule 4.2(b)(ii), no Voting Debt of Company is issued or outstanding. All outstanding bonds, debentures, notes, trust preferred securities or other similar obligations of Company or any of its Subsidiaries were issued in compliance with all Applicable Legal Requirements.

(iii)        Except for (A) this Agreement, (B) the Company Stock Options, (C) the Rights issued under the Shareholder Rights Plan set forth in Disclosure Schedule 4.2(b)(iii)(C), (D) the Warrants set forth in Disclosure Schedule 4.2(b)(iii)(D), and (E) agreements entered into and securities and other instruments issued after the date of this Agreement to the extent permitted by Section 4.1, there are no options, warrants, calls, Rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt or stock appreciation rights of Company or obligating Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of Company (A) to repurchase, redeem or otherwise acquire any shares of capital stock of Company or (B) pursuant to which Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”).

(iv)        Since December 31, 2014, except as set forth in Disclosure Schedule 4.2(b)(iv), Company has not (A) issued any shares of capital stock, stock appreciation Rights or securities exercisable or exchangeable for or convertible into shares of capital stock of Company, other than pursuant to and as required by the terms of the Company Plans and any employee stock options and other awards issued under the Company Plans prior to the date hereof); (B) repurchased, redeemed or otherwise acquired, directly or indirectly, any shares of capital stock of Company (other than the acquisition of DPC shares in the ordinary course of business consistent with past practice); or (C) declared, set aside, made or paid to the stockholders of Company dividends or other distributions on the outstanding shares of capital stock of Company.

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(v)         Set forth in Disclosure Schedule 4.2(b)(v) is a true, correct and complete list of all equity securities that Company owns, controls or holds for its own account, and Company does not own more than 4.9% of a class of voting securities of, or otherwise controls, any Person.

(c)         Authority.

(i)          Company has all requisite corporate power and authority to execute and deliver this Agreement and subject, in the case of the consummation of the Merger, to the adoption of the principal terms of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Required Company Vote”), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company subject, in the case of the consummation of the Merger, to receipt of the Required Company Vote. The Company Board has unanimously adopted resolutions as of the date of this Agreement, (x) approving this Agreement, (y) resolving to submit this Agreement to the stockholders of Company, and (z) recommending to the stockholders of Company that they vote at the Company Shareholders Meeting to adopt this Agreement (the “Company Board Recommendation”). This Agreement has been duly executed and delivered by Company and constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general equitable principles, forthright negotiation, commercial reasonableness, good faith and fair dealing.

(ii)         The execution and delivery by Company of this Agreement does not, and the consummation by Company of the transactions contemplated hereby shall not, (A) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a “Violation”) pursuant to, any provision of the articles of association or bylaws of Company or (B) except as set forth in Disclosure Schedule 4.2(c)(ii) and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to therein or in clause (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Company Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any Applicable Legal Requirements applicable to Company or its properties or assets.

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(iii)        No consent, approval, waiver, non-objection, order or authorization of, or registration, declaration or filing with, any Governmental Entity (acting in any capacity) is required by or with respect to Company in connection with the execution and delivery of this Agreement by Company or the consummation by Company of the transactions contemplated hereby, except for (A) the filing of appropriate notices with the Federal Reserve Bank under the BHC Act and approval or waiver of the same, (B) the filing of an appropriate application with the FDIC and approval, waiver, or non-objection of the same under the Bank Merger Act of 1960, as amended (the “Bank Merger Act”), (C) the filing of an appropriate application with the CDBO and approval of the same, and (D) the filing of appropriate notices and applications with the OCC (the “Requisite Regulatory Approvals”). For purposes of this Agreement, the term “Bank Regulatory Authorities” means, the Federal Reserve Bank, FDIC, DBO, and OCC.

(d)         Financial Statements; Regulatory Reports; Undisclosed Liabilities; Absence of Change.

(i)          Company has previously furnished Parent with copies of (a) the statements of financial condition of Company as of December 31, 2014, 2013 and 2012, and the related statements of income, changes in stockholders’ equity and cash flows for the fiscal years ended December 31, 2014, 2013 and 2012, in each case accompanied by the audit report of Vavrinek, Trine, Day & Co., LLP (the “Accounting Firm”), independent public accountants with respect to Company, (b) the notes related thereto, and (c) the unaudited statements of financial condition of Company as of June 30, 2015 and the related unaudited statement of income for the six months ended June 30, 2015 (collectively, the “Company Financial Statements”). The books and records of Company have been, and are being, maintained in accordance with generally accepted accounting principles (“GAAP”) and/or with regulatory accounting principles (“RAP”), as applicable, and any other applicable legal and accounting requirements, and reflect only actual transactions.

(ii)         Except as and to the extent reflected, disclosed or reserved against in the Financial Statements (including the notes thereto), Company has no liabilities, whether absolute, accrued, contingent or otherwise, material to the consolidated financial condition of Company which were required to be so disclosed under GAAP. Since December 31, 2014, Company has not incurred any liabilities except in the ordinary course of business, other than as specifically contemplated by this Agreement.

(iii)        Company has furnished Parent with true and complete copies of the Reports of Condition and Income of Bank as of December 31, 2014, 2013 and 2012 and as of June 30, 2015 (the “Call Reports”). The Call Reports fairly present, in all material respects, the financial position of Bank and the results of its operations as of the date and for the period indicated in that Call Report in conformity with the then-applicable instructions to the Reports of Condition and Income as promulgated by the Federal Financial Institutions Examination Council (the “Call Report Instructions”). The Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of the business except as expressly specified therein. Company has calculated its allowance for loan losses in accordance with RAP as applied to banking institutions and in accordance with all applicable rules and regulations. To Company’s Knowledge, the allowance for loan losses account for Company is and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of Company.

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(iv)        Since December 31, 2011, Company has not been required to file any form, report, registration statement or other document with the SEC.

(v)         Since December 31, 2011, Company has timely filed all reports, and statements, together with any amendments required to be made with respect thereto, that were required to be filed by them under any Applicable Legal Requirements with the Federal Reserve, the FDIC, and with any other applicable Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), to Company’s Knowledge, each of such reports, registrations and statements (including the financial statements, exhibits and schedules therein) complied in all material respects with the applicable statutes, rules, regulations and orders enforced or promulgated by the Governmental Entity with which they were filed.

(vi)        Except as disclosed on Disclosure Schedule 4.2(d)(vi), Company has since December 31, 2014, conducted its business only in the ordinary course and has not:

(A)         Incurred any obligation or liability, whether absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken, federal funds purchased and FHLB, Federal Reserve Bank and correspondent bank borrowings and current liabilities for trade or business obligations, none of which, individually or in the aggregate, resulted in a Material Adverse Effect;

(B)         Declared or made any payment of dividends or other distribution to its stockholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

(C)         Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereof;

(D)         Acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such Person);

(E)         Mortgaged, pledged or subjected to Lien or restriction any of its property, business or assets, tangible or intangible, except for Permitted Liens;

(F)         Sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right or claim outside the ordinary course of business;

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(G)         Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss to property which, individually or in the aggregate, would constitute a Material Adverse Effect;

(H)         Made any change in the rate of compensation, commission, bonus, vesting or other direct or indirect remuneration payable, paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of their directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by Company for the benefit of its directors, employees or former employees, except (i) periodic increases consistent with past practices, or (ii) as specifically permitted by this Agreement;

(I)         Made any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

(J)         Instituted, had instituted against them, settled or agreed to settle any litigation, action or proceeding before any court or Governmental body relating to their property other than routine collection suits instituted by them to collect amounts owed;

(K)         Suffered any change, event or condition that, individually or in the aggregate, has caused or is likely to result in a Material Adverse Effect or any material adverse change in earnings or costs or relations with its employees (exclusive of the termination of any employees in accordance with their existing policies and procedures), agents, depositors, loan customers, correspondent banks or suppliers;

(L)         Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment which is required to be disclosed in Disclosure Schedule 4.2(i) hereto;

(M)         Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP; or

(N)         Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections (A) through (M) above.

(e)         Compliance with Applicable Legal and Reporting Requirements.

(i)          Company holds all permits, authorizations, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Company, taken as a whole (the “Company Permits”), the Company Permits are in full force and effect and Company is in compliance with the terms of the Company Permits.

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(ii)         Since December 31, 2011, Company and each of its Subsidiaries has conducted its business in compliance in all material respects with all Applicable Legal Requirements (including the Sarbanes-Oxley Act of 2002, the USA PATRIOT Act of 2001, any other applicable anti-money laundering statute, rule or regulation or any rule or regulation issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control, and the privacy and customer information requirements contained in Applicable Legal Requirements). To the Knowledge of Company, no investigation by any Governmental Entity with respect to Company is pending or threatened nor is there any unresolved violation, criticism or exception by any regulatory authority with respect to any report or statement relating to any examinations of Company.

(f)         Accounting and Internal Controls.

(i)          The records, systems, controls, data and information of Company are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control which would not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect on the system of internal accounting controls described in the following clause.

(ii)         Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of its financial reporting and the preparation of their respective financial statements for external purposes in accordance with GAAP. Management of Company has disclosed, based on its most recent evaluation prior to the date hereof, to Company’s auditors and the audit committee of the Company Board (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Company’s ability to record, process, summarize and report financial data and have identified for Company’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls, and all of such items in (1) and (2) are described in Disclosure Schedule 4.2(f)(ii).

(iii)        Since December 31, 2011, neither Company nor, to the Knowledge of Company, has any director, officer, employee, auditor, accountant or representative of Company has not received or has otherwise had or obtained (other than audit comments received in the ordinary course of business of Company) any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Company or their internal control over financial reporting, including any complaint, allegation, assertion or claim that Company has engaged in questionable accounting or auditing practices.

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(g)          Legal Proceedings. Except as set forth in Disclosure Schedule 4.2(g), there is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the Knowledge of Company, threatened, against or, other than routine collection matters instituted by Company, affecting Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator issued and in effect against Company. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the Knowledge of Company, threatened against Company that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by Company pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

(h)         Taxes. Except as set forth in Disclosure Schedule 4.2(h):

(i)          Company has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material tax returns required to be filed by it, and all such filed tax returns were correct and complete in all material respects. All taxes of Company (whether or not shown on any tax return) have been timely paid except for taxes that are both being contested in good faith and adequately reserved against and included as an identifiable tax liability (in accordance with GAAP) on the Financial Statements. Company has no liability for taxes in excess of the amount reserved or provided for in the Financial Statements (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods). There are no liens for taxes (other than taxes not yet due and payable upon any of the assets of Company and the Company Subsidiaries.

(ii)         No written or, to the Knowledge of Company, unwritten notice of any deficiency with respect to taxes that has been proposed, asserted or assessed against Company and has not previously been paid has been received by Company.

(iii)        There are no disputes pending with respect to, or claims or assessments asserted in writing for, any amount of taxes upon Company, nor has Company given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any tax return for any period.

(iv)        To the Knowledge of Company, no tax return of Company is under audit or examination by any Governmental Entity. No written or, to the Knowledge of Company, unwritten notice of such an audit or examination by any Governmental Entity has been received by Company. Any assessments for taxes due with respect to any completed and settled examinations or any concluded litigation have been fully paid.

(v)         Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock under Section 355 of the Code (i) within the two-year period ending prior to the date of this Agreement; or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

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(vi)        Company has: (A) not been a member of group filing a consolidated federal income tax return or a consolidated, combined, or unitary state income tax return except any such income tax return where Company has been the common parent; or (B) no liability for any tax under Treasury Regulations Section 1.1502-6 or any similar provision of any other tax law (except for taxes of the affiliated group of which Company is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of any other tax law), as a transferee or successor, by contract or otherwise.

(vii)       Company has not been a party to any “listed transaction” as such term is defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section § 1.6011-4(b)(2). To the Knowledge of Company, Company has properly reported all “reportable transactions” as defined in Code § 6707A(c)(1) and Treasury Regulations Section 1.6011-4(b) on its United States federal income tax returns.

(viii)      Company has withheld (or shall withhold) from payments to or on behalf of its employees, independent contractors, creditors, stockholders or other third parties, and have timely paid (or shall timely pay) to the appropriate Governmental Entity, all amounts required to be withheld from such persons in accordance with applicable tax law; provided, however, that the foregoing withholding representation shall apply only with respect to payments made before the Closing Date and that the foregoing timely payment representation shall apply only with respect to payments which, to be timely, must be made to the appropriate Governmental Entity before the Closing Date.

(ix)         Company has made available to Parent, all federal, state, local, and foreign income tax returns (including any such tax returns where the tax is calculated based on net or gross income) filed with respect to Company for taxable periods ended on or after December 31, 2009, and Disclosure Schedule 4.2(h) (viii) indicates such tax returns that have been audited, and indicates those tax returns that currently are the subject of audit. True and complete copies of the federal and state income tax returns of Company, as filed with the IRS or the applicable state tax authority for all taxable years ending after December 31, 2009 have been delivered or otherwise made available to Parent Bank. There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes.

(x)          Except as disclosed in Disclosure Schedule 4.2(h)(x), Company is not a party to or bound by any tax sharing agreement, tax indemnity obligation or agreement or arrangement principally related to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any Governmental Entity).

(xi)         Company is not required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or before the Closing Date; (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law) executed on or before the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (D) installment sale or open transaction disposition made on or before the Closing Date; or (E) prepaid amount received on or before the Closing Date, or (F) election under Section 108(i) of the Code.

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(xii)        Company has not been a United States real property holding corporation within the meaning of the Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii).

(xiii)       To the Knowledge of Company, no claim has been made in writing within the last three (3) years by an authority in a jurisdiction where Company does not file tax returns that Company may be subject to taxation by that jurisdiction.

(xiv)      Disclosure Schedule 4.2(i)(xiv) lists and contains an accurate and complete description as to any United States federal and state net operating and capital loss carryforwards for Company (including any limitations of such net operating or capital loss carryforwards under Code Sections 382, 383 or 384 or the Treasury Regulations), if any, as of December 31, 2014, and the expiration dates thereof; such entries are true, accurate and correct as of such date and have been prepared by Company in accordance with GAAP applied on a consistent basis.

(xv)       Since December 31, 2011, the IRS has not challenged the interest deduction on any of Company’s debt on the basis that such debt constitutes equity for federal income tax purposes.

(xvi)      Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Code § 162(m) (or any similar or corresponding provision of state tax law).

(xvii)     Company has disclosed on its federal income tax returns and state income tax returns all positions taken therein that would give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code or any similar provision under state tax law.

(xviii)    The representations and warranties in this Section 4.1(h) and those representations and warranties that otherwise specifically reference sections of the Code or Treasury Regulations thereunder are the sole and exclusive representations and warranties of Company concerning tax matters.

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(i)          Certain Agreements.

(i)          Disclosure Schedule 4.2(i) sets forth an accurate and complete description of the following leases, subleases, licenses, contracts and agreements to which Company is a party or by which any of them is bound: (a) any agreement that obligates or may obligate Company in the aggregate for an amount in excess of $50,000 in any calendar year (as determined on an annualized basis with respect to multi-year contracts) or related contracts of a similar nature that in the aggregate obligate or may obligate Company for an amount in excess of $50,000 in any calendar year (as determined on an annualized basis with respect to multi-year contracts); (b) any non-competition agreement or any other agreement or obligation which limits in any material respect (i) the ability of Company to manage or operate any business or solicit any current, former or potential customers, borrowers or lessees that shall, in either case, be binding on Parent Bank or its affiliates (including Company) after Closing, or (ii) the manner in which, or the localities in which, any portion of the business of any of them or, following consummation of the transactions contemplated by this Agreement, Parent Bank’ or its affiliates’ (including Company’s) businesses, is or would be conducted; (c) any agreement providing for the indemnification by Company of any Person, other than customary agreements relating to the indemnification of directors, officers and employees of Company or indemnification pursuant to routine agreements entered into in the ordinary course (such as office equipment leases and the like); (d) any joint venture, strategic alliance or partnership agreement or other similar agreement; (e) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of Company to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business (other than in connection with securitization or financing transactions or contracts entered into in the ordinary course of business that require that the particular transactions that are the subject thereof to be conducted with the counterparty or counterparties to the contract); (f) any contract or agreement providing for any payments that are conditioned, in whole or in part, on, or requiring the consent, notice or approval of or to any Person upon, a change of control of Company; (g) any employment agreement, change in control agreement, or any agreement or arrangement that contains any material severance pay or post-employment liabilities to any current or former employee of Company; (h) any agreement regarding any agent bank or other similar relationships with respect to lines of business; (i) any agreement that contains a “most favored nation” clause, which clause provides for the automatic adjustment of terms and/or conditions of an agreement, including but not limited to, pricing and rates, in order to provide parties with equal agreement rights, advantages or protections as those of subsequent agreements; (j) any lease for real property or a material amount of personal property; (k) any contract or agreement with an affiliate of Company; (l) any agreement which would be terminable other than by Company or any agreement under which a material payment obligation would arise or be accelerated, in each case as a result of the consummation of the transactions contemplated by this Agreement; and (m) any contract or other agreement not made in the ordinary course of business which is material to Company taken as a whole (the agreements, contracts and obligations of the type described in clauses (a) through (m) being referred to herein as the “Company Contracts”). Company has made available to Parent Bank true and correct copies of all Company Contracts. For the purposes of this Agreement, the Company Contracts shall be deemed not to include loans made by, repurchase agreements made by, bankers acceptances of or deposits by Company, in each case in the ordinary course of business consistent with past practices, but shall include unfunded loan commitments and letters of credit issued by Company. Except as set forth in Disclosure Schedule 4.2(i)(i), there are no provisions in any Company Contract relating to the incurring of indebtedness for borrowed money (other than FHLB indebtedness, repurchase agreements, deposits (brokered or otherwise) entered into in the ordinary course of business) by Company (including sale and leaseback transactions and including capitalized lease transactions and other similar financing transactions), including any such Company Contract which contains provisions which restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted or any securitization agreements to which Company is a party, that provide any restrictions on, or that require that any financial payment (other than payment of outstanding principal and accrued principal) be made in the event of, the repayment of the outstanding indebtedness thereunder prior to its term.

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(ii)         All of the Company Contracts are legal, valid and binding obligations of Company and, to the Knowledge of Company, each other party thereto, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity) and are in full force and effect. Except as described in Disclosure Schedule 4.2(i)(ii), all rent and other payments by Company under the Company Contracts are current, there are no existing violations or defaults by Company and, to Company’s Knowledge, there are no violations or defaults on the part of any other party to the Company Contracts and no termination, condition or other event has occurred which (with or without notice, lapse of time and/or the happening or occurrence of any other event) would constitute a default or material breach under the Company Contracts, other than defaults or material breaches that have been cured in the ordinary course of business.

(j)          Benefit Plans.

(i)          Disclosure Schedule 4.2(j)(i) sets forth a true and complete list of all “employee benefit plans”, as defined in Section 3(3) of ERISA, whether or not subject to ERISA and all stock purchase, stock option, severance, employment, change-in-control, educational assistance, adoption assistance, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not (all the foregoing being herein called “Benefit Plans”), under which any employee, director, independent contractor or former employee, director or independent contractor of Company, or any spouse or dependent of any such employee or director, has any present or future right to benefits, and which is (or was prior to its termination) sponsored, maintained or contributed to by Company or under which Company has any present or future liability (the “Company Benefit Plans”), Company has provided or made available to Parent Bank a true, correct and complete copy of (A) such Company Benefit Plan and all related amendments thereto, (B) each trust agreement, summaries, employee booklets or handbooks, annuity contracts, insurance policies or any other funding instruments (“Funding Arrangements”) relating to such Company Benefit Plan and all related amendments thereto, (C) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required by ERISA, for Benefit Plans not subject to ERISA or that are unwritten, any relevant summaries, (D) the most recent annual report (Form 5500) filed with the IRS and, where applicable, the related audited financial statements thereof, (E) any contracts with independent contractors (including actuaries, investment managers, etc.) that relate to any Company Benefit Plan, and (F) the most recent determination letter (or equivalent) issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code. There are no unwritten amendments to any Company Benefit Plan.

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(ii)         Each Company Benefit Plan that is represented to be qualified under Code Section 401(a) either has a favorable determination letter that covers all existing amendments up to and including EGTRRA or is an adoption of a prototype or volume submitter plan for which a favorable opinion letter has been issued up to and including EGTRRA, on which Company is entitled to reliance equivalent to a determination letter, and, in either case, Company has no obligation to adopt any amendments for which the remedial amendment period under Code Section 401(b) has expired, and Company is not aware of any circumstances likely to result in revocation of any such favorable determination or inability to rely on any opinion letter except as disclosed on Disclosure Schedule 4.2(j)(ii). To the Knowledge of Company, each Company Benefit Plan has been operated in compliance, in all material respects, with applicable law or in accordance with its terms and any related trust is exempt from federal income tax under Section 501(a) of the Code and, except as disclosed on Disclosure Schedule 4.2(j)(ii), all reports, descriptions and filings required by the Code, ERISA or any government agency with respect to each Company Benefit Plan have been timely and completely filed or distributed.

(iii)        No Company Benefit Plan is subject to Title IV of ERISA or is a defined benefit plan within the meaning of Section 3(35) of ERISA or, without limitation, either a multiple employer plan (including plans sponsored by an employee leasing or professional employer organization), or “multi-employer plan” (as either such term is defined in the Code or ERISA) and Company has not at any time during the last six (6) years, sponsored, maintained, contributed to or been obligated to contribute to any plan subject to Title IV of ERISA. No Company Benefit Plan is subject to the funding standards of Code Section 412 or 436 of the Code or Section 302 of ERISA.

(iv)        All contributions (including, without limitations, all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due and payable on or before the Closing Date have been timely paid to or made with respect to each Company Benefit Plan and, to the extent not presently payable, appropriate reserves have been established for the payment and properly accrued in accordance with customary accounting practices.

(v)         All obligations required to be performed by Company under any Company Benefit Plan have been performed by them in all material respects and they are not in default under or in violation of any material provision of any Company Benefit Plan. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code), breaches of fiduciary duty or any other breaches or violations of any law applicable to the Company Benefit Plans that would directly or indirectly subject Parent Bank or Company to any taxes, penalties or other liabilities, including any liability arising through indemnification.

(vi)        Except as disclosed in Disclosure Schedule 4.2(j)(vi), no Company Benefit Plan is invested in or provides the opportunity for the purchase of any employer security or employer real property (within the meaning of Section 407(d) of ERISA), other than the Company Plans.

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(vii)       With respect to the Company Plans, Company has provided Parent or Parent Bank a true, correct and complete copy of each form of award agreement, including amendments, under which the grant, sale or issuance of Company Common Stock, or the payment of cash based on the value of Company Common Stock have been granted, and a schedule showing the name of each grantee, the date of grant and all other material terms of each grant. No stock option or other right to acquire Company Common Stock or other equity of Company, or the payment of cash based on the value of Company Common Stock (A) has an exercise price that was less than the fair market value of the underlying equity as of the date such stock option or right was granted, as determined by Company in good faith and in compliance with the relevant IRS guidance in effect on the date of grant (including, IRS Notice 2005-1 and Section 1.409A-1(b)(5)(iv) of the Treasury regulations), (B) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or right, or (C) has been granted after December 31, 2004, with respect to any class of stock of Company that is not “service recipient stock” (within the meaning of applicable regulations under Section 409A).

(viii)      There are no pending claims, lawsuits or actions relating to any Company Benefit Plan (other than ordinary course claims for benefits) and, to the Knowledge of Company none are threatened. Except as disclosed on Disclosure Schedule 4.2(j)(viii), neither the Merger, nor subsequent events where consequences result solely as a result of both the occurrence of the subsequent event and the occurrence of the Merger, shall accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of Company.

(ix)         Except as required by the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or comparable State law, to the Knowledge of Company, Company has no liability to provide post-retirement health or life benefits to any employee or former employee. To the Knowledge of Company, no written or oral representations have been made to any employee or former employee of Company promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for such individual, their dependents, or any beneficiaries for any period of time beyond the end of the current plan year or beyond termination of employment, except as required by law and at no expense to Company.

(x)          Except as set forth in Disclosure Schedule 4.2(j)(x), no Company Benefit Plan, Company Stock Plan or other contract or arrangement exists that could result in the payment to any present or former employee or director of Company of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Company or any Subsidiary of Company as a result of the transactions contemplated by this Agreement. Unless specifically disclosed on such schedule, no such payment will be nondeductible or subject to excise tax under Code Section 4999 or 280G, nor will Parent Bank be required to “gross up” or otherwise compensate any Person because of the limits contained in such Code sections.

(xi)         Except as set forth in Disclosure Schedule 4.2(j)(xi), there are no surrender charges, penalties, or other costs or fees that would be imposed by any Person against Company, any Company Benefit Plan, or any other Person, including without limitation, any Company Benefit Plan participant or beneficiary as a result of the consummation of the transactions contemplated by this Agreement with respect to any insurance, annuity or investment contracts or other similar investment held by any Company Benefit Plan.

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(xii)        Each Company Benefit Plan which is a “group health plan” (as defined in the Code and ERISA) has been operated in compliance, in all material respects, with Part 6 of Subtitle B of Title 1 of ERISA and Sections 4980B and 4980D of the Code and any analogous state law. No failure has occurred that would subject Parent Bank or any of its Subsidiaries to tax under Code § 4980B or 4980D. Each such plan is in compliance, in all material respects, with, and the operation of each such plan will not result in the incurrence of any material penalty to Company or the Surviving Bank under, the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010, to the extent applicable.

(xiii)       Except as described in Disclosure Schedule 4.2(j)(xiii), Company is insured by one or more insurance company(ies) for all health, dental, vision, life disability or similar claims relating to any Company Benefit Plan and Company does not self-insure against such claims.

(xiv)      Company may, at any time, amend or terminate any Company Benefit Plan that it sponsors or maintains and may withdraw from any Company Benefit Plan to which it contributes (but does not sponsor or maintain), without obtaining the consent of any third party, other than an insurance company in the case of any benefit underwritten by an insurance company, and without incurring liability except for unpaid premiums or contributions due for the pay period that includes the effective date of such amendment, withdrawal or termination.

(xv)       Each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Code § 409A(d)(1) (a “Nonqualified Deferred Compensation Plan”) subject to Code § 409A has (i) been maintained and operated since January 1, 2005 (or, if later, from its inception) in good faith compliance with Section 409A of the Code and all applicable IRS regulations promulgated thereunder and, as to any such plan in existence prior to January 1, 2005, has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004, or has been amended in a manner that conforms with the requirements of Section 409A of the Code, and (ii) since January 1, 2009, been in documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder. No additional tax under Section 409A(a)(1)(B) of the Code has been or is reasonably expected to be incurred by a participant in any such Company Benefit Plan or other contract, plan, program, agreement, or arrangement. Neither Company nor any Subsidiary is a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Section 409A(a)(1)(B) of the Code.

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(k)          Agreements with Regulators. Except as set forth in Disclosure Schedule 4.2(k), Company is not a party or subject to any written agreement, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any cease-and-desist or other order or directive by, or is a recipient of any extraordinary supervisory letter currently in effect, or has adopted any policies, procedures or board resolutions at the request of, any Governmental Entity which restricts the conduct of its business, imposes any requirements or procedures or in any manner relates to its capital adequacy, its credit or risk management policies or its management, nor has Company been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, decree, memorandum of understanding, extraordinary supervisory letter, commitment letter, order, directive or similar submission, or any such policy, procedure or board resolutions. Company is in compliance with all of the foregoing so listed in Disclosure Schedule 4.2(k). To the Knowledge of Company, there are no formal or informal investigations, relating to any regulatory matters pending before any Governmental Entity with respect to Company. Neither of Company nor any of its executive officers or, to the Knowledge of Company, any of its directors or employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws which would be required to be disclosed in any regulatory filing, and no such disciplinary proceeding or order is pending, nor, to the Knowledge of Company, threatened.

(l)           Dissenting Shareholders. To the Knowledge of Company, no director or executive officer of Company who is a holder of Company Common Stock plans or intends to exercise appraisal or dissenter rights in the manner provided by the CGCL.

(m)         Takeover Statutes. To the Knowledge of Company, and except as set forth in Disclosure Schedule 4.2(m), there are no anti-takeover, control share, fair price, business combination, moratorium or other similar statutes, charter provisions or bylaws applicable to this Agreement, the Merger, the Bank Merger or the other transactions contemplated hereby, except as to those provisions of applicable law arising in connection with the acquiring control of a bank including, without limitation, the Bank Holding Company Act of 1956, as amended, the change in Bank Control Act, Section 1250 et. seq. of the California Financial Code and the National Bank Act, including the implementing regulations thereto.

(n)          Vote Required. The Required Company Vote is the only vote of the holders of any class or series of Company capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger).

(o)          Properties. Company (i) has good and marketable title to all the properties and assets reflected in the latest balance sheet included in the Financial Statements as being owned by Company or acquired after the date thereof which are material to Company’s business including the Owned Real Properties (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever (“Liens”), except for Permitted Liens, and (ii) is the lessee of all leasehold estates reflected in the latest balance sheet included in the Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Company’s Knowledge, the lessor. Each of the Owned Real Properties is disclosed on Disclosure Schedule 4.2(o).

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(p)          Condition of Assets. Except as set forth on Disclosure Schedule 4.2(p), all tangible assets, including furniture, fixtures and equipment, used by Company are in good operating condition, ordinary wear and tear excepted, and conform with all material ordinances, regulations, zoning and other laws, whether federal, state or local. Company owns or leases all of the assets and leases all Properties necessary to carry on its business in the manner in which it is presently conducted. The premises or equipment of Company is not in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost. Except as set forth on Disclosure Schedule 4.2(p), Company does not own any Properties (other than OREO).

(q)          Intellectual Property. Company owns or has a valid license to use all patents, inventions, trade secrets, domains, copyrights, trademarks, service marks and trade names (including any rights, registrations or applications for registration of any of the foregoing) (collectively, the “Company Intellectual Property”) necessary to carry on their business substantially as currently conducted. Each item of Company Intellectual Property that is material to Company is set forth on Disclosure Schedule 4.2(q). Company has not received any notice of infringement of or conflict with and, to Company’s Knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Company Intellectual Property which would materially impact Company. Company has a privacy policy (a “Privacy Policy”) regarding the collection and use of personally-identifiable information (“Customer Information”) or does not collect Customer Information and have written agreements with each third party with which it shares any Customer Information requiring that such information be kept confidential and used only as permitted by Company or the customer (“Privacy Agreement”), copies of which have been provided or have been made available to Parent Bank. To the Knowledge of Company, Company has not collected any Customer Information in an unlawful manner or is in violation of its Privacy Policy; nor has any of them used any of the Customer Information in an unlawful manner or in a manner that in any way violates its Privacy Policy, a Privacy Agreement or the privacy rights of its customers or third parties. Company has each posted its Privacy Policy in a clear and conspicuous location on its web site (if any) and regularly distributes copies to its customers. Company has adequate security measures in place to protect the Customer Information it receives from illegal or unauthorized use by its personnel or third parties or use by its personnel or third parties in a manner violative of the rights of privacy of its customers.

(r)          Derivatives. Set forth on Disclosure Schedule 4.2(r) is a list of all swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions (each, a “Derivative Contract”), entered into for Company’s own account, and each such Derivative Contract was entered into (i) in accordance with all Applicable Legal Requirements and (ii) with counterparties which Company believes to be financially responsible. Each Derivative Contract of Company constitutes the valid and legally binding obligation of Company, as the case may be, that is enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, including good faith, commercial reasonableness, forthright negotiation and fair dealing), and is in full force and effect. Company, is not in breach of any of its obligations under any Derivative Contract of Company. The financial position of Company on a consolidated basis under or with respect to each such Derivative Contract has been reflected in the books and records of Company in accordance with GAAP applied on a consistent basis.

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(s)          Loan Portfolio.

(i)          Except as set forth on Disclosure Schedule 4.2(s)(i), Company is not a party to any written or oral (A) Loans under the terms of which the obligor was, as of June 30, 2015, 90 days or more delinquent in payment of principal or interest or, to the Knowledge of Company, in default of any other provision, or (B) Loans with any director, executive officer or 5% or greater stockholder of Company, or to the Knowledge of Company, any affiliate of any of the foregoing. Set forth in Disclosure Schedule 4.2(s)(i) is a true, correct and complete list of (A) all of the Loans of Company that, as of June 30, 2015, were classified by Company as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (B) by category of Loan (i.e., commercial real estate, commercial and industrial, consumer, other), all of the other Loans of Company that, as of June 30, 2015, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category, and (C) each asset of Company that, as of June 30, 2015, was classified as “Other Real Estate Owned” (“OREO”) and the book value thereof; it being understood and agreed that the Loans referenced in clauses (A) and (B) of this sentence include any Loans so classified by Company or by any Governmental Entity. Company shall provide to Parent Bank, on a monthly basis, (1) a schedule of Loans of Company that become classified in the manner described in the previous sentence, or any Loan of Company the classification of which is changed to a lower classification or to OREO, and (2) a schedule of Loans of Company in which the obligor is delinquent in payment by 30 days or more, in each case after the date of this Agreement.

(ii)         Each Loan of Company (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent carried on the books and records of Company as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restriction, claims, liens or encumbrances, as applicable, which have been perfected and (C) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, including good faith, commercial reasonableness, forthright negotiation and fair dealing.

(iii)        Except as set forth in Disclosure Schedule 4.2(s)(iii), each outstanding Loan of Company (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Company except for documented exceptions (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all Applicable Legal Requirements.

(iv)        Except as set forth in Disclosure Schedule 4.2(s)(iv), none of the agreements pursuant to which Company has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

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(v)         There are no outstanding Loans made by Company to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve) of Company, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(t)          Insurance. Set forth in Disclosure Schedule 4.2(t) is a true, correct and complete list of all insurance policies maintained by Company. All such insurance policies and bonds are in full force and effect and, to the Knowledge of Company, Company is not in default under any such policy or bond. Except as set forth in Disclosure Schedule 4.2(t), as of the date hereof, there are no claims in excess of $50,000 under any of such insurance policies or bonds, which claims are pending or as to which coverage has been denied or disputed by the underwriters of such insurance policies or bonds.

(u)          Transactions with Affiliates. Except as set forth in Disclosure Schedule 4.2(u), there are no agreements, contracts, plans, arrangements or other transactions between Company, on the one hand, and any (i) officer or director of Company, (ii) record or beneficial owner of 5% or more of the voting securities of Company, (iii) affiliate or family member of any such officer, director or record or beneficial owner or (iv) any other affiliate of Company, on the other hand, except those of a type available to employees of Company generally. Except as set forth in Disclosure Schedule 4.2(u), there are no “covered transactions,” including any Loans engaged in by Company, with any “affiliate” (as such terms are defined in Section 23A of the Federal Reserve Act and Regulation W promulgated thereunder) other than those covered transactions which were engaged in and continue to be in compliance with Section 23A and Regulation W.

(v)         Absence of Certain Business Practices. Neither Company nor any of its executive officers, nor to the Knowledge of Company, any of its employees or agents, nor any other Person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of Company (or assist Company in connection with any actual or proposed transaction) that violates any Applicable Legal Requirement to Company.

(w)         Environmental Compliance. Except as set forth on Disclosure Schedule 4.2(w):

(i)          To the Knowledge of Company, Company and its respective Properties are in material compliance with all Environmental Laws. Company has no Knowledge, nor has it received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of Company with all Environmental Laws.

(ii)         Company has obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

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(iii)        To the Knowledge of Company, no Hazardous Materials exist on, about or within any of the Properties, nor to Company’s Knowledge have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that Company makes and intends to make of the Properties shall not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

(iv)        There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or to Company’s Knowledge threatened against Company relating in any way to any Environmental Law. Company has no liability for remedial action under any Environmental Law. Company has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has Company received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law.

(x)          Community Reinvestment Act. Except as set forth on Disclosure Schedule 4.2(x), Company is in material compliance with the CRA and all regulations promulgated thereunder, and Company has supplied Parent Bank with copies of its current CRA Statement, all letters and written comments received by Company since December 31, 2011 pertaining thereto and any responses by Company to such comments. Company has a rating of at least “satisfactory” as of its most recent CRA compliance examination and to Company’s Knowledge, there is no reason why it would not receive a rating of “satisfactory” or better pursuant to its next CRA compliance examination or why the OCC or any other Governmental Entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of Company under the CRA.

(y)          Fair Housing Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act. Except as set forth on Disclosure Schedule 4.2(y), to the Knowledge of Company, Company is in material compliance with the Fair Housing Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, and the Equal Credit Opportunity Act and all regulations promulgated thereunder. Since December 31, 2011, Company has not received any notices of any violation of said acts or any of the regulations promulgated thereunder, and Company has no notice of, or Knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to Company’s compliance with such acts.

(z)          Usury Laws and Other Consumer Compliance Laws. To the Knowledge of Company, except as set forth on Disclosure Schedule 4.2(z), outstanding loans of Company have been made substantially in accordance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the California usury statutes as they are currently interpreted, Regulation Z issued by the Federal Reserve, the Federal Consumer Credit Protection Act and all statutes and regulations governing the operation of banks chartered under the laws of the State of California. Each loan on the books of Company was made in the ordinary course of business.

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(aa)         Unfair, Deceptive or Abusive Acts or Practices. To the Knowledge of Company, Company has not engaged in any unfair, deceptive or abusive acts or practices in violation of the rules promulgated by the Consumer Financial Protection Bureau, as such terms are used in Section 1031 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), to the extent such rules apply to Company. There are no allegations, claims or disputes to which Company is a party that allege, or to the knowledge of Company, no person has threatened or threatens to allege, that Company has engaged in any unfair, deceptive or abusive acts or practices in violation of the rules promulgated by the Consumer Financial Protection Bureau.

(bb)        Consumer Complaints. Company has made available to Parent Bank copies of all unresolved consumer complaints as of June 30, 2015 and any complaints received thereafter, as well as any reports to the senior management, the board of directors or audit committee of Company of plans for remediation of such complaints, trends in its compliant data and analysis of such complaints.

(cc)         Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. Company is in substantial compliance with the Bank Secrecy Act of 1979, as amended, the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, codified at Title III of the U.S.A. Patriot Act of 2001 otherwise known as the U.S.A. Patriot Act and all regulations promulgated thereunder, and Company has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Company has timely and properly filed, in all material respects, and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the IRS.

(dd)        Books and Records. The minute books, stock certificate books and stock transfer ledgers of Company have been kept in the ordinary course of business and are complete and correct in all material respects. The transactions entered therein represent bona fide transactions, and there have been no material transactions involving the business of Company that properly should have been set forth therein and that have not been accurately so set forth.

(ee)         Employee Relationships. Company has complied in all material respects with all applicable material laws relating to its relationships with its employees, and Company believes that the relationships between Company and its employees are good. To the Knowledge of Company, no senior executive officer or manager of any material operations of Company or any group of employees of Company has or have any present plans as of the Agreement Date to terminate their employment with Company.

(ff)         Brokers or Finders. Company has not employed any agent, broker, investment banker, financial advisor or other firm or Person that is or shall be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except FIG Partners, LLC, and, if the Merger is not consummated, Company agrees to indemnify Parent and to hold Parent harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by Company or its affiliates.

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(gg)       Transaction Expenses. Disclosure Schedule 4.2(gg) sets forth, to Company’s Knowledge, a true, accurate and complete list of all reasonably anticipated Transaction Expenses.

(hh)       Opinion of Financial Advisor of Company. Company has received the oral opinion of its financial advisor, Vinings Sparks Community Bank Advisory Group, subsequently confirmed in writing on the date hereof to the effect that, subject to the limitations and qualifications expressed therein, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of Company.

(ii)         Completion of Transaction. To Company’s Knowledge, there is no fact or circumstance relating to or affecting Company that it reasonably believes would prevent Company from fulfilling its material obligations under this Agreement and completing the transactions contemplated hereby or thereby or that would, without the incurrence of undue expense or time, prevent Company from obtaining the Requisite Regulatory Approvals from any Governmental Entity.

4.3.        Representations and Warranties of Parent. Except as set forth in the correspondingly identified subsection of the disclosure schedules delivered by Parent to Company concurrently herewith, Parent, jointly and severally, represent and warrant to Company as follows:

(a)          Organization, Standing and Power. Parent is a bank holding company registered under the BHC Act. Parent Bank is a California state banking corporation. Parent and Parent Bank are each corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its respective business as now being conducted, and each is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent Bank or Parent.

(b)         Authority.

(i)          Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. The board of directors of Parent have each adopted resolutions, dated as of the date of this Agreement, approving and declaring advisable and in the best interests of their stockholders, this Agreement and the Merger. This Agreement has been duly executed on behalf of Parent and constitutes a valid and binding obligation of Parent, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general equitable principles, forthright negotiation, commercial reasonableness, good faith and fair dealing.

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(ii)         The execution and delivery by Parent of this Agreement does not, and the consummation by Parent of the transactions contemplated hereby shall not, (A) result in any Violation pursuant to any provision of the articles of incorporation or the bylaws of Parent Bank or the articles of incorporation or bylaws of Parent, or (B) except as set forth in Disclosure Schedule 4.3(b)(ii) and subject to obtaining or making the consents, approval, orders, authorizations, registrations, declarations and filings referred to therein or in clause (iv) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise or license, or any Applicable Legal Requirement applicable to Parent, Parent Bank or any Subsidiary of Parent Bank or their respective properties or assets.

(iii)        No consent, approval, order, waiver, non-disapproval, or authorization of, or registration, declaration or filing with, any Governmental Entity (acting in any capacity) is required by or with respect to Parent, Parent Bank or any Subsidiary of Parent Bank in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, the failure to make or obtain which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent Bank or Parent, except for (A) the Requisite Regulatory Approvals, (B) the filing with the SEC of such reports under Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as may be required in connection with this Agreement and the transactions contemplated hereby, and (C) the filing of the Merger Agreement and the Bank Merger Agreement with the OCC, the CDBO and/or the Secretary of State of the State of California, as the case may be.

(c)          Financial Reports.

(i)          Reports and Assessments. Parent and each of its Subsidiaries have filed (or furnished, as applicable) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since December 31, 2011 with the SEC or Bank Regulatory Authorities, and all other reports required to be filed (or furnished, as applicable) by them since December 31, 2011, including any report required to be filed (or furnished, as applicable) pursuant to Applicable Legal Requirements and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report or to pay such fees and assessments would not reasonably be expected to, individually or in the aggregate, be material to Parent , taken as a whole. Except as provided in Disclosure Schedule 4.3(c)(i), any such report regarding Parent filed with or otherwise submitted to the SEC or Bank Regulatory Authorities, as of the date of its filing or submission, as applicable, complied in all material respects with the applicable statutes, rules, regulations, and orders enforced or promulgated by the Governmental Entity with which they were filed or with all relevant legal requirements, including as to content.

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(ii)         SEC Reports. No report filed by Parent with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act since December 31, 2011 and prior to the date of this Agreement (the “Parent SEC Reports”) at the time filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Parent SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Sections 302 and 906 of the Sarbanes-Oxley Act.

(iii)        Financial Statements. The consolidated financial statements of Parent included (or incorporated by reference) in the Parent SEC Reports filed with (but not furnished to) the SEC (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Parent for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount and the absence of notes); (ii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iii) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

(d)          Brokers or Finders. Parent has not employed any agent, broker, investment banker, financial advisor or other firm or Person that is or shall be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Keefe, Bruyette & Woods, and, if the Merger is not consummated, Parent, jointly and severally, agree to indemnify Company and to hold Company harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by Parent or its affiliates.

(e)          Legal Proceedings. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Parent Bank or Parent, threatened against Parent Bank or Parent that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by Parent Bank or Parent pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

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(f)          Agreements with Regulators. Except as set forth in Disclosure Schedule 4.3(f), neither Parent nor any Subsidiary of Parent is a party or subject to any written agreement, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any cease-and-desist or other order or directive by, or is a recipient of any extraordinary supervisory letter currently in effect, or has adopted any policies, procedures or board resolutions at the request of, any Governmental Entity which restricts the conduct of its business, imposes any requirements or procedures or in any manner relates to its capital adequacy, its credit or risk management policies or its management, nor has Parent been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, decree, memorandum of understanding, extraordinary supervisory letter, commitment letter, order, directive or similar submission, or any such policy, procedure or board resolutions. Parent, Parent Bank and their Subsidiaries are in compliance with all of the foregoing so listed in Disclosure Schedule 4.3(f). There are no formal or informal investigations, known to Parent, relating to any regulatory matters pending before any Governmental Entity with respect to Parent or any of their Subsidiaries, that could reasonably be expected to prevent or delay the completion of this Agreement. Neither of Parent nor any of their executive officers or, to the Knowledge of Parent, any of their directors or employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws which would be required to be disclosed in any regulatory filing, and no such disciplinary proceeding or order is pending, nor, to the Knowledge of Parent, threatened.

(g)          Financing. As of the Agreement Date and the date immediately preceding the Closing Date, Parent will have sufficient liquid assets available to deposit sufficient cash with the Exchange Agent to allow payment of the Merger Consideration.

(h)          Community Reinvestment Act. Except as set forth on Disclosure Schedule 4.3(i), Parent and their respective Subsidiaries are in material compliance with the CRA and all regulations promulgated thereunder, and a rating of at least “satisfactory” as of its most recent CRA compliance examination and to Parent Bank’ and Parent’s Knowledge, there is no reason why it would not receive a rating of “satisfactory” or better pursuant to its next CRA compliance examination or why the FDIC or any other Governmental Entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of Parent or any of their Subsidiaries under the CRA.

(i)          Fair Housing Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act. Except as set forth on Disclosure Schedule 4.3(j), to the Knowledge of Parent, Parent and their Subsidiaries are in material compliance with the Fair Housing Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, and the Equal Credit Opportunity Act and all regulations promulgated thereunder. Since December 31, 2011, Parent and their Subsidiaries have not received any notices of any violation of said acts or any of the regulations promulgated thereunder, and Parent and their Subsidiaries have no notice of, or Knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to Parent compliance with such acts, in each case that could reasonably be expected to delay or prevent the receipt of any Requisite Regulatory Approvals from any Governmental Entity or of the transaction contemplated by this Agreement.

(j)          Unfair, Deceptive or Abusive Acts or Practices. Except as set forth in Disclosure Schedule 4.3(k), to the Knowledge of Parent, neither Parent, nor any of their Subsidiaries has engaged in any unfair, deceptive or abusive acts or practices in violation of the rules promulgated by the Consumer Financial Protection Bureau, as such terms are used in Section 1031 of the Dodd-Frank Act, to the extent such rules apply to Parent or any of their Subsidiaries. There are no allegations, claims or disputes to which Parent or any of their Subsidiaries is a party that allege, or to the Knowledge of Parent, no person has threatened or threatens to allege, that Parent or any of their Subsidiaries has engaged in any unfair, deceptive or abusive acts or practices in violation of the rules promulgated by the Consumer Financial Protection Bureau.

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(k)          Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. Parent and each of their Subsidiaries is in substantial compliance with the Bank Secrecy Act of 1979, as amended, the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, codified at Title III of the U.S.A. Patriot Act of 2001 otherwise known as the U.S.A. Patriot Act and all regulations promulgated thereunder, and Parent Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Parent Bank has timely and properly filed, in all material respects, and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the IRS.

(l)          Completion of Transaction. To Parent’s Knowledge, there is no fact or circumstance relating to or affecting Parent or any of their Subsidiaries that they reasonably believe would prevent Parent from fulfilling its material obligations under this Agreement and completing the transactions contemplated hereby or thereby or that would, without the incurrence of undue expense or time, prevent Parent Bank or Parent from obtaining all necessary regulatory approvals including the Requisite Regulatory Approvals from any Governmental Entity or of the transactions contemplated by this Agreement.

(m)          Regulatory Capital. As of the Agreement Date and the date immediately preceding and following the Closing Date, Parent, Parent Bank and Surviving Bank are and will be Well Capitalized under the Prompt Corrective Action Guidelines.

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ARTICLE 5

ADDITIONAL AGREEMENTS

5.1.        Preparation of Proxy Statement-Prospectus; Stockholder Meeting.

(a)          For the purposes of (i) registering Parent Common Stock to be offered to holders of Company Common Stock in connection with the Merger with the SEC under the Securities Act, (ii) holding the Company Shareholders Meeting, and (iii) soliciting the Required Company Vote, Parent shall draft and prepare, and Company shall cooperate in the preparation of, a registration statement on Form S-4 (the “Merger Registration Statement”), including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities laws, the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed to the shareholders of Company, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). Parent shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Parent shall use its best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Company shall thereafter promptly mail the Proxy Statement-Prospectus to Company’s shareholders. Parent shall also use its best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Company shall furnish all information concerning Company, and the holders of Company Common Stock as may be reasonably requested in connection with any such action. Company shall provide Parent with any information concerning itself that Parent may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and Parent shall notify Company promptly of the receipt of any comments of the SEC or any blue sky administrator with respect to the Proxy Statement-Prospectus and of any requests by the SEC or any blue sky administrator for any amendment or supplement thereto or for additional information and shall provide to Company promptly copies of all correspondence between Parent or any of their representatives and the SEC. Parent shall give Company and its counsel the opportunity to review and comment on the Proxy Statement-Prospectus prior to its being filed with the SEC and shall give Company and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC or any blue sky administrator. Each of Parent and Company agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC or any blue sky administrator and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of Company Common Stock entitled to vote at the Company Shareholders Meeting at the earliest practicable time. Company and Parent shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Company shall cooperate with Parent in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Parent shall file an amended Merger Registration Statement with the SEC and blue sky administrators, as applicable, which amended Merger Registration Statement shall be mailed to the holders of Company Common Stock entitled to vote at the Company Shareholders Meeting at the earliest practicable time.

(b)          Company shall duly take all lawful action to establish a record date for, call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the date of this Agreement (the “Company Shareholders Meeting”) for the purpose of submitting this Agreement to the holders of Company Common Stock for their consideration and vote and obtaining the Required Company Vote. Subject to Section 5.1(d), and as promptly as reasonably practicable following the date of this Agreement, the Company Board shall use its reasonable commercially best efforts to solicit or cause to be solicited from the Company stockholders the Required Company Vote, and Company shall take all other lawful action necessary or advisable (including, subject to the Company Board’s exercise of its fiduciary duties, postponing or adjourning the Company Shareholders Meeting to make any communication permitted by this Agreement or to obtain a quorum or to solicit additional proxies in favor of the adoption of this Agreement) to obtain the Required Company Vote. Subject to Section 5.1(d), the Proxy Statement-Prospectus shall include the Company Board Recommendation.

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(c)          Subject to Section 5.1(d), neither the Company Board nor any committee thereof shall (u) withdraw, modify, amend or qualify the Company Board Recommendation in a manner adverse to Parent (it being understood that the failure of the Company Board Recommendation to be unanimous shall constitute a withdrawal, modification, amendment or qualification that is adverse to Parent unless the failure to be unanimous is solely because a director is not present for the vote due to incapacity or because he is not reasonably available to attend a meeting), (v) adopt a resolution to withdraw, modify, amend or qualify the Company Board Recommendation in a manner adverse to Parent, (w) publicly announce its intention to withdraw, modify, amend or qualify the Company Board Recommendation in a manner adverse to Parent, (x) approve, endorse or recommend any Acquisition Proposal with respect to Company, (y) cause, authorize or permit Company to enter into any letter of intent, memorandum of understanding, agreement-in-principle, merger agreement, asset purchase or share exchange agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal, other than (1) an Acceptable Confidentiality Agreement as provided in Section 5.4(b) or (2) a definitive agreement providing for a Superior Proposal pursuant to Section 5.4, or (z) publicly propose or announce an intention to take any of the foregoing actions described in the foregoing clauses (u) through (y) (a “Company Change in Recommendation”).

(d)          Notwithstanding anything to the contrary contained in this Section 5.1, but subject to the provisions of this Section 5.1(d), at any time prior to receipt of the Required Company Vote, the Company Board may effect or cause Company to effect, a Company Change in Recommendation, if the Company Board reasonably determines in good faith, After Consultation, that the failure to make a Company Change in Recommendation would result in a breach of its fiduciary duties of the Company Board to the stockholders of Company under Applicable Legal Requirements. Notwithstanding the preceding sentence, the Company Board shall not make a Company Change in Recommendation, and, in the case of a Superior Proposal, terminate this Agreement in accordance with Section 7.1(e), unless: (A) after the date of this Agreement, an unsolicited, bona fide written offer to effect an Acquisition Proposal is made to Company; (B) such unsolicited, bona fide, written offer was not obtained or made in violation of Section 5.4; (C) Company has complied in all material respects with its obligations under Section 5.4, including its obligations to provide notice(s) to Parent of any Acquisition Proposal and other matters requiring notice under Section 5.4; (D) at least three (3) Business Days prior to any intended meeting of the Company Board at which such board of directors intends to consider and determine whether to make a Change in Recommendation, Company provides Parent with a written notice specifying the date and time of such intended meeting, the reasons for convening such intended meeting, the material terms and conditions of the Acquisition Proposal that is the basis of the intended meeting at which the Company Board will consider a Change in Recommendation (the “Company Offer”) and the identity of the Person making the Company Offer; (E) after receipt by Parent of the information and notice described in clause (D), Parent notifies Company of its desire to negotiate an amendment to the terms and conditions of this Agreement and during such three (3) Business Day period, the Parties engage in good faith negotiations to amend this Agreement in such a manner that, after giving effect to such amendment(s), the Company Board may conclude that the Company Offer does not constitute a Superior Proposal; (F) at the end of such three (3) Business Day period, the Company Board (x) concludes, after and taking into account any amendment(s) to this Agreement proposed by Parent during such three (3) Business Day period, that such Company Offer is a Superior Proposal, and (y) determines in good faith, After Consultation, that the failure by the Company Board to make a Change in Recommendation would result in a breach of its fiduciary duties to stockholders under Applicable Legal Requirements; and (G) Company thereafter enters into a definitive agreement providing for such Superior Proposal and concurrently terminates this Agreement in accordance with Section 7.1(e), and pays to Parent the Termination Fee required by Section 7.2(b).

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5.2.        Access to Information.

(a)          Upon reasonable notice, Company shall afford to the representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts and records and, during such period, Company shall make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws, federal or state banking laws or the rules and regulations of self-regulatory organizations (other than reports or documents which such Party is not permitted to disclose under Applicable Legal Requirements) and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that Parent acknowledge and agree that Company shall have no obligation to disclose any discussions and/or reports regarding the transactions contemplated by this Agreement by the Company Board of Directors.

(b)          The Parties shall hold all information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated as of July 29, 2015, between Company and Parent (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect until immediately following the Effective Time, or if terminated, as provided in the Confidentiality Agreement.

(c)          No such investigation by either Parent or Company shall affect the representations and warranties of any Party expressly made in this Agreement.

5.3.         Reasonable Best Efforts. Each of Company, Parent shall, and shall cause its Subsidiaries to, use all commercially reasonable best efforts to take, or cause to be taken, all actions necessary or advisable to consummate the Merger and the Bank Merger and make effective the other transactions contemplated herein as promptly as reasonably practicable after the date hereof. Without limiting the generality of the foregoing, each Party shall, and shall cause its Subsidiaries to, use all reasonable best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all Applicable Legal Requirements which may be imposed on such Party with respect to the Merger and the Bank Merger and to consummate the Merger and the Bank Merger, and (ii) to obtain (and to cooperate with the other Party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party which is required to be obtained or made by such Party or any of its Subsidiaries pursuant to Applicable Legal Requirements or any contract or other obligation in connection with the Merger, the Bank Merger and the transactions contemplated by this Agreement; provided, however, that a Party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption shall result in a condition or restriction on such Party or on the Surviving Bank having an effect of the type referred to in Section 6.3(d). In furtherance and not in limitation of the Parties’ obligations under this Section 5.3, each of the Parties further agrees as follows:

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(a)          Within forty five (45) days of the execution of this Agreement, Parent shall, and shall cause its Subsidiaries to, use all reasonable best efforts to prepare all necessary documentation and effect all necessary filings in order to obtain the Requisite Regulatory Approvals.

(b)          The Parties shall cooperate with each other and shall each furnish the other and the other’s counsel with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of any Party to any Governmental Entity in connection with the Merger and Bank Merger. Company, Parent shall have the right to review in advance all filings made in connection with the transactions contemplated by this Agreement with any Governmental Entity (other than with regard to information reasonably considered confidential by the providing Party). In addition, Company, Parent shall each furnish to the other a final copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity (other than any part of such filings reasonably considered confidential by the providing Party).

(c)          Subject to Applicable Legal Requirements, Company, Parent shall permit each other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written or material oral communication (or other correspondence or memoranda) between it and any Governmental Entity (except for any confidential portions thereof).

(d)          Company, Parent shall promptly inform each other of and supply to each other any substantive communication (or other correspondence or memoranda) received by them from, or given by them to, any Governmental Entity, in each case, regarding any of the transactions contemplated hereby.

(e)          Company, Parent shall provide that representatives of Company, Parent shall have the right to attend and participate in any hearing, proceeding, meeting, conference or similar event before or with any Governmental Entity or other organization relating to any Requisite Regulatory Approval or otherwise relating to any transactions contemplated by this Agreement, except as may otherwise be requested or required by such Governmental Entity. In furtherance of the foregoing, Company, Parent shall provide each other reasonable advance notice of any such hearing, proceeding, meeting, conference or similar event.

(f)          Each of Company, Parent and their respective boards of directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, use all reasonable best efforts to provide that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

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5.4.        Acquisition Proposals of Company.

(a)          Company agrees that neither it nor any of its officers and directors shall, and that it shall use its reasonable best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by way of providing nonpublic information) the making of any inquiry, proposal or offer with respect to any transaction contemplating a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any purchase or sale of 10% or more of its consolidated assets taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 10% or more of its total voting power (or of the surviving parent entity in such transaction) (any such proposal, offer or transaction (other than a proposal or offer made by Parent or an affiliate thereof or other than any transaction regarding a transfer of any Company Common Stock or any Company Preferred Stock by and among any principal shareholder of Company) being hereinafter referred to as an “Acquisition Proposal”), (ii) engage in any discussions or negotiations with or provide any nonpublic information to any Person concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, or (iii) approve, endorse or recommend (including by resolution or otherwise of the Company Board), or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, term sheet, merger agreement, asset purchase, share exchange agreement, option agreement or other similar agreement (whether binding or not) related to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or propose or agree to do any of the foregoing. Company shall be responsible for any actions taken by its Representatives that are inconsistent with this Section 5.4.

(b)          Notwithstanding Section 5.4(a), prior to obtaining the Required Company Vote, Company shall be permitted, and subject to compliance in all material respects by Company with the other terms of this Section 5.4, to engage in discussions or negotiations with, and provide nonpublic information to, any Person who has submitted and not withdrawn an unsolicited, bona fide written Acquisition Proposal after the date of this Agreement that did not result from a breach of Section 5.4(a) if the Company Board concludes in good faith, After Consultation, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal; provided, however, that such Party (i) first enters into an Acceptable Confidentiality Agreement, (ii) provides Parent at least one (1) Business Day prior written notice before engaging in any such discussions or negotiations or providing information to such Person and (iii) thereafter keeps Parent promptly and fully informed on a current basis of the status of all discussions and negotiations with such Person.

(c)          Company shall notify Parent promptly (but in no event later than one (1) Business Day) after receipt of any Acquisition Proposal or any inquiry, request for nonpublic information or request for discussions or negotiations that relates to or might reasonably be expected to lead to an Acquisition Proposal with respect to Company. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Acquisition Proposal, request or inquiry and the material terms and conditions of any expressions of interest, offers, proposals, requests or inquiries.

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(d)          Company agrees that (i) it shall, and shall instruct and use its reasonable best efforts to cause its Representatives to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal, and shall promptly request each Person, if any, that has heretofore executed a confidentiality agreement with such Party in connection with the consideration of any Acquisition Proposal, to return or destroy all confidential information or data heretofore furnished to such Person, (ii) it shall enforce (and not release any third party from or waive) any provisions of, any confidentiality, standstill, non-solicitation or similar agreement to which it is a party with respect to any Acquisition Proposal, and (iii) it shall not take any action to render inapplicable or to exempt any Person from any antitakeover statute, charter provision or bylaw. Company agrees that it shall use its reasonable best efforts to inform its Representatives of the obligations undertaken in this Section 5.4.

5.5.        Termination of Employee Benefit Plans and Employee Matters.

(a)          Company agrees that the Company Benefit Plans may be terminated, modified or merged into Parent Bank’ Benefit Plans on or after the Closing Date, as determined by Parent Bank in its sole discretion, subject to compliance with applicable law so long as any such action does not reduce any benefits already accrued thereunder. At the request of Parent Bank, Company agrees to terminate no later than immediately before the Closing Date any Company Benefit Plans for which Company may have liability, to the extent such Company Benefit Plans permit termination so that Company will have no liability from and after the Closing Date, and Company will accrue any and all obligations with respect to the termination of such plans before the Closing Date. Parent Bank acknowledges that any termination or modification at the direction of Parent Bank will not (a) be deemed to cause the Company Financial Statements to have been prepared other than in accordance with GAAP, or (b) constitute a breach of any provision of this Agreement by Company.

(b)          Parent agrees that as of and following the Effective Time, the employees of Company as of the Effective Time who are employed by Parent Bank after the Effective Time or who are offered and who accept employment with Parent Bank (collectively, the “Former Company Employees”) shall be eligible to participate in Parent Bank’ employee benefit plans in which similarly situated employees of Parent Bank participate, to the same extent as such similarly situated employees of Parent Bank participate.

(c)          With respect to each employee benefit plan, program, policy or arrangement maintained by Parent Bank or Parent for the benefit of current employees of Parent Bank (each such plan, program, policy or arrangement, a “Parent Bank Plan”), Parent agree that for purposes of determining eligibility to participate, vesting and benefits (other than benefit accruals under any defined benefit pension plan), service with Company shall be treated as service with Parent Bank; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

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(d)          Parent Bank shall have the right but not the obligation to offer employment immediately following the Effective Time to any and all persons who are expected to be officers and employees of Company immediately before the Effective Time. Company will provide Parent Bank with information regarding such persons’ current employment arrangements with Company and will otherwise assist Parent Bank in making such offers.

(e)          Company has adopted, and the board of directors of Parent Bank has approved, a retention and severance plan as described in Disclosure Schedule 5.5(e) (“New Plan”). The New Plan shall replace and be in lieu of any existing employee severance policies of Company. All payments under the New Plan shall provide for the execution of an agreement reasonably satisfactory to Parent as a condition to receipt of payments, which shall provide for (i) release of claims, and (ii) confidentiality of information. Employees of Company or Parent who receive retention bonuses under the New Plan will not be entitled to receive any severance payments unless the Parties shall otherwise mutually agree.

5.6.        Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense, except as otherwise provided in Section 7.2 hereof.

5.7.        Indemnification; Directors’ and Officers’ Insurance.

(a)          From and after the Effective Time, Parent shall, to the fullest extent permitted by Applicable Legal Requirements, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Company or any of its Subsidiaries (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Company or any Subsidiary of Company, and pertaining to any matter existing or occurring, or any acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) (“Indemnified Liabilities”).

(b)          For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Company (provided that Parent may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that Parent Bank shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the premiums paid as of the date hereof by Company for such insurance (“Company’s Current Premium”), and if such premiums for such insurance would at any time exceed 200% of Company’s Current Premium, then Parent shall cause to be maintained policies of insurance which, in Parent’s good faith determination, provide the maximum coverage available at an annual premium equal to 200% of Company’s Current Premium. In lieu of the foregoing, Company, in consultation with, but only upon the consent of Parent, which consent shall not unreasonably withheld, conditioned or delayed may obtain on or prior to the Effective Time a six-year “tail” policy or “extended discovery period” under Company’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that does not exceed 200% of Company’s Current Premium.

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(c)          Parent and Parent Bank shall indemnify an Indemnified Party for all expenses, including reasonable fees and expenses of counsel, that an Indemnified Party may incur in successfully enforcing the indemnity and other obligations provided for in this Section 5.7.

(d)          If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 5.7.

(e)          The provisions of this Section 5.7 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

5.8.        Public Announcements. Except to the extent required by Applicable Legal Requirements or the requirements of any listing agreement with or rules or regulations of Nasdaq, Parent and Company shall use reasonable best efforts (a) to develop a joint communications plan, and (b) to provide that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (c) to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent required by Applicable Legal Requirements or the requirements of any listing agreement with or rules of Nasdaq, none of Parent or Company shall issue any press release or otherwise make any public statement or disclosure concerning the other or the other’s Subsidiaries, business, financial condition or results of operations without the consent of the other, which consent shall not be unreasonably withheld or delayed.

5.9.        Listing on Nasdaq. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock issuable in connection with the Merger to be authorized for listing on the Nasdaq Global Select Market (“Nasdaq”) as of the Effective Time.

5.10.      Untrue Representations. Each party shall promptly notify the other party in writing if such party becomes aware of any fact or condition that makes untrue, or shows to have been untrue, any schedule or any other information furnished to the other party or any representation or warranty made in or pursuant to this Agreement or that results in such party’s failure to comply with any covenant, condition or agreement contained in this Agreement.

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5.11.       Litigation and Claims. Each of Parent, on the one hand, or Company, on the other hand, shall promptly notify the other of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of the notifying Person, threatened against the notifying Person that questions or might question the validity of this Agreement or the transactions contemplated hereby, or any actions taken or to be taken by the notifying Person pursuant hereto or seeks to enjoin, materially delay or otherwise restrain the consummation of the transactions contemplated hereby or thereby. Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against Company or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement. Company shall not enter into any settlement agreement in respect of any stockholder litigation against Company or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

5.12.       Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each Party shall take all such necessary action, including the execution of all necessary and desirable agreements, certificates, instruments and documents.

5.13.       Company Support Agreements. Simultaneously with the execution of this Agreement, each of the directors of Company, other than its chief executive officer, shall enter into a Voting Agreement, Non-Competition and Non-Solicitation Agreement and each of the executive officers of Company shall enter into a Non-Solicitation Agreement.

5.14.       Option Holder Agreements. Company will use its commercially reasonable efforts to cause each of the Company Option Holders listed on Disclosure Schedule 5.14 to enter into an Option Holder Agreement, agreeing to the treatment of his or her Company Stock Options pursuant to Section 2.4(c) prior to the Closing Date. The form of the Option Holder Agreement is attached as Exhibit D hereto.

5.15.       Transaction Expenses. Prior to the Closing, based upon the final bills or estimates of such final bills, Company shall have paid or accrued for all Transaction Expenses in full. Company shall update Disclosure Schedule 4.2(gg) at least three (3) Business Days prior to the Closing to reflect the final Transaction Expenses and Parent shall have received written evidence of such expenses prior to the Effective Time.

5.16.       Disclosure Schedules. At least ten (10) days prior to the projected Closing, Company agrees to provide Parent and Parent agree to provide Company, with supplemental disclosure schedules reflecting any material changes thereto between the date of this Agreement and the delivery date. Delivery of such supplemental disclosure schedules shall not cure a breach or modify a representation or warranty of this Agreement. Any information set forth in any one section of the Company or Parent disclosure schedules shall be deemed to apply to each other applicable section or subsection of the Company or Parent disclosure schedules, respectively, if its relevance to the information called for in such section or subsection is reasonably apparent on its face notwithstanding the omission of any cross-reference to such other section.

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5.17.       Acquisition Proposals of Parent Bank and/or Parent. Parent shall not, and shall cause its Subsidiaries and Representatives not to, enter, into any agreement with any Person subsequent to the Agreement Date that (i) would restrict Parent Bank’ and/or Parent ‘s ability to comply with any of the terms of this Agreement, (ii) relates to any Acquisition Proposal that would materially impair Parent Bank’ and/or Parent’s ability to consummate the Merger and the transactions contemplated by this Agreement, or (iii) relates to any Acquisition Proposal, unless such Acquisition Proposal requires the completion of the Merger and payment of the Merger Consideration to the Company shareholders as provided in this Agreement prior to completion of any other Acquisition Proposal respecting Parent.

5.18.       Observer Rights. One representative of Parent (the “Observer”) may attend all meetings of the board of directors and the committees of the Company Board in a non-voting, non-participatory observer capacity. Parent shall bear all costs of the Observer. Company shall provide Observer with copies of all notices, minutes, consents and other board of directors or committee materials that it provides to all of its directors or to its committee members at the same time that such materials are provided to the members of the board of directors or committees; provided, however, that Company may withhold any information and exclude the Observer from any meeting, or any portion thereof, that relates to the Merger and the transactions contemplated by this Agreement or that is reasonably determined by the chairman of the board or by a majority of the members of the board of directors or the applicable committee to be necessary for purposes of attorney client privilege. The Observer shall be subject to, and comply with, all Company policies concerning notes and other written communications concerning board or committee deliberations or actions. Parent agree, and Parent shall cause any Observer to agree to hold in confidence all information provided to Observer pursuant to this Section 5.18 and not to use or disclose any confidential information provided to or learned by Observer pursuant to this Section 5.18 other than to Parent Bank or Parent for purposes directly related to the interest of Parent Bank or Parent in the transactions contemplated by this Agreement.

5.19.       Capital Trust and Junior Subordinated Debentures. In connection with the Closing, and with any required consent of the trustee for the Capital Trust, Parent shall assume all payment obligations of Company respecting the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 (“Junior Subordinated Debentures”) and acquire all outstanding equity interests of Company in the Capital Trust all pursuant to agreements satisfactory to Parent in its sole discretion (the “Debt Assumption”).

5.20.       Redemption of Rights Termination of Shareholder Rights Plan. Prior to the Closing, the Company shall take any and all actions necessary to redeem the Rights issued under the Shareholder Rights Plan and to terminate the Shareholder Rights Plan and any and all rights, preferences and privileges of the holders of such Rights, and obligations to the counterparties to the Shareholder Rights Plan, and deliver to Parent written evidence of the same reasonably satisfactory to Parent.

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5.21.       Prepayment of Senior Secured Debt. Prior to the Closing, the Company shall take any and all actions necessary to arrange for the repayment in full of the principal amount outstanding under the Promissory Note dated June 5, 2015 (“Senior Note”) immediately following the Closing, and obtain the release of the Pledged Collateral, or at Parent’s direction, to obtain the consent of the holder of the Senior Note to the Parent’s assumption of the Senior Note and related agreements at Closing. Parent shall take all actions reasonably required to effect the repayment of the Senior Note.

5.22.       Notice to Warrant Holders. As soon as practicable after the date hereof, Company shall provide notice by first class mail to all holders of outstanding Warrants, in form and substance reasonably acceptable to Parent and its counsel, providing the Warrant holders with a period of thirty (30) days ending not later than the fifth day preceding the Closing Date in which to exercise such Warrants and otherwise conforming with the terms of the Warrants.

5.23.       Shareholder Distributions. Between the execution of this Agreement and the Closing Date, Parent will not pay any dividends or distributions on its common stock other than customary quarterly dividends in like kind and amounts, and stock buybacks consistent with past practice.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE TRANSACTION

6.1.        Conditions to Each Party’s Obligation. The respective obligation of each of the parties hereto to consummate the transactions contemplated hereby (the “Closing”) is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date, of each of the following conditions:

(a)          Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, including but not limited to the Merger and the Bank Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

(b)          No Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the transactions contemplated hereby.

(c)          Corporate Approvals. This Agreement, the Merger and the transactions contemplated herein shall have been duly approved by the Required Company Vote as of the record date for the Company Shareholders Meeting.

(d)          Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC pursuant to the Securities Act and the Registration Statement shall not be subject to any stop order, and no action, suit, proceeding or investigation seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing or have been threatened in writing and be unresolved.

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6.2.        Conditions to Obligations of Company. The obligations of Company to consummate the transactions contemplated hereby are also subject to the fulfillment or written waiver by Company prior to the Closing Date of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of Parent (i) set forth in Sections 4.3(a), 4.3(b) and 4.3(g) shall be true and correct in all respects (other than de minimis inaccuracies) as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date, and (ii) the representations and warranties of Parent set forth in this Agreement (other than the representations and warranties that are the subject of clause (i)) shall be true and correct in all material respects (without giving effect to any “materiality,” “Material Adverse Effect,” “Knowledge” or similar qualifiers contained in any such representations and warranties) as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty is made only as of a specific date in which event such representation and warranty shall be so true and correct as of such specified date) or unless any such inaccuracy, together with all other inaccuracies, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

(b)          Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received a certificate or certificates, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer of Parent to such effect.

(c)          No Parent Material Adverse Effect. There shall not have occurred any event, circumstance, change, occurrence or state of facts that, individually or in the aggregate with all such other events, circumstances, changes occurrences or states of facts, has resulted in or could reasonably be expected to result in, a Parent Material Adverse Effect.

(d)          Delivery of Merger Consideration to Exchange Agent. Parent shall have delivered to the Exchange Agent for delivery to the holders of Company Common Stock, the Merger Consideration in accordance with Section 2.5(a) on or prior to the Closing Date.

(e)          Nasdaq Listing of Parent Stock. The shares of Parent Common Stock to be issued as part of the Merger Consideration shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

(f)          Other Actions. Parent shall have furnished Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as Company may reasonably request.

6.3.        Conditions to Obligation of Parent. The obligations of Parent to consummate the Merger and the other transactions contemplated hereby is also subject to the fulfillment or written waiver by Parent prior to the Closing Date of each of the following conditions:

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(a)          Representations and Warranties. The representations and warranties of Company (i) set forth in Sections 4.2(a), 4.2(b), 4.2(c)(i) and 4.2(e)(i) shall be true and correct in all respects (other than de minimis inaccuracies) as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date, and (ii) the representations and warranties of Company set forth in this Agreement (other than the representations and warranties that are the subject of clause (i)) shall be true and correct in all material respects (without giving effect to any “materiality,” “Material Adverse Effect,” “Knowledge” or similar qualifiers contained in any such representations and warranties) as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date) or unless any such inaccuracy, together with all other inaccuracies, has not had and would not reasonably be expected to have a Material Adverse Effect on Company, and Parent shall have received a certificate, dated the Closing Date and signed on behalf of Company by its Chief Executive Officer and the Chief Financial Officer, to such effect.

(b)          Performance of Obligations of Company. Company shall have performed in all material respects (other than with respect to Sections 3.1(b), (c), (e), (f), (g) and (k), which shall have been performed in all respects), all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate, dated the Closing Date, signed on behalf of Company by the Chief Executive Officer of Company to such effect.

(c)          Estoppel Letters and Consents. Company shall have delivered fully executed estoppel letters and Consents as provided in Section 5.12, except where the failure to obtain such consents would not have a Company Material Adverse Effect.

(d)          Absence of Burdensome Conditions. No Requisite Regulatory Approval shall have been granted subject to any condition or conditions which, and there shall not have been any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger or Bank Merger by any Governmental Entity of competent jurisdiction which, in connection with the grant of a Requisite Regulatory Approval or otherwise, (i) requires any of the Parties, including the Surviving Bank, to pay any amounts (other than customary filing fees), or divest any banking office, line of business or operations, or (ii) imposes any condition, requirement or restriction upon Parent or the Surviving Bank, that, in the case of clause (i) or (ii), would, individually or in the aggregate, reasonably be expected to impose a materially burdensome condition on Parent or the Surviving Bank, as applicable, or otherwise would materially alter the economics of the Merger for Parent.

(e)          No Company Material Adverse Effect. There shall not have occurred any event, circumstance, change, occurrence or state of facts that, individually or in the aggregate with all such other events, circumstances, changes occurrences or states of facts, has resulted in or would reasonably be expected to result in, a Company Material Adverse Effect.

(f)          Allowance for Loan Losses. As of the Financial Determination Date, the Company’s allowance for loan losses, determined in accordance with GAAP, shall be not less than 1.40% of gross loans.

(g)          Environmental Reports. The Phase One reports for the Owned Real Properties shall not disclose any materials amount of Hazardous Materials, material adverse environmental conditions or material violations of Environmental Laws that have not been remediated.

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(h)          Termination of Shareholder Rights Plan. The Shareholder Rights Plan shall have been terminated, all Rights issued thereunder shall have been redeemed, no “Flip-In Event” (as that term is defined in the Shareholder Rights Plan) shall have occurred, and no shares of Company Preferred Stock shall have been issued or be issuable thereunder, and Company shall have delivered to Parent written evidence of the same reasonably satisfactory to Parent.

(i)          Repayment of Senior Note and Release of Pledged Collateral. The Senior Note shall have been repaid in full, and the Pledged Collateral shall have been released, and Company shall have delivered to Parent written evidence of the same reasonably satisfactory to Parent or, if Parent shall have elected in its sole discretion to assume the Senior Note, the Holder thereof shall have consented to same.

(j)          Tax Opinion. An opinion of Katten Muchin Rosenman LLP addressed to Parent, to the effect that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code; provided, however, that if Katten Muchin Rosenman LLP shall have failed timely to deliver such an opinion, then Parent may obtain an opinion of counsel to Parent with respect to such matters, which opinion may be addressed solely to Parent.

(k)          Delivery of Option Holder Agreements. On or prior to the Closing Date, each holder of Company Stock Options shall have entered into an Option Holder Agreement in the form of Exhibit D attached to this Agreement (the “Option Holder Agreements”) providing for the termination of such holder’s Company Stock Options.

(l)          Dissenting Shares. Holders of not more than ten percent (10%) of the outstanding shares of Company Common Stock shall have duly exercised their dissenter’s rights under Chapter 13 of the California General Corporation Law.

(m)          Other Actions. Company shall have furnished Parent with such certificates of their respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as Parent may reasonably request.

ARTICLE 7

TERMINATION

7.1.       Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating Party or Parties:

(a)          by mutual consent of Parent and Company in a written instrument;

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(b)          by Parent or Company, upon written notice to the other Party, if (i) a Governmental Entity from which a Requisite Regulatory Approval is required has denied approval of the Merger or the Bank Merger and such denial has become final and non-appealable, or (ii) any Governmental Entity shall have issued an order, writ, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger or the Bank Merger, and such order, writ, decree, ruling or other action has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose failure to comply with Section 5.3 or any other provision of this Agreement primarily shall have resulted in, or materially contributed to, such action;

(c)          by either Parent or Company, upon written notice to the other Party, if the Merger shall not have been consummated on or before the End Date; provided, however, that (i) such date may be extended one or more times, but not to a date any later than July 31, 2016, by notice from either Party delivered to the other Party on or before the End Date, or the later date to which such date has then been most recently extended as provided herein, if the only condition to the Closing that has not been satisfied or is not capable of being satisfied as of the date such notice is delivered is receipt of any Requisite Regulatory Approval and the satisfaction of such condition remains reasonably possible, as determined by the Parties in good faith, and (ii) the right to terminate this Agreement under this Section 7.1(c) shall not be available to any Party whose failure to comply with any provision of this Agreement primarily shall have resulted in, or materially contributed to, the failure of the Effective Time to occur on or before such date;

(d)          by Parent, upon written notice to Company, if (i) the Company Board effects a Company Change in Recommendation or fails to include the Company Board Recommendation in the Proxy Statement-Prospectus, (ii) Company enters into a definitive agreement providing for a Superior Proposal, (iii) within two (2) Business Days (or such longer period of time that the Company Board determines in good faith is reasonably necessary to comply with its fiduciary duties) of a written request by Parent for the Company Board to reaffirm the Company Board Recommendation following the date any Acquisition Proposal or any material change thereto is first publicly announced, published or sent to Company’s stockholders, Company fails to issue a press release that reaffirms, unanimously and without qualification, the Company Board Recommendation (provided that such request may only be made once with respect to such Acquisition Proposal absent further material changes thereto), (iv) a tender offer or exchange offer (whether or not conditional) relating to shares of Company’s capital stock shall have been commenced and the Company Board (or any committee thereof) fails to recommend against such tender offer or exchange offer within ten (10) Business Days after the commencement of such tender offer or exchange offer (including, for these purposes, by taking no position with respect to the acceptance by the Company’s stockholders of any such tender offer or exchange offer within such period, which shall constitute a failure to recommend against such offer), or (v) Company intentionally breaches Section 5.1(c), Section 5.1(d) or Section 5.4;

(e)          by Company, upon written notice to Parent, if (i) Company enters into a definitive agreement providing for a Superior Proposal prior to the receipt of the Required Company Vote not in violation of Section 5.1 or Section 5.4, and (ii) concurrently with such termination, Company pays the Company Termination Fee to Parent by wire transfer of immediately available funds;

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(f)          by Parent or Company, upon written notice to the other Party, if any application for Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity from which a Requisite Regulatory Approval is required, or by Parent if any such application is approved with commitments, conditions or understandings, contained in an approval letter or otherwise, which imposes a materially burdensome condition, as determined by Parent under Section 6.3(d), on Parent or the Surviving Bank, as applicable, or would otherwise materially alter the economics of the Merger for Parent.

(g)          by Parent or Company, upon written notice to the other Party, if there shall have been a breach by the other Party (for purposes of this Section 7.1(g), Parent constitute one Party) of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of such Party, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of a condition set forth in one of Sections 6.2(a), 6.2(b), 6.3(a) or 6.3(b), as the case may be, and which breach has not been cured within 30 days following written notice thereof to the breaching Party or, by its nature, cannot be cured within such time period;

(h)          (i) by Parent or Company, upon written notice to the other Party, if a vote shall have been taken at the duly convened Company Shareholders Meeting (including any adjournments thereof) and the Required Company Vote shall not have been obtained, and one or more Directors or officers of Company that is a party to a Company Support Agreement shall have voted their shares against approval of the Merger or this Agreement, or (ii) by Parent if the Company Shareholders Meeting is not held on or before April 30, 2016, unless such delay results directly from any action or inaction by a Governmental Entity;

(i)          by Parent, upon written notice to Company, if, since the date of this Agreement, there shall have occurred a Material Adverse Effect with respect to Company; or

(j)          by Company, upon written notice to Parent, if there shall have been a breach by Parent or any of their Subsidiaries of Section 5.17.

7.2.        Effect of Termination.

(a)          In the event of termination of this Agreement by Company, Parent as provided in Section 7.1, this Agreement shall, to the fullest extent permitted by Applicable Legal Requirements, forthwith become void and of no effect and there shall be no liability or obligation on the part of Parent or Company or their respective officers or directors, except with respect to Sections 4.2(ff), 4.3(d), 5.2(b), 5.6, 7.1, and 7.2 and Article 8, which shall survive such termination, and, except that as otherwise provided herein, no Party shall be relieved or released from any liabilities or damages arising out of its own fraud or willful and material breach of this Agreement. Except as otherwise provided in this Section 7.2, all fees and expenses incurred in connection with this Agreement, the Merger, and the other transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

(b)          Company shall pay Parent, by wire transfer of immediately available funds, the sum of $700,000 (the “Company Termination Fee”) if this Agreement is terminated as follows:

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(i)          if Parent shall terminate this Agreement pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 7.1(d), in which case, Company shall pay the Company Termination Fee to Parent within three (3) Business Days of Company’s receipt of written notice of such termination; or

(ii)         if Company shall terminate this Agreement pursuant to Section 7.1(e), then Company shall pay the Company Termination Fee concurrently with such termination; or

(iii)        if (A) any Party shall terminate this Agreement pursuant to Section 7.1(c) following Company having taken action that constitutes a breach of Section 5.1(c) or if a third party has made an Acquisition Proposal prior to such termination, or Parent shall terminate this Agreement pursuant to Section 7.1(h) following Company having taken action that constitutes a breach of Section 5.1(c) or if a third party has made an Acquisition Proposal prior to such termination, (B) at any time after the date of this Agreement and at or before such termination, Company shall have received an Acquisition Proposal, and (C) within twelve (12) months of the date of such termination of this Agreement, Company executes any definitive agreement with respect to, or consummates, any such Acquisition Proposal (provided that for purposes of this clause (iii) only, the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 5.4(a), except that the reference to “20% or more” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “more than 50%”), then Company shall pay Parent the Termination Fee upon the date of such execution or consummation; or

(iv)        if any Party entitled to terminate the Agreement under Section 7.1(h) shall terminate this Agreement pursuant to Section 7.1(h), in which case, Company shall pay the Company Termination Fee to Parent within three Business Days.

(c)          In the event of a material breach by Parent or any of its Subsidiaries or Representatives of any of its or their covenants or agreements contained herein (including failing to take such actions as are required of it or them hereunder to consummate the Merger), Parent acknowledges and agrees that Company would be irreparably harmed, that monetary damages would not provide an adequate remedy, and that Company shall be entitled, without terminating this Agreement, to specifically enforce the terms hereof against Parent. Each Party acknowledges that there is not an adequate remedy at law to compensate Company relating to the non-consummation of the Merger. To this end, Parent, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief. Parent further agrees that none of Company or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.2(c), and Parent irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

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(d)          COMPANY AND PARENT ACKNOWLEDGE THAT THE AGREEMENTS CONTAINED IN SECTIONS 7.2(B) AND 7.2(C) ARE AN INTEGRAL PART OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THAT, WITHOUT THESE AGREEMENTS, NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT. THE AMOUNTS PAYABLE BY COMPANY PURSUANT TO SECTION 7.2(B) CONSTITUTE LIQUIDATED DAMAGES AND NOT A PENALTY AND SHALL BE THE SOLE MONETARY REMEDY OF PARENT, OR ANY OF ITS SUBSIDIARIES, IN THE EVENT OF TERMINATION OF THIS AGREEMENT BY SUCH PARTY UNDER SUCH APPLICABLE SECTION GIVING RISE TO THE PAYMENT OF SUCH COMPANY TERMINATION FEE. IF COMPANY FAILS TO PAY WHEN DUE ANY AMOUNTS REQUIRED TO BE PAID BY IT PURSUANT TO SECTION 7.2(B) AND IN ORDER TO OBTAIN SUCH PAYMENT, PARENT COMMENCES AN ACTION, SUIT OR PROCEEDING, THEN IN ADDITION TO THE AMOUNT OF SUCH JUDGMENT, THEN COMPANY SHALL PAY TO PARENT AN AMOUNT EQUAL TO THE FEES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES, COSTS AND EXPENSES) INCURRED BY THEM IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING, TOGETHER WITH INTEREST ON ALL UNPAID AMOUNTS FROM THE DATE SUCH AMOUNTS WERE REQUIRED TO BE PAID UNDER THIS AGREEMENT AT THE PRIME LENDING RATE PREVAILING AT SUCH TIME, AS PUBLISHED IN THE WALL STREET JOURNAL, PLUS 3%. UNDER NO CIRCUMSTANCES SHALL COMPANY BE OBLIGATED TO ACTUALLY PAY MORE THAN ONE (1) COMPANY TERMINATION FEE PURSUANT TO SECTION 7.2(B).

ARTICLE 8

MISCELLANEOUS

8.1.        Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

8.2.        Amendment, Extension, Waiver.

(a)          This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors, at any time prior to the Effective Time, but, after any such approval, no amendment shall be made which by law requires further approval by stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

(b)          At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective board of directors, may, to the extent legally allowed, (iii) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any breaches in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements, covenants or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of a Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

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8.3.        Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

8.4.        Governing Law; Submission to Jurisdiction; Interpretation.

(a)          This Agreement and the transactions contemplated herein, and all disputes between the Parties under or related to this Agreement or the facts and circumstances leading to its execution or performance, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of California, without reference to the conflict of laws principles thereof.

(b)          Each of the Parties (i) irrevocably submits itself to the personal jurisdiction of all state and federal courts sitting in the State of California, including to the jurisdiction of all courts to which an appeal may be taken from such courts, in any action, suit or proceeding arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or any facts and circumstances leading to its execution or performance, (ii) agrees that all claims in respect of any such action, suit or proceeding must be brought, heard and determined exclusively in the State of California, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such courts, (iv) agrees not to bring any action, suit or proceeding against the other Party or its Affiliates arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or any facts and circumstances leading to its execution or performance in any other courts and (v) waives any defense of inconvenient forum to the maintenance of any action, suit or proceeding so brought. Each of the Parties agrees to waive any bond, surety or other security that might be required of any other Party with respect to any such action, suit or proceeding, including any appeal thereof.

(c)          Each of the Parties agrees that service of any process, summons, notice or document in accordance with Section 8.4 shall be effective service of process for any action, suit or proceeding brought against it by the other Party in connection with Section 8.4(b), provided that nothing contained herein shall affect the right of any Party to serve legal process in any other manner permitted by applicable law.

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(d)          When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrase “made available” or “furnished” in this Agreement shall mean that the information referred to has been made available if requested by the Party to whom such information is to be made available or access has been provided to (and print capabilities enabled on) a virtual data room containing such information. The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to “stockholder” or “stockholders,” such terms shall be interchangeable with “shareholder” or “shareholders” as it relates to the Parties or is applicable under California law. Each Party has been represented and advised by independent counsel of its choice in connection with the execution of this Agreement and has cooperated in the drafting and preparation of this Agreement and the documents delivered in connection herewith. Accordingly, any Applicable Legal Requirement that would require interpretation of this Agreement or any document delivered in connection herewith, including any ambiguous, vague or conflicting term herein or therein, against the drafter should not apply and is expressly waived.

8.5.         WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6.         Expenses. Except as otherwise provided for in Section 7.2, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s fraud or willful breach of any provision of this Agreement.

8.7.         Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

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If to Parent:

Sierra Bancorp

Bank of the Sierra

86 North Main Street

Porterville, California 93257

Attention:	Kevin McPhaill, President
Facsimile:	(559) 782-4996
Email:	kmcphaill@bankofthesierra.com

With a copy (which shall not constitute notice) to:

King, Holmes, Paterno & Soriano, LLP

1900 Avenue of the Stars, 25th Floor

Los Angeles, California 90067

Attention:	Keith T. Holmes
Facsimile:	(310) 282-8903
Email:	holmes@khpslaw.com

If to Company to:

Coast Bancorp

500 Marsh Street

San Luis Obispo, California 93401

Attention:	Anita M. Robinson, President and CEO
Facsimile:	(805) 541-5758
Email:	arobinson@coastnationalbank.com

With a copy to:

Stuart | Moore, Attorneys at Law

641 Higuera Street

Suite 302

San Luis Obispo, California 93401

Attention:	Kenneth E. Moore, Esq.
Fax:	(805) 545-8590
Email:	ken@stuartmoorelaw.com

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8.8.         Entire Agreement; No Third Party Beneficiaries. This Agreement (including the exhibits and schedules to this Agreement and the Confidentiality Agreement) constitute the entire agreement of the Parties and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been relied upon or made by any of the Parties. Except as provided in Section 5.7, this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any breaches in such representations and warranties are subject to waiver by the Parties in accordance with the terms of this Agreement without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties and may have been qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any employee benefit plan of Company or Parent or any of their respective Subsidiaries or any other benefit plan, program, agreement or arrangement maintained or sponsored by any of them, (ii) alter or limit the ability of Company or Parent , or any of their respective Subsidiaries to amend, modify or terminate any employee benefit plan maintained by any of them, (iii) confer upon any current or former employee, officer, director or consultant, any right to employment or continued employment or continued service with Company or Parent or the Surviving Corporation or any of their Subsidiaries, or constitute or create an employment agreement with or for any individual, or (iv) alter or limit the ability of Company or Parent or the Surviving Corporation or any of their Subsidiaries to make necessary or appropriate changes to their respective businesses in response to changed circumstances, unforeseen events or the like. The disclosure in any correspondingly identified subsection of the disclosure schedules delivered by Company or Parent , as applicable, shall qualify (i) the corresponding subsection of this Agreement and (ii) the other Sections or subsections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other Sections or subsections.

8.9.         Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

8.10.       Enforcement of the Agreement. The Parties agree that irreparable injury, for which damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or other equitable relief, without the necessity of proving actual monetary loss or posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 8.10, this being in addition to any other remedy to which they are entitled at law or in equity.

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8.11.       Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable laws.

8.12.       Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written.

8.13.       Assignment. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by either of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall, to the fullest extent permitted by Applicable Legal Requirements, be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

8.14.       Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, Parent may at any time modify the structure of the acquisition of Company set forth herein, including to provide for a merger of a newly formed Subsidiary of Parent with and into Company, followed by the merger of Company with and into Parent as part of an integrated transaction, provided that the consideration to be paid to the holders of Company Common Stock and Company Stock Options is not thereby changed in kind or reduced in amount as a result of such modification and that such modification creates no additional adverse tax consequences for the holders of Company Common Stock or Company Stock Options. In the event Parent elects to make such a change, the parties agree to execute appropriate documents to reflect the change.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

SIERRA BANCORP		COAST BANCORP

By:	/s/ Kevin McPhaill	By:	/s/ Anita M. Robinson
Name:	Kevin McPhaill	Name:	Anita M. Robinson
Title:	President/Chief Executive Officer	Title:	President and Chief Executive Officer

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[Name of Director]

EXHIBIT A

VOTING AND NON-COMPETITION AND

NON-SOLICITATION AGREEMENT

This VOTING, NON-COMPETITION AND NON-SOLICITATION AGREEMENT (the “Agreement”) is made and entered into as of the __ day of January, 2016, by and among SIERRA BANCORP, a California corporation and registered bank holding company (“Parent”), BANK OF THE SIERRA, a California corporation and wholly-owned subsidiary of Parent (“Parent Bank”), COAST BANCORP, a California corporation and registered bank holding company, (“Company”), COAST NATIONAL BANK, a national banking association and wholly-owned subsidiary of Company (“Company Bank”) and the undersigned director of Company and Company Bank (“Director”).

WITNESSETH:

WHEREAS, Parent and Company have entered into that certain Agreement and Plan of Reorganization and Merger dated as of January __, 2016 (the “Merger Agreement”), pursuant to which Company will be merged with and into Parent, with Parent surviving the Merger (the “Merger”), and Company Bank thereafter merging with and into Parent Bank, with Parent Bank surviving such secondary merger (the “Bank Merger”). Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Merger Agreement;

WHEREAS, Director understands and acknowledges that Director’s execution and delivery of this Agreement is a material inducement to Parent and Company to enter into the Merger Agreement and a condition to the obligation of Parent to consummate the transactions contemplated thereby;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, Parent, Company, Parent Bank, Company Bank and Director agree as follows:

1.          Director Support. Director agrees that for a period of eighteen (18) months from the Effective Time, to use his/her commercially reasonable efforts to support and refrain from (a) disparaging the goodwill of Parent and Parent Bank, (b) harming their respective customer and client relationships, and (c) disparaging the business or banking reputation of Parent or Parent Bank.

2.          Director Covenants. Director agrees that for a period of eighteen (18) months from the Effective Time, Director shall not, directly or indirectly, individually or as an employee, partner, officer, director, promoter or shareholder or in any other capacity whatsoever, except in the performance of customary legal, accounting, insurance, asset management, or investment or investment management services as performed at the time of execution of the Agreement or of a similar nature:

(a)          solicit the banking business of any current customers of Company Bank or customers who are customers at the Effective Time;

Exhibit A - 1

[Name of Director]

(b)          subject to the exceptions set forth in Section 2(f) below, (i) acquire, charter, operate or enter into any franchise or other management agreement with any “Financial Institution,” as defined below, in which Director shall be involved in activities competitive with Parent or Parent Bank, or Company or Company Bank, in each case as in existence as of the date hereof, (ii) serve as an officer, director, employee, agent, promoter, or consultant to any Financial Institution (whether in existence or in organization) in connection with activities that are competitive with Parent or Parent Bank, or Company or Company Bank, in each case as in existence as of the date hereof, or (iii) establish or operate a branch or other office of a Financial Institution, provided that the restrictions in clauses (i) though (iii) above shall apply only to any Financial Institution which has its principal California office located in Tulare, Kern, Fresno, Kings, San Luis Obispo or Ventura Counties in California or the cities of Santa Clarita or Valencia (“Covered Financial Institution”). For purposes of this Agreement, “Financial Institution” means a “depository institution” as that term is defined in 12 C.F.R. Section 348.2 and any parent or subsidiary thereof.

(c)          Director further agrees that Director shall not:

(i)          prior to the Effective Time, recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is, or within the preceding six (6) months was, an employee of Company or Company Bank; and

(ii)         after the Effective Time and until the eighteen (18) month thereafter, recruit, hire, assist others in recruiting or hiring, any person who is an employee of Parent or Parent Bank at the date of the recruitment or hire or who was an employee of Parent or Parent Bank or Company or Company Bank within the six (6) months immediately preceding the date of the recruitment or hire; provided, however, that this prohibition shall not apply to general recruitment, solicitations and/or hires through employment agencies or advertisements that are placed in publications of general circulations or trade journals whether on the internet or otherwise.

(d)          If any court of competent jurisdiction should determine that any term or terms of this covenant are too broad with respect to time, geographic area, lines of commerce or otherwise, such court shall modify and revise any such term or terms so that they comply with applicable law.

(e)          Director agrees that (i) this Agreement is entered into in connection with the conveyance to Parent and Parent Bank of the goodwill of the business of Company and Company Bank; (ii) Director is receiving valuable consideration in this Agreement and in the Merger pursuant to the Merger Agreement; (iii) the restrictions imposed upon Director by this Agreement are essential and necessary to ensure that Parent and Parent Bank receive the goodwill of Company and Company Bank; and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Agreement are fair and reasonable.

(f)          Notwithstanding the foregoing, nothing in this Agreement shall require the Director to (i) divest any passive investment in any Covered Financial Institution existing as of the date of this Agreement, (ii) refrain from becoming a shareholder of no more than 24.9% of any class of equity security or other class of ownership interest or debt security of any Covered Financial Institution, (iii) resign from any board position held at any Covered Financial Institution as of the date of this Agreement, (iv) refrain from providing investment banking, financial advisory services or acting as a placement agent or underwriter, or similar business (“Financial Advisory Business”) for any Covered Financial Institution if Director is currently actively engaged in the Financial Advisory Business, or (v) acting as an asset manager, receiver, trustee or in a similar capacity (“Asset Management Business”) on behalf of any Covered Financial Institution if Director is currently actively engaged in the Asset Management Business.

Exhibit A - 2

[Name of Director]

(g)          Director agrees, following the date hereof until this Agreement terminates, not to take any action that would make any representation or warranty of Director contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Director of his or her obligations under this Agreement.

(h)          Director agrees to permit Parent and/or Company Bank to publish and disclose in any proxy statement or securities filing, Director’s identity and ownership of shares of Company Bank’s or Parent’s capital stock and the nature of Director’s commitments, arrangements and understandings under this Agreement.

(i)          From time to time, at the request of Parent or Parent Bank and without further consideration, Director shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

3.          Release.

(a)          Director acknowledges that he is aware of no existing claim or defense, personal or otherwise, or rights of set off whatsoever against Company or Company Bank, except as expressly provided herein. For and in consideration of the consummation of the Merger and the other transactions contemplated by the Merger Agreement, Director, for himself/herself and on behalf of his/her heirs and assigns (the “Director Releasing Parties”), releases, acquits and forever discharges Company and Company Bank and their predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all known claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Director Releasing Parties, or any of them, has now existing or that may hereafter arise in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that Company and Company Bank shall not be released from any written contractual obligations or accrued benefits of Company or Company Bank to Director as set forth on Schedule 1 attached hereto or any potential claim for indemnification under Company or Company Bank’s articles of incorporation or association or bylaws (in each case as in existence on the date hereof) for any matters arising in connection with the Director’s service as a director or officer or employee of Company or Company Bank relating to acts, circumstances, actions or omissions arising on or prior to the date hereof to the extent such claims have not been asserted or are not known to Director.

Exhibit A - 3

[Name of Director]

(b)          It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by Company and Company Bank. Director hereby represents and warrants that the consideration hereby acknowledged for entering into this Agreement and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Agreement is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that Director may have or be entitled to against Company and Company Bank and their predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents other than obligations or liabilities to Director in connection with any written contractual obligations or accrued benefits of Company or Company Bank to Director as set forth on Schedule 1 attached hereto.

4.          Termination. Subject to the second sentence of Section 5, and excluding the release provided in Section 3, this Agreement shall terminate following the end of all restrictive covenant periods described in Section 2 above, except for liabilities or claims that shall have arisen or accrued on or before such termination.

5.          Effective Time. This Agreement shall become effective on the date of execution of this Agreement. If the Merger Agreement is terminated in accordance with its terms, then this Agreement shall become null and void as of the date of the termination of the Merger Agreement and shall be of no further force and effect.

6.          Specific Performance/Injunctive Relief. Director acknowledges that performance of the terms of this Agreement constitute valuable, special and unique property of Parent and Parent Bank critical to the business of Parent and Parent Bank and that any breach of this Agreement by Director will give rise to irreparable injury that is not compensable with money damages. Accordingly, Director agrees that Parent and Parent Bank shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of this Agreement by Director. Parent, Parent Bank and Director hereby acknowledge and agree that Parent, Parent Bank, Company and Company Bank will be irreparably damaged if the provisions of this Agreement are not specifically enforced. Director further agrees to waive any requirement for the securing or posting of any bond or other security or the proof of actual damages in connection with such remedies. Such remedies shall not be exclusive and shall be in addition to any other remedy that Parent or Parent Bank may have at law or in equity.

7.          Extension of Term of Restrictive Covenant. If Director violates any restrictive covenant contained in Section 2, and if any action to specifically enforce or enjoin the violation of a restrictive covenant contained in Section 2 is pending in a court of competent jurisdiction, then the term of such restrictive covenant will be extended by adding to it the number of days that Director’s violation continues and the number of days during which such court action is pending only if and when the court grants specific performance or injunctive relief to the party seeking such relief; provided however, that the maximum aggregate number of days which may be added to the term of the restrictive covenant as a result of the foregoing is 365 days. If there are both a violation and a pending court action, then the number of days that each continues will be added to the term of such restrictive covenants, but days on which both continue will be counted only once.

Exhibit A - 4

[Name of Director]

8.          Voting Agreement. From the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), Director agrees that at any shareholder meeting of Company to approve the Merger or any related transaction, or any adjournment or postponement thereof, the Director shall be present (in person or by proxy) and shall vote (or cause to be voted) all of his or her voting shares of capital stock of Company entitled to vote at such meeting, including all voting shares listed on Attachment A, and all voting shares of Company subsequently acquired by Director (together, “Owned Shares”): (a) in favor of approval of (i) the Merger Agreement and the transactions contemplated thereby, (ii) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (iii) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement that would impair the ability of Parent or Parent Bank to complete the Merger or Bank Merger, the ability of Company and Company Bank to complete the Merger or Bank Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement; provided, that the foregoing applies solely to Director in his or her capacity as a shareholder and nothing in this Agreement shall prevent Director from discharging his or her fiduciary duties with respect to his or her role on the board of directors of Company or Company Bank. Director covenants and agrees that, except for this Agreement, he or she (c) has not entered into, and shall not enter during the Support Period any other voting agreement or voting trust with respect to the Owned Shares and (d) has not granted, and shall not grant during the Support Period a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement.

9.          Transfer Restrictions Prior to Merger. The Director will not, during the Support Period, except in respect of the Merger and receiving the Merger Consideration: (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”), or (b) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable; provided that, Director may Transfer Owned Shares (i) for estate planning or philanthropic purposes, (ii) by operation of law, by will or pursuant to the laws of descent and distribution, provided that in the case of any action covered by clause (i) or (ii) the transferee shall agree in writing to be bound by the provisions of Sections 8 and 9 of this Agreement.

10.         Director Representations and Warranties. Director hereby represents and warrants to Parent, Parent Bank, Company and Company Bank as follows:

Exhibit A - 5

[Name of Director]

(a)          Director has full legal right and capacity to execute and deliver this Agreement, to perform Director’s obligations hereunder and to consummate the transactions contemplated hereby.

(b)          This Agreement has been duly executed and delivered by Director and the execution, delivery and performance of this Agreement by Director and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Director and no other actions or proceedings on the part of Director are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c)          The execution and delivery of this Agreement by Director does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Director to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Director or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Director or pursuant to which any of its or its affiliates’ respective properties or assets are bound or (iv) violate any other agreement to which Director or any of its affiliates is a party including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

(d)          On the date hereof, the Owned Shares set forth on Attachment A hereto are owned of record or beneficially by Director in the manner reflected thereon, include all of the owned of record or beneficially by Director, and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Director to perform Director’s obligations hereunder. As of the date hereof Director has, and at the Company Bank Stockholders Meeting or any other shareholder meeting of Company Bank in connection with the Merger Agreement and the transactions contemplated thereby, Director (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

(e)          Director understands and acknowledges that each of Parent, Parent Bank, Company and Company Bank is entering into the Merger Agreement in reliance upon Director’s execution, delivery and performance of this Agreement.

11.         Resignation from Company Bank Board. Each Director hereby tenders his or her resignation from the Board of Directors of Company and Company Bank subject to and effective upon the Effective Time.

12.         Assignability. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto.

Exhibit A - 6

[Name of Director]

13.         Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except as otherwise expressly provided herein. This Agreement may be signed in counterparts, each of which, when taken together, shall constitute a single document.

14.         APPLICABLE LAW CHOICE OF VENUE. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED IN THE STATE OF CALIFORNIA, AND THE SUBSTANTIVE LAWS OF CALIFORNIA SHALL GOVERN THE VALIDITY, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT. THE PARTIES CONSENT TO THE VENUE AND JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF CALIFORNIA, IN ANY ACTION BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION (BOTH SUBJECT MATTER AND PERSONAL) OF ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVE (a) ANY OBJECTION ANY PARTY MIGHT NOW OR HEREAFTER HAVE TO THE VENUE IN ANY SUCH COURT, AND (b) ANY CLAIM THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.         Legal Construction. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any provision shall be fully severable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be valid and enforceable.

16.         Notice. Unless otherwise provided herein, any and all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or by facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 16. All communications must be in writing and addressed to the Director at the address on the signature page below and to the other parties hereto as follows:

Exhibit A - 7

[Name of Director]

If to Company or Company Bank:

Coast Bancorp
Coast National Bank
500 Marsh Street
San Luis Obispo, California 93401
Attention:	Anita M. Robinson, President and CEO
Facsimile:	(805) 541-5758
Email:	arobinson@coastnationalbank.com

If to Parent or Parent Bank:

Sierra Bancorp
Bank of the Sierra
86 North Main Street
Porterville, California 93257
Attention:	Kevin McPhaill, President and Chief Executive Officer
Facsimile:	(559) 782-4996

17.         Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a continuing waiver of any provision hereof by such party.

[Signature Page Follows]

Exhibit A - 8

[Name of Director]

[Signature Page to Director Voting and Non-Competition Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Director:	Name:
Address:

Parent:	SIERRA BANCORP

By:
Name: Kevin J. McPhaill
Title: President and Chief Executive Officer

Parent Bank:	BANK OF THE SIERRA

By:
Name: Kevin J. McPhaill
Title: President and Chief Executive Officer

Company	COAST BANCORP

By:
Name: Anita Robinson
Title: President and Chief Executive Officer

Company Bank	COAST NATIONAL BANK

By:
Name: Anita Robinson
Title: President and Chief Executive Officer

Exhibit A - 9

[Name of Director]

Attachment A

LISTING OF OWNED SHARES

Director Name	No. of Shares of Company Bank Common Stock (Director has sole voting and dispositive power unless otherwise indicated)	No. of Shares of Company Bank Preferred Stock (Director has sole voting and dispositive power unless otherwise indicated)	Any voting restrictions, liens, claims, security interests or encumbrances on shares owned per Section 10(d)

LISTING OF OPTIONS AND WARRANTS TO PURCHASE COMPANY BANK COMMON STOCK

Options

No. of Shares Issuable upon Exercise of Options	Exercise Price

Warrants

No. of Shares Issuable upon Exercise of Warrants	Exercise Price

Exhibit A - 10

[Name of Director]

Schedule 1

Written Contractual Obligations and Accrued Benefits of Director

Exhibit A - 11

EXHIBIT A-1

Directors Executing Director Voting, Non-Competition and Non-Solicitation Agreements

Robb Evans

Gregory Gersack

Gene D. Mintz

Ronald Olson

Stephen S. Taylor, Jr.

Dan Wixom

Kenneth Karmin

[Officer Name]

EXHIBIT B
VOTING AND NON-SOLICITATION AGREEMENT

This VOTING AND NON-SOLICITATION AGREEMENT (the “Agreement”) is made and entered into as of the __ day of January, 2016, by and among SIERRA BANCORP, a California corporation and registered bank holding company (“Parent”), BANK OF THE SIERRA, a California corporation and wholly-owned subsidiary of Parent (“Parent Bank”), COAST BANCORP, a California corporation and registered bank holding company (“Company”), COAST NATIONAL BANK, a national banking association and wholly-owned subsidiary of Company (“Company Bank”), and the undersigned executive officer of Company Bank and/or Company (“Executive Officer”).

WITNESSETH:

WHEREAS, Parent and Company have entered into that certain Agreement and Plan of Reorganization and Merger dated as of January 4, 2016 (the “Merger Agreement”), pursuant to which Company will be merged with and into Parent, with Parent surviving the Merger (the “Merger”), and Company Bank thereafter merging with and into Parent Bank, with Parent Bank surviving such secondary merger (the “Bank Merger”). Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Merger Agreement; and

WHEREAS, Executive Officer understands and acknowledges that Executive Officer’s execution and delivery of this Agreement is a material inducement to Parent and Company to enter into the Merger Agreement and a condition to the obligation of Parent and Parent Bank to consummate the transactions contemplated thereby;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, Parent, Parent Bank, Company, Company Bank and Executive Officer agree as follows:

1.          Executive Officer Support. Executive Officer agrees that for a period of one (1) year following the cessation of his or her service as an officer, consultant or employee of Company, Company Bank, Parent, Parent Bank or any other affiliate of Parent, to use his or her commercially reasonable efforts to refrain from (a) disparaging the goodwill of Parent and Parent Bank and Company and Company Bank and (b) intentionally disparaging the business or banking reputation of Parent or Parent Bank.

2.          Executive Officer Covenants.

(a)          Executive Officer agrees that Executive Officer shall not:

(i)          prior to the Effective Time, recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is, or within the preceding three (3) months was, an employee of Company or Company Bank; provided, however, Executive Officer may assist any person who is or was an employee of Company or Company Bank within the preceding three (3) months seek employment elsewhere if that employee is not being offered employment after the Effective Time on the condition that any such employment not commence until after termination by Company or Company Bank; and

[Officer Name]

(ii)         until the one (1) year anniversary of the later of (A) cessation of the service of Executive Officer as an officer, director, consultant or employee of Parent or Parent Bank, Company, or Company Bank, or any other affiliate of Parent and Company, and (B) the Effective Time, recruit, hire, assist others in recruiting or hiring, any person who is an employee of Parent or Parent Bank at the date of the recruitment or hire or who was an employee of Company or Company Bank within the preceding three (3) months immediately preceding the date of the recruitment or hire; provided, however, that this prohibition shall not apply to general recruitment, solicitations and/or hires through employment agencies or advertisements that are placed in publications of general circulations or trade journals whether on the internet or otherwise.

(b)          Executive Officer agrees that (i) this Agreement is entered into in connection with the conveyance to Parent and Parent Bank of the goodwill of the business of Company and Company Bank; (ii) Executive Officer is receiving valuable consideration in this Agreement and in the Merger pursuant to the Merger Agreement; (iii) the restrictions imposed upon Executive Officer by this Agreement are essential and necessary to ensure that Parent and Parent Bank receive the goodwill of Company and Company Bank; and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Agreement are fair and reasonable.

(c)          Executive Officer agrees, following the date hereof until this Agreement terminates, not to take any action that would make any representation or warranty of Executive Officer contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Executive Officer of his or her obligations under this Agreement.

(d)          Executive Officer agrees to permit Parent and/or Company to publish and disclose in any proxy statement or securities filing, Executive Officer’s identity and ownership of shares of Company’s or Parent’s capital stock and the nature of Executive Officer’s commitments, arrangements and understandings under this Agreement.

(e)          From time to time, at the request of Parent or Parent Bank and without further consideration, Executive Officer shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

3.          Reserved

4.          Termination. Subject to the second sentence of Section 5, this Agreement shall terminate following the end of the nonsolicitation period described in Section 2(a) above, except for liabilities or claims that shall have arisen or accrued on or before such termination.

[Officer Name]

5.          Effective Time. This Agreement shall become effective on the date of execution of this Agreement. If the Merger Agreement is terminated in accordance with its terms, then this Agreement shall become null and void as of the date of the termination of the Merger Agreement and shall be of no further force and effect.

6.          Specific Performance/Injunctive Relief. Executive Officer acknowledges that performance of the terms of this Agreement constitute valuable, special and unique property of Parent and Parent Bank critical to the business of Parent and Parent Bank and that any breach of this Agreement by Executive Officer will give rise to irreparable injury that is not compensable with money damages. Accordingly, Executive Officer agrees that Parent and Parent Bank shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of this Agreement by Executive Officer. Parent, Parent Bank and Executive Officer hereby acknowledge and agree that Parent, Parent Bank, Company and Company Bank will be irreparably damaged if the provisions of this Agreement are not specifically enforced. Such remedies shall not be exclusive and shall be in addition to any other remedy that Parent may have at law or in equity.

7.          Voting Agreement. From the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), Executive Officer agrees that at any shareholder meeting of Company to approve the Merger or any related transaction, or any adjournment or postponement thereof, the Executive Officer shall be present (in person or by proxy) and shall vote (or cause to be voted) all of his or her voting shares of capital stock of Company entitled to vote at such meeting, including all voting shares listed on Attachment A, and all voting shares subsequently acquired by Executive Officer (together, “Owned Shares”): (a) in favor of approval of (i) the Merger Agreement and the transactions contemplated thereby, (ii) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (iii) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement that would impair the ability of Parent or Parent Bank to complete the Merger, the ability of Company and Company Bank to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement; provided, that the foregoing applies solely to Executive Officer in his or her capacity as a shareholder and nothing in this Agreement shall prevent Executive Officer from discharging his or her fiduciary duties with respect to his or her role as an officer or on the board of directors of Company or Company Bank. Executive Officer covenants and agrees that, except for this Agreement, he or she (c) has not entered into, and shall not enter during the Support Period any other voting agreement or voting trust with respect to the Owned Shares and (d) has not granted, and shall not grant during the Support Period a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement.

[Officer Name]

8.          Transfer Restrictions Prior to Merger. The Executive Officer will not, during the Support Period, except in respect of the Merger and receiving the Merger Consideration: (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”), or (b) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable; provided that, Executive Officer may Transfer Owned Shares (i) for estate planning or philanthropic purposes, (ii) by operation of law, by will or pursuant to the laws of descent and distribution, provided that in the case of any action covered by clause (i) or (ii) the transferee shall agree in writing to be bound by the provisions of Sections 7 and 8 of this Agreement.

9.          Extension of Term of Restrictive Covenant. If Executive Officer violates the non-solicitation covenant contained in Section 2(a), and if any action to specifically enforce or enjoin the violation of the covenant contained in Section 2 is pending in a court of competent jurisdiction, then the term of such restrictive covenant will be extended by adding to it the number of days that Executive Officer’s violation continues and the number of days during which such court action is pending only if and when the court grants specific performance or injunctive relief to the party seeking such relief; provided, however, that the maximum aggregate number of days which may be added to the term of the restrictive covenant as a result of the foregoing is 365 days. If there are both a violation and a pending court action, then the number of days that each continues will be added to the term of such restrictive covenants, but days on which both continue will be counted only once.

10.         Executive Officer Representations and Warranties. Executive Officer hereby represents and warrants to Parent and Parent Bank and Company and Company Bank as follows:

(a)          Executive Officer has full legal right and capacity to execute and deliver this Agreement, to perform Executive Officer’s obligations hereunder and to consummate the transactions contemplated hereby.

(b)          This Agreement has been duly executed and delivered by Executive Officer and the execution, delivery and performance of this Agreement by Executive Officer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Executive Officer and no other actions or proceedings on the part of Executive Officer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c)          The execution and delivery of this Agreement by Executive Officer does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Executive Officer to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Executive Officer or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Executive Officer or pursuant to which any of his or her or its affiliates’ respective properties or assets are bound or (iv) violate any other agreement to which Executive Officer or any of its affiliates is a party including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

[Officer Name]

(d)          On the date hereof, the Owned Shares set forth on Attachment A hereto are owned of record or beneficially by Executive Officer in the manner reflected thereon, include all of the owned of record or beneficially by Executive Officer, and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Executive Officer to perform Executive Officer’s obligations hereunder. As of the date hereof Executive Officer has, and at the Company Bank Stockholders Meeting or any other shareholder meeting of Company Bank in connection with the Merger Agreement and the transactions contemplated thereby, Executive Officer (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

(e)          Executive Officer understands and acknowledges that each of Parent, Parent Bank, Company and Company Bank are entering into the Merger Agreement in reliance upon Executive Officer’s execution, delivery and performance of this Agreement.

11.         Assignability. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto.

12.         Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except as otherwise expressly provided herein. This Agreement may be executed in counterparts, each of which, when taken together, shall constitute a single document.

13.         APPLICABLE LAW CHOICE OF VENUE. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED IN THE STATE OF CALIFORNIA, AND THE SUBSTANTIVE LAWS OF CALIFORNIA SHALL GOVERN THE VALIDITY, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT. THE PARTIES CONSENT TO THE VENUE AND JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF CALIFORNIA, IN ANY ACTION BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION (BOTH SUBJECT MATTER AND PERSONAL) OF ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVE (a) ANY OBJECTION ANY PARTY MIGHT NOW OR HEREAFTER HAVE TO THE VENUE IN ANY SUCH COURT, AND (b) ANY CLAIM THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.         Legal Construction. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any provision shall be fully severable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be valid and enforceable.

[Officer Name]

15.         Notice. Unless otherwise provided herein, any and all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or by facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 15. All communications must be in writing and addressed to the Executive Officer at the address on the signature page below and to the other parties hereto as follows:

If to Company or Company Bank:

Coast Bancorp
Coast National Bank
500 Marsh Street
San Luis Obispo, California 93401
Attention:	Anita M. Robinson, President and CEO
Facsimile:	(805) 541-5758
Email:	arobinson@coastnationalbank.com

If to Parent or Parent Bank:

Sierra Bancorp
Bank of the Sierra
86 North Main Street
Porterville, California 93257
Attention:	Kevin McPhaill, President
Facsimile:	(559) 782-4996

16.         Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a continuing waiver of any provision hereof by such party.

[Signature Page Follows]

[Officer Name]

[Signature Page to Executive Officer Voting and Non-Solicitation Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Executive:
Name:
Address:
Parent:	SIERRA BANCORP

By:
	Name:	Kevin J. McPhaill
	Title:	President and Chief Executive Officer
Parent Bank:	BANK OF THE SIERRA

By:
	Name:	Kevin J. McPhaill
	Title:	President and Chief Executive Officer
Company	COAST BANCORP

By:
	Name:	Anita Robinson
	Title:	President and Chief Executive Officer
Company Bank	COAST NATIONAL BANK

By:
	Name:	Anita Robinson
	Title:	President and Chief Executive Officer

[Officer Name]

Attachment A

LISTING OF OWNED SHARES

Executive Officer Name	No. of Shares of Company Bank Common Stock (Executive Officer has sole voting and dispositive power unless otherwise indicated)	No. of Shares of Company Bank Preferred Stock (Executive Officer has sole voting and dispositive power unless otherwise indicated)	Any voting restrictions, liens, claims, security interests or encumbrances on shares owned per Section 10(d)

LISTING OF OPTIONS AND WARRANTS TO PURCHASE COMPANY BANK COMMON STOCK

Options

No. of Shares Issuable upon Exercise of Options	Exercise Price

Warrants

No. of Shares Issuable upon Exercise of Warrants	Exercise Price

EXHIBIT B-1

Executives executing Executive Voting and Non-Solicitation Agreements

Anita Robinson

Paul Cable

Brent Morgan

EXHIBIT C-1

AGREEMENT OF MERGER

This AGREEMENT OF MERGER (this “Merger Agreement”), is made as of ___________ ___, 2016, by and among Sierra Bancorp, a California corporation and registered bank holding company (“Parent”), and Coast Bancorp, a California corporation and registered bank holding company (“Company”).

RECITALS

WHEREAS, Parent and Company are parties to that certain Agreement and Plan of Reorganization and Merger dated as of January 4, 2016 (the “Reorganization Agreement”);

WHEREAS, the respective Boards of Directors of Company and Parent deem it desirable and in the best interests of their respective corporations and shareholders that Company be merged with and into Parent as provided in the Reorganization Agreement, in accordance with this Merger Agreement, pursuant to the laws of the State of California and that Parent be the surviving corporation (the “Surviving Corporation”).

NOW, THEREFORE, Parent and Company hereby agree that Company is to be merged with and into Parent on the following terms and conditions:

AGREEMENT

1.          Merger of Parent and Company. At the Effective Time (as defined in Section 11), Company will be merged with and into Parent in accordance with the relevant provisions of the CGCL. Parent will be the surviving corporation in the Merger (the “Surviving Corporation”) and will continue its corporate existence under the CGCL. At the Effective Time, the separate corporate existence of Company will cease.

2.          Effects of the Merger. The Merger will have the effects set forth in the relevant provisions of the CGCL. The name of the Surviving Corporation will be “Sierra Bancorp”

3.          Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Parent, as in effect immediately before the Effective Time, will be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

4.          Directors and Officers. The directors and officers, respectively, of Parent at the Effective Time will become the directors and officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

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5.          Conversion of Securities.

5.1           Shares of Surviving Corporation. Each issued and outstanding share of Parent Stock issued and outstanding immediately prior the Effective Time shall, remain issued and outstanding and shall be unchanged after the Merger.

5.2           Conversion of Company Stock.

(a)          Company Common Stock. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger, and without any action on the part of any Person, each share of the common stock, no par value of the Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (as defined below), other than any Dissenting Shares shall be converted into the right to receive, at the election of each of the holders of the Coast Common Stock and subject to subject to adjustment and proration as provided in the Reorganization Agreement, the following consideration (the “Merger Consideration”):

(i)          Cash Consideration. A cash payment, without interest, of $_____ (such amount, the “Per Share Cash Consideration”); or

(ii)         Stock Consideration. The right to receive ___ shares of Parent common stock, no par value (“Parent Common Stock”) (such amount, the “Per Share Stock Consideration”).

(b)          No Effect on Stock of Parent. The Merger shall have no effect on the outstanding capital stock of Parent.

(c)          Company Stock Options. Immediately prior to the Effective Time, each Company Stock Option that has not previously been exercised nor subject to a binding indication in writing from the option holder of their intent to exercise prior to the Determination Date (the “Option Exercise Notice Deadline”), whether or not then vested and whether or not then exercisable, shall terminate and be of no further effect and any rights thereunder to purchase shares of Company Common Stock shall also terminate and be of no further force or effect. Each holder of such terminated Company Stock Options that are in-the-money shall be entitled to receive, in lieu of each share of Company Common Stock that would otherwise have been issuable upon exercise thereof, an amount in cash without interest equal to (i) $2.25 minus (ii) the exercise price per share with respect to the corresponding Company Stock Option in question (such amount, the “Option Consideration”).

(d)          Dissenting Shares. Any shares of Company Common Stock held by a person who dissents from the Merger in accordance with the provisions of Chapter 13 of the California General Corporation Law shall be herein called “Dissenting Shares.” Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to applicable law.

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(e)          Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 5.2(e) shall be entitled to receive a cash payment in lieu thereof.

6.          Shareholder Approval. The Reorganization Agreement and the transactions contemplated thereby are to be submitted pursuant to Section 5.1(b) of the Reorganization Agreement to the shareholders of Company at a meeting called to be held as promptly as practicable.

7.          Conditions to Completion of the Merger. Completion of the Merger as provided herein is conditioned upon the satisfaction of the conditions set forth in the Reorganization Agreement, any or all of which may be waived in accordance with the terms and provisions of the Reorganization Agreement.

8.          Termination. Notwithstanding the approval of this Merger Agreement by the shareholders of Parent or Company, this Merger Agreement shall terminate forthwith prior to the Effective Time in the event the Reorganization Agreement is terminated as therein provided. This Merger Agreement may also be terminated by mutual written consent of the parties hereto.

9.          Effect of Termination. If this Merger Agreement is terminated, liability by reason of this Merger Agreement or the termination thereof on the part of any of Parent, Company or the directors, officers, employees, agents or shareholders of any of them is to be determined pursuant to the Reorganization Agreement.

10.         Waiver; Amendment. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the shareholders of Company by the party that is entitled to the benefits thereof. This Merger Agreement may be amended at any time before the Effective Time, whether before or after action thereon by the shareholders of Company, by Parent and Company; provided, however, that in no event may any amendment hereto be made after action by the shareholders of Company that affects the value of the consideration to be received by the shareholders of Company specified in Section 5.2 of this Merger Agreement or that materially and adversely affects the rights of Company’s shareholders hereunder without the requisite approval of such shareholders. Any waiver or amendment must be in writing.

11.         Effective Time. The Merger will become effective at such time as this Merger Agreement and the appropriate Officers’ Certificates (the “Merger Filing”) are duly filed with the Secretary of State of the State of California, or at such subsequent date or time as Parent and Company agree and specify in the Merger Filing, such time being referred to as the “Effective Time.”

12.         Multiple Counterparts. For the convenience of the parties hereto, this Merger Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement is sufficient to bind the party or parties whose signature(s) appear thereon.

C-1-3

13.         Governing Law. THIS MERGER AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS MERGER AGREEMENT WILL LIE IN TULARE COUNTY, CALIFORNIA.

14.         Further Assurances. The parties agree that they will, at any time and from time to time after the Effective Time, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully complete the transactions contemplated hereby in accordance with this Merger Agreement or to carry out and perform any undertaking made by the parties hereunder.

15.         Severability.  If any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Merger Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Merger Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement; and (c) there will be added automatically as a part of this Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

16.         Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Merger Agreement were not performed according to its terms or otherwise were materially breached. Each of the parties agrees that, without the necessity of proving actual damages or posting bond or other security, the other party is entitled to injunctive relief to prevent breach of performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled.

17.         Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Merger Agreement. All articles and sections referred to herein are articles and sections, respectively, of this Merger Agreement. Each use herein of the masculine, neuter or feminine gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. Any and all documents or instruments referred to herein are incorporated herein by reference hereto as though fully set forth herein verbatim. If there is any conflict between the terms of this Merger Agreement and the terms of the Reorganization Agreement, the terms of the Reorganization Agreement are to control.

C-1-4

18.         Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Merger Agreement are binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Merger Agreement, or any provision herein contained, it being the intent of the parties hereto that this Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Merger Agreement and for the benefit of no other person, except as expressly provided for herein. Nothing in this Merger Agreement will act to relieve or discharge the obligation or liability of any third party to any party to this Merger Agreement, nor will any provision give any third party any right of subrogation or action over or against any party to this Merger Agreement, except as expressly provided for herein. No party to this Merger Agreement will assign this Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Except as provided for in the preceding sentence, any assignment made or attempted in violation of this Section is void and of no effect.

[Signature page to follow]

C-1-5

IN WITNESS WHEREOF, Parent and Company have caused this Merger Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

SIERRA BANCORP	COAST BANCORP

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

C-1-6

EXHIBIT C-2

AGREEMENT OF MERGER

OF

COAST NATIONAL BANK

AND

BANK OF THE SIERRA

Agreement of Merger, dated as of ____________, 2016 by and between Bank of the Sierra (the “Acquiror Bank”“) and Coast National Bank (the “Bank”).

WITNESSETH

WHEREAS, the Bank is a national banking association and a wholly-owned subsidiary of Coast Bancorp, a California corporation (the “Company”); and

WHEREAS, the Acquiror Bank is a California chartered bank and a wholly-owned subsidiary of Sierra Bancorp, a California corporation (“Sierra”); and

WHEREAS, Sierra and the Company have entered into an Agreement and Plan of Reorganization and Merger, dated as of January 4, 2016 (the “Agreement”), pursuant to which the Company will merge with and into Sierra (the “Parent Merger”); and

WHEREAS, the Boards of Directors of the Bank and the Acquiror Bank have approved, and deemed it advisable to consummate the merger provided for herein in which the Bank would merge with and into the Acquiror Bank on the terms and conditions herein provided immediately following the Effective Time of the Parent Merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements in the Agreement and herein contained, the parties hereto, intending to be legally bound hereby, agree as follows

1.          Effective Time. The Merger shall become effective at 6 02 p.m. Pacific Standard Time on the date that the Agreement of Merger is filed with the California Department of Business Oversight (the “Effective Time”).

2.          Articles of Incorporation; Bylaws. The Articles of Incorporation and the Bylaws of the Acquiror Bank as in effect immediately prior to the effective time of the Merger shall be those of the Surviving Bank, until altered amended or repealed in accordance with their terms and applicable law.

C-2-1

3.          Name; Offices. The name of the Surviving Bank shall be “Bank of the Sierra”. The main office of the Surviving Bank shall be the main office of the Acquiror Bank immediately prior to the Effective Time. All branch offices. of the Bank and the Acquiror Bank which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by the Bank or the Acquiror Bank and applicable regulatory authorities.

4.          Directors and Executive Officers. Upon consummation of the Merger, until changed in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank, the directors of the Surviving Bank shall consist of those persons who arc the directors of the Acquiror Bank immediately prior to the Effective Time. The directors of the Surviving Bank shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank .

5.          Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the General Corporation Law of the State of California. Without limiting the generality of the foregoing and subject thereto, at the Effective Time:

a.           all right, franchises and interests of the Bank in and to every type of property (real, personal and mixed), tangible and intangible, and chooses in action, shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer. and the Surviving Bank without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests. including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar, of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interest were held or enjoyed by the Bank immediately prior to the Effective Time; and

b.           the Surviving Bank shall be liable for all liabilities of the Bank, fixed or contingent, including all deposits, accounts, debts,· obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of the Bank shalt be preserved unimpaired; after the Effective Time, the Surviving Bank will continue to issue accounts on the same basis as immediately prior to the Effective Time.

6.          Effect on Shares of Stock. At the Effective Time:

a.           Each share of Acquiror Bank common stock issued and outstanding immediately prior to the Effective Time, shall be unchanged and shall remain issued and outstanding.

b.           Each share of Bank common stock issued and outstanding prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled without consideration. Any shares of Bank common stock held in the treasury of the Bank immediately prior to the Effective Time shall be retired and canceled.

C-2-2

7.          Additional Actions. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances, or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of the Bank acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement of Merger, the Bank and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper·deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement of Merger; and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Bank or otherwise to take· any and all such action.

8.          Governing Law. This Agreement of Merger shall be governed in all respects, including. but not limited to, validity, interpretation, effect and performance, by the laws of the state of California.

9.          Amendment. Subject· to applicable law. this Agreement· of Merger may be amended. modified or supplemented only by written. agreement of the Acquiror Bank and the Bank at any time prior to the Effective Time.

10.         Waiver. Any of the terms or conditions of this Agreement of Merger may be waived at any time prior to the Effective Time by whichever of the parties hereto is, ·or the shareholders of which are, entitled to the benefit thereof y action taken by the Board of Directors of such waiving party.

11.         Assignment. This Agreement of Merger may not be assigned by any party hereto without the prior written consent of the other party.

12.         Termination. This Agreement of Merger shall terminate upon the termination of· the Agreement in accordance with its terms. This Agreement of Merger may also be terminated at any time prior to the Effective Time by an instrument executed by the Acquiror Bank and the Bank. ·

13.         Procurement of Approvals. The Acquiror Bank and the Bank shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary. proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement of Merger, subject to and in accordance with the applicable provisions of the Agreement, including without limitation the preparation and submission of such application; or other filings for approval of the Merger to the Department of Business Oversight, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation as may be required by applicable laws and regulations.

14.         Conditions Precedent. The obligations of the parties under this Agreement of Merger shall be subject to (i) receipt of approval of the Merger from all governmental and banking authorities whose approval is required; (ii) receipt of any necessary regulatory approval to operate the main office and the branch offices of the Bank as offices of the Surviving Bank; and (iii) the consummation of the Parent Merger pursuant to the Agreement on or before the Effective Time.

C-2-3

15.         Entire Agreement. Except as otherwise set forth in this Agreement of Merger and the Agreement, this Agreement of Merger (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral; among the parties with respect to the subject matter.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

C-2-4

IN WITNESS WHEREOF, each of the Acquiror Bank and the Bank has caused this Agreement of Merger to be executed on its behalf by its duly authorized officers.

BANK OF THE SIERRA

By:
President or any Vice-President
By:
Secretary or Assistant Secretary

COAST NATIONAL BANK

By:
President or any Vice-President
By:
Secretary or Assistant Secretary

C-2-5

EXHIBIT D

OPTION HOLDER AGREEMENT

__________________, 2016

Coast Bancorp

500 Marsh Street

San Luis Obispo, CA 93401

Re:	Options to Purchase Stock

Ladies/Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger ("Merger Agreement") dated January 4, 2016 by and between Sierra Bancorp ("Sierra") and Coast Bancorp ("Company") pursuant to which the Company will be merged with and into Sierra ("Merger") and the separate corporate existence of the Company shall cease.

I previously have been granted options to acquire shares of Company Common Stock, pursuant to one or more stock option agreements (the “Option Agreements”) between Company and me, each of every one of which are listed on the attachment to this letter. With respect to the number of shares of Company Common Stock for which I have unexercised options under the Option Agreements to purchase such shares, which number of shares is set forth below my signature (the “Covered Options”), I acknowledge and agree that immediately prior to consummation of the Merger described above (the “Effective Time”), my Covered Options shall be terminated with no further action necessary on my part.

In consideration therefor, I shall receive, in lieu of the Covered Options and any and all shares of Company Common Stock that otherwise would have been issuable upon exercise of the Covered Options, an amount in cash without interest equal to (i) $2.25 minus (ii) the exercise price per share with respect to the Covered Option in question (such amount, the "Option Termination Consideration"). If the Termination Consideration determined for any Covered Option is less than zero, such Covered Option shall be cancelled without payment of any Termination Consideration. I acknowledge that the Option Termination Consideration to be received by me pursuant to this letter agreement, and the agreement of Sierra and Coast to complete the Merger, are adequate consideration for my agreement to the terms and conditions of this letter agreement, including, without limitation, the cancelation of the Option Agreements and the Covered Options and the release set forth below.

I hereby agree not to exercise any of my Covered Options before the Effective Time. I further agree (a) to accept the Option Termination Consideration for all of my Covered Options in full satisfaction of all my rights under the Covered Options, and (b) that, without limitation, subject to receipt of the Option Termination Consideration for the Covered Options, such Covered Options and the Option Agreements will be cancelled and will terminate at the Effective Time.

D-1

I acknowledge that receipt of the Option Termination Consideration is subject to the satisfaction or fulfillment or waiver of the conditions of Closing contained in the Merger Agreement, and that the Company may collect in cash (and timely pay) all applicable withholding and payroll taxes with respect to such options and shall comply with all payroll reporting requirements with respect thereto.

Upon receipt of any Option Termination Consideration or the cancellation of my Covered Options, I hereby release Company, Sierra and their respective subsidiaries, boards of directors, agents, attorneys, stockholders, successors and assigns from any and all obligations to me relating to the Covered Options and the Option Agreements. With respect to this release, I expressly waive and relinquish all rights and benefits afforded me by Section 1542 of the Civil Code of California and do so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of California states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, I expressly acknowledge that this release is intended to include in its effect, without limitation, all claims relating to the Covered Options and the Option Agreements that I do not now know or suspect to exist, and that this letter contemplates the extinguishment of any such claim or claims. I further agree to take such additional actions and deliver such additional documents and certificates as may be reasonably requested by Company and/or Sierra to effect the transactions described in this Agreement.

In the event the Merger Agreement is terminated by Company or Sierra in accordance with its terms, this letter agreement shall automatically terminate and none of the parties hereto shall have any further liability or obligation to the other(s) with respect to the subject matter hereof in connection with the Covered Options.

Very truly yours,

Signature

Name of Option Holder

Shares subject to Covered Options

D-2

Agreed and Acknowledged:

COAST BANCORP

By:
Anita M. Robinson, President

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List of Option Agreements

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Appendix B

Chapter 13 of the California Corporations Code

1300. Right to Require Purchase—“Dissenting Shares” and “Dissenting Shareholders” Defined.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares to which all of the following apply:

(1) That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B).

(2) That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

1301. Demand for Purchase.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

1302. Endorsement of Shares.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304. Dissenter’s Action to Enforce Payment

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

Appendix C

January 4, 2016

Board of Directors

Coast Bancorp

500 Marsh Street

San Luis Obispo, California 93401

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of Coast Bancorp, San Luis Obispo, California (“Coast”) of the consideration (the “Merger Consideration”) to be received by Coast in the merger (the “Merger”) of Coast with and into Sierra Bancorp, Porterville, California (“Sierra”) pursuant to the Agreement and Plan of Reorganization and Merger by and between Sierra and Coast (the “Agreement”).

Pursuant to the terms of the Agreement, Aggregate Merger Consideration equals the sum of the Aggregate Cash Consideration and the Aggregate Stock Consideration multiplied by the Parent Average Closing Price. Aggregate Cash Consideration means $3,176,371, minus the Price Adjustment (if any) and Aggregate Stock Consideration means 581,753 shares of Parent Common Stock. All capitalized items used in this letter shall have the meanings ascribed to them in the Agreement. The terms of the Merger are more fully set forth in the Agreement.

For purposes of this opinion and in connection with our review of the proposed transaction, we have, among other things:

1.	Reviewed the terms of the draft of the Agreement dated November 25, 2015;

2.	Reviewed certain publicly available financial statements, both audited (where available) and un-audited, and related financial information of Coast and Sierra, including those included in their respective annual reports for the past two years and their respective quarterly reports for the past two years;

Vining Sparks Community Bank Advisory Group

1601 W. 38th Street • Suite 207 • Austin, Texas 78731

(512) 495-9890 • Fax (512) 495-9894

Member FINRA/SIPC

Board of Directors

Coast Bancorp

January 4, 2016

3.	Reviewed certain internal financial information and financial forecasts relating to the business, earnings, cash flows, assets and prospects of each company furnished to us by Coast and Sierra management;

4.	Held discussions with members of executive and senior management of Coast and Sierra concerning the past and current results of operations of Coast and Sierra, their respective current financial condition and managements’ opinion of their respective future prospects;

5.	Reviewed the financial terms of merger and acquisition transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that we deemed to be relevant; and

6.	Reviewed such other information, financial studies, analyses and investigations, as we considered appropriate under the circumstances.

In giving our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to us by Coast and Sierra, and their respective representatives, and of the publicly available information that was reviewed by us. We are not experts in the evaluation of allowances for loan losses and have not independently verified such allowances. We assumed that the aggregate allowance for loan losses set forth in the financial statements of Sierra and Coast is adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We were not retained to and we did not conduct a physical inspection of any of the properties or facilities of Coast or Sierra, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of Coast or Sierra, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, it is important to understand that although subsequent developments may affect its opinion, we do not have any obligation to further update, revise, or reaffirm our opinion. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated. No opinion is expressed as to whether any alternative transaction might be more favorable to holders of Coast’s common stock than the Merger.

Vining Sparks IBG, L.P. (“Vining Sparks”), as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers and acquisitions and valuations for other purposes. In rendering this fairness opinion, we have acted on behalf of the Board of Directors of Coast and will receive a fee for our services, which is payable upon delivery of this opinion.

Board of Directors

Coast Bancorp

January 4, 2016

Vining Sparks’ opinion as expressed herein is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Coast common stock in the Merger and does not address Coast’s underlying business decision to proceed with the Merger. We have been retained on behalf of the Board of Directors of Coast, and our opinion does not constitute a recommendation to any director of Coast as to how such director should vote with respect to the Agreement. In rendering this opinion, we express no opinions with respect to the amount or nature of any compensation to any officers, directors, or employees of Coast or Sierra, or any class of such persons relative to the consideration to be received by the holders of the common stock of Coast in the transaction or with respect to the fairness of any such compensation.

In the two years prior to the issuance of this opinion, Vining Sparks engaged in securities and loan sales and trading activity with Coast and/or its subsidiary bank for which Vining Sparks was paid commissions or other fees, which may include mark-ups on the purchase or sale of loans and securities. In the two years prior to the issuance of this opinion, Vining Sparks has not had a material relationship with Sierra where compensation was received or that we contemplate will be received after closing of the transaction.

Except as hereinafter provided, this opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time, to any third party or in any manner or for any purpose whatsoever without our prior written consent, which consent will not be unreasonably withheld, based upon review by us of the content of any such public reference, which shall be satisfactory to us in our reasonable judgment. This letter is addressed and directed to the Board of Directors of Coast in your consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. This opinion was approved by the fairness opinion committee of Vining Sparks.

Board of Directors

Coast Bancorp

January 4, 2016

Subject to the foregoing and based on our experience as investment bankers, our activities as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration to be received by the holders of Coast common stock is fair, from a financial point of view.

Sincerely, s/s Vining Sparks IBG, L.P. Vining Sparks IBG, L.P.